    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1995
                                            REGISTRATION STATEMENT NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

           DELAWARE                         4832                        59-3212788
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                             ---------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (407) 659-4122
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                           ANTHONY L. MORRISON, ESQ.
                 SECRETARY, VICE PRESIDENT AND GENERAL COUNSEL
                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                                 (407) 659-4122
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    COPY TO:
                           MICHAEL L. JAMIESON, ESQ.
                                HOLLAND & KNIGHT
                       400 NORTH ASHLEY DRIVE, SUITE 2300
                              TAMPA, FLORIDA 33602
                                 (813) 227-8500
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
                                      AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
   TITLE OF EACH CLASS OF              TO BE        OFFERING PRICE     OFFERING      REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED     PER SECURITY(1)     PRICE(1)          FEE
---------------------------------------------------------------------------------------------------
11 5/8% Senior Subordinated
  Notes due 2002.............      $230,000,000          100%        $230,000,000      $79,311
---------------------------------------------------------------------------------------------------
Guarantees of Senior Subordi-
  nated Note due 2002........           --                --              --            --(2)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 solely for the purposes of calculating the registration fee.
(2) Pursuant to Rule 457 (n) no registration fee is payable with respect to the Guarantees.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                              STATE OR          PRIMARY
                                                                                OTHER           STANDARD          I.R.S.
                                                                           JURISDICTION OF     INDUSTRIAL        EMPLOYER
                                                                           INCORPORATION/    CLASSIFICATION   IDENTIFICATION
                                  NAME                                      ORGANIZATION         NUMBER           NUMBER
-------------------------------------------------------------------------  ---------------   --------------   --------------
PAXSON COMMUNICATIONS OF FLORIDA, INC....................................       Florida          4832.1       59-3212231
PAXSON COMMUNICATIONS LP, INC............................................       Florida          4832.1       59-3212236
PAXSON COMMUNICATIONS MANAGEMENT COMPANY.................................       Florida          4832.1       59-3212233
PAXSON COMMUNICATIONS MARKETING, INC.....................................       Florida          4832.1       59-3212234
PAXSON COMMUNICATIONS NETWORKS, INC......................................       Florida          4832.1       59-3212235
EXCEL MARKETING ENTERPRISES, INC.........................................       Florida          7313         59-2907133
PAXSON OUTDOOR, INC......................................................       Florida          7312         59-3202387
PAXSON NETWORKS, INC.....................................................       Florida          4832.1       59-3212238
PAXSON COMMUNICATIONS TELEVISION, INC....................................       Florida          4832.1       59-3283729
PAXSON BROADCASTING OF JACKSONVILLE, LIMITED
  PARTNERSHIP............................................................       Florida          4832         59-3075827
PAXSON BROADCASTING OF MIAMI, LIMITED PARTNERSHIP........................       Florida          4832         59-3095656
PAXSON BROADCASTING OF ORLANDO, LIMITED PARTNERSHIP......................       Florida          4832         59-3095659
PAXSON BROADCASTING OF TAMPA, LIMITED PARTNERSHIP........................       Florida          4832         59-3075825
PAXSON TAMPA LICENSE LIMITED PARTNERSHIP.................................       Florida          4832         59-3291861
PAXSON JACKSONVILLE LICENSE LIMITED PARTNERSHIP..........................       Florida          4832         59-3291869
PAXSON MIAMI LICENSE LIMITED PARTNERSHIP.................................       Florida          4832         59-3291871
PAXSON ORLANDO LICENSE LIMITED PARTNERSHIP...............................       Florida          4832         59-3291865
PAXSON COMMUNICATIONS OF ATLANTA-14, INC.................................       Florida          4833         59-3235962
PAXSON ATLANTA LICENSE, INC..............................................       Florida          4833         59-3291854
PAXSON COMMUNICATIONS OF BOSTON-60, INC..................................       Florida          4833         59-3283737
PAXSON BOSTON LICENSE, INC...............................................       Florida          4833         59-3283741
PAXSON COMMUNICATIONS OF DALLAS-68, INC..................................       Florida          4833         59-3283742
PAXSON DALLAS LICENSE, INC...............................................       Florida          4833         59-3283743
PAXSON COMMUNICATIONS OF NEW LONDON-26, INC..............................       Florida          4833         59-3283739
PAXSON NEW LONDON LICENSE, INC...........................................       Florida          4833         59-3283736
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC............................       Florida          4833         59-3283731
PAXSON PHILADELPHIA LICENSE, INC.........................................       Florida          4833         59-3283730
PAXSON COMMUNICATIONS OF MIAMI-35, INC...................................       Florida          4833         65-0471066
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC................................       Florida          4833         59-3283735
PAXSON SAN JOSE LICENSE, INC.............................................       Florida          4833         59-3283733
PAXSON COMMUNICATIONS OF TAMPA-66, INC...................................       Florida          4833         59-3227558
PAXSON COMMUNICATIONS OF WEST PALM BEACH-25, INC.........................       Florida          4833         59-3236008
PAXSON WEST PALM BEACH LICENSE, INC......................................       Florida          4833         59-3291836
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.............................       Florida          4833         59-3295991
PAXSON LOS ANGELES LICENSE, INC..........................................       Florida          4833         59-3295992
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.............................       Florida          4833         59-3295983
PAXSON COMMUNICATIONS OF ST. LOUIS, INC..................................       Florida          4833               *
PAXSON MINNEAPOLIS LICENSE, INC..........................................       Florida          4833         59-3295988
PAXSON COMMUNICATIONS OF COOKEVILLE, INC.................................       Florida          4833         62-1593701
PAXSON COOKEVILLE LICENSE, INC...........................................       Florida          4833               *
PAXSON COMMUNICATIONS OF FT. PIERCE-34, INC..............................       Florida          4833         65-0587768
PAXSON COMMUNICATIONS OF ORLANDO-56, INC.................................       Florida          4833         59-3297996
PAXSON COMMUNICATIONS OF HOUSTON-49, INC.................................       Florida          4833         76-0461679
PAXSON HOUSTON LICENSE, INC..............................................       Florida          4833         76-0461475
INFOMALL TV NETWORK, INC.................................................      Delaware          4833         59-3298735
PAXSON ST. LOUIS LICENSE, INC............................................       Florida          4833               *
INFOMALL CABLE NETWORK, INC..............................................      Delaware          4841         59-3319718
PAXSON COMMUNICATIONS OF CLEVELAND-67, INC...............................       Florida          4833         59-3319725
PAXSON COMMUNICATIONS OF WASHINGTON-60, INC..............................       Florida          4833         59-3319720
PAXSON WASHINGTON LICENSE, INC...........................................       Florida          4833         59-3319719
PAXSON COMMUNICATIONS OF PHOENIX-13, INC.................................       Florida          4833               *
PAXSON PHOENIX LICENSE, INC..............................................       Florida          4833               *
INFOMALL LOS ANGELES, INC................................................       Florida          4833               *
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC...............................       Florida          4833               *
PAXSON COMMUNICATIONS OF DENVER-59, INC..................................       Florida          4833         59-650603895
PAXSON COMMUNICATIONS OF NEW YORK-43, INC................................       Florida          4833               *
PAXSON NEW YORK LICENSE, INC.............................................       Florida          4833               *
PAXSON COMMUNICATIONS OF AKRON-23, INC...................................       Florida          4833               *
PAXSON AKRON LICENSE, INC................................................       Florida          4833               *
PAXSON COMMUNICATIONS OF DAYTON-26, INC..................................       Florida          4833         59-311446001

---------------
* Applied for.

                       PAXSON COMMUNICATIONS CORPORATION

                                      AND

                             ADDITIONAL REGISTRANTS
                             ---------------------

    CROSS REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM S-4

                  FORM S-4 ITEM NUMBER AND CAPTION
      ---------------------------------------------------------
  1.  Forepart of the Registration Statement and Outside Front
      Cover Page of Prospectus.................................  Forepart of the Registration
                                                                 Statement and Outside Front
                                                                 Cover Page
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus...............................................  Inside Front Cover Page;
                                                                 Available Information;
                                                                 Outside Back Cover Page
  3.  Risk Factors, Ratio of Earnings to Fixed Charges and
      Other Information........................................  Prospectus Summary; Risk
                                                                 Factors; The Company's
                                                                 Selected Historical and Pro
                                                                 Forma Financial Data
  4.  Terms of the Transaction.................................  Prospectus Summary; The
                                                                 Exchange Offer; Description
                                                                 of the Notes; Certain Federal
                                                                 Income Tax Considerations
  5.  Pro Forma Financial Information..........................  Selected Historical and Pro
                                                                 Forma Financial Data
  6.  Material Contracts With the Company Being Acquired.......  N/A
  7.  Additional Information Required for Reoffering by Persons
      and Parties Deemed to be Underwriters....................  Plan of Distribution
  8.  Interests of Named Experts and Counsel...................  Legal Opinions; Experts
  9.  Disclosure of Commission Position on Indemnification of
      Securities Act Liabilities...............................  N/A
 10.  Information with Respect to S-3 Registrants..............  N/A
 11.  Incorporation of Certain Information by Reference........  N/A
 12.  Information with Respect to S-2 or S-3 Registrant........  N/A
 13.  Incorporation of Certain Information by Reference........  N/A

                  FORM S-4 ITEM NUMBER AND CAPTION
      ---------------------------------------------------------
 14.  Information with Respect to Registrants other than S-3 or
      S-2 Registrants..........................................  Outside Front Cover Page;
                                                                 Available Information;
                                                                 Prospectus Summary; Risk
                                                                 Factors; The Company;
                                                                 Capitalization; Pro Forma
                                                                 Financial Information;
                                                                 Selected Historical and Pro
                                                                 Forma Financial Data;
                                                                 Management's Discussion and
                                                                 Analysis of Financial
                                                                 Condition and Results of
                                                                 Operations; Business;
                                                                 Management; Certain
                                                                 Transactions
 15.  Information with Respect to S-3 Companies................  N/A
 16.  Information with Respect to S-2 or S-3 Companies.........  N/A
 17.  Information with Respect to Companies Other than S-2 or
      S-3 Companies............................................  N/A
 18.  Information if Proxies, Consents or Authorizations are to
      be Solicited.............................................  N/A
 19.  Information if Proxies, Consents or Authorizations are
      not to be Solicited, or in an Exchange Offer.............  Prospectus Summary;
                                                                 Management; Certain
                                                                 Transactions

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION DATED OCTOBER      , 1995
PROSPECTUS

                       PAXSON COMMUNICATIONS CORPORATION
       OFFER TO EXCHANGE ITS 11 5/8% SENIOR SUBORDINATED NOTES DUE 2002, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS
             OUTSTANDING 11 5/8% SENIOR SUBORDINATED NOTES DUE 2002

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME
                ON                      , 1995, UNLESS EXTENDED
                             ---------------------

    Paxson Communications Corporation, a Delaware corporation (the "Company"), hereby offers to exchange (the "Exchange Offer") up to $230,000,000 in aggregate principal amount of the Company's new 11 5/8% Senior Subordinated Notes due 2002 (the "New Notes"), for $230,000,000 in aggregate principal amount of the Company's outstanding 11 5/8% Senior Subordinated Notes due 2002 (the "Original Notes"). The Original Notes and the New Notes are sometimes referred to herein collectively as the "Notes."

    The terms of the New Notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that the New Notes will be freely transferable by holders thereof (other than as provided in the next paragraph) and issued free of any covenant restricting transfer absent registration. The New Notes will evidence the same debt as the Original Notes and contain terms which are substantially identical to the terms of the Original Notes for which they are to be exchanged. For a complete description of the terms of the New Notes, see "Description of the Notes". There will be no cash proceeds to the Company from the Exchange Offer.

    The Original Notes were sold on September 28, 1995, in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption provided in the Securities Act. Accordingly, the Original Notes may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. The New Notes are being offered to satisfy the obligations of the Company under the Registration Rights Agreement relating to the Original Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." Each holder receiving New Notes, other than a broker-dealer, will represent that the holder is not engaging in or intending to engage in a distribution of such New Notes. New Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold or otherwise transferred by the holders thereof (other than any holder that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Such New Notes. The Letter of Transmittal states that by acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution." Broker-dealers may use this Prospectus, as amended or supplemented, in connection with resales of the New Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market making activities or other such trading.

    The Notes constitute securities for which there is no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. The Company intends, to the extent practicable, to list the New Notes on a securities exchange. To the extent that any original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Original Notes or the New Notes.

    The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer will
expire at 5:00 P.M., New York time, on              , 1995, unless extended (the
"Expiration Date"). The date of acceptance for exchange of the Original Notes will be the first business day following the Expiration Date. Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, otherwise, such tenders are irrevocable. The Company will pay all expenses incident to the Exchange Offer.

    Interest on the New Notes shall accrue from the last April 1 or October 1 (an "Interest Payment Date") on which interest was paid on the Original Notes so surrendered, or, if no interest has been paid on such original Notes, from September 28, 1995. If a Change of Control (as defined under "Description of the Notes -- Certain Definitions") occurs, there can be no assurance that the Company will have, or will have access to, sufficient funds to enable it to repurchase the Notes. See "Description of the Notes -- Change of Control Offer."

    HOLDERS OF ORIGINAL NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS."
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE
                             ---------------------

              THE DATE OF THIS PROSPECTUS IS               , 1995

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     The terms "EBITDA," "broadcast cash flow" and "Adjusted EBITDA" are referred to in various places in this Prospectus. EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle, (ii) benefit (provision) for income taxes, (iii) other income (expenses), net, (iv) interest expense, net, (v) depreciation and amortization, (vi) option plan compensation, and (vii) non-recurring items including terminated operations; less scheduled broadcast rights payments. Broadcast cash flow is defined as income (loss) from operations plus non-cash expenses and non-broadcasting operating results, less scheduled broadcast rights payments and non-cash revenues. Although EBITDA and broadcast cash flow are not measures of performance under generally accepted accounting principles ("GAAP"), the terms are widely used in the broadcast industry as a measure of a broadcasting company's ability to service or incur debt. Neither EBITDA nor broadcast cash flow should be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. "Adjusted EBITDA" is defined as EBITDA for the period less (i) operating profit for the Infomall TV Network segment for such period plus (ii) four times such segment's operating profit for the most recently completed quarter prior to the measuring date and thus annualizes certain aspects of the Company's operating results. Adjusted EBITDA is not a measure of performance under GAAP and should not be considered in isolation. It is being shown to provide an understanding of calculations required under certain covenants contained in the indenture governing the Notes.

     The term "time brokerage agreement" (also known in the broadcast industry as a "local marketing agreement"), generally refers to an agreement under which a radio or television programmer agrees to purchase from a broadcast station licensee substantially all of the broadcast time on a station, provides programming and sells advertising during the purchased time, receives all the revenue derived from advertising, pays the expenses, and performs other functions, with the licensee retaining responsibility for ultimate control of the station in accordance with FCC policies. Time brokerage agreements are more fully described in "Business -- Federal Regulation of Broadcasting." The term "joint sales agreement" refers to an agreement under which a broadcast station agrees to provide the sales and marketing services for another broadcast station while the owner of such broadcast station provides the programming for such other broadcast station.

     Unless otherwise indicated herein, all markets, audience ratings and audience rankings have been derived for the indicated radio station or group of radio stations from surveys of the indicated demographic group listening Monday-Sunday, 6:00 a.m. to 12:00 midnight, as reported by Arbitron, Radio Market Report, The Arbitron Company ("Arbitron"). Unless otherwise indicated, audience share data is expressed as the "local" average quarter-hour share for each indicated radio station. A radio station's "local" audience share is derived by comparing the radio station's average quarter-hour share to the total average quarter-hour share for all radio stations listed as inside the Metro Survey Area by Arbitron. Average quarter-hour share is a percentage of the estimated number of persons who listen to a given radio station for a minimum of five minutes within a quarter-hour compared to the total number of persons who listen to radio in the market within such quarter-hour. The most recent Arbitron survey utilized in this Prospectus is Summer 1995.

     Market radio advertising revenue, revenue share data and revenue rankings for radio stations have been obtained from Miller, Kaplan Market Revenue Report, a monthly publication of Miller, Kaplan, Arase & Co., Certified Public Accountants ("Miller Kaplan"); provided, however, that market radio advertising revenue, revenue sharing data, and revenue rankings for the Company's radio stations in the Cookeville, Tennessee area have been estimated by the Company without the benefit of any independent investigation or confirmation, as no published data on that survey area is available from Miller Kaplan. Arbitron and Miller Kaplan both compile their audience share, revenue share, revenue ranking and other statistical data under procedures and methodologies that are described, and that have the limitations provided, in their respective reports or guides. All such information provided herein is subject to those limitations. This Prospectus reflects the most recent published data from Arbitron and Miller Kaplan unless otherwise indicated. The Company does not assume responsibility for the accuracy or completeness of such published data.

     All television station audience rating data in this Prospectus has been obtained from the Nielsen Station Index Viewers and Profile for May 1995. All market rank and television household data has been obtained from U.S. Television Household Estimates for January 1995, as prepared by A.C. Nielsen Co. ("Nielsen") for each designated market area ("DMA"). In addition, revenue data for the West Palm Beach television market has been obtained from the local office of Ernst & Young LLP. The Company does not assume responsibility for the accuracy or completeness of such published data.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 with respect to the New Notes being offered hereby (including all exhibits and amendments thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements made in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and where applicable reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified by such reference.

     The Company is currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Commission. Such reports, the Registration Statement and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Furthermore, so long as the Notes are outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company has agreed to (i) file with the Commission to the extent permitted, and distribute to holders of the Notes, reports, information and documents specified in Section 13 and 15(d) of the Exchange Act and (ii) make available, upon request, to any holder of the Notes, the information required pursuant to Rule 144A(d)(4) under the Exchange Act. Any such request should be directed to the Secretary of the Company at 601 Clearwater Park Road, West Palm Beach, FL 33401 (telephone number: (407) 659-4122).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus. Except as otherwise indicated by the context, references in this Prospectus to the "Company" include Paxson Communications Corporation and its direct and indirect wholly-owned subsidiaries. Capitalized terms used without definition in the following summary are defined elsewhere in this Prospectus.

                                  THE COMPANY

     Paxson Communications Corporation ("Paxson Communications" or the "Company") is a publicly-held, diversified media company that operates in the radio broadcasting, radio network and network-affiliated television broadcasting businesses. In addition, in January 1995, the Company introduced its Infomall TV Network ("IN TV"), a national network of owned, operated and affiliated television stations dedicated to infomercial programming. The Company was founded in 1991 by Lowell W. "Bud" Paxson, the creator, co-founder and president emeritus of Home Shopping Network, Inc. The Company's principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401 and its telephone number is (407) 659-4122.

RADIO BROADCASTING AND NETWORKS

     Paxson Communications owns and operates 18 radio stations (9 FM and 9 AM stations), with more radio stations in Florida than any other broadcaster. The Company operates FM and AM duopolies serving Florida's four most populous cities (Miami, Tampa, Orlando and Jacksonville) as well as an AM/FM combination in Cookeville, Tennessee. The Company also has joint sales agreements with an FM station in Jacksonville and an AM station in Miami. The Company's radio stations employ broadly diversified programming formats, including News, Talk, Sports, Country, Soft Adult Contemporary, Smooth Jazz, Album Oriented Rock, Modern Rock and Alternative Rock. The Company also operates eight radio networks, primarily in the southeastern United States, that provide daily statewide news segments, sports programming, and satellite distribution of play-by-play broadcasts of professional and collegiate sports teams to more than 400 affiliated radio stations. In addition, the Company controls 65 billboard locations in the Tampa and Orlando markets that support the Company's radio station operations. The Company's radio stations, radio networks and billboard properties are collectively referred to herein as "Paxson Radio."

     The Company's radio broadcasting strategy is to improve the operating results of its existing and newly acquired stations by employing the extensive operating experience of the Company's management team. The Company believes that the geographic proximity of its FM and AM duopolies throughout Florida permits it to realize synergistic revenue opportunities and significant cost efficiencies. The Company paid an aggregate purchase price of approximately $65.1 million for its 16 Florida radio stations. The Company believes that its radio properties are well positioned in attractive markets, and the Company hopes to continue to improve cash flow through the integration of recent duopoly acquisitions and enhanced station performance.

NETWORK-AFFILIATED TELEVISION

     Paxson Communications owns and operates an ABC-TV affiliate, WPBF-TV, in the West Palm Beach market. In August 1995, the Company entered into a time brokerage agreement under which it provides programming and markets commercial time for a second television station, WTVX-TV (a combined United Paramount network and Warner Brothers network affiliate), also in the West Palm Beach market. The Company's two network-affiliated television stations collectively comprise "Paxson Television."

     The Company acquired WPBF-TV in July 1994 for approximately $32.5 million. Shortly thereafter, the Company installed its management team, began the implementation of cost rationalization measures and revamped the station's programming (including the improvement of its local news coverage). The Company believes that by operating two stations within a market, it will be able to centralize certain aspects of their operations, thereby eliminating duplicative operating and marketing functions and expenses, in addition to realizing increased revenue opportunities.

INFOMALL TV NETWORK

     In January 1995, Paxson Communications established its infomercial television network, the Infomall TV Network. The Company has assembled 13 owned or operated stations dedicated to IN TV programming and has entered into agreements with respect to eight additional television stations to be owned or operated by the Company as IN TV stations. The Company also has affiliation agreements with three independently owned and operated television stations. After giving effect to the Acquisitions (as defined herein), the Company estimates that its owned, operated or affiliated IN TV stations will reach approximately 11.6 million cable households in 18 of the 30 largest U.S. television markets. The Company believes that it will also reach a significant number of additional broadcast households that do not receive cable. The Company believes that the Infomall TV Network contains the only group of television stations in the United States that currently offers infomercial advertisers both significant national and regional distribution capability and inventory availability during popular morning, daytime and prime time viewing hours.

     An infomercial is an advertisement, usually one half-hour in length and often produced in an entertainment format, that is paid for by the advertiser on the basis of air-time and the approximate number of households receiving the broadcast signal or cable system feed. The Company believes that the infomercial industry has grown rapidly during the past several years and currently accounts for total media spending in excess of $1 billion. The Company believes infomercial advertising revenue will continue to increase as more advertisers realize the benefits and effectiveness associated with long-form paid programming. Infomercials allow consumer product and service companies to provide specific product information, present a product demonstration, build brand awareness and entertain existing and prospective customers in a cost-effective manner. Moreover, as infomercial scheduling information and promotional support (through radio, television and print advertising as well as other media) become more available, the Company believes that the viewing population will further increase.

     The stations acquired by the Company and converted to IN TV stations were typically non-network-affiliated stations in or near major markets with marginal operating results that could be acquired at a relatively low cost compared to more profitable network-affiliated stations. Certain of the Company's stations are licensed to communities on the "fringe" (or outside the center) of major television markets, but within such markets' designated market areas ("DMA"). These stations extend their broadcast reach to a significant part of such metropolitan areas' cable systems via "must carry" requirements. Once a station is owned or operated by the Company, the Company replaces the previous programming with infomercial programming. The Company's infomercial programming format allows it to substantially reduce operating expenses through standardized engineering and operating systems, resulting in lower costs when compared to traditional television broadcasters. Furthermore, the Company has entered into one year agreements with several leading infomercial advertising agencies, stipulating a predetermined rate per half-hour per 100,000 cable households reached. To date, the Company's owned or operated IN TV stations have contributed to broadcast cash flow shortly after the commencement of operations by the Company.

     The Company has paid an aggregate of $83.4 million (including capital expenditures through the date hereof) for its owned or operated IN TV stations, with an additional $85.0 million committed for the acquisition of proposed IN TV stations and capital expenditures relating to those and the Recent Acquisitions (as defined herein). The Company intends to continue to evaluate the acquisition of, or affiliation with, independent television stations to further extend its broadcast and "must carry" cable reach, a strategy that it believes will increase its national distribution system for infomercial programming. The Company also intends to implement a targeted marketing program that will demonstrate to advertisers the benefits and effectiveness of the infomercial format. The Company believes that its captive and affiliated stations represent a national infomercial distribution infrastructure that would be difficult and expensive to replicate due to the significantly increased demand and prices for the limited number of non-network affiliated stations in major television markets (i.e., top 30 in size).

                                MARKET OVERVIEW
PAXSON RADIO

                                                                             COMMENCEMENT
                              NATIONAL RADIO                                      OF
        RADIO MARKET           MARKET RANK      STATION        FORMAT         OPERATIONS       OWNERSHIP
----------------------------  --------------   ---------  -----------------  ------------   ---------------
Miami, FL...................        11         WLVE-FM       Smooth Jazz          4/93           Owned
                                               WZTA-FM           AOR              4/92           Owned
                                               WINZ-AM       News/Sports          4/92           Owned
                                               WFTL-AM       Talk/Sports          6/95           Owned
Tampa, FL...................        21         WHPT-FM         Rock AC           11/91           Owned
                                               WSJT-FM       Smooth Jazz          7/95           Owned
                                               WHNZ-AM       News/Sports         11/91           Owned
                                               WNZE-AM         Sports             8/94           Owned
Orlando, FL.................        35         WMGF-FM         Soft AC            6/92           Owned
                                               WJRR-FM       Modern Rock          7/92           Owned
                                               WWNZ-AM          News              4/92           Owned
                                               WWZN-AM         Sports            12/94           Owned
Jacksonville, FL............        50         WROO-FM      Young Country         9/91           Owned
                                               WPLA-FM    Alternative Rock        6/92           Owned
                                               WNZS-AM         Sports             5/93           Owned
                                               WZNZ-AM          News              6/92           Owned
Cookeville, TN..............        --         WGSQ-FM         Country            4/94           Owned
                                               WPTN-AM          Talk              4/94           Owned

                                                                             COMMENCEMENT
                                               AFFILIATE                          OF
       RADIO NETWORK                           STATIONS        FORMAT         OPERATIONS       OWNERSHIP
--------------------------------------------   ---------  -----------------  ------------   ---------------
Alabama Radio Network.......................   74               News              1/95           Owned
Florida Radio Network.......................   57               News              3/93           Owned
South Carolina Radio Network................   44               News              4/94           Owned
Tennessee Radio Network.....................   79               News              4/94           Owned
University of Florida Sports Network........   55              Sports             4/94           Owned
Miami Sports Network........................   22              Sports             4/95           Owned
Penn State Sports Network...................   52              Sports             4/94           Owned
Virginia Tech Sports Network................   50              Sports             4/94           Owned

                                                                             COMMENCEMENT
     PAXSON TELEVISION         NATIONAL TV                     NETWORK            OF
         TV MARKET             MARKET RANK      STATION      AFFILIATION      OPERATIONS       OWNERSHIP
----------------------------  --------------   ---------  -----------------  ------------   ---------------
West Palm Beach, FL.........        45         WPBF-TV           ABC              7/94           Owned
                                               WTVX-TV       Warner/UPN           8/95      Time Brokerage

                                                                             COMMENCEMENT
    INFOMALL TV NETWORK        NATIONAL TV                      CABLE             OF
         TV MARKET             MARKET RANK      STATION     HOMES (000'S)     OPERATIONS       OWNERSHIP
----------------------------  --------------   ---------  -----------------  ------------   ---------------
Owned or Operated
Los Angeles, CA.............         2         KZKI-TV          1,771             5/95           Owned
Philadelphia, PA............         4         WTGI-TV          1,383             2/95           Owned
San Francisco, CA...........         5         KLXV-TV           708              6/95           Owned
Boston, MA..................         6         WGOT-TV           815              5/95           Owned
Washington, D.C. ...........         7         WYVN-TV           --               4/96           Owned
Atlanta, GA.................        10         WTLK-TV           888              4/94           Owned
Houston, TX.................        11         KTFH-TV           758              3/95           Owned
Tampa, FL...................        15         WFCT-TV           782              8/94      Time Brokerage
Miami, FL...................        16         WCTD-TV           866              4/94      Time Brokerage
Denver, CO..................        18         KUBD-TV           430              8/95      Time Brokerage
Orlando, FL.................        22         WIRB-TV           486             12/94      Time Brokerage
Hartford, CT................        26         WTWS-TV           720              3/95           Owned
Dayton, OH..................        53         WTJC-TV           310             10/95      Time Brokerage
The Proposed Acquisitions
New York, NY................         1         WHAI-TV           384              1/96           Owned
Dallas, TX..................         8         Channel           --              12/96           Owned
                                               68
Atlanta, GA.................        10         WNGM-TV           47               4/96      Time Brokerage
Cleveland, OH...............        13         WOAC-TV           331             10/95      Time Brokerage
Phoenix, AZ.................        19         KWBF-TV           13               3/96      Time Brokerage
St. Louis, MO...............        20         WCEE-TV           23               1/96      Time Brokerage
Milwaukee, WI...............        29         WHKE-TV           235             12/95      Time Brokerage
Akron, OH...................        --         WAKC-TV          IN TV             1/96           Owned
Affiliates
Sacramento, CA..............        21         KCMY-TV           629              7/95         Affiliate
Norfolk, VA.................        40         WJCB-TV           344              8/95         Affiliate
Fresno, CA..................        57         KGMC-TV           243             12/95         Affiliate

                                 CERTAIN EVENTS

     On September 28, 1995, the Company completed the sale (the "Private Offering") of the Original Notes. The Private Offering was a component of the Transactions (as defined herein) that includes the consummation of the Acquisitions (as defined herein), and the replacement of the Company's previously existing credit facilities with the "New Credit Facility" (as defined herein). The gross proceeds of approximately $227.3 million from the sale of the Original Notes were or will be used to retire the three credit facilities of the Company outstanding at the time of the Private Offering, fund a part of the cost of the Acquisitions and expected capital expenditures related thereto and pay the fees and expenses of the Private Offering and the New Credit Facility.

     The Company has entered into agreements and time brokerage arrangements pursuant to which it will own or operate eight additional television stations as IN TV stations (the "Proposed Acquisitions"). Since August 15, 1995 the Company has completed transactions resulting in it owning or operating four additional television station acquisitions (one of which, WIRB-TV, was previously operated by the Company under a time brokerage agreement) (the "Recent Acquisitions" and with the Proposed Acquisitions collectively, the "Acquisitions"). A list of the Acquisitions is set forth below. See "The Acquisitions."

                                                     ANTICIPATED                                    PRICE
                     MARKET(A)                         CLOSING       STATION     AFFILIATION     ($000'S)(B)
---------------------------------------------------  -----------     --------    -----------     -----------
Proposed Acquisitions
New York, NY.......................................         1/96     WHAI-TV        IN TV          $24,000
                                                                     Channel
Dallas, TX(c)......................................        12/96        68          IN TV            4,000
Atlanta, GA........................................         4/96     WNGM-TV        IN TV           12,500
Cleveland, OH......................................        10/95     WOAC-TV        IN TV            8,000
Phoenix, AZ........................................         3/96     KWBF-TV        IN TV            3,400
St. Louis, MO......................................         1/96     WCEE-TV        IN TV            4,000
Milwaukee, WI......................................        12/95     WHKE-TV        IN TV            4,300
Akron, OH..........................................         1/96     WAKC-TV        IN TV           19,000
                                                                                                 -----------
                                                                                                   $79,200
                                                                                                 ===========
Recent Acquisitions
Washington, D.C.(d)................................        10/95     WYVN-TV        IN TV          $ 2,950
Denver, CO.........................................         8/95     KUBO-TV        IN TV            7,500
Orlando, FL........................................         8/95     WIRB-TV        IN TV            5,000
Dayton, OH.........................................        10/95     WTJC-TV        IN TV            6,000
                                                                                                 -----------
                                                                                                   $21,450
                                                                                                 ===========

---------------
(a) Each station is licensed by the FCC to serve a specific community within the listed DMA, which may differ from the listed market.
(b) Acquisition costs include expected capital expenditures.
(c) Pending construction.
(d) Station not currently on air.

     The Company is making the Acquisitions primarily to further expand the reach of its Infomall TV Network and to enhance its national presence. The Company financed the Denver and Orlando acquisitions with borrowings under one of the Company's credit facilities that existed prior to the Private Offering. The Company financed the Dayton and Washington D.C. acquisitions with proceeds from the Private Offering. In connection with the Company's business strategy, the Company used proceeds of the Private Offering to pay off its then existing credit facilities, which it intends to replace with a new $100 million credit facility (the "New Credit Facility"). The consummation of the Private Offering, the Acquisitions and borrowings under the New Credit Facility are collectively referred to herein as the "Transactions."

     The Company will selectively consider future radio and network-affiliated television acquisition and disposition opportunities. In addition, the Company intends to continue to evaluate transactions with independent television stations that may further expand the Infomall TV Network.

     On October 9, 1995, the Company executed a non-binding letter of intent to enter into a series of related transactions with Shop at Home, Inc. ("Shop At Home") and certain affiliates of and parties having an interest in Shop at Home. Consummation of the transactions would result in the Company's owning a majority of the outstanding voting common stock of Shop at Home. Shop at Home currently owns WMFP Channel 62 in Boston and has a 49% interest in KZJL Channel 61 in Houston, with an option to acquire the remaining interest. Shop at Home is primarily engaged in the home shopping and television marketing business and is based in Knoxville, Tennessee. Shop at Home currently reaches approximately 10 million U.S. homes via cable and broadcast television and is the fourth largest television retailer, behind QVC, Inc., Home Shopping Network, Inc. and Value Vision, Inc. Shop at Home reported annual sales and a net loss of $26.8 million and $1.2 million, respectively for its fiscal year ended June 30, 1995. Shop at Home's common stock is traded on NASDAQ under the trading symbol SATH. If the transactions are consummated, the Company intends to relocate Shop at Home's business to Palm Beach County, Florida and continue to operate it as a television retailer separate from the Company's other lines of business. The proposed transactions are subject to the parties' finalizing certain transaction structure issues, execution of definitive agreements, approval of their respective boards of directors and obtaining certain regulatory approvals. The Company ultimately expects to make an investment of $34.7 million in cash and stock of the Company to acquire its majority interest in Shop at Home, with options to increase its stake in the future. The Company has not yet definitively determined the manner in which it will finance the Shop at Home transactions, but is considering the issuance of the Company's Class A Common Stock together with either proceeds of the Private Offering, proceeds from the New Credit Facility or a combination thereof. It is contemplated that definitive acquisition agreements would require Shop at Home to become a guarantor of the Notes and become a Restricted Subsidiary. There can be no assurance that the Company will be able to enter into definitive agreements with respect to the proposed Shop at Home transactions or, if such agreements are reached, to consummate such transactions.

                            OWNERSHIP AND MANAGEMENT

     Mr. Paxson, the Company's principal stockholder, has been involved in the broadcasting industry for over 40 years and has been associated with over 125 FCC licenses. He has been at the forefront of several innovative broadcasting concepts over the last decade, including his leadership role in the creation and early growth of electronic retailing as the creator and co-founder of Home Shopping Network, Inc. and Silver King Communications, Inc. Under Mr. Paxson's direction, the Company was one of the first radio broadcasters to capitalize on changes in federal regulations permitting radio market duopolies. As the Company has grown, Mr. Paxson has assembled an experienced team of seasoned radio and television executives to implement the Company's operating strategies and to expand the Infomall TV Network, including several former owner/ operators of radio and television properties. Mr. Paxson has made equity investments in the Company totaling approximately $37 million. In November 1994, the Company's Class A Common Stock became publicly-held through its merger with The American Network Group, Inc. ("ANG") and is currently listed on the American Stock Exchange under the ticker symbol PXN.

                               THE EXCHANGE OFFER

Purpose of the Exchange
Offer.........................   $230,000,000 of the Original Notes were sold in
                                 the Private Offering by the Company on
                                 September 28, 1995 to Wood Gundy Inc. and Smith
                                 Barney Inc. (the "Initial Purchasers"). The holders of Original Notes and New Notes are collectively referred to herein as the "Holders." In connection therewith, the Company executed and delivered, for the benefit of the Holders of the Original Notes, an Exchange
                                 Offer Registration Rights Agreement dated
                                 September 28, 1995 (the "Registration Rights
                                 Agreement"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, providing for, among other things, the Exchange Offer so that the New
                                 Notes will be freely transferable by the Holders thereof without registration or any prospectus delivery requirements under the
                                 Securities Act, except that a "dealer" or any of its "affiliates" as such terms are defined under the Securities Act, who exchanges
                                 Original Notes held for its own account ( a "Restricted Holder") will be required to deliver copies of this Prospectus in connection with any resale of the New Notes issued in exchange for such Original Notes (the
                                 "Prospectus Delivery Requirement"). See "The
                                 Exchange Offer -- Purpose and Effect of the
                                 Exchange Offer" and "Plan of Distribution."

The Exchange Offer............   The Company is offering to exchange pursuant to
                                 the Exchange Offer up to $230,000,000 aggregate principal amount of the New Notes for up to $230,000,000 aggregate principal amount of the Original Notes. The Original Notes and the New
                                 Notes are collectively referred to herein as the "Notes." The terms of the New Notes are substantially identical in all respects
                                 (including principal amount, interest rate and maturity) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes are freely transferable by Holders thereof (other than as provided herein), and are not subject to any covenant restricting transfer absent registration under the Securities Act. See "The
                                 Exchange Offer -- Terms of the Exchange" and
                                 "The Exchange Offer -- Procedures for
                                 Tendering."

                                 The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Expiration Date...............   The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time on                , 1995,
                                 unless extended (the "Expiration Date").

Conditions of the Exchange
Offer.........................   The Company's obligations to consummate the
                                 Exchange Offer are subject to certain
                                 conditions. See "The Exchange
                                 Offer -- Conditions to the Exchange Offer." The
                                 Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such conditions.

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 the Expiration Date; otherwise, all tenders will be irrevocable.

Procedures for Tendering
Notes.........................   See "The Exchange Offer -- Procedures for
                                 Tendering."

Federal Income Tax
Consequences..................   The exchange of Original Notes for New Notes
                                 should not be a taxable exchange for federal income tax purposes. See "Certain Federal
                                 Income Tax Considerations."

Effect on Holders of the
Original Notes................   As a result of the making of, and upon
                                 acceptance for exchange of all validly tendered
                                 Original Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled its obligations contained in the Registration
                                 Rights Agreement and, accordingly, there will be no increase in the interest rate on the Original Notes pursuant to the applicable terms of the Registration Rights Agreement due to the Exchange Offer. Holders of the Original Notes who do not tender their Original Notes will be entitled to all the rights and limitations applicable thereto under the Indenture, dated as of September 28, 1995, among the Company and The Bank of New York, as trustee (the
                                 "Trustee"), relating to the Original Notes and the New Notes (the "Indenture"), except for any rights under the Indenture or the Registration
                                 Rights Agreement, which by their terms,
                                 terminate or cease to have further effect as a result of the making of, and the acceptance for exchange of all validly tendered Original Notes pursuant to, the Exchange Offer. All untendered
                                 Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and in the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Original Notes could be adversely affected.

Use of Proceeds...............   There will be no cash proceeds to the Company
                                 from the exchange pursuant to the Exchange
                                 Offer.

                                 THE NEW NOTES

     The Exchange Offer applies to the $230,000,000 principal amount of the Original Notes outstanding as of the date hereof. The form and the terms of the New Notes will be identical in all material respects to the form and the terms of the Original Notes except that the New Notes will have been registered under the Securities Act and, therefore, will not contain legends restricting the transfer thereof. The New Notes evidence the same debt as the Original Notes exchanged for the New Notes and will be entitled to the benefits of the same Indenture under which the Original Notes were issued. See "Description of the Notes." Certain capitalized terms listed below are defined under the caption "Description of the Notes -- Certain Definitions."

Issuer........................   Paxson Communications Corporation.

Securities Offered............   $230,000,000 principal amount of 11 5/8% Senior
                                 Subordinated Notes due 2002 (the "Notes").

Maturity Date.................   October 1, 2002.

Interest Rate.................   The Notes will bear interest at a rate of
                                 11 5/8% per annum.

Interest Payment Dates........   Interest will accrue from the last April 1 to
                                 October 1 on which interest was paid on the Original Notes, or if no interest has been paid on such Original Notes, from September 28,
                                 1995.

Ranking.......................   The Notes will be general unsecured obligations
                                 of the Company subordinate in right of payment to all existing and future Senior Indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. At June 30, 1995 after giving pro forma effect to the Transactions, the Company and the Guarantors would have had approximately
                                 $41.9 million of Senior Indebtedness
                                 outstanding.

Guarantees....................   The Notes will be unconditionally guaranteed,
                                 on a senior subordinated basis as to the payment of principal, premium, if any, and interest, jointly and severally (the
                                 "Guarantees"), by all of the direct and
                                 indirect subsidiaries of the Company (the
                                 "Guarantors"). The Guarantees will be
                                 subordinated to all Senior Indebtedness of the respective Guarantors.

Mandatory Redemption..........   There will be no mandatory redemption
                                 requirements with respect to the Notes.

Optional Redemption...........   The Notes will be redeemable at the option of
                                 the Company, in whole or in part, at any time on or after October 1, 1999 at the redemption prices set forth herein, together with accrued and unpaid interest to the redemption date. In addition, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of Notes at any time prior to October 1, 1998, at a redemption price equal to 110% of the principal amount thereof plus accrued interest to the redemption date with the Net Proceeds of one or more Public
                                 Equity Offerings or Major Asset Sales;
                                 provided, however, that at least $172,500,000 aggregate principal amount of Notes remains outstanding and that such redemption occurs within 90 days following the closing of any such Public Equity Offering or Major Asset
                                 Sale.

Change of Control.............   In the event of a Change of Control, the
                                 Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes --
                                 Change of Control Offer." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior Indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control.

Certain Covenants.............   The Indenture will contain covenants for the
                                 benefit of the holders of the Notes that, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined herein) to: (i) incur additional
                                 Indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments;
                                 (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) enter into sale and leaseback transactions;
                                 (ix) merge or consolidate the Company or the Guarantors; and (x) transfer and sell assets.
                                 These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus, in evaluating the Company, the New Notes and exchanging the Original Notes for the New Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following summary historical and pro forma financial data, insofar as it relates to each of the four years ended December 31, 1994, has been derived from Company prepared financial information and should be read in conjunction with the audited financial statements, including the consolidated balance sheets at December 31, 1993 and 1994 and the related consolidated statements of operations for each of the years in the three year period ended December 31, 1994 and the notes thereto appearing elsewhere in this Prospectus. The summary historical and pro forma financial data as of and for the six months ended June 30, 1994 and 1995 has been derived from unaudited financial statements also appearing herein but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1995 are not necessarily indicative of results that may be expected for the entire year. The summary financial information should be read in conjunction with the information contained in the Company's consolidated financial statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Data" included elsewhere herein.

     The following unaudited summary pro forma statement of operations data and other data give effect to, among other things, the Transactions, as if they had occurred on January 1, 1994. The following unaudited summary pro forma balance sheet data give effect to, among other things, the Transactions, as if they had occurred on June 30, 1995. The Transactions and certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and the notes thereto, as of December 31, 1994 and for the three years then ended, appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of the Company's actual or future operating results or financial position.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                                  YEAR ENDED DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                                    ----------------------------------------------------     -------------------------------
                                                                               PRO FORMA                           PRO FORMA
                                     1991       1992       1993       1994      1994(A)        1994       1995      1995(A)
                                    -------   --------   --------   --------   ---------     --------   --------   ---------
STATEMENT OF OPERATIONS DATA:
Total gross revenue...............  $   830   $ 17,062   $ 32,062   $ 62,067   $ 92,588      $ 21,514   $ 44,356   $ 52,683
Operating expenses, excluding
  depreciation, amortization and
  option plan compensation........    1,719     17,922     28,872     51,225     77,590        18,593     37,645     42,781
Option plan compensation(b).......       --         --         --         --         --            --      9,404      9,404
Depreciation and amortization.....      497      5,977      9,351     12,404     31,580         5,266      8,054     15,790
                                    -------   --------   --------   --------   ---------     --------   --------   ---------
Loss from operations..............   (1,386)    (6,837)    (6,161)    (1,562)   (16,582 )      (2,345)   (10,747)   (15,292 )
Interest expense, net(c)..........      (52)    (1,262)    (2,052)    (4,875)   (30,769 )      (1,391)    (4,309)   (15,385 )
Other income (expense), net.......       10        134        221         (5)       (62 )         223        (14)       (38 )
Benefit (provision) for income
  taxes...........................       --         --     (2,960)     1,680      1,680         1,396        640        640
Extraordinary item and cumulative
  effect of a change in accounting
  principle(d)....................       --        110       (457)        --                       --         --
                                    -------   --------   --------   --------                 --------   --------
Net loss..........................   (1,428)    (7,855)   (11,409)    (4,762)                  (2,117)   (14,430)
Dividends and accretion on
  preferred stock and common stock
  warrants(e).....................       --         --       (151)    (3,386)                  (1,587)    (5,864)
                                    -------   --------   --------   --------                 --------   --------
Net loss attributable to common
  stock and common stock
  equivalents.....................  $(1,428)  $ (7,855)  $(11,560)  $ (8,148)                $ (3,704)  $(20,294)
                                    =======   ========   ========   ========                 ========   ========
OTHER DATA:
EBITDA(f).........................  $  (796)  $   (162)  $  4,522   $ 11,644   $ 15,930      $  3,224   $  8,155   $ 10,266
Capital expenditures(g)...........       60      1,273      1,963      5,917      5,917         1,485      9,589      9,589

                                                                                                       PRO FORMA
                                                                                                     TWELVE MONTHS
                                                                                                     ENDED JUNE 30,
                                                                                                        1995(A)
                                                                                                     --------------
Adjusted EBITDA(h).................................................................................     $ 27,946
Ratio of Adjusted EBITDA to interest expense, net..................................................         0.91x
Ratio of total debt to Adjusted EBITDA.............................................................         9.63
Ratio of net debt to Adjusted EBITDA(i)............................................................         9.33

                                                                                               AS OF JUNE 30, 1995
                                                                                             -----------------------
                                                                                              ACTUAL    PRO FORMA(A)
                                                                                             --------   ------------
BALANCE SHEET DATA:
Cash and cash equivalents..................................................................  $  8,409     $  8,409
Net working capital........................................................................     7,847       19,243
Total assets...............................................................................   194,963      321,130
Total debt.................................................................................   132,278      269,178
Redeemable preferred stock and Class A and B common stock warrants.........................    49,743       49,743

                                           (see footnotes on the following page)

            NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    (a) Pro forma statement of operations and other data for the year ended December 31, 1994 and the six and twelve months ended June 30, 1995 give effect to: (i) the consummation of the Offering; (ii) the execution of the New Credit Facility; (iii) the 1994/1995 Acquisitions (as defined in "The Acquisitions") using the prior operators' unaudited financial information except for the year ended December 31, 1994 for the Boston, Philadelphia, Houston and Los Angeles IN TV stations which are derived from audited financial statements included elsewhere herein; (iv) the Acquisitions; and (v) the elimination of certain terminated operations, as if such events included in (i) through (v) had occurred on January 1, 1994. For purposes of the statement of operations and other data, the results of operations of the San Francisco, Washington, D.C., Dallas, Atlanta (WNGM-TV) or Phoenix IN TV stations were not included because the prior operators' financial information is not available, and the results of the New York and Akron television stations to be acquired were not included because the prior operators' financial information is not relevant to the future operations of such stations by the Company. However, depreciation and amortization expense has been increased for each period to reflect preliminary purchase price allocations for all stations included in the Acquisitions. The pro forma balance sheet data give effect to, among other things, the Transactions as if the Transactions had occurred on June 30, 1995.

    (b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."

    (c) Interest expense, net is equal to total interest expense less interest income.

    (d) Extraordinary item and cumulative effect of a change in accounting principle reflects a gain of $109,540 in 1992 as a result of a change in the method of calculating depreciation and an extraordinary loss of $457,147 in 1993 associated with the write-off of capitalized financing costs on debt retired in conjunction with the Company's reorganization on December 15, 1993. The pro forma income statement data for the year ended December 31, 1994 and the six months ended June 30, 1995 do not reflect an extraordinary loss on the write-off of previously capitalized financing costs of $6.3 million and $11.0 million, respectively.

    (e) Dividends and accretion on preferred stock and common stock warrants represent the Senior Preferred Stock (15% dividend rate), redeemable Class A and B common stock warrants and Junior Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues have accretion provisions. See "Description of the Capital Stock."

    (f) EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle, (ii) benefit (provision) for income taxes, (iii) other income (expense), net, (iv) interest expense, net,
(v) depreciation and amortization, (vi) option plan compensation and (vii) non-recurring items including terminated operations; less scheduled broadcast rights payments.

    (g) Includes all capital expenditures including expenditures associated with the upgrade and conversion of acquired television stations to the IN TV format. Pro forma capital expenditures exclude $19.3 million associated with the Acquisitions which will be funded from the proceeds of the Offering and borrowings under the New Credit Facility.

    (h) Adjusted EBITDA for the pro forma twelve months ended June 30, 1995 is defined as EBITDA for such period less (i) segment operating profit for the Infomall TV Network for such period plus (ii) four times segment operating profit for the Infomall TV Network for the quarter ended June 30, 1995. For purposes of this calculation, the results of operations of the San Francisco, Washington D.C., Dallas, Atlanta (WNGM-TV) or Phoenix IN TV stations were not included because the prior operators' financial information is not available, and the results of the New York and Akron television stations to be acquired were not included because the prior operators' financial information is not relevant to the future operations of such stations by the Company. Adjusted EBITDA is calculated on a basis consistent with calculations under the Indenture.

    (i) Net debt is total debt less cash and cash equivalents.

                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors in addition to the other information set forth in this Prospectus before making an investment in the Notes.

HIGH LEVEL OF INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS, NET LOSSES

     After giving effect to the Transactions, the Company will be highly leveraged. At June 30, 1995, on a pro forma basis, after giving effect to the Transactions, the Company would have had $269.2 million of total debt in addition to $49.7 million of redeemable preferred stock and common stock warrants. In addition, subject to the restrictions in the Indenture and the New Credit Facility, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. The Company has incurred net losses in each of its fiscal years since inception. Net losses for the fiscal years ended December 31, 1992, December 31, 1993, and December 31, 1994 were $7.9 million, $11.4 million, $4.8 million, respectively, and for the six-month period ended June 30, 1995 was $14.4 million. Earnings were inadequate to cover fixed charges by approximately $1.4 million, $8.0 million, $8.0 million, $6.4 million, $3.5 million and $15.1 million, for the years ended December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and for the six-month periods ended June 30, 1994 and June 30, 1995, respectively. On a pro forma basis after giving effect to the Transactions, earnings would have been inadequate to cover fixed charges by $47.4 million and $30.7 million for the year ended December 31, 1994 and the six-month period ended June 30, 1995, respectively. There can be no assurance that the Company will not continue to generate net losses in the future. Continued net losses could have an adverse effect on the market value and marketability of the Notes.

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial part of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain needed additional financing in the future may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture and the New Credit Facility (or any replacement thereof) could limit its ability to expand and make capital improvements and acquisitions; and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures, and limit its flexibility in reacting to changes in its industry and economic conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Indenture will permit the redemption of the Company's Senior Preferred Stock and certain dividend payments on the Junior Preferred Stock prior to the maturity of the Notes. The Company expects that its operating cash flow will be sufficient to meet its operating expenses and to service its debt and preferred stock requirements as they become due. However, if the Company is unable to service its indebtedness or make payments with respect to its preferred stock, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DEPENDENCE ON KEY PERSONNEL

     The Company's business depends upon the efforts, abilities and expertise of its executive officers and other key employees, including Lowell W. Paxson. If certain of these executive officers were to leave the Company, the Company's operating results could be adversely affected. The Company has no long-term employment contracts with any of its executive officers, other than Lowell W. Paxson, whose agreement expires on December 31, 1999, unless terminated sooner as permitted therein. See "Management."

MUST CARRY REGULATIONS

     The Company believes that its growth and success depends upon access to households served by cable television systems. Pursuant to the Cable Act of 1992 (the "1992 Cable Act"), each broadcaster was required to elect to exercise either certain "must-carry" or "retransmission consent" rights in connection with carriage of their signals by cable systems in their local market. By electing the must-carry rights, a broadcaster can demand carriage on a specified channel on cable systems within its DMA. These must-carry rights are not absolute, and their exercise is dependent on variables such as (i) the number of activated channels on a cable system, (ii) the location and size of a cable system, and (iii) the amount of duplicative programming on a broadcast station. Therefore, under certain circumstances, a cable system can decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. The Company's television stations have, with few exceptions, elected the must-carry alternative. The Company's elections of retransmission or must-carry status will continue until the next required election date of October 1, 1996.

     The must-carry rules have been subject to judicial scrutiny. In April 1993, the United States District Court for the District of Columbia upheld the constitutionality of the must-carry provisions. In June 1994, the Supreme Court ruled that the must-carry provisions were "content-neutral" and, thus, not subject to strict scrutiny; however, the Supreme Court remanded the case to the lower federal court with instructions to hold further proceedings with respect to evidence that lack of the must-carry requirements would harm local broadcasting. Hearings were recently held by the District Court and the matter is pending before the District Court. Management cannot predict the final outcome of the Supreme Court case or the extent to which, in the absence of any must-carry obligation, its television stations might lose viewers because of the deletion or repositioning of its signal on cable television systems. See "Business -- Federal Regulation of Broadcasting."

GOVERNMENT REGULATION

     Each of the Company's radio and television stations operates pursuant to one or more licenses issued by the Federal Communications Commission (the "FCC") that expire at different times, commencing February 1996. The Company may apply to renew those licenses, and third parties may challenge those applications or file competing applications. Although the Company has no reason to believe that its licenses will not be renewed in the ordinary course, there can be no assurance that the licenses will be renewed.

     The radio and television broadcasting industries are subject to extensive and changing regulation. Among other things, the Communications Act of 1934, as amended (the "Communications Act"), and FCC rules and policies require FCC consent to assignments of FCC licenses and transfers of control of FCC licensees. Congress and the FCC currently have under consideration and may in the future adopt new laws and regulations and policies regarding a wide variety of matters which could, directly or indirectly, adversely affect the ownership and operation of the Company's broadcast properties, as well as the Company's business strategies. For example, changes in the rule for attributing the ownership of media interests for purposes of the FCC's multiple ownership and cross-ownership rules could require that the Company restructure or divest itself of some existing broadcast interests. Changes in the rules to treat television time brokerage agreements as attributable interests could require the renegotiation of all or some of the Company's existing time brokerage arrangements with television licensees. Relaxation of the existing multiple ownership and cross-ownership rules and policies by the FCC or through new legislation such as that now pending in Congress could give the Company greater freedom in structuring future acquisitions and programming arrangements, but also may remove the restrictions that now restrain larger media, entertainment and telecommunication companies, with greater access to capital and resources than the Company, from competing with the Company for the acquisition of media properties and the negotiation of programming arrangements. The adoption of measures such as elimination of restrictions on the offering of multiple network services by the existing major television networks, the removal of restrictions on the participation by the regional Bell holding companies in cable television and other direct-to-home video technologies, and the removal of restrictions on nationwide broadcast ownership could accelerate the existing trend toward vertical integration in the media and home entertainment industries and cause the Company to face more formidable competition in the future. See "Business -- Federal Regulation of Broadcasting."

MULTIPLE OWNERSHIP RULES AND EFFECT ON TIME BROKERAGE AGREEMENTS

     On a national level, FCC rules and regulations generally prevent an entity or individual from having an attributable interest in more than 12 television stations, with an additional limit on nationwide reach under which UHF stations are credited with only 50% of the television households in their markets. On a local level, the "duopoly" rules prohibit such interests in two or more television stations with overlapping service areas. The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who directly or indirectly have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments) are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee.

     The FCC has initiated rule making proceedings to consider proposals to modify its television ownership restrictions, including ones that may permit ownership, in some circumstances, of two television stations with overlapping service areas. The FCC also is considering in these proceedings whether to adopt restrictions on television time brokerage agreements. The "duopoly" rules for television currently prevent the Company from acquiring the FCC licenses of television stations with which it has time brokerage agreements in those markets where the Company owns a station. In addition, if the FCC were to decide that the provider of programming services under time brokerage agreements should be treated as having an attributable ownership in the television station it programs, and if it did not relax the duopoly rules, or if the FCC were to adopt restrictions on time brokerage agreements without grandfathering existing time brokerage agreements, the Company could be required to modify or terminate certain of its time brokerage agreements. In such an event, the Company could be required to pay termination penalties under certain of its time brokerage agreements. Furthermore, if the FCC were to find that the licensees of the stations with which the Company has time brokerage agreements failed to maintain control over their operations as required by FCC rules and policies, the licensee of the time brokerage agreements and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations. See
"Business -- Federal Regulation of Broadcasting."

CHANGE OF CONTROL

     In the event of a Change of Control, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. A Change of Control under the Indenture will result in a default under the New Credit Facility. The exercise by the holders of the Notes of their right to require the Company to repurchase the Notes upon a Change of Control could also cause a default under other indebtedness of the Company, even if the Change of Control itself does not, because of the financial effect of such repurchase on the Company. The Company's ability to pay cash to the holders of the Notes upon a repurchase may be limited by the Company's then existing financial resources. In addition, holders of the Senior Preferred Stock (as defined herein) will have the right to require the Company to redeem the Senior Preferred Stock in the event of a change of control (as defined with respect thereto) and cause a significant increase in the dividend rate of the Junior Preferred Stock (as defined herein) unless it is redeemed. There can be no assurance that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control or redeem Senior Preferred Stock or Junior Preferred Stock. See "Description of the Notes -- Change of Control," "Description of New Credit Facility" and "Description of Capital
Stock -- Senior Preferred Stock" and "-- Junior Preferred Stock."

NEW INDUSTRY

     The business in which IN TV operates is a relatively new industry with no significant operating history. Potential investors should be aware of the difficulties and uncertainty that are normally associated with new industries, including a lack of consumer and advertiser acceptance, difficulty in obtaining financing, increasing competition, advances in technology, and changes in law and regulations. There can be no assurance that this new industry will develop and continue as a viable industry. Such development could require the Company to sell its IN TV dedicated television stations or convert them to other uses that are less profitable than expected. Growth in revenue from the Company's IN TV business depends on increasing consumer awareness and acceptance of infomercial programming and growing demand by infomercial advertisers. See "Business -- Infomall TV Network."

ABILITY TO MANAGE GROWTH

     Since inception, the Company has experienced rapid growth, primarily through acquisitions. Rapidly growing businesses frequently encounter unforeseen expenses and delays in completing acquisitions, as well as difficulties and complications in integrating acquired operations without disruption to overall operations. In addition, such rapid growth may adversely affect the Company's operating results because of many factors, including capital requirements, transitional management and operating adjustments, and interest costs associated with acquisition debt. There can be no assurance that the Company will successfully integrate recently acquired and future acquired operations or successfully manage the costs often associated with rapid growth. The Company continuously evaluates the acquisition of additional television and radio stations.

TIME BROKERAGE AGREEMENTS -- RIGHTS OF PREEMPTION AND TERMINATION

     A significant number of the television stations the Company operates or intends to acquire will be operated pursuant to time brokerage agreements and will not be owned by the Company. The Company has options to purchase all but two of the stations it operates under time brokerage agreements, which options may be exercised only when permitted by applicable law. All of the Company's time brokerage agreements allow, in accordance with FCC rules, regulations and policies, preemption of the Company's programming by the FCC licensee of each station with which the Company has a time brokerage agreement. In addition, each time brokerage agreement provides that under certain limited circumstances it may be terminated by the FCC licensee. Accordingly, the Company cannot be assured that it will be able to air all the programming expected to be aired on those stations with which it has a time brokerage agreement or that the Company will receive the expected advertising revenue from the sale of advertising in such programming. Although the Company believes that the terms and conditions of each of its time brokerage agreements should enable the Company to air and utilize the programming and other non-broadcast license assets of the respective stations, there can be no assurance that early terminations of the time brokerage agreements or unexpected preemptions of all or a significant part of the programming by the FCC licensee of such stations will not occur. An early termination of one of the Company's time brokerage agreements, or repeated and material preemptions of programming could adversely affect the Company's operations. In addition, the Company's time brokerage agreements have expiration dates. The WTJC-TV time brokerage agreement, effective October 6, 1995, is for a term of 10 years, subject to renewal upon the mutual agreement of the parties. The KUBD-TV time brokerage agreement, effective August 31, 1995, is for a term of 10 years, subject to renewal upon the mutual agreement of the parties. The WIRB-TV time brokerage agreement, effective August 31, 1995, is for a term of 10 years, subject to renewal upon the mutual agreement of the parties. The WTVX-TV time brokerage agreement, effective August 4, 1995, is for a term of seven years, subject to renewal as mutually agreed upon by the parties. The WCTD-TV time brokerage agreement, effective April 1994, is for a term of five years, renewable by the Company for an additional five years. Finally, the WFCT-TV time brokerage agreement, which commenced in August 1, 1994, is for an initial term of 30 months, renewable for an additional 18 months. The Company anticipates that its future time brokerage agreements will be for terms of not more than 10 years. There can be no assurance that the Company will be able to negotiate extensions of its time brokerage agreements, after such additional renewal periods, on terms satisfactory to the Company.

INDUSTRY AND ECONOMIC CONDITIONS; SEASONALITY

     The profitability of the Company's radio and television stations is subject to various factors that influence the radio and television broadcasting industries as a whole. The Company's radio and television stations may be affected by numerous factors, including changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, technological changes, proposals to eliminate the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio and television station acquisitions and operations. The Company cannot predict which, if any, of these or other factors might have a significant impact on the radio and television broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, the Company's broadcasting revenue is likely to be adversely affected by a recession or downturn in the United States economy or other events or circumstances that adversely affect advertising activity. In addition, the Company's operating results in individual geographic markets could be adversely affected by local regional economic downturns, particularly in Florida. Seasonal revenue fluctuations are common in the radio and television broadcasting industry and result primarily from fluctuation in advertising expenditures by local retailers. Paxson Radio and Paxson Television generally experience their lowest revenue for the year in the first quarter, whereas their highest revenue generally occurs in the fourth fiscal quarter. Because of the short operating history of IN TV, the Company cannot adequately assess the effects of seasonality on IN TV.

COMPETITION; NEW TECHNOLOGY

     The Company's television and radio stations are located in highly competitive markets. The financial success of each of the Company's radio and television markets stations depends, to a significant degree, upon its audience ratings, its share of the overall radio and television, as applicable, sales within its geographic market, the economic health of the market and the popularity of its programming. The audience ratings and advertising of such individual stations are subject to change and any adverse change in a particular market could have a material adverse effect on the revenue and cash flows of the Company. The Company's radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets. Although the Company competes with other radio stations with comparable programming formats in most of its markets, if another station in the market were to convert its programming format to a format similar to one of the Company's radio station's, if a new radio station were to adopt a competitive format or if an existing competitor were to strengthen its operations, the Company's stations could suffer a reduction in ratings or advertising revenue and could require increased promotional and other expenses. Paxson Television stations face similar competitive forces. In addition, to the extent that certain of the Company's competitors have or may, in the future, obtain greater resources than the Company, its ability to compete successfully in its broadcasting markets may be impeded. There can be no assurance that the Company will be able to maintain or increase its current audience ratings and advertising revenue. See "Business -- Competition."

     Radio and television broadcasting are also subject to competition with new media technologies that are being developed or have been introduced, such as, for radio, the delivery of audio programming through cable television, telephone or electrical wires or the introduction of digital audio broadcasting ("DAB") and, for television, direct satellite-to-home video programming and so-called "video dialtone" in which telephone or other companies provide broad-band wire links for delivery of video programming to homes by independent program suppliers. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple audio programming formats to local and national audiences. The Company cannot predict the effect, if any, that these or other new technologies may have on the radio broadcast industry or on the Company. See
"Business -- Federal Regulation of Broadcasting."

     The Company's IN TV stations face significant competition from various broadcasting stations and broadcasting and cable networks that air both traditional and long-form paid programming in varied amounts, as well as local cable operators that sell blocks of time to long-form advertisers and could encounter competition from developments in technology that may be subsequently commercialized. To the extent that the Infomall TV Network is successful, it is likely that the Company will face additional competition from new market entrants. See "Business -- Competition."

DEPENDENCE ON CASH FLOW FROM SUBSIDIARIES

     The Company's operations are conducted through its direct and indirect wholly-owned subsidiaries, which will guarantee the Notes, jointly and severally, on a senior subordinated unsecured basis. The Company does not have significant assets other than its equity in its subsidiaries, and it depends upon the cash flow of its subsidiaries to meet its own obligations. Accordingly, the Company's ability to make interest and principal payments when due to holders of the Notes and its ability to purchase the Notes upon a Change of Control depend upon the receipt of sufficient funds from its subsidiaries, which may be restricted by the terms of future Senior Indebtedness of such subsidiaries. As a result, the Notes and the subsidiary Guarantees effectively will be subordinated to all existing and future Senior Indebtedness and other liabilities and commitments of the subsidiaries.

SUBORDINATION OF THE NOTES

     The Notes will be subordinated in right of payment to all Senior Indebtedness of the Company. In the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. Similarly, the Guarantees will be subordinated in right of payment to all Senior Indebtedness of the respective Guarantors. In certain circumstances, provisions of Senior Indebtedness could prohibit payments of amounts due to holders of the Notes. Immediately after giving pro forma effect to the Offering, the Company would have Senior Indebtedness in an aggregate amount of approximately $41.9 million. Additionally, Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. See "Description of the Notes -- Certain Covenants -- Limitation on Additional Indebtedness."

RESTRICTIVE DEBT COVENANTS

     It is expected that the New Credit Facility will contain certain restrictive covenants that, among other things, limit the Company's ability to incur additional indebtedness, create liens, and make investments and capital expenditures. The New Credit Facility also may require the Company to comply with certain financial ratios and tests, under which the Company will be required to achieve certain financial and operating results. The Company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there can be no assurance that they will be met. In the event of such a default under the New Credit Facility, the lenders thereunder may terminate their lending commitments and declare the indebtedness under the New Credit Facility immediately due and payable which would result in a default under the Notes. As a result of the priority and security afforded the New Credit Facility, there can be no assurance that the Company would have sufficient assets to pay indebtedness then outstanding under the New Credit Facility and the Notes. See "Description of New Credit Facility." Any refinancing of the New Credit Facility is likely to contain similar restrictive covenants.

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The Notes are obligations of the Company and will be guaranteed by the Guarantors. Substantially all the assets of the Company, other than stock of the Guarantors, are held by the Guarantors and all of the Company's operating revenue is derived from operations of the Guarantors. Accordingly, the Company's ability to make interest and principal payments when due to holders of the Notes depends upon the receipt of sufficient funds from the Guarantors. To the extent that a court were to find that (i) a Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any current or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of other creditors or (ii) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of such Guarantee, (c) was engaged in or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed, or reasonably should have believed, that it would incur debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's other creditors or take other action detrimental to the holders of Notes. Among other matters, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. To the extent any Guarantees were voided as fraudulent conveyances or held to be unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not voided or held unenforceable.

     Based upon financial and other information currently available to it, the Company believes that the Guarantees are being issued without the intent to hinder, delay, or defraud any current or future creditors of the Guarantors and that immediately following the consummation of the Transactions, including the consummation of the Offering, the Company and each Guarantor will be solvent, have sufficient capital for carrying on its business and be able to pay its debts and other obligations as they mature. There can be no assurance, however, that a court would reach the same conclusion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of the Notes -- Guarantees."

LACK OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the Holders of the Original Notes. The Original Notes were offered and sold to the Initial Purchasers who offered and resold them to a small number of accredited institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market. Prior to the Exchange Offer, there has been no market for the New Notes. The Company intends, to the extent practicable, to apply for listing or quotation of the New Notes on a securities exchange or stock market. However, there can be no assurance given that such listing or quotation shall occur. Future trading prices of the New Notes will depend upon many factors, including prevailing interest rates, the Company's operating results and the market for similar securities.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Holders of Original Notes who do not exchange their Original Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the offer or sale of the Original Notes pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act or applicable state securities laws. The Company does not currently expect that it will register the Original Notes under the Securities Act. Based on interpretations by the staff of the Commission issued in no-action letters to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by the Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such New Notes. Such no-action letters are not binding interpretations of the law. Any Holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes would not be acting consistently with such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any New Notes acquired by such Holder will not be freely transferable except in compliance with the Securities Act. Each Restricted Holder that receives New Notes for its own account in exchange for the Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Company on September 28, 1995 to the Initial Purchasers who resold them to certain accredited institutions in the Private Offering. In connection with the Private Offering, the Company entered into the Registration Rights Agreement, which requires that within thirty days following the issuance of the Original Notes, the Company file with the Commission a registration statement under the Securities Act with respect to an issue of New Notes of the Company identical in all material respects to the Original Notes, use its best efforts to cause such registration statement to become effective under the Securities Act within 150 days following the issuance of the Original Notes, and upon the effectiveness of that registration statement, offer to the Holders of the Original Notes the opportunity to exchange their Original Notes for a like principal amount of such New Notes, which will be issued without a restrictive legend. The purpose of the Exchange Offer is to fulfill the Company's obligations under the Registration Rights Agreement. The Original Notes were initially represented by two global Notes in registered form, each in the principal amount of $115,000,000 registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York ("DTC"), as depositary.

     Based on no-action letters issued by the Staff of the Commission to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act (other than "affiliates" of the Company within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Such no-action letters are not binding interpretations of the law. Any Holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes would not be acting consistently with such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any New Notes acquired by such Holder will not be freely transferable except in compliance with the Securities Act. Each Restricted Holder that receives New Notes for its own account in exchange for the Original Notes, where such Original Notes were acquired by such Restricted Holder as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with a resale of such New Notes. See "Plan of Distribution."

     Upon consummation of the Exchange Offer, the Company's obligation to increase the annual rate of interest payable with respect to the Original Notes will be terminated.

     As described above, the Original Notes were sold to the Initial Purchasers and resold by the Initial Purchasers to a small number of institutional investors on September 28, 1995, and there is currently a limited private trading market for them. To the extent Original Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Original Notes will decrease. Following the consummation of the Exchange Offer, Holders of Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market of the Original Notes could be adversely affected. See "Risk Factors -- Consequence of Failure to Exchange."

TERMS OF THE EXCHANGE

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the "Exchange Offer"), the Company will accept any and all Original Notes validly tendered, and not theretofore withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer, as promptly as practicable after the Expiration Date. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer, provided, however, that Original Notes may be tendered only in integral multiples of $1,000. The Exchange

Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     The form and terms of the New Notes are identical in all material respects to the form and terms of the Original Notes except that the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will not represent additional indebtedness of the Company and will be entitled to the benefits of the Indenture, which is the same Indenture as the one under which the Original Notes were issued.

     Interest on New Notes will accrue from the most recent date to which interest has been paid on the Original Notes or, if no interest has been paid, from September 28, 1995.

     Holders of Original Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     For purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange and exchanged Original Notes validly tendered for exchange when, as and if the Company gives oral or written notice to the Exchange Agent of acceptance of the tenders of such Original Notes for exchange. Exchange of Original Notes accepted for exchange pursuant to the Exchange Offer will be made by deposit of tendered Original Notes with the Exchange Agent, which will act as agent for the tendering Holders for the purpose of receiving New Notes from the Company and transmitting such New Notes to tendering Holders. In all cases, any exchange of New Notes for Original Notes accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Original Notes (or of a confirmation of a book-entry transfer of such Original Notes in the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in "-- Procedures for Tendering" below)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents. For a description of the procedures for tendering Original Notes pursuant to the Exchange Offer, see "-- Procedures for Tendering."

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, or due to the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned without expense to the tendering Holders thereof (or in the case of Original Notes tendered by book-entry transfer, such Original Notes will be credited to the account of such Holder maintained at the Book-Entry Transfer Facility), as promptly as practicable after the expiration or termination of the Exchange Offer.

     No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of a Letter of Transmittal (or facsimile thereof), waive any right to receive notice of acceptance of their Original Notes for exchange.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commission or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

     This Prospectus, together with the Letter of Transmittal, is being sent to
registered Holders of Original Notes as of                      , 1995.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Expiration Date shall be 5:00 p.m. New York City time on
       , 1995, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m. New York City time, of the next business day after the previously scheduled expiration date of the Exchange Offer.

     The Company reserves the right, at any time and from time to time, in its sole discretion (subject to its obligations under the Registration Rights Agreement) (i) to delay accepting any Original Notes or to delay the issuance and exchange of New Notes for Original Notes, (ii) to extend the Exchange Offer or, if any of the conditions set forth below under "-- Conditions to the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (iii) to amend the terms of the Exchange Offer in any manner.

     If the Company extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the New Notes for, any Original Notes, or is unable to accept for exchange of, or issue New Notes for, any Original Notes pursuant to the Exchange Offer for any reason, then, without prejudice to the Company's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Company, retain all Original Notes tendered, and such Original Notes may not be withdrawn except as otherwise provided below in "-- Withdrawal of Tenders." The adoption by the Company of the right to delay acceptance for exchange of, or the issuance and the exchange of the New Notes, for any Original Notes is subject to applicable law, including Rule 14e-1(c) under the Exchange Act, which requires that the Company pay the consideration offered or return the Original Notes deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. The term "business day" shall mean any day other than Saturday, Sunday or a federal holiday and shall consist of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to make public, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service. Any such announcement of an extension of the Exchange Offer shall be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer.

PROCEDURES FOR TENDERING

     Only a Holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, the Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documents, to the Exchange Agent so that delivery is received prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for the tendered Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer described below and a confirmation of receipt of such tendered Original Notes must be received by the Exchange Agent, in each case, prior to 5:00 p.m., New York City time, on the Expiration Date, or (ii) the tendering Holder must comply with the guaranteed delivery procedures described below.

     NO LETTERS OF TRANSMITTAL, CERTIFICATES REPRESENTING ORIGINAL NOTES OR ANY OTHER REQUIRED DOCUMENTATION SHOULD BE SENT TO THE COMPANY. SUCH DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT.

     The tender by a Holder of Original Notes made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute a binding agreement between such tendering Holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer.

     The method of delivery of Original Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transaction for such Holders or for assistance concerning the Exchange Offer.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivery of such owner's Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Original Notes (which term includes any participants in DTC whose name appears on a security position listing as the owner of the Original Notes) or if delivery of the Original Notes is to be made to a person other than the registered Holder, such Original Notes must be endorsed or accompanied by a properly completed bond power, in either case signed by such registered Holder as such registered Holder's name appears on such Original Notes with the signature on the Original Notes or the bond power guaranteed by an Eligible Institution (as defined below).

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, must submit with the Letter of Transmittal evidence satisfactory to the Company of their authority to so act.

     Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the Original Notes tendered pursuant thereto are (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, (ii) for the account of an Eligible Institution, or (iii) for the account of DTC. See Instruction 4 in the Letter of Transmittal. In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (any of which is referred to herein as an "Eligible Institution").

     The Exchange Agent will establish an account with respect to the Original Notes at DTC (the "Book-Entry Transfer Facility") for the purpose of the Exchange Offer promptly after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make delivery of the Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's Notes account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. ALTHOUGH DELIVERY OF ORIGINAL NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER IN THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) WITH ALL REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS

MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED AND CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, EXCEPT AS OTHERWISE PROVIDED BELOW UNDER THE CAPTION
"-- GUARANTEED DELIVERY PROCEDURES." DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes determined by the Company not to be validly tendered or any Original Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived by the Company in its sole discretion, any defects or irregularities in connection with tenders of Original Notes will render such tenders invalid unless such defects or irregularities are cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Original Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, as provided for herein, will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date, or, as set forth herein, to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Original Notes in the open market, privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available, or (ii) who cannot deliver their Original Notes (or complete the procedures for book-entry transfer), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may nevertheless effect a tender of Original Notes if all of the following conditions are met:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail, hand delivery or overnight courier) setting forth the name and address of the Holder, any certificate number(s) of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Original Notes (or a confirmation of a book-entry transfer of such Original Notes in the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal will be deposited into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered Original Notes in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent's Notes account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     A Notice of Guaranteed Delivery is being sent to Holders along with the Prospectus and the Letter of Transmittal.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date, as such term is defined above under the caption "-- Expiration Date; Extensions; Amendments; Termination." If the Company extends the period of time during which the Exchange Offer is open, or if it is delayed in accepting for exchange of, or in issuing and exchanging the New Notes for, any Original Notes or if it is unable to accept for exchange of, or issue and exchange the New Notes for, any Original Notes pursuant to the Exchange Offer for any reason, then without prejudice to the Company's rights under the Exchange Offer, the Exchange Agent may, on behalf of the Company, retain all Original Notes tendered, and such Original Notes may not be withdrawn except as otherwise provided herein, subject to Rule 14e-1(c) under the Exchange Act, which provides that the person making an issuer tender offer shall either pay the consideration offered or return tendered securities, promptly after the termination or withdrawal of the offer.

     To withdraw a tender of Original Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its offices as set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Original Notes to be withdrawn (the "Depositor"), (ii) specify the serial numbers on the particular certificates evidencing the Original Notes to be withdrawn and the name of the registered Holder thereof (if certificates have been delivered or otherwise identified to the Exchange Agent) or the name and number of the account at DTC to be credited with withdrawal of the Original Notes (if the Original Notes have been tendered pursuant to the procedures for book-entry transfer), (iii) be signed by the Holders in the same manner as the original signature on the Letter of Transmittal by which Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the registrar (the "Registrar") with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Original Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer and without prejudice to the Company's other rights under the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for any Original Notes, and may amend or terminate the Exchange Offer as provided herein before the acceptance of such Original Notes, if, among other things:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, that might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) the New Notes to be received by Holders of Original Notes in the Exchange Offer, upon receipt, will not be transferable by such Holders (other than as "affiliates" of the Company) without restriction under the Securities Act and Exchange Act and without material restriction under the blue sky laws of substantially all of the states of the United States (subject, in the case of Restricted Holders, to any requirements that such persons comply with the Prospectus Delivery Requirements).

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may, subject to its obligations under the Registration Rights Agreement to use its best efforts to consummate the Exchange Offer, (i) terminate the Exchange Offer and return all tendered Original Notes to tendering Holders, (ii) extend the Exchange Offer and, subject to withdrawal rights as set forth in "-- Withdrawal of Tenders" above, retain all such Original Notes until the expiration of the Exchange Offer as so extended, (iii) waive such condition and, subject to any requirement to extend the period of time during which the Exchange Offer is open, exchange all Original Notes validly tendered for exchange by the Expiration Date and not withdrawn or (iv) delay acceptance or exchange of, or delay the issuance and exchange of New Notes for, any Original Notes until satisfaction or waiver of such conditions to the Exchange Offer even though the Exchange Offer has expired. The Company's right to delay acceptance for exchange of, or delay the issuance and exchange of New Notes for, Original Notes tendered for exchange pursuant to the Exchange Offer is subject to provisions of applicable law, including, to the extent applicable, Rule 14e-1(c) promulgated under the Exchange Act, which requires that the Company pay the consideration offered or return the Original Notes deposited by or on behalf of Holders of Original Notes promptly after the termination or withdrawal of the Exchange Offer. For a description of the Company's right to extend the period of time during which the Exchange Offer is open and to amend, delay or terminate the Exchange Offer, see "-- Expiration Date; Extensions; Amendments; Termination" above. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance with respect to completing the Letter of Transmittal or a Notice of Guaranteed Delivery, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

         By Registered or Certified Mail

              The Bank of New York
              101 Barclay Street
              New York, New York 10286

              Attn: Arwen Gibbons, Corporate Trust Operations, Floor 7E

         By Overnight Courier or By Hand
              The Bank of New York
              101 Barclay Street
              New York, New York 10286

              Attn: Arwen Gibbons, Corporate Trust Operations, Floor 7E

         By Facsimile

              (212) 571-3083

         Confirm by Telephone

              (212) 815-6333

FEES AND EXPENSES

     The expense of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail, however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000.00. Such expenses include fees and expenses of the Exchange Agent, Trustee, Paying Agent and Registrar, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes, or Original Notes for principal amounts not tendered or acceptable for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holders of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Original Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

                                  THE COMPANY

     The Company was organized in December 1993, as the successor to businesses formed in 1991 primarily for the purpose of owning and operating radio and television broadcasting stations and networks. The Company's principal executive offices are located at 601 Clearwater Park Road, West Palm Beach, Florida 33401 and its telephone number is (407) 659-4122.

                                 THE GUARANTORS

     Upon the consummation of the Offering, the Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors each of which is a direct or indirect wholly-owned subsidiary corporation or partnership. The Indenture will provide that certain future Restricted Subsidiaries (as defined herein), if any, of the Company and the Guarantors will also become Guarantors of the Notes. The Guarantees will be subordinated to all Senior Indebtedness of the Guarantors.

                                THE ACQUISITIONS

     From January 1994 to August 15, 1995, the Company has acquired five radio stations and seven radio networks and acquired or entered into time brokerage arrangements to operate 12 television stations (collectively, the "1994/1995 Acquisitions"). Since August 15, 1995 the Company has acquired or entered into time brokerage agreements for four additional television stations by closing the Recent Acquisitions. The Company currently has agreements, subject to various conditions including the receipt of regulatory approvals, to purchase the assets of or, as indicated below, to enter into time brokerage arrangements with respect to the following television stations (dollars in thousands):

                                                              EXPECTED CAPITAL     TOTAL EXPECTED
      MARKET(A)             STATION        PURCHASE PRICE       EXPENDITURES            COST
---------------------    -------------     --------------     ----------------     --------------
New York, NY             WHAI-TV              $ 22,000            $  2,000            $ 24,000
Dallas, TX(b)            Channel 68              2,000               2,000               4,000
Atlanta, GA(c)           WNGM-TV                10,000               2,500              12,500
Cleveland, OH(d)         WOAC-TV                 6,600               1,400               8,000
Phoenix, AZ(e)           KWBF-TV                 1,400               2,000               3,400
St. Louis, MO(e)         WCEE-TV                 3,200                 800               4,000
Milwaukee, WI(e)         WHKE-TV                 2,500               1,800               4,300
Akron, OH(f)             WAKC-TV                18,000               1,000              19,000
                                           --------------         --------         --------------
                                              $ 65,700            $ 13,500            $ 79,200
                                           ============       ==============       ============

---------------
(a) Each station is licensed by the FCC to serve a specific community within the listed DMA, which may differ from the market listed.
(b) Pending construction.
(c) The station license will be held by an affiliate of Whitehead Media, Inc., an entity that is not owned by the Company. The Company plans to enter into a time brokerage agreement with, and acquire certain assets of, this station.
(d) The station license will be held by a partnership in which an affiliate of Whitehead Media, Inc., an entity that is not owned by the Company, has majority voting control and the Company has a majority economic interest.
(e) Station licenses will be held by subsidiaries of The Christian Network, Inc. The Company plans to enter into time brokerage agreements with, and to acquire certain assets of, these stations.
(f) WAKC-TV is licensed within the Cleveland DMA, and currently serves as the Akron network-affiliated ABC station. The Company intends to operate it as an IN TV station.

     In an effort to continue to expand the number of television markets in which the Company has a presence, while remaining in compliance with FCC regulations concerning aggregate station ownership limitations, the Company has entered into time brokerage arrangements with third parties pursuant to which the Company enjoys many, but not all, of the benefits of operating a television station while not owning such station. Currently, the Company operates television stations WCTD-TV, WFCT-TV, WTVX-TV, WIRB-TV, KUBD-TV and WTJC-TV, pursuant to time brokerage agreements and, upon consummation of all of the Transactions, the Company will also operate television stations WHKE-TV, WCEE-TV, WOAC-TV, WNGM-TV and KWBF-TV pursuant to time brokerage agreements. The Company has and may in the future enter into other time brokerage agreements to operate stations prior to their acquisition.

     After giving effect to the consummation of the five agreements involving time-brokered stations, seven of the Company's eleven time-brokered stations will be operated pursuant to time brokerage arrangements with subsidiaries of The Christian Network, Inc. ("CNI"), three stations (WTVX-TV, WOAC-TV and WNGM-TV) will be operated pursuant to time brokerage arrangements with Whitehead Media Inc. ("Whitehead Media") or its affiliates, and one station (WFCT-TV) will be operated by the Company and a CNI subsidiary pursuant to a time brokerage agreement with Bradenton Broadcast Television Company, Ltd. ("BBTC"). CNI is a sec.501(c)(3) non-profit corporation to which Mr. Paxson has been a substantial financial contributor and of which he is a former director. Since December 1993, Mr. Paxson and the Company have engaged in a number of transactions related to time brokerage arrangements with CNI or its subsidiaries, as well as made loans to them to assist them in meeting their operating expenses and for capital improvements. As of the date hereof, CNI is indebted to the Company in the amount of $893,000. See "Certain Transactions." In addition to the time brokerage arrangements with subsidiaries of CNI, Whitehead Media and BBTC (or any of their affiliates) referred to above, the Company may, to the extent attractive opportunities arise in the future, enter into additional time brokerage arrangements with subsidiaries of CNI, Whitehead Media or other third parties to enable the Company to operate additional television stations that it might not otherwise be able to own itself under current FCC multiple station ownership restrictions.

     With certain limited exceptions, the time brokerage arrangements of the Company involve a basic transaction structure. The Company (i) finances the acquisition by the third party of some or all of the assets of the brokered stations and secures such financing by encumbering such assets including, to the extent permitted under FCC rules and regulations, the FCC license and all of the capital stock of the acquiring company; and (ii) enters into a time brokerage agreement with such third party which allows the Company to operate the brokered station, in accordance with FCC guidelines. Payments made to the FCC licensee under the time brokerage agreement are established, and renegotiated from time to time, based upon increases in expenses for which the FCC licensee must, in accordance with FCC regulations, remain primarily liable, including servicing the indebtedness owed by such FCC licensee to the Company. In certain circumstances, the Company may acquire certain tangible assets useful in the construction or operation of the brokered station and lease such assets to the brokered station. In addition, unless prohibited by FCC rules and regulations, the FCC licensee also grants to the Company an option to purchase the station for a nominal amount payable in cash together with the forgiveness of all outstanding indebtedness. Upon the consummation of the Acquisitions, the Company will have options to purchase each such station other than WTVX-TV, WIRB-TV and WNGM-TV.

     In connection with the Company's potential acquisition of or interest in Shop At Home, the Company may enter into a time brokerage agreement with respect to Shop At Home's television stations pending FCC approval of the proposed acquisition. See "Summary -- Certain Events."

                                USE OF PROCEEDS

     The Company will receive no proceeds from the exchange of the New Notes for the Original Notes.

     The gross proceeds from the sale by the Company of the Original Notes was approximately $227.3 million. Such proceeds together with borrowings in the amount of $38.6 million under the New Credit Facility were or will be used to:
(i) retire the outstanding senior debt under the Paxson Communications of Florida, Inc., the Paxson Communications Television, Inc. and Paxson Outdoor, Inc. credit facilities (the "Existing Senior Indebtedness"); (ii) fund the Acquisitions and expected capital expenditures related thereto; and (iii) pay the fees and expenses of the Private Offering and the New Credit Facility.

     The following table illustrates the estimated sources and uses of proceeds on a pro forma basis as if the Acquisitions, the Private Offering and borrowings under the New Credit Facility were consummated on August 15, 1995, (dollars in thousands):

    Sources of proceeds:
      Sale of Original Notes(a)...............................................  $227,309
      New Credit Facility.....................................................    38,591
                                                                                --------
         Total sources of proceeds............................................  $265,900
                                                                                ========
    Uses of proceeds:
      Retirement of Existing Senior Indebtedness(b)...........................  $156,750
      The Recent Acquisitions, the Proposed Acquisitions and the capital
         expenditures relating to the Acquisitions............................   100,650
      Estimated fees and expenses.............................................     8,500
                                                                                --------
         Total uses of proceeds...............................................  $265,900
                                                                                ========

---------------

(a) Net of discount of $2.7 million upon issuance.
(b) See Note 9 to the Company's consolidated financial statements for a description of such Existing Senior Indebtedness including the maturities and interest rates thereof.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company (i) as of June 30, 1995, (ii) as adjusted to give effect to a time brokerage arrangement for WTVX-TV (West Palm Beach), and the acquisition of KTFH-TV (Houston) and certain billboard properties, all of which occurred after June 30, 1995, and (iii) the pro forma capitalization after giving effect to the Transactions, as if the Transactions had occurred on June 30, 1995. This table should be read in conjunction with the information contained in "Pro Forma Financial Information" and the Company's consolidated financial statements and notes thereto appearing elsewhere herein.

                                                         AS OF JUNE 30, 1995
                                               ---------------------------------------
                                                ACTUAL        ADJUSTED       PRO FORMA
                                               --------       --------       ---------
                                                       (DOLLARS IN THOUSANDS)
Cash(a)......................................  $  8,409       $  8,409       $   8,409
                                               ========       ========        ========
Long-term debt (including current maturities)
  Existing Senior Indebtedness(b)............  $129,000       $156,750       $       0
  New Credit Facility........................         0              0          38,591
  Notes offered hereby(c)....................         0              0         227,309
  Other debt.................................     3,278          3,278           3,278
                                               --------       --------       ---------
                                                132,278        160,028         269,178
Senior Preferred Stock(d)....................    17,079         17,079          17,079
Redeemable class A and B common stock
  warrants...................................     3,498          3,498           3,498
Junior Preferred Stock(d)....................    29,166         29,166          29,166
Other equity(e)..............................     7,330          7,330          (3,703)
                                               --------       --------       ---------
     Total capitalization....................  $189,351       $217,101       $ 315,218
                                               ========       ========        ========

---------------
(a) The Company has agreed to set aside $4.75 million to fund certain corporate overhead costs in connection with the New Credit Facility.
(b) Adjusted Existing Senior Indebtedness gives effect to the borrowing of $17.0 million relating to a time brokerage arrangement for WTVX-TV, $8.5 million relating to the acquisition of KTFH-TV and $2.3 million relating to the acquisition of certain billboard properties.
(c) Net of discount of $2.7 million upon issuance.
(d) See "Description of the Capital Stock."
(e) Other equity is comprised of common stock, class C common stock warrants, stock subscription notes receivable, additional paid-in capital, deferred option plan compensation and accumulated deficit.

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma statement of operations and other data for the year ended December 31, 1994 and the six months ended June 30, 1995 give effect to:
(i) the consummation of the Offering; (ii) the execution of the New Credit Facility; (iii) the 1994/1995 Acquisitions using the prior operators' unaudited financial information except for the year ended December 31, 1994 for the Philadelphia, Houston, Los Angeles and Boston IN TV stations which are derived from audited financial statements included elsewhere herein; (iv) the Acquisitions; and (v) the elimination of certain terminated operations, as if such events included in (i) through (v) had occurred on January 1, 1994. Terminated operations include revenue and expenses associated with (i) the winding down of ancillary businesses in May 1995, (ii) the decision not to renew a contract for the Georgia Sports Network after March 1995 and (iii) the removal of certain corporate positions in August 1995. The elimination of the terminated operations results in a total pro forma EBITDA savings to the Company of approximately $415,000 and $776,000 for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively. For purposes of the statement of operations data, for each period the results of operations of the San Francisco, Washington, D.C., Dallas, Atlanta (WNGM-TV) or Phoenix IN TV station acquisitions were not included because the prior operators' financial information is not available, and the results of the New York and Akron television stations to be acquired were not included because the prior operators financial information is not relevant to the future operations of such stations by the Company. However, depreciation and amortization expense has been increased for each period to reflect preliminary purchase price allocations for all stations included in the Acquisitions. The pro forma balance sheet at June 30, 1995 presents the balance sheet of the Company as if, among other things, the Transactions had occurred on June 30, 1995.

     The Acquisitions will be accounted for using the purchase method of accounting. The total cost of the Acquisitions will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the respective purchase prices included in the pro forma financial information is preliminary. The Company does not expect that the final allocation of the purchase prices will materially differ from the preliminary allocation.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma consolidated financial information should be read in conjunction with the Company's consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus. The unaudited pro forma statement of operations data are not necessarily indicative of the results that would have occurred if the Transactions had occurred on the dates indicated, nor are they indicative of the Company's future results of operations. There can be no assurance whether or when all of the Acquisitions will be consummated.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                     FOR THE YEAR ENDED DECEMBER 31, 1994
                          -------------------------------------------------------------------------------------------
                                         THE                                       LOS                    1994/1995
                          COMPANY     MERGER(A)     PHILADELPHIA     HOUSTON     ANGELES     BOSTON      ACQUISITIONS
                          -------     ---------     ------------     -------     -------     -------     ------------
Total gross revenue...    $62,067     $  9,539         $3,111        $2,665      $1,712      $ 1,222        $8,467
Operating expenses,
  excluding
  depreciation and
  amortization........    51,225         9,197          2,721         2,221       1,041        1,946         7,291
Depreciation and
  amortization........    12,404         1,288            391           225         743          203           593
                          -------       ------           ----          ----      ------        -----        ------
Income (loss) from
  operations..........    (1,562 )        (946 )           (1)          219         (72 )       (927)          583
Interest income
  (expense), net......    (4,875 )         258           (461)         (106 )      (856 )       (332)           (3)
Other income
  (expense), net......        (5 )          --           (505)          442          --          (51)           12
Benefit (provision)
  for income taxes....     1,680            --             --            --          --           --            --
                          -------       ------           ----          ----      ------        -----        ------
Net income (loss)
  before extraordinary
  item................    $(4,762)    $   (688 )       $ (967)       $  555      $ (928 )    $(1,310)       $  592
                          =======       ======           ====          ====      ======        =====        ======


                            THE           PRO FORMA        PRO
                        ACQUISITIONS     ADJUSTMENTS      FORMA
                        ------------     -----------     --------
Total gross revenue...     $6,846         $  (3,041)(b)  $ 92,588
Operating expenses,
  excluding
  depreciation and
  amortization........      6,774            (4,826)(c)    77,590
Depreciation and
  amortization........        645            15,088 (d)    31,580
                           ------          --------      --------
Income (loss) from
  operations..........       (573)          (13,303)      (16,582)
Interest income
  (expense), net......       (132)          (24,262)(e)   (30,769)
Other income
  (expense), net......         46                (1)(f)       (62)
Benefit (provision)
  for income taxes....        (11)               11 (g)     1,680
                           ------          --------      --------
Net income (loss)
  before extraordinary
  item................     $ (670)        $ (37,555)     $(45,733)
                           ======          ========      ========

                                                          FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                      -------------------------------------------------------------------------------
                                                                                   LOS                    1994/1995
                                       COMPANY      PHILADELPHIA     HOUSTON     ANGELES     BOSTON      ACQUISITIONS
                                      ---------     ------------     -------     -------     -------     ------------
Total gross revenue..............     $ 44,356         $  370        $  648      $1,019      $   600        $3,207
Operating expenses excluding
  depreciation, amortization and
  option plan compensation.......       37,645            273           413         351          609         2,751
Option plan compensation(h)......        9,404             --            --          --           --            --
Depreciation and amortization....        8,054             33            92         279          102           268
                                          ----           ----        ------       -----       ------        ------
Income (loss) from operations....      (10,747 )           64           143         389         (111)          188
Interest expense, net............       (4,309 )          (45)          (46 )      (271 )       (174)           --
Other income (expense), net......          (14 )          (31)           --          --          (10)            3
Benefit (provision) for income
  taxes..........................          640             --            --          --           --            --
                                          ----           ----        ------       -----       ------        ------
Net income (loss) before
  extraordinary item.............     $(14,430 )       $  (12)       $   97      $  118      $  (295)       $  191
                                          ====           ====        ======       =====       ======        ======


                            THE           PRO FORMA        PRO
                        ACQUISITIONS     ADJUSTMENTS      FORMA
                        ------------     -----------     --------
Total gross revenue...     $3,178         $    (695)(b)  $ 52,683

Operating expenses exc
  depreciation, amorti
  option plan compensa      2,815            (2,076)(c)    42,781
Option plan compensati         --                --         9,404
Depreciation and amort        191             6,771 (d)    15,790
                         --------          --------
Income (loss) from ope        172            (5,390)      (15,292)
Interest expense, net.        (58)          (10,482)(e)   (15,385)
Other income (expense)         (5)               19 (f)       (38)

Benefit (provision) fo
  taxes...............        (11)               11 (g)       640
                         --------          --------

Net income (loss) befo
  extraordinary item..     $   98         $ (15,842)     $(30,075)
                         ========          ========

                                           (see footnotes on the following page)

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

    (a) Reflects the inclusion of the results of operations of ANG, WPBF-TV and WTLK-TV, in the period prior to their respective acquisitions and consolidation with the Company.

    (b) To reflect the elimination of time brokerage revenue of $135 (WTLK-TV) and $184 (KTFH-TV) recorded in the prior operators' financial information, the elimination of revenue from terminated operations of $2,906 and $800 for the year ended December 31, 1994, and the six months ended June 30, 1995, respectively, and the increase in revenues of $289 (KZKI) for the month of January 1995 to reflect a full six months of revenues for the period ended June 30, 1995 as KZKI's fiscal year is February 1 to January 31.

    (c) To reflect the elimination of $1,437 and $372 of general and administrative costs which represent redundant facilities and staff for operations acquired, $152 and $0 of general and administrative expenses which represent legal and investment banking expenses related to the sale of the station to the Company in a prior operator's financial information, $3,321 and $1,577 which represent terminated operations and $186 and $287 which represented time brokerage fees paid to prior operators, the increase in time brokerage expense of $270 and $100 for additional fees to be paid to operators for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively, and the increase in operating expense of $60 (KZKI) for the month of January 1995 to reflect a full six months of expenses for the period ended June 30, 1995 as KZKI's fiscal year is February 1 to January 31.

    (d) To reflect the increase in depreciation and amortization expense for purchase accounting allocations made for the Acquisitions and the decrease in amortization expense for the write-off of previously deferred financing costs of $11,033 and the net financing costs associated with the Offering and the New Credit Facility of $8,500 as follows:

                                                                              DECEMBER 31,   JUNE 30,
                                                                                  1994         1995
                                                                              ------------   --------
    Pro forma depreciation..................................................    $ 18,660     $  9,330
    Pro forma amortization, net of deferred financing costs.................      11,500        5,750
    Deferred financing costs for the Offering and the New Credit Facility...       1,420          710
                                                                              ------------   --------
        Total pro forma depreciation and amortization.......................    $ 31,580     $ 15,790
    Less prior operators' depreciation and amortization and Company's prior
      deferred financing cost amortization..................................     (16,492)      (9,019)
                                                                              ------------   --------
                                                                                $ 15,088     $  6,771
                                                                              ============   =========

    The pro forma statement of operations does not reflect an extraordinary loss of approximately $11,033 to be recorded by the Company to reflect the write-off of deferred financing costs of debt retired as a result of the Transactions.

    (e) Adjustment necessary to reflect interest expense associated with the Notes and borrowings under the New Credit Facility.

    (f) To reflect the elimination of (i) $186 and $319 of non-recurring expenses relating to reorganization expenses and management fees for the year ended December 31, 1994, respectively, at the Philadelphia station; (ii) $512 of reorganization income of Houston for the year ended December 31, 1994; and (iii) $6 and $19 of other expense related to terminated operations for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively.

    (g) To reflect the elimination of income tax expense from certain of the stations to be acquired based upon the federal income tax rate for the consolidated group.

    (h) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                JUNE 30, 1995
                                   -----------------------------------------------------------------------
                                                           1994/1995         PRO FORMA
                                   COMPANY     HOUSTON    ACQUISITIONS     ADJUSTMENTS(A)     PRO FORMA(A)
                                   --------    -------    ------------     --------------     ------------
ASSETS
Current Assets:
  Cash and cash equivalents....... $  8,409    $  326       $     --         $     (326)(b)     $  8,409
  Accounts receivable, net........   13,011       115             --               (115)(b)       13,011
  Other current assets............    2,832        13             --                (13)(b)        2,832
                                   --------    ------       --------          ---------         --------
     Total current assets.........   24,252       454             --               (454)          24,252
Property and equipment, net.......   66,648     1,196          2,250 (c)         31,454 (d)      101,548
Intangible assets, net............   81,572       642             --             64,058 (d)      146,272
Other assets, net.................   20,241        --           (700)(e)         (2,533)(d)       17,008
Investment in broadcast
  properties......................       --        --         18,000 (e)         11,800 (f)       29,800
Related party notes receivable....    2,250        --             --                 --            2,250
                                   --------    ------       --------          ---------         --------
          Total assets............ $194,963    $2,292       $ 19,550         $  104,325         $321,130
                                   ========    ======       ========          =========         ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
  Accounts payable and accrued
     liabilities.................. $  4,428    $2,420       $    300 (e)     $   (2,420)(b)     $  4,728
  Current portion of long-term
     debt.........................   11,977       500          2,250 (c)        (14,446)(g)          281
                                   --------    ------       --------          ---------         --------
     Total current liabilities....   16,405     2,920          2,550            (16,866)           5,009
Long-term debt....................  120,301        --         17,000 (e)        (95,713)(g)       41,588
Notes offered hereby(h)...........       --        --             --            227,309 (g)      227,309
Other long-term liabilities.......    1,184        --             --                 --            1,184
Senior Preferred Stock(i).........   17,079        --             --                 --           17,079
Redeemable Class A and B common
  stock warrants..................    3,498        --             --                 --            3,498
Junior Preferred Stock(i).........   29,166        --             --                 --           29,166
Other equity(j)...................    7,330      (628 )           --            (10,405)(k)       (3,703)
                                   --------    ------       --------          ---------         --------
          Total liabilities and
            stockholders'
            equity................ $194,963    $2,292       $ 19,550         $  104,325         $321,130
                                   ========    ======       ========          =========         ========

                                           (see footnotes on the following page)

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)

    (a) Pro forma balance sheet data as of June 30, 1995 give effect to: (i) the consummation of the Offering; (ii) the execution of the New Credit Facility;
(iii) the elimination of prior operators' results and the preliminary purchase price allocation for the acquisition of the Houston IN TV station in July 1995; and (iv) the Acquisitions as if such events included in (i) through (iv) had occurred at June 30, 1995.

    (b) To reflect the effects of purchase accounting adjustments for the Houston IN TV station for assets and liabilities of the prior operator which were not purchased by the Company.

    (c) Gives effect to the acquisition of billboard properties.

    (d) To reflect the increase in fixed and intangible assets for purchase price allocation made for the Acquisitions and the decrease in other assets for the write-off of previously deferred financing costs of $11,033 and the deferral of financing costs associated with this Offering of $8,500 as follows:

                                                                      PROPERTY AND   INTANGIBLE    OTHER
                                                                       EQUIPMENT       ASSETS     ASSETS
                                                                      ------------   ----------   -------
    Houston IN TV station...........................................    $  2,800      $  5,700         --
    The Acquisitions................................................      29,850        59,000         --
    Deferred financing costs........................................          --            --    $ 8,500
    Elimination of prior operator data and deferred financing
      costs.........................................................      (1,196)         (642)   (11,033)
                                                                      ------------   ----------   -------
                                                                        $ 31,454      $ 64,058    $(2,533)
                                                                      ===========    =========    ========

    (e) Gives effect to the execution of a loan agreement related to the time brokerage agreement for WTVX-TV in which the Company loaned $18 million for the acquisition of the brokered station by a third party through its existing credit facility, use of previously deposited escrow funds and accrued liabilities for payment of transaction costs.

    (f) Reflects investments in broadcast properties in which the Company financed the acquisition of brokered stations by third parties.

    (g) To reflect the consummation of the Offerings and borrowings under the New Credit Facility and the repayment of the Existing Senior Indebtedness as follows:

                                                               CURRENT
                                                             PORTION OF                       NOTES OFFERED
                                                           LONG-TERM DEBT    LONG-TERM DEBT      HEREBY
                                                           ---------------   --------------   -------------
    Houston acquisition..................................            --        $    8,500              --
    Repayment of the Existing Senior Indebtedness........     $ (13,946)         (142,804)      $ 156,750
    The Acquisitions.....................................            --            38,591          62,059
    Deferred financing costs.............................            --                --           8,500
    Elimination of prior operator results................          (500)               --
                                                           ---------------   --------------   -------------
                                                              $ (14,446)       $  (95,713)      $ 227,309
                                                           ==============    ==============   ============

    (h) Net of discount of $2.7 million upon issuance.

    (i) See "Description of the Capital Stock."

    (j) Other equity is comprised of common stock, class C common stock warrants, stock subscription notes receivable, additional paid-in capital, deferred option plan compensation and accumulated deficit.

    (k) To reflect (i) the purchase accounting adjustment for the elimination of deficit for the Houston acquisition; and (ii) the effect of the write-off of deferred financing costs as a result of the Transactions of $11,033.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following selected historical and pro forma financial data, insofar as it relates to each of the four years ended December 31, 1994, has been derived from Company prepared financial information and should be read in conjunction with the audited financial statements, including the consolidated balance sheets at December 31, 1993 and 1994 and the related consolidated statements of operations for each of the years for the three year period ended December 31, 1994 and the notes thereto appearing elsewhere in this Prospectus. The selected historical and pro forma financial data as of and for the six months ended June 30, 1994 and 1995 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim periods. Results for the six months ended June 30, 1995 are not necessarily indicative of results that may be expected for the entire year. The summary financial information should be read in conjunction with the information contained in the Company's consolidated financial statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Financial Information" included elsewhere herein.

     The following unaudited selected pro forma statement of operations data and other data give effect to, among other things, the Transactions, as if they had occurred on January 1, 1994. The following unaudited selected pro forma balance sheet data give effect to, among other things, the Transactions, as if they had occurred on June 30, 1995. The Transactions and certain management assumptions and adjustments are described in the accompanying notes hereto. The pro forma information should be read in conjunction with the Company's consolidated financial statements and notes thereto, as of December 31, 1994 and the three years then ended, appearing elsewhere in this Prospectus. This pro forma information is not necessarily indicative of actual or future operating results or financial position.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 YEAR ENDED DECEMBER 31,                           SIX MONTHS ENDED JUNE 30,
                                ---------------------------------------------------------     -----------------------------------
                                                                                PRO FORMA                               PRO FORMA
                                 1991       1992        1993         1994        1994(A)         1994         1995       1995(A)
                                -------   --------   ----------   -----------   ---------     ----------   ----------   ---------
STATEMENT OF OPERATIONS DATA:
Total gross revenue...........  $   830   $ 17,062   $   32,062   $    62,067   $ 92,588      $   21,514   $   44,356    $52,683
Operating expenses, excluding
  depreciation, amortization
  and option plan
  compensation................    1,719     17,922       28,872        51,225     77,590          18,593       37,645     42,781
Option plan compensation(b)...       --         --           --            --         --              --        9,404      9,404
Depreciation and
  amortization................      497      5,977        9,351        12,404     31,580           5,266        8,054     15,790
                                -------   --------   ----------   -----------   --------      ----------   ----------    -------
Loss from operations..........   (1,386)    (6,837)      (6,161)       (1,562)    (6,582 )        (2,345)     (10,747)   (15,292)
Interest expense, net(c)......      (52)    (1,262)      (2,052)       (4,875)   (30,769 )        (1,391)      (4,309)   (15,385)
Other income (expense), net...       10        134          221            (5)       (62 )           223          (14)       (38)
Benefit (provision) for income
  taxes.......................       --         --       (2,960)        1,680      1,680           1,396          640        640
Extraordinary item and
  cumulative effect of a
  change in accounting
  principle(d)................       --        110         (457)           --                         --           --
                                -------   --------   ----------   -----------                 ----------   ----------
Net loss......................   (1,428)    (7,855)     (11,409)       (4,762)                    (2,117)     (14,430)
Dividends and accretion on
  preferred stock and common
  stock warrants(e)...........       --         --         (151)       (3,386)                    (1,587)      (5,864)
                                -------   --------   ----------   -----------                 ----------   ----------
Net loss attributable to
  common stock and common
  stock equivalents...........  $(1,428)  $ (7,855)  $  (11,560)  $    (8,148)                $   (3,704)  $  (20,294)
                                =======   ========   ==========   ===========                 ==========   ==========
Loss per share data:(f)
  Net loss....................       --         --   $    (0.36)  $     (0.14)                $    (0.06)  $    (0.42)
  Net loss attributable to
    common stock and common
    stock equivalents.........       --         --        (0.37)        (0.24)                     (0.11)       (0.59)
  Weighted average shares
    outstanding -- primary and
    fully diluted(g)..........       --         --   31,581,948    33,430,116                 32,506,032   34,401,282
OTHER DATA:
EBITDA(h).....................  $  (796)  $   (162)  $    4,522   $    11,644   $ 15,930      $    3,224   $    8,155    $10,266
Capital expenditures(i).......       60      1,273        1,963         5,917      5,917           1,485        9,589      9,589
Ratio of earnings to fixed
  charges(j)..................       --         --           --            --         --              --           --         --

                                                                                                                   PRO FORMA
                                                                                                                 TWELVE MONTHS
                                                                                                                     ENDED
                                                                                                               JUNE 30, 1995(A)
                                                                                                               -----------------
Adjusted EBITDA(k)...........................................................................................       $27,946
Ratio of Adjusted EBITDA to interest expense, net............................................................           .91x
Ratio of total debt to Adjusted EBITDA.......................................................................          9.63
Ratio of net debt to Adjusted EBITDA(l)......................................................................          9.33

                                                                                                      AS OF JUNE 30, 1995
                                                                                                -------------------------------
                                     BALANCE SHEET DATA:                                           ACTUAL          PRO FORMA(A)
                                                                                                ------------       ------------
Cash and cash equivalents.....................................................................    $  8,409           $  8,409
Net working capital...........................................................................       7,847             19,243
Total assets..................................................................................     194,963            321,130
Total debt....................................................................................     132,278            269,178
Redeemable preferred stock and Class A and B common stock warrants............................      49,743             49,743

                                           (see footnotes on the following page)

           NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    (a) Pro forma statement of operations and other data for the year ended December 31, 1994 and the six and twelve months ended June 30, 1995 give effect to: (i) the consummation of the Offering; (ii) the execution of the New Credit Facility; (iii) the 1994/1995 Acquisitions using the prior operators' unaudited financial information except for the year ended December 31, 1994 for the Boston, Philadelphia, Houston and Los Angeles IN TV stations which are derived from audited financial statements included elsewhere herein; (iv) the Acquisitions; and (v) the elimination of certain terminated operations, as if such events included in (i) through (v) had occurred on January 1, 1994. For purposes of the statement of operations data the results of operations of the San Francisco, Washington, D.C., Dallas, Atlanta (WGNM-TV) or Phoenix IN TV stations were not included because the prior operators' financial information is not available, and the results of the New York and Akron television stations to be acquired were not included because the prior operators' financial information is not relevant to the future operations of such stations by the Company. However, depreciation and amortization expense has been increased for each period to reflect preliminary purchase price allocations for all stations acquired in the Acquisition. The pro forma balance sheet data give effect to, among other things, the Transactions as if the Transactions had occurred on June 30, 1995.

    (b) Option plan compensation represents a non-cash charge associated with the granting of common stock options to employees under the Company's Stock Incentive Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Management -- Stock Incentive Plan."

    (c) Interest expense, net is equal to total interest expense less interest income.

    (d) Extraordinary item and cumulative effect of a change in accounting principle reflects a gain of $109,540 in 1992 as a result of a change in the method of calculating depreciation and an extraordinary loss of $457,147 in 1993 associated with the write-off of capitalized financing costs on debt retired in conjunction with the Company's reorganization on December 15, 1993. The pro forma income statement data for the year ended December 31, 1994 and the six months ended June 30, 1995 do not reflect an extraordinary loss on the write-off of previously capitalized financing costs of $6.3 million and $11.0 million, respectively.

    (e) Dividends and accretion on preferred stock and common stock warrants represent the Senior Preferred Stock (15% dividend rate), redeemable Class A and B common stock warrants and Junior Preferred Stock (12% dividend rate). Such capital stock is mandatorily redeemable and certain issues have accretion provisions. See "Description of the Capital Stock."

    (f) Loss per share data for the historical years ended December 31, 1993 and 1994, and for the six months ended June 30, 1995 give a pro forma effect to (i) the Company's amended capital structure related to the merger with ANG on April 14, 1994; and (ii) a stock dividend on common shares outstanding on January 1, 1995. Loss per share data for the historical six months ended June 30, 1994 give pro forma effect to a stock dividend on common shares outstanding on January 1, 1995.

    (g) Weighted average shares outstanding for the years ended December 31, 1993 and 1994 give a pro forma effect to (i) the Company's amended capital structure related to the merger with ANG on April 14, 1994 of 21,054,632 and 22,286,744 shares, respectively; and (ii) a stock dividend on common shares outstanding on January 1, 1995 of 11,143,372 and 10,527,316 shares, respectively. Weighted average shares outstanding -- primary and fully diluted for the six months ended June 30, 1994 give pro forma effect to a stock dividend on common shares outstanding on January 1, 1995 of 10,989,358.

    (h) EBITDA is defined as net income (loss) before (i) extraordinary item and cumulative effect of a change in accounting principle, (ii) benefit (provision) for income taxes, (iii) other income (expenses), net, (iv) interest expense, net, (v) depreciation and amortization, (vi) option plan compensation and (vii) non-recurring items including terminated operations; less scheduled broadcast rights payments.

    (i) Includes all capital expenditures including expenditures associated with the upgrade and conversion of acquired television stations to the IN TV format. Pro forma capital expenditures exclude $19.3 million associated with the Acquisitions which will be funded from the proceeds of the Offering and borrowings under the New Credit Facility.

    (j) For purposes of this computation, earnings are defined as earnings or loss before extraordinary items and fixed charges. Fixed charges are the sum of
(i) interest costs (including the cash and non-cash interest portion of operating leases) and (ii) amortization of deferred financing costs. Earnings were inadequate to cover fixed charges by approximately $1.4 million, $8.0 million, $8.0 million, $ 6.4 million, $3.5 million and $15.1 million, for the years ended December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and for the six-month periods ended June 30, 1994 and June 30, 1995, respectively. On a pro forma basis, earnings were insufficient to cover fixed charges by approximately $47.4 million and $30.7 million for the year ended December 31, 1994 and the six-month period ended June 30, 1995.

    (k) Adjusted EBITDA for the latest twelve months ended June 30, 1995 is defined as EBITDA for such period less (i) the segment operating profit for the Infomall TV Network for such period plus (ii) four times segment operating profit for the Infomall TV Network for the quarter ended June 30, 1995. For purposes of this calculation, the results of operations of the San Francisco, Washington D.C., Dallas, Atlanta (WGNM-TV) or Phoenix IN TV stations were not included because the prior operators' financial information is not available, and the results of the New York and Akron television stations to be acquired were not included because the prior operators' financial information is not relevant to the future operations of such stations by the Company. Adjusted EBITDA is calculated on a basis consistent with calculations required under the Indenture.

    (l) Net debt is total debt less cash and cash equivalents.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The Company's growth since its inception in 1991 has primarily been based upon the acquisition of or management of radio stations, television stations, and radio networks, as well as the subsequent improvement of those operations. The pace and magnitude of the Company's acquisitions hinder meaningful period-to-period comparisons of results. The following table sets forth certain information concerning stations acquired by the Company or operated by the Company pursuant to time brokerage agreements as of June 30, 1995:

                                                DATE OF            COMMENCEMENT DATE OF
STATION  TYPE            MARKET               ACQUISITION        TIME BROKERAGE AGREEMENT
-----    -----    ---------------------    ------------------    ------------------------
WROO     FM       Jacksonville             September 1991
WNZS     AM       Jacksonville             May 1993(a)
WHPT     FM       Tampa/St. Petersburg     November 1991
WHNZ     AM       Tampa/St. Petersburg     November 1991
WZTA     FM       Miami/Ft. Lauderdale     April 1992
WINZ     AM       Miami/Ft. Lauderdale     April 1992
WWNZ     AM       Orlando                  April 1992
WMGF     FM       Orlando                  May 1993              June 1992
WJRR     FM       Orlando                  May 1993              July 1992
WWZN     AM       Orlando                  December 1994(b)
WPLA     FM       Jacksonville             May 1993              June 1992
WZNZ     AM       Jacksonville             May 1993              June 1992
WLVE     FM       Miami/Ft. Lauderdale     April 1993
WGSQ     FM       Cookeville               April 1994(c)
WPTN     AM       Cookeville               April 1994(c)
WTLK     TV       Atlanta                  July 1994             April 1994
WCTD     TV       Miami/Ft. Lauderdale     Option                April 1994
WFCT     TV       Tampa/St. Petersburg     Option                August 1994
WPBF     TV       West Palm Beach          July 1994
WIRB     TV       Orlando                  --                    December 1994
WTGI     TV       Philadelphia             February 1995
WNZE     AM       Tampa/St. Petersburg     February 1995         August 1994
WTWS     TV       Hartford/New Haven       March 1995
WSJT     FM       Tampa/St. Petersburg     March 1995(d)
KZKI     TV       Los Angeles              May 1995
WGOT     TV       Boston                   May 1995
KLXV     TV       San Francisco            June 1995
WFTL     AM       Miami/Ft. Lauderdale     June 1995
KTFH     TV       Houston                  July 1995             March 1995

---------------
(a) Results of operations since October 1991 have been included in the Company's results of operations pursuant to certain agreements the Company had entered into as of that date.
(b) Call letters changed from WGTO-AM. Former WWZN-AM sold for $0.3 million in November 1994.
(c) Acquired through ANG merger.
(d) Station acquired March 1995, and began broadcasting in July 1995.

     The Company also acquired the Florida Radio Network effective March 1993, and in connection with the ANG merger, the Company began operating news radio networks in April 1994 in Tennessee and South Carolina and radio sports networks for the men's football and basketball programs of the University of Florida, Pennsylvania State University and Virginia Polytechnic Institute. In January 1995, the Company began operating the Alabama Radio Network and acquired the right to broadcast football, basketball and baseball games of the University of Miami.

RESULTS OF OPERATIONS

  Six Months Ended June 30, 1995 and 1994

     Consolidated revenue for the six months ended June 30, 1995 increased 107% (or $22.9 million) to $44.4 million from $21.5 million for the six months ended June 30, 1994. The increase was primarily due to the acquisitions of WPBF-TV, WTLK-TV, WTGI-TV, WTWS-TV, and the time brokerages of WIRB-TV, that commenced in December 1994, and KTFH-TV, that commenced in March 1995.

     Operating expenses for the six months ended June 30, 1995 increased 131% (or $31.2 million) to $55.1 million from $23.9 million for the six months ended June 30, 1994. The increase was primarily due to the cost of operating newly acquired stations, direct expenses such as commissions which rise in proportion to revenue, higher corporate overhead, specifically option plan compensation, and higher depreciation and amortization related to assets acquired. The Company expects to recognize additional option plan compensation expense with respect to granted options over the next five years in the aggregate amount of approximately $2.6 million.

     Broadcast cash flow for the six months ended June 30, 1995 increased 150% (or $6.6 million) to $11.0 million from $4.4 million for the six months ended June 30, 1994. The increase in broadcast cash flow was a direct result of acquisitions and improved performance of existing properties.

     Net interest expense for the six months ended June 30, 1995 increased to $4.3 million from $1.4 million for the six months ended June 30, 1994, an increase of 207%, primarily due to the greater level of long-term debt throughout the period and higher borrowing rates. As a result of acquisitions, at June 30, 1995, long-term debt was $132.3 million, or 61% higher than the $82.4 million outstanding June 30, 1994.

     The Company recognized $640,000 of income tax benefit during the six months ended June 30, 1995 which resulted primarily from the 1995 net loss and reversal of deferred taxes associated with the 1993 tax provision resulting from the change in tax status.

  Years Ended December 31, 1994 and 1993

     Consolidated revenue in 1994 increased 93% (or $30 million) to $62.1 million from $32.1 million in 1993. This increase was primarily due to the acquisition of WPBF-TV on July 1, 1994, revenue received under the time brokerage agreement for WTLK-TV beginning April 4, 1994 and the subsequent purchase thereof on July 13, 1994, the consolidation of the ANG operations beginning April 14, 1994, and improved market conditions and better sales management within the Company's existing properties. In addition, revenue increased because of the time brokerages of WCTD-TV beginning April 1, 1994 and WFCT-TV beginning August 1, 1994.

     Operating expenses in 1994 increased 66% (or $25.4 million) to $63.6 million from $38.2 million in 1993. The increase was primarily due to the costs of operating WPBF-TV and WTLK-TV, direct expenses such as commissions which rise in proportion to revenue, the consolidation of ANG, and higher depreciation and amortization related to assets acquired. In addition, operating expenses increased because of the time brokerages of WCTD-TV and WFCT-TV and related fees. Somewhat offsetting these increases was the elimination of time brokerage fees for stations acquired during May 1993 and the sale of WWNZ-AM in 1993.

     Broadcast cash flow for 1994 increased 112% (or $7.6 million) to $14.4 million, from $6.8 million in 1993. The increase in broadcast cash flow was a direct result of acquisitions, revenue growth and continued expense controls.

     Net interest expense increased to $4.9 million from $2.1 million, an increase of 133%, primarily due to a greater level of long-term debt throughout the year and higher borrowing rates. As a result of acquisitions, at December 31, 1994, long-term debt was $82.4 million, or 153% higher than the $32.6 million outstanding a year prior.

     The Company recognized $1.7 million of income tax benefit which resulted primarily from the 1994 net loss and related reversal of deferred taxes associated with the 1993 tax provision.

  Years Ended December 31, 1993 and 1992

     Consolidated revenue in 1993 increased 88% (or $15.0 million) to $32.1 million from $17.1 million in 1992. This increase was primarily due to the acquisition of WLVE-FM in April 1993 and the effect of a full year of operations in 1993 of WZTA-FM, WINZ-AM, WMGF-FM, WJRR-FM, WWNZ-AM, WWZN-AM, WPLA-FM and WZNZ-AM, all of which were acquired or commenced operation under time brokerage agreements during April to July 1992. In addition, the increase in revenue was the result of stronger market conditions and improved sales management, offset somewhat by the divestiture of WWNZ-FM, which was operated for approximately eight months in 1992. Revenue generated apart from the Company's radio stations increased due to the acquisition of Florida Radio Network and the development of merchandising and direct marketing activities.

     Operating expenses in 1993 increased 60% (or $14.3 million) to $38.2 million from $23.9 million in 1992. This increase was primarily due to the acquisition of WLVE-FM in April 1993 and the effect of a full year of operations in 1993 of WZTA-FM, WINZ-AM, WMGF-FM, WJRR-FM, WWNZ-AM, WWZN-AM, WPLA-FM and WZNZ-AM, all of which were acquired or commenced operation under time brokerage agreements during April to July 1992. This increase was offset somewhat by savings from the consolidation of the operations of three to four radio stations in each of the markets of Miami/Ft. Lauderdale, Orlando and Jacksonville, particularly with regard to sales and general and administrative costs as redundant personnel and office space were eliminated. In addition, the Company realized decreases in promotional expenses through economies of scale for stations owned or operated during similar periods in each year. The divestiture of WWNZ-FM in early 1993 reduced expenses in comparison to 1992 when the station was operated for eight months.

     Broadcast cash flow for 1993 increased 94% (or $3.3 million) to $6.8 million from $3.0 million in 1992. The increase in broadcast cash flow was a direct result of acquisitions, revenue growth and continued expense controls.

     Net interest expense increased to $2.1 million from $1.3 million, an increase of 62%, primarily due to a greater level of long-term debt throughout the year. At December 31, 1993, long-term debt was $32.6 million, or 52% higher than the $21.5 million outstanding a year prior.

     The sale of WWNZ-FM resulted in a gain of approximately $427,000 in 1993.

     In 1993 the Company provided for $3.0 million of income taxes which resulted from the December 15, 1993 reorganization and consolidation. Prior to December 15, 1993 the Company operated in the form of partnerships and S corporations for federal and state income tax purposes. Therefore, all income and loss for the periods prior to December 15, 1993 were taxed at the partner and stockholder level and no provision for income taxes was recorded. The 1993 extraordinary loss relates to the write-off of deferred financing costs upon extinguishment of the existing Company senior debt in March 1993.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's working capital at June 30, 1995 and December 31, 1994 was $7.8 million and $26.4 million, respectively, and the ratio of current assets to current liabilities was 1.48:1 and 3.11:1, on such dates respectively. Working capital decreased primarily due to the acquisitions described above, which was partially offset by an increase in the current portion of long-term debt and the reclassification of related party notes receivable to long-term assets. This reclassification was made in anticipation of pending revisions of certain station ownership regulation restrictions that could allow the Company's subsequent acquisition of the underlying stations.

     Cash used in operations for the six months ended June 30, 1995 of $0.2 million reflects the improvement in operating results of existing properties, acquisitions and time brokerage properties, net of increased interest expense and increases in other assets. Cash used for investing activities primarily reflects the acquisitions of WTGI-TV, WTWS-TV, WGOT-TV, KZKI-TV, KLXV-TV, WSJT-FM, WFTL-AM and purchases of equipment for these and existing properties. Cash provided by financing activities reflects the proceeds from borrowings of long-term debt. In addition, the Company advanced $500,000 to CNI during the second quarter under a demand note bearing interest at a prime rate.

     Non-cash activity relates to option plan compensation, reciprocal trade advertising revenue and expense, as well as dividends and accretion on the preferred stock and common stock warrants.

     The Company was initially funded primarily by Mr. Paxson, who has made equity investments in the Company since its inception totaling approximately $37 million. Beginning in 1992, the Company has also utilized senior long-term debt provided to its principal operating subsidiaries by consortiums of financial institutions. A credit facility of $32 million was established in March 1993. This facility was subsequently increased to $40 million in December 1993 and $150 million in July 1994. The credit terms require amortization of principal over a seven-year period with the first payment due September 30, 1995, and interest payable quarterly at a floating rate (initially LIBOR plus 2.75%). As of June 30, 1995, $90 million has been drawn under this facility. A separate senior revolving credit facility of $75 million was established in May 1995. The credit terms under such additional facility require interest payable quarterly at a floating rate (initially LIBOR plus 3.5%, and changing to LIBOR plus 2.5% three months later). At June 30, 1995, $39 million had been drawn under this facility. Substantially contemporaneously with the consummation of the Offering, the Company will enter into the New Credit Facility (see "Description of New Credit Facility"). Proceeds from the Private Offering were used to retire the Existing Senior Indebtedness. The Company has or will fund the cash payments required for the Acquisitions primarily from a combination of borrowings under the Existing Credit Facilities, prior to the Offering, and from the proceeds of the Private Offering and borrowings under the New Credit Facility thereafter. As a result, the Company expects to write off approximately $11.0 million of loan origination costs associated with its two Existing Credit Facilities.

     Following completion of the Transactions, the Company's principal capital requirements will be interest and principal payments on indebtedness. The Notes will require semi-annual interest payments at a fixed rate. Borrowings under the New Credit Facility will bear interest at floating rates and are anticipated to require interest payments on varying dates depending on the interest rate option selected by the Company. The New Credit Facility is expected to mature in approximately six years and will require interim amortization payments. In addition to debt service, the Company's principal cash requirements will be for capital expenditures and, if appropriate opportunities arise, the acquisition of additional broadcasting stations or assets.

     The Company believes that the proceeds from the Private Offering together with the cash flow from operations and borrowings under the New Credit Facility will be sufficient to consummate the Acquisitions (including the expected capital expenditures associated therewith) and to meet working capital requirements for existing properties. To the extent that the Company pursues future acquisitions, including Shop At Home, the Company may be required to obtain additional financing. There can be no assurance that it will be able to obtain such financing on terms acceptable to it.

                                    BUSINESS

GENERAL

     Paxson Communications is a publicly-held, diversified media company that operates in the radio broadcasting, radio network and television broadcasting businesses. In addition, in January 1995, the Company introduced its Infomall TV Network, a national network of owned, operated, and affiliated television stations dedicated to infomercial programming. The Company also recently entered into a letter of intent, subject to various conditions, to acquire a majority interest in Shop at Home, a home shopping and telemarketing company, which also has interests in television stations in the Boston and Houston markets. The Company was founded in 1991 by Lowell W. "Bud" Paxson, the creator, co-founder and president emeritus of Home Shopping Network, Inc.

PAXSON RADIO

     Paxson Communications owns and operates 18 radio stations (9 FM and 9 AM stations), with more radio stations in Florida than any other broadcaster. The Company operates FM and AM duopolies in Miami, Tampa, Orlando and Jacksonville, as well as an AM/FM combination in Cookeville, Tennessee. The Company also has joint sales agreements with an additional FM station in Jacksonville and an AM station in Miami. The Company's radio stations employ broadly diversified programming formats, including News, Talk, Sports, Country, Soft Adult Contemporary, Smooth Jazz, Album Oriented Rock, Modern Rock and Alternative Rock. The Company also operates eight radio networks, primarily in the southeastern United States, that provide daily statewide news segments, sports programming and satellite distribution of play-by-play broadcasts of professional and collegiate sports teams for more than 400 affiliated stations. In addition, the Company controls 65 billboard locations in the Tampa and Orlando markets that support the Company's radio station operations.

  Radio Broadcasting

     The Company was one of the first radio broadcasters to capitalize on changes in federal regulations permitting radio market duopolies, and has subsequently assembled eight duopolies serving Florida's four most populous cities. Beginning with the acquisition of an AM/FM combination in the Tampa market and a Jacksonville FM station in 1991, the Company has made acquisitions of, or has entered into time brokerage agreements with, radio stations in selected Florida markets. The Company has pursued a strategy of entering into time brokerage agreements with, and concurrently obtaining an option to purchase, stations in markets in which the Company already owns a station in the same radio service (AM or FM). Following changes in the FCC's rules regarding multiple ownership of radio stations in September 1992, the Company was able to exercise such purchase options. By June 1995 the Company had assembled both FM and AM duopolies in the Miami, Tampa, Orlando and Jacksonville markets (for a total cost of $65.1 million), in addition to an AM/FM combination in Cookeville, Tennessee. The Company will continue to consider radio acquisition and disposition opportunities.

  Operating Strategy

     The Company believes that its radio properties are well positioned in attractive markets, and the Company hopes to continue to improve cash flow growth through the integration of recent duopoly acquisitions and enhanced station performance. The principal elements of the Company's operating strategy include:

          Benefits of Geographic Proximity. The Company believes that the geographic proximity of its FM and AM duopolies throughout Florida give it the ability to realize synergistic revenue and promotional opportunities as well as significant cost efficiencies. The Company's group of Florida stations enables an advertiser to cover an entire geographic region, while effectively reaching targeted demographic groups. Various cross-market promotional opportunities exist, such as the ability to provide listeners with tickets to another market's sporting events or local entertainment attractions. Personnel and technical costs can be minimized by virtue of the ability to service each market in close proximity. Finally, the stations' geographic concentration allows management to more easily and rapidly respond to market issues.

          Skilled Local Staff and Management. The Company believes that its experienced management team is one of its strongest assets. Local managers are responsible for the day-to-day operations of their respective stations. The Company believes that the autonomy of its station management and its incentive-based compensation enable it to attract and retain skilled and experienced managers capable of implementing the Company's aggressive marketing and promotion strategy. Local managers have incentive compensation and equity arrangements linked to the station's broadcast cash flow performance, increases in the value of the station or stations for which such manager is responsible and increases in the value of the Company.

          Corporate management is responsible for long-range planning, establishment of primary policies and procedures, resource allocation, accounting and auditing, regulatory and legal compliance, license renewals and the evaluation of potential acquisitions. Corporate management reviews sales pacing reports from each station on a daily basis. In addition, members of senior management visit the Company's stations on a regular basis to review performance and to assist local management with its programming, sales and recruiting efforts, as well as to develop overall station operating and marketing strategies.

          Targeted Programming/Extensive Market Research. The Company provides programming designed to appeal to targeted demographic groups, and seeks to convert its rating shares into disproportionately large shares of each market's advertising dollars. The Company believes that effective programming is a key element in sustaining and improving audience shares within its targeted demographic groups, and uses extensive ongoing research to refine each station's programming. For example, the Company decided to operate News and Sports formats in all four of its Florida markets following extensive research demonstrating the popularity of each format with an upscale male audience. Similarly, Tampa's WSJT-FM began broadcasting a Smooth Jazz format, designed to appeal to adults aged 25-54 (a demographic group attractive to advertisers), in July 1995 following programming research. The Company will continue to identify and refine programming to enhance its stations' audience and advertiser appeal.

          Aggressive Marketing and Promotion. The Company believes that effective marketing and promotion play a significant role in maximizing each station's performance. The Company utilizes local television, print media, telemarketing and billboards to promote its stations. In the Orlando and Tampa markets, the Company's billboard locations are used to promote its stations. The Company also believes that community involvement is particularly important in creating public awareness and its stations participate in numerous community programs and activities.

          Strict Cost Controls. Management believes that it is critical to maintain the lowest possible cost structure compatible with its operating strategy. Strict financial reporting standards and cost control measures are implemented to ensure a focus on improvements in operating results throughout the organization. Management regularly receives operating reports that track station performance, thereby enabling better monitoring by management and establishing greater accountability throughout the station group. In addition, since local management incentive programs are tied to increasing station value, local managers are focused on minimizing costs and exceeding budgeted cash flow results.

  Radio Properties

     The following table sets forth certain information about the Company's current radio stations:

                                                                                                 % OF       AUDIENCE
                    NATIONAL RADIO                    STATION                       POWER      AUDIENCE      SHARE
   MARKET(A)        MARKET RANK(B)      STATION        FORMAT        FREQUENCY     (WATTS)     SHARE(C)     RANK(C)
---------------     ---------------     -------     ------------     ---------     -------     --------     --------
Miami/                      11          WLVE-FM     Smooth Jazz         93.9       100,000        4.0       9 of 38
Ft. Lauderdale
                                        WZTA-FM
                                                    Album               94.9       100,000        4.0       9 of 38
                                                    Oriented
                                                    Rock
                                        WINZ-AM
                                                    News and             940        50,000        1.7       19 of 38
                                                    Sports
                                        WFTL-AM
                                                    Talk and            1400         1,000        0.3       34 of 38
                                                    Sports
Tampa/                      21          WHPT-FM     Rock Adult         102.5       100,000        6.1       7 of 29
St. Petersburg                                      Contemporary
                                        WSJT-FM
                                                    Smooth Jazz         94.1       100,000        5.6       9 of 29
                                        WHNZ-AM
                                                    News and             570         5,000(day)    1.2      17 of 29
                                                    Sports                          10,000 night)
                                        WNZE-AM
                                                    Sports               820        50,000(day)    n/a          n/a
                                                                                     1,000 night)
Orlando                     35          WMGF-FM     Soft Adult         107.9       100,000        9.3       2 of 24
                                                    Contemporary
                                        WJRR-FM
                                                    Modern Rock        101.1       100,000        3.3       14 of 24
                                        WWNZ-AM
                                                    News                 740        50,000        1.4       15 of 24
                                        WWZN-AM
                                                    Sports               540        50,000        0.8       17 of 24
Jacksonville                50          WROO-FM     Young              107.3       100,000        7.5       4 of 23
                                                    Country
                                        WPLA-FM
                                                    Alternative         93.3        50,000        2.7       12 of 23
                                                    Rock
                                        WNZS-AM
                                                    Sports               930         5,000        1.6       15 of 23
                                        WZNZ-AM
                                                    News                1460         5,000        0.3       22 of 23
Cookeville                 n/c          WGSQ-FM     Country             94.7       100,000        n/c           n/c
                                        WPTN-AM
                                                    Talk                 780         1,000        n/c           n/c

---------------

(a) Each station is licensed by the FCC to serve a specific community within the market, which may differ from the listed market.
(b) Source: Miller Kaplan.
(c) Adults 25-54 Monday-Sunday 6 AM-Midnight in radio market per Summer 1995 Arbitron Radio Market Reports.
n/a Insignificant share.
n/c Market not covered by Arbitron; revenue not independently reported.

  Market Overviews

     Miami/Ft. Lauderdale, FL. The Company owns and operates radio stations WLVE-FM, WZTA-FM, WINZ-AM and WFTL-AM in the Miami/Ft. Lauderdale radio market, the 11th largest radio market in the United States. The Company also provides certain sales and marketing services to WACC-AM through a joint sales agreement, and has an option to acquire a 49% interest in such station. The Miami/Ft. Lauderdale radio market had advertising revenue of $124.3 million in 1994, an 8.4% increase over 1993. The Company's Miami/Ft. Lauderdale radio stations had a 10.8% combined audience share in the Miami/Ft. Lauderdale 25-54 year old demographic category, according to the Summer 1995 Arbitron ratings survey.

     WLVE-FM is programmed in a Smooth Jazz format, playing a blend of contemporary jazz and vocals, targeting the upscale 25-54 year old audience. WLVE-FM does not have a direct competitor within the format category. WZTA-FM became the only Album Oriented Rock station in the Miami market when its former competitor changed formats to Alternative Rock in May 1995. WINZ-AM is the only station in the Miami market with an All News format throughout the daytime hours. After 7:00 p.m. WINZ-AM carries sports programming with broadcast rights to the Miami Heat NBA basketball team and the University of Miami football games. WFTL-AM located in Broward County has a talk radio format and through a simulcast with WINZ-AM increases the Company's broadcast reach of the Miami Heat.

     Tampa/St. Petersburg, FL. The Company owns and operates radio stations WHPT-FM, WSJT-FM, WHNZ-AM and WNZE-AM in the Tampa/St. Petersburg radio market, the 21st largest radio market in the United States. The Tampa/St. Petersburg radio market had advertising revenue of $70.5 million in 1994, a 13.7% increase over 1993. The Company's Tampa/St. Petersburg stations had a 12.9% combined audience share in the Summer 1995 Arbitron ratings survey, including WSJT-FM which commenced broadcasting in July 1995.

     WHPT-FM is formatted with a distinctive blend of music categorized as Rock Adult Contemporary targeted toward white-collar, adult listeners. The Company purchased WEZY-FM in Lakeland, Florida in March 1995 and subsequently moved the station to the Tampa market. The Company reformatted the station as WSJT-FM, a Smooth Jazz station targeted to adults in the 25-54 year old demographic category. WHPT-FM and WSJT-FM have two of the strongest signals in the State of Florida. WHNZ-AM is the only radio station in the Tampa market with an All News format throughout the daytime hours. After 7:00 p.m. the station carries sports talk and play-by-play sports programming, including University of Florida football and basketball games. WNZE-AM is one of two AM radio stations in the Tampa market that provides an All Sports format, including play-by-play coverage of the Florida State football and basketball games. WNZE-AM achieves economies by utilizing satellite programming.

     Orlando, FL. The Company owns and operates radio stations WMGF-FM, WJRR-FM, WWNZ-AM and WWZN-AM in Orlando, the 35th largest radio market in the United States. The Orlando radio market had advertising revenue of $57.4 million in 1994, a 15.5% increase over 1993. The Company's Orlando radio stations had a 14.8% combined audience share in the Orlando 25-54 year old demographic category, according to the Summer 1995 Arbitron ratings survey.

     WMGF-FM is a Soft Adult Contemporary format appealing to the 35-54 audience. WJRR-FM, a Modern Rock station, complements WMGF-FM by appealing primarily to the 18-49 year old male audience. WWNZ-AM is the only station in the market with an All News format, and experienced increased Arbitron ratings due to its extensive coverage of the O.J. Simpson trial. WWZN-AM is the only All Sports radio station in the Orlando market, and includes play-by-play programming and sports talk shows. Cost savings are obtained through the utilization of satellite programming, which is used to augment the station's sports-talk programming.

     Jacksonville, FL. The Company owns and operates radio stations WROO-FM, WPLA-FM, WNZS-AM and WZNZ-AM in Jacksonville, the 50th largest radio market in the United States. The Company also provides certain sales and marketing services to WFSJ-FM under a joint sales agreement. The Jacksonville radio market had advertising revenue of $32.0 million in 1994, a 14.2% increase over 1993. The Company's radio stations had a 12.1% combined audience share in the 25-54 year old demographic category, according to the Summer 1995 Arbitron ratings survey.

     WROO-FM broadcasts a Young Country format that appeals to the 18-49-year old demographic category. WPLA-FM was recently reformatted as an Alternative Rock radio station, designed to appeal to a younger 18-34 target audience. WNZS-AM broadcasts an All Sports format, including the leading sports talk show in the market, and carries live play-by-play sports broadcasts, including Florida State University mens' football and basketball games. WZNZ-AM has an all News format consisting of satellite-delivered CNN "Headline News" programming.

     Cookeville, TN. The Company owns and operates WGSQ-FM and WPTN-AM in the Cookeville, Tennessee radio market, serving the Upper Cumberland region between Nashville and Knoxville (ranked the 45th and 70th largest markets, respectively ). The Company's stations are first on a combined basis within its market in all categories of listenership. Radio station WGSQ-FM broadcasts a country format. WPTN-AM programs an All Talk format featuring various local and nationally-syndicated personalities, including Rush Limbaugh. The stations have a combined 30% share of the 12+ demographic group in Arbitron's most recent county-by-county survey.

  Radio Networks

     The Company operates eight radio networks that serve in excess of 400 affiliates. The programs produced and distributed by the Company's radio networks include news broadcasts, sports and sports talk shows, and business and agricultural news and information. In addition to providing radio programming, the Company also offers its affiliates printed script for news, sports and weather information, that the Company either generates internally or consolidates from wire services and other sources. The Company believes radio networks are attractive to advertisers because they provide an opportunity to advertise simultaneously on multiple stations. In addition, the Company's networks provide certain programming to the Company's radio broadcast stations.

     In December 1992, the Company purchased the Florida Radio Network in order to build statewide advertising sales. The network produces daily news segments for 57 affiliated stations in Florida, thereby giving the Company a presence in almost every market in Florida. On November 4, 1994, the Company merged with ANG significantly expanding the Company's radio network holdings. As a result of the merger, the Company owns and operates radio networks in Tennessee and South Carolina, as well as several collegiate sports radio networks. Such radio networks currently produce and distribute news, sports and other programs, giving the Company 79 affiliated radio stations in Tennessee and 44 in South Carolina. In January 1995, the Company acquired the Alabama Radio Network, which produces and distributes news, sports and other programs to 74 affiliates in Alabama. The Company has the exclusive rights to produce and broadcast the men's football and basketball games and weekly coaches' radio shows of the University of Florida through 55 affiliates, the University of Miami through 22 affiliates, Pennsylvania State University through 52 affiliates, and Virginia Polytechnic Institute and State University through 50 affiliates. The broadcasts are distributed to radio stations that have subscribed for them pursuant to affiliate agreements. Certain affiliates of the Company's sports networks are also affiliates of its state radio networks.

     The Company is currently upgrading the technical facilities at its radio networks with digital sound programming. During 1995, the Company completed the upgrade of its Florida radio network. The Company expects to complete the upgrade of all of its networks in the near future, and believes such quality improvements will enable it to obtain more affiliates, including FM stations that did not previously carry the Company's networks.

  Billboard Properties

     The Company currently owns 65 billboard locations, including 53 billboards with 107 faces in the Tampa market, and 12 billboard locations at which the Company will have 48 faces in the Orlando market. While the Company will sell the use of the billboards to a broad group of potential advertisers, the Company takes advantage of the relationships it has with its radio advertisers to broaden its billboard client base, as well as expand the Company's shares of the advertiser's media purchases within a market. In addition, as broadcasters are major users of billboard advertising campaigns, the Company can control its own billboard promotional expenditures through the use of its billboards, as well as assure full use of all its owned billboards. As opportunities are presented to the Company, it will consider the acquisition of additional billboards in markets in which it owns broadcasting properties.

PAXSON TELEVISION

     Paxson Communications owns and operates an ABC-TV affiliate, WPBF-TV, and recently entered into a time brokerage agreement under which it programs and markets commercial time for a second television station, WTVX-TV (a combined United Paramount network and Warner Brothers network affiliate), both in the West Palm Beach market, the 45th largest DMA. The West Palm Beach DMA had television revenue of approximately $85.5 million in 1994, a 17.6% increase over 1993. The Company acquired WPBF-TV for approximately $32.5 million in July 1994. In July 1995, in connection with entering into the WTVX-TV time brokerage agreement, the Company loaned $18.0 million to Whitehead Media which acquired the FCC license and assets of such station. All such acquired assets, including, to the extent permitted by the FCC rules, the FCC license, are pledged to the Company to secure repayment of such loan.

     WPBF-TV (channel 25) is the ABC-TV affiliate in the West Palm Beach, Florida market. The station achieved a 10 share of household audience in the May 1995 Nielsen ratings survey, tied for third place in the market. WPBF-TV airs ninety minutes of local news each weekday and an hour each Saturday and Sunday. In addition, the station's fall schedule includes the following syndicated programs: Hard Copy, Current Affair, Day and Date, America's Most Wanted, Jerry Springer and Sally Jessy Raphael. The latter two programs are also broadcast on WTVX-TV, channel 34, as part of a four-hour morning talk show block which includes Geraldo!, Charles Perez and Carnie. WTVX-TV is a leading provider of children's programming in the West Palm Beach market with the following syndicated programs: Teenage Mutant Ninja Turtles, Goof Troop, Aladdin and Animaniacs. The station also airs off-network and original syndicated family-oriented programming such as Family Matters, Step by Step, Baywatch, Highlander, Kung Fu, Land's End, High Tide, Renegade and the new Flipper. WTVX-TV achieved a four share of household audience in the May 1995 Nielsen ratings, ranking fifth in the market. WPBF-TV and WTVX-TV will combine this fall to carry SEC and ACC college football games featuring among others the University of Florida Gators and the Florida State Seminoles.

     The Company's television broadcasting strategy is to supply desirable programming in its markets and aggressively sell advertising time. The Company plans to capitalize on new selling and cost saving opportunities through its recent time brokerage agreement with WTVX-TV. The Company's strategy for its network-affiliated television business has focused on the acquisition of underperforming network-affiliated television properties and improving management in an effort to realize improved operational and financial performance. The Company believes that by operating two stations within a market, the Company expects to centralize certain aspects of such stations operations thereby eliminating duplicative operating and marketing functions and expenses, in addition to realizing enhanced revenue opportunities.

     In connection with the Acquisitions, the Company has entered into an agreement to purchase WAKC-TV an ABC affiliate in Akron, Ohio (located in the Cleveland DMA). The Company purchased WAKC-TV in tandem with the New York IN TV station. The Company intends to terminate WAKC-TV's ABC network affiliation and replace it with IN TV programming. The Company is currently considering alternative means of capitalizing on such ABC affiliation. The Company will continue to evaluate purchases of network-affiliated properties that it can acquire for an appropriate price and improve results through enhanced sale strategies and streamlining of operations.

INFOMALL TV NETWORK

     In January 1995, Paxson Communications established its infomercial television network, the Infomall TV Network. The Company has assembled 13 owned or operated stations dedicated to IN TV programming and has entered into agreements with respect to eight additional television stations to be owned or operated by the Company as IN TV stations. The Company also has affiliation agreements with three independently owned and operated television stations. After giving effect to the Acquisitions, the Company estimates that its owned, operated or affiliated IN TV stations will reach approximately 11.6 million cable households in 18 of the 30 largest U.S. television markets. In addition, the Company believes that it will also reach a significant additional number of broadcast households that do not receive cable. The Company believes that the Infomall TV Network contains the only group of television stations in the United States that currently offers infomercial advertisers both significant national and regional distribution capability, and inventory availability during popular morning, daytime and prime time hours.

  Industry Background

     During recent years, advertisers have evaluated the benefits of television and cable advertising, with many sophisticated consumer product and service advertisers now recognizing the effectiveness and reasonable cost of long-form programming, or "infomercials." An infomercial is an advertisement, usually one half-hour in length, that is paid for by the advertiser on the basis of air-time and the approximate number of households receiving the broadcast signal on the cable system feed. Regardless of the presentation format, the viewer is provided information that can be used to make informed purchasing decisions from the comfort of their home without the pressure of a salesperson or a crowded shopping mall.

     Increasingly, advertisers are recognizing the benefits of infomercials as a powerful marketing tool. Infomercials provide advertisers with a cost-effective medium through which to deliver sales messages, product introduction or demonstration to an interested target audience. Advertisers are recognizing that infomercials can increase a company's or product's brand awareness and loyalty while educating uninformed potential new customers. An infomercial can be used to support an advertiser's current sales efforts. The viewer or potential consumer is provided information that can be used to make informed purchasing decisions.

     The Company believes that the infomercial industry has grown rapidly during the past several years and currently accounts for total media spending in excess of $1 billion. Originally, and to a large extent today, long-form informational programming occupied time slots that were otherwise unprofitable for broadcasters. Increasingly, infomercials are being placed in more expensive and attractive time slots. In addition, the quality of the infomercial advertiser has improved. Today, infomercials are being produced by major companies, including:

    American Express               Fidelity Investments         Motorola
    Apple Computers                Ford                         Philips Consumer Electronics
    Avon Products                  General Motors               Procter & Gamble
    Bank of America                GTE                          Sears Roebuck
    Bell Atlanta                   Lexus                        Sega of America
    Black & Decker                 Magnavox                     Toyota
    Braun                          Mastercard                   Visa
    Coca Cola                      Mattel                       Volvo
    Compaq                         Mercedes Benz                Warner Music
    Estee Lauder                   Microsoft

     The production quality of infomercial programming by these major advertisers has also brought increased credibility to the infomercial industry. The Company believes that as the benefits of infomercial programming become more widely understood, the number of advertisers and the volume of infomercial programming will continue to grow.

  Operating Strategy

     By purchasing independent television stations, in addition to signing affiliate stations, and extending their broadcast reach on cable via "must-carry" requirements, the Company has created a television network dedicated to providing long-form, paid entertainment and information programming. Expansion of the Infomall TV Network continues through the purchase, operation or affiliation with independent television stations in major United States television markets. By concentrating on larger national markets, the Company believes that IN TV will reach in excess of 11.6 million cable households after giving effect to the Acquisitions.

     By eliminating programming costs and removing non-essential operating costs related to a station's prior format and owners, the Company is able to improve each station's cost structure. Because infomercial programming is paid for by the advertiser, the Company is able to realize cash flow from each of its owned or operated IN TV stations shortly after its acquisition.

     IN TV programming time is sold on a local, national and network basis. Local programming time is sold by each station's local sales force and is offered to merchants and businesses operating within a station's local market, including medical clinics, automobile dealers and groups of related-product merchants. National and network programming time is sold by national advertising placement agencies and the Company's own in-house national and network sales force. National and network programming times appeal to advertisers who desire to reach viewers in targeted IN TV markets and all IN TV markets. Currently, the Company maintains national sales offices in the Company's headquarters in West Palm Beach, New York, Chicago and Los Angeles. All network sales operations are based at the Company's headquarters. Support and administration of the Infomall TV Network is also centralized at the Company's West Palm Beach headquarters, including most accounting and personnel functions as well as administration of the IN TV programming traffic systems.

     The potential of the Infomall TV Network is being realized as IN TV makes accessible popular viewing advertising slots, previously unavailable to advertisers at reasonable rates through other broadcasters. Attractive rates and further growth of IN TV's audience reach should continue to attract a greater breadth of advertising clients. Schedules in television guides, newspapers, radio and on-air programming guides will allow the viewer or potential consumer to seek out and watch or record desired programming.

  Expansion Strategy

     The Company has created its Infomall TV Network through the acquisition of independent television stations, certain of which are licensed to communities on the "fringe" (or outside the center) of major markets, but within such market's DMA. The Company has used the broadcast signal of these stations to reach a part of the major television market's broadcast homes and extended their broadcast reach to a significant part of the metropolitan area's home cable system via "must carry" requirements. The Company had paid an aggregate of $83.4 million (including capital expenditures through the date hereof) for its owned or operated IN TV stations, with an additional $85.0 million committed for IN TV Stations included in the Proposed Acquisitions and capital expenditures related to the Acquisitions. The Company intends to continue to evaluate the acquisition of or affiliation with independent television stations to further extend the national distribution system for its Infomall TV Network.

  Infomall Properties

     The stations included in the Company's Infomall TV Network are either (i) owned by the Company, (ii) operated by the Company pursuant to time brokerage agreements entered into with the FCC licensee, or (iii) owned by independent television station operators that enter into affiliation agreements with the Company. The time brokerage agreements with respect to WCTD-TV, WFCT-TV, WIRB-TV, KUBD-TV and WTJC-TV are with subsidiaries of CNI or BBTC, the FCC licensees and owners of certain assets of the stations. Lowell W. Paxson is a substantial contributor to and former director of CNI. See "Certain Transactions." In connection with the stations owned by subsidiaries of CNI and operated by the Company pursuant to time brokerage agreements (the "CNI Stations"), the Company often acquires and leases to each of the CNI Stations certain assets used in connection with the operation of each of the CNI Stations. Pursuant to time brokerage agreements, CNI has priority over the Company's programming to air religious programming on the CNI Stations over night at no cost to CNI. The Company has options to purchase the broadcasting license of WCTD-TV, WFCT-TV, KUBD-TV and WTJC-TV for consideration of approximately $915,000, $191,000, $100,000 and $100,000, respectively, subject to the receipt of certain regulatory approvals and waivers of the FCC's broadcast ownership rules. After giving effect to the Acquisitions, the Company will own and/or operate pursuant to a time brokerage agreement 21 stations, and have affiliation agreements with three independently owned and operated stations that are currently dedicated to IN TV.

     The following table lists those Infomall properties that the Company owns, operates or is affiliated with:

                                                       MARKET                 FORM OF        COMMENCEMENT
STATION                     MARKET                      RANK     CHANNEL     OPERATION           DATE
--------  -------------------------------------------  -------   -------   --------------   --------------
WTLK-TV   Atlanta                                         10        14         Owned          April 1994
WCTD-TV   Miami/Ft. Lauderdale                            16        35     Time brokerage     April 1994
WFCT-TV   Tampa/St. Petersburg                            15        66     Time brokerage    August 1994
WIRB-TV   Orlando                                         22        56     Time brokerage    January 1995
WTGI-TV   Philadelphia                                     4        61         Owned        February 1995
KTFH-TV   Houston                                         11        49         Owned          March 1995
WTWS-TV   Hartford/New Haven                              26        26         Owned          March 1995
WGOT-TV   Boston                                           6        60         Owned           May 1995
KZKI-TV   Los Angeles                                      2        30         Owned           May 1995
KLXV-TV   San Francisco                                    5        65         Owned          June 1995
KUBD-TV   Denver                                          18        59     Time Brokerage    August 1995
WTJC-TV   Dayton                                          53        26     Time Brokerage    October 1995
WYVN-TV   Washington, D.C.                                 7        60         Owned          April 1996
KCMY-TV   Sacramento                                      21        29       Affiliate        July 1995
WJCB-TV   Norfolk                                         40        49       Affiliate       August 1995
KGMC-TV   Fresno                                          57        43       Affiliate      December 1995

ADVERTISING

     Virtually all the Company's broadcasting revenue is derived from local, regional and national advertising. Advertising rates charged by radio and network television stations are based on a station's ability to attract audiences in the demographic groups that advertisers wish to reach, and the number of stations competing in the market area. A station's audience is reflected in rating surveys of the number of listeners tuned to the station and the time spent listening. The Company believes that its presence in Florida's largest markets and its targeted demographic groups in those markets make it attractive to national, regional and local radio and television advertisers. The Company strives to maximize radio revenue by constantly managing the number of commercials available and all broadcast revenue by adjusting prices based upon demand by advertisers to reach the Company's stations' target demographic groups. In addition to the sales of advertising time for cash, stations typically exchange advertising time for goods or services that can be used by the station in its business operations, including radio, television and billboard advertising and such items as travel and entertainment services. The Company generally confines the use of such "trade" transactions to promotional items or services for which the Company would otherwise have paid cash. In addition, it is the Company's general policy not to preempt advertising spots paid for in cash with advertising spots paid for in trade.

     IN TV advertising rates are based on the number of households reached, the effectiveness of infomercials and ultimately the demand for available infomercial time. The Company attempts to maximize revenue by increasing the number of cable homes reached providing advertisers with increased viewership. The Company increases the number of cable households reached both by increasing the reach of each of its stations through "must carry" regulations and by acquiring broadcast stations in additional markets. In addition, advertisers can measure the success of an infomercial program almost immediately after a show is broadcast. The Company believes the success of infomercials with viewers continues to drive advertisers to use infomercials. As such, the demand for infomercials continues to increase.

COMPETITION

     The Company's radio and television stations compete with the other radio and television broadcasting stations in their respective market areas, as well as with other advertising media, including newspapers, television, magazines, outdoor advertising, transit advertising and direct mail marketing. Competition within the radio and television broadcasting industries occurs primarily in individual market areas, so a station in one market does not generally compete with stations in other market areas. In each of its markets, the Company's radio and television stations face competition from other stations with substantial financial resources, including stations whose programming is directed to the same demographic groups. In addition to management experience, factors that are material to competitive positions include a station's rank in its market, authorized power, assigned frequency or station (as applicable), audience characteristics, local program acceptance and the programming characteristics of other stations in the market area. The Company attempts to improve its radio station's competitive position with extensive research and promotional campaigns aimed at the demographic groups targeted by its stations, and through sales efforts designed to attract advertisers, including those who have done little or no radio advertising, by emphasizing the effectiveness of radio advertising in increasing the advertisers' revenue. Recent changes in the FCC's policies and rules permit increased joint ownership and joint operation of local radio stations. Stations, such as the Company, taking advantage of these joint arrangements may in certain instances have lower operating costs and may be able to offer advertisers more attractive rates and services. The Company attempts to improve its television stations' competitive positions with local tie-in promotions and strong local news segments. Although the Company believes that each of the Company's radio and television stations can compete effectively in its market, there can be no assurance that any of the Company's radio or television stations will be able to maintain or increase its current audience rating or advertising revenue market share.

     Although the radio and television broadcasting industries are highly competitive, some barriers to entry exist. The operation of a radio or television broadcasting station requires a license from the FCC, and the number of radio and television stations that can operate in a given market is limited by the availability of the FM and AM radio frequencies or stations (as applicable) that the FCC will license in that market. The radio and television broadcasting industries historically have grown in terms of total revenue, despite the introduction of new technologies for the delivery of entertainment and information, such as cable, audio tapes and compact discs. The Company believes that radio's portability makes it less vulnerable than other media to competition from new methods of distribution or other technological advances. There can be no assurance, however, that the involvement or introduction in the future of any new media technology will not have an adverse effect on the radio or television broadcasting industries.

     The Company's development of IN TV and success in the creation of a national long-form paid programming distribution system is a relatively new concept, and there can be no assurance of its success. The concept is subject to competition from several sources and other contingencies and uncertainties. The Company's IN TV stations face significant competition from established broadcasting stations and cable television in varied amounts. Various television networks carry blocks of infomercials and local cable operators also sell blocks of time to long-form advertisers. To the extent that the Infomall TV Network is successful, it is likely that the Company will face competition from new market entrants, some of which could have significantly greater financial resources than the Company. In addition, the Company could encounter competition as a result of the technological developments that are commercialized. However, the Company believes it competes on a favorable basis because it contains the only group of television stations in the United States that currently offers infomercial advertisers both significant national and regional distribution capabilities and inventory availability during popular morning, daytime and prime time hours.

FEDERAL REGULATION OF BROADCASTING

     The FCC regulates radio and television broadcast stations pursuant to the Communications Act. The Communications Act permits the operation of radio and television broadcast stations only in accordance with a license issued by the FCC upon a finding that the grant of such license would serve the public interest, convenience and necessity. The Communications Act provides for the FCC to exercise its licensing authority to provide a fair, efficient and equitable distribution of broadcast service throughout the United States.

     The Communications Act empowers the FCC, among other things, to determine the frequencies, location, and power of broadcast stations; to issue, modify, renew, and revoke station licenses; to approve the assignment or transfer of control of broadcast licenses; to regulate the equipment used by stations; to impose fees for processing applications; to adopt regulations to implement the provisions of the Communications Act; and to impose penalties for violations of the Communications Act or FCC regulations. The FCC may revoke licenses for, among other things, false statements made to the FCC or willful or repeated violations of the Communications Act or of FCC rules. Legislation has been introduced from time to time to amend the Communications Act in various respects and the FCC from time to time considers new regulations or amendments to its existing regulations. The Company cannot predict whether Congress will enact any such legislation, whether the FCC will adopt new or amended regulations, or what the effect of such actions would be on the Company.

     The following is a brief summary of certain provisions of the Communications Act and the rules of the FCC. Reference should be made to the Communications Act and the rules, orders, decisions and published policies of the FCC for further information on FCC regulation of television and radio broadcast stations.

     License Renewal. The Communications Act provides that a broadcast station license may be granted to an applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. In making licensing determinations, the FCC considers an applicant's legal, technical, financial and other qualifications. Broadcast station licenses are granted for specific, limited periods, and, upon application, are renewable for additional terms. Under the Communications Act, radio station licenses may be granted for a maximum term of seven years, and television station licenses may be granted for a maximum term of five years. The Company's current licenses, and the licenses of stations with which the Company has time brokerage agreements expire on the following dates:

                                                           LICENSE
     RADIO STATIONS                MARKETS(A)             EXPIRATION
-------------------------     ---------------------    ----------------
WLVE-FM                       Miami/Ft. Lauderdale     February 1, 1996
WZTA-FM                       Miami/Ft. Lauderdale     February 1, 1996
WINZ-AM                       Miami/Ft. Lauderdale     February 1, 1996
WFTL-AM                       Miami/Ft. Lauderdale     February 1, 1996
WHPT-FM                       Tampa/St. Petersburg     February 1, 1996
WSJT-FM                       Tampa/St. Petersburg     February 1, 1996
WHNZ-AM                       Tampa/St. Petersburg     February 1, 1996
WNZE-AM                       Tampa/St. Petersburg     February 1, 1996
WJRR-FM                       Orlando                  February 1, 1996
WMGF-FM                       Orlando                  February 1, 1996
WWNZ-AM                       Orlando                  February 1, 1996
WWZN-AM                       Orlando                  February 1, 1996
WPLA-FM                       Jacksonville             February 1, 1996
WROO-AM                       Jacksonville             February 1, 1996
WNZS-AM                       Jacksonville             February 1, 1996
WZNZ-AM                       Jacksonville             February 1, 1996
WPTN-AM                       Cookeville               August 1, 1996
WGSQ-FM                       Cookeville               August 1, 1996

                                                           LICENSE
OWNED TELEVISION STATIONS          MARKETS(A)             EXPIRATION
-------------------------     ---------------------    ----------------
KZKI                          Los Angeles              December 1, 1998
WTGI                          Philadelphia             August 1, 1999
KLXV                          San Francisco            December 1, 1998
WGOT                          Boston                   April 1, 1999
WTLK                          Atlanta                  April 1, 1997
KTFH                          Houston                  August 1, 1998
WTWS                          Hartford/New Haven       April 1, 1999
WPBF                          West Palm Beach          February 1, 1997
WYVN                          Washington, D.C.         October 1, 1997

     TIME BROKERAGE                                        LICENSE
   TELEVISION STATIONS             MARKETS(A)             EXPIRATION
-------------------------     ---------------------    ----------------
WFCT                          Tampa/St. Petersburg     February 1, 1997
WCTD                          Miami/Ft. Lauderdale     February 1, 1997
WTVX                          West Palm Beach          February 1, 1997
WIRB                          Orlando                  February 1, 1997
KUBD                          Denver                   April 1, 1998
WTJC                          Dayton                   October 1, 1997

---------------
(a) Each station is licensed by the FCC to serve a specific community within the market, which may differ from the listed market.

     Generally, the FCC renews licenses without a hearing. The Communications Act authorizes the filing of petitions to deny and of competing applications against license renewal applications during specified periods after the renewal applications have been filed. Interested parties, including members of the public, may file petitions to deny as a means to raise issues concerning the renewal applicant's qualifications.

     If a substantial and material question of fact concerning a renewal or other application is raised by the FCC or other interested parties, or if for any reason the FCC cannot determine whether an applicant would serve the public interest, convenience and necessity, the FCC will hold an evidentiary hearing on the application. In a comparative hearing with a competing applicant, the incumbent licensee may be entitled to a "renewal expectancy" to support retention of its license, depending upon the nature of the incumbent's operation of the station during the prior license term. In recent years, there have been a number of petitions to deny and competing applications filed with respect to broadcast license renewal applications, but in the vast majority of cases, the FCC has renewed incumbent operators' station licenses.

     Ownership Matters. The Communications Act requires the prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve an assignment of a broadcast license or a transfer of control of a broadcast licensee, the FCC considers, among other things, the financial and legal qualifications of the prospective assignee or transferee, including compliance with FCC restrictions on alien ownership and control, compliance with rules limiting the common ownership of certain "attributable" interests in broadcast, cable and newspaper properties, and the "character" qualifications of the transferee or assignee and the individuals or entities holding "attributable" interests in them.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership, or other association or entity. In the case of corporations holding broadcast licenses, the interests of officers, directors, and those who, directly or indirectly, have the right to vote five percent or more of the corporation's stock are generally attributable, as are positions of an officer or director of a corporate parent of a broadcast licensee. The FCC treats all partnership interests as attributable, except for those limited partnership interests that are "insulated" under FCC policies. For insurance companies, certain regulated investment companies and bank trust departments, that hold stock for investment purposes only, such interests become attributable with the ownership of ten percent or more of the stock of the corporation holding broadcast licenses. The FCC's rules specify exceptions to the general principles for attribution. For example, in a corporation with a single majority shareholder, such as the Company, no other shareholder is deemed to hold an attributable interest.

     Current FCC nationwide ownership rules allow one entity to hold "attributable" interests in up to 20 FM radio stations, 20 AM radio stations and 12 TV stations nationwide, provided that an entity may have a noncontrolling attributable interest in 5 additional FM, 5 AM and 2 TV stations that are controlled by members of minority groups or, in the case of radio stations, by certain small businesses. The FCC's rules also prohibit any entity from acquiring an additional television station if, after the acquisition, the entity would hold an attributable interest in television stations reaching more than 25% of the United States television households. Historically, VHF stations have shared a larger part of the market than UHF stations. As such, only half of the households in the market area of any UHF station owned by an entity are included when calculating whether an entity reaches more than 25% of the United States television households. A higher ceiling applies to attributable interests held in television stations controlled by certain ethnic or racial minority groups.

     In addition to the nationwide limits on broadcast ownership, the FCC's rules limit the number of co-located radio or television broadcast stations in which a single entity may own an attributable interest. For television, no single entity may hold an attributable interest in television stations with overlapping Grade B service contours. The Grade B contour is a predicted signal strength contour that generally approximates the area within which a viewer can receive off the air a signal adequate for normal viewing. The local ownership restrictions for radio broadcast stations vary based on market size and audience share. In markets with fifteen or more commercial radio stations, a single entity may have an attributable interest in two AM and two FM stations unless common ownership would result in "excessive concentration" in the local market. "Excessive concentration" is presumed where the combined audience share of the same market of stations owned by a single entity exceeds twenty-five percent (25%). No divestiture is required, however, if a station combination at or below the 25% mark at the time of acquisition subsequently exceeds that limit. The FCC's rules specify the definition of a "market" based on primary service contours for the stations involved and the acceptable means for determining audience share.

     Under local radio ownership rules, an entity with an attributable interest in one radio station is considered also to have an attributable interest in any other radio station in the same market for which the first radio station provides the programming for more than 15% of the broadcast time, on a weekly basis. As a result, such programming arrangements may not be entered into by radio station combinations that could not be commonly owned under FCC rules.

     The FCC's cross-ownership rules prohibit the common ownership of attributable interests in certain combinations of media outlets serving the same geographic area. Under these rules, a single entity may not have an attributable interest in (i) both a radio station and a television station that serve specified overlapping areas; (ii) a daily newspaper and either a radio station or a television station that serve specified overlapping areas; or (iii) a television station and a cable television system that serve specified overlapping areas. The FCC has established a liberal waiver policy to permit common ownership of a radio station and a television station in any of the nation's 25 largest markets, and in some circumstances involving "failed stations" and in other situations where more stringent waiver standards can be met. In addition, legislative proposals have been made from time to time to liberalize or strengthen these prohibitions. See "Proposed Changes."

     In cases involving competing media in the same market, FCC policy in certain instances prohibits common ownership interests under its "cross-interest" policy even if the interests involved are non-voting or other non-attributable interests not specifically forbidden under the FCC's cross-ownership rules. The FCC has initiated proceedings to inquire whether it should change or eliminate this policy, covering joint ventures and common key employees. The policy does not necessarily prohibit these interests, but may require that the FCC consider whether they could have a significant adverse affect on programming diversity and competition in the market. See "Proposed Changes."

     In cases where one person or entity (such as Mr. Paxson in the case of the Company) holds more than 50% of the combined voting power of the common stock of a broadcasting corporation, a minority shareholder of the corporation generally would not acquire an "attributable" interest in the corporation. Any attributable interest by any shareholder in another broadcast station or daily newspaper in a market where such a corporation owns or seeks to acquire a station may still be subject to review by the FCC under its "cross-interest" policy, and could result in the Company's being unable to obtain from the FCC one or more authorizations needed to acquire other broadcast stations. Furthermore, if a majority shareholder of a company (such as Mr. Paxson in the case of the Company) were no longer to hold more than 50% of the combined voting power of the common stock of the Company, the interests of minority shareholders that had theretofore been considered non-attributable could become attributable, with the result that any other media interests held by such shareholders would be combined with the media interests of such company for purposes of determining the shareholders' compliance with FCC ownership rules. In the event of any noncompliance, steps required to achieve compliance could include divestitures by either the shareholder or the affected company. Furthermore, other media interests of shareholders having or acquiring an attributable interest in such a company could result in the company's being unable to obtain FCC consents for future acquisitions. Conversely, the Company's media interests could operate to restrict other media investments by shareholders having or acquiring an interest in the Company.

     Under the Communications Act, no FCC license may be held by a corporation of which any officer or director is an alien or of which more than one-fifth of its capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country (collectively "Aliens"). Furthermore, the Communications Act provides that no FCC license may be granted to any corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of its directors are Aliens, or of which more than one-fourth of its capital stock is owned of record or voted by Aliens if the FCC should find that the public interest would be served by the refusal of such license. Restrictions on alien ownership also apply, in modified form, to other types of business organizations, including partnerships.

     Congress and the FCC are actively considering a number of matters that bear upon broadcast ownership restrictions. See "-- Proposed Changes." The Company cannot predict whether any proposed changes will be adopted nor can it predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since the late 1970's, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a station's market. Nevertheless, broadcast licensees continue to be required to present programming that responds to community problems, needs, and interests and to maintain certain records demonstrating such responsiveness. Complaints from listeners or viewers about a broadcast station's programming often will be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time.

     Broadcast of obscene or indecent material is regulated by the FCC as well as by state and federal law. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertising of contests and lotteries, and technical operations, including limits on radio frequency radiation. In addition, licensees must develop and implement affirmative action programs designed to promote equal employment opportunities, and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. Pursuant to the Children's Television Act of 1990, the FCC has adopted rules limiting advertising in children's television programming and requiring that television broadcast stations serve the educational and informational needs of children. The Children's Television Act specifically requires that the FCC must consider compliance with these obligations in deciding whether to renew a television broadcast license.

     Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, the grant of "short" term renewals (less than the full five or seven years) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     Time Brokerage Agreements. Over the past several years a significant number of radio broadcast licensees, including certain of the Company's subsidiaries, have entered into time brokerage agreements. While these agreements may take varying forms, under a typical time brokerage agreement separately-owned and licensed radio stations agree to enter into arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with the FCC's rules and policies. These arrangements are subject under FCC rules and regulations to maintenance by the licensee of each station of independent control over the programming and station operations of its own station.

     Typically, a time brokerage agreement is a programming agreement between two separately owned radio stations serving a common service area, whereby the licensee of one station programs substantial parts of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the licensee of the "brokered" station. The broker then sells advertising time during such program segments for its own account. Such arrangements are an extension of the concept of "time brokerage," under which a licensee of a station sells the right to broadcast blocks of time on its station to an entity or entities which program the blocks of time and sell their own commercial advertising announcements for their own account during the time periods in question.

     The FCC has determined that issues of joint advertising sales should be left to antitrust enforcement. In addition, it has specifically exempted time brokerage agreements from its "cross-interest" policy. Furthermore, the FCC and the staff of the FCC's Mass Media Bureau have held that time brokerage agreements do not per se constitute a transfer of control and are not contrary to the Communications Act provided that the licensee of the station maintains ultimate responsibility for and control over operations of its broadcast station (including, specifically, control over station finances, licensee personnel, and programming) and complies with applicable FCC rules and with antitrust laws. Thus far, the FCC has not considered what relevance, if any, a time brokerage agreement may have upon its evaluation of a licensee's performance at renewal time.

     Under certain circumstances, the FCC will consider a station brokering time on another radio station serving the same market to have an attributable ownership interest in the brokered station for purposes of the FCC's radio local ownership rules. In particular, a radio broadcast station is not permitted to enter into a time brokerage agreement giving it the right to program more than 15% of the broadcast time, on a weekly basis, of another local station that it could not own under the FCC's revised local radio "duopoly" multiple ownership rules. Nevertheless, time brokerage agreements entered into before September 16, 1992, are generally grandfathered. The FCC has no present rules on the attribution of television time brokerage agreements as it does with radio time brokerage agreements. The FCC has adopted an interim policy on the grant of transfer and assignment applications that include television time brokerage arrangements and the FCC is now considering whether to adopt rules governing television time brokerage agreements. See "Proposed Changes."

     The FCC rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (that is, AM-AM or FM-FM) whether it owns both stations or operates both through a time brokerage agreement where the brokered and brokering stations serve substantially the same geographic area.

     Must Carry/Retransmission Consent. Some provisions of the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and the implementing rules adopted by the FCC, such as signal and carriage and equal employment opportunity requirements, directly affect television broadcasting. Other provisions, although focused exclusively on the regulation of cable television, may indirectly affect the Company because of the competition between over-the-air television stations and cable systems.

     The 1992 Cable Act contains broadcast signal carriage requirements that allow local commercial television broadcast stations to elect once every three years to require a cable system to carry the station on certain designated cable channels subject to certain exceptions, or to negotiate for "retransmission consent" to carry the station. A cable system generally is required to devote up to one-third of its activated channel capacity for the mandatory carriage of local commercial television stations. Local non-commercial television stations are also given mandatory carriage rights; however, such stations are not given the option to negotiate retransmission consent for the carriage of their signals by cable systems. Additionally, cable systems are required to obtain retransmission consent for all "distant" commercial television stations (except for commercial satellite-delivered independent "superstations" such as WTBS), commercial radio stations and certain low power television stations carried by such systems after October 6, 1993. The constitutionality of the mandatory signal carriage requirements has been challenged in federal court in an ongoing proceeding. See "-- Proposed Changes."

     The 1992 Cable Act also established a mechanism to modify local television markets, under which television stations licensed to communities in one "area of dominant influence" or "ADI," as defined by the ratings service Arbitron, may become qualified for "must-carry" status on cable systems serving communities outside their ADI and within the ADI of other television stations. The FCC is authorized to entertain requests for expansion or other modification of television station markets. The grant of such requests by a licensee to extend its must carry rights into another ADI may fractionalize the viewing audience of other television stations already classified as entitled to must carry rights within the ADI.

     Equal Employment Opportunity Requirements. The 1992 Cable Act also codified the FCC's existing equal employment opportunity ("EEO") regulations and reporting forms used by television broadcast stations. In addition, as required by the 1992 Cable Act, the FCC has adopted rules providing for a review of the EEO performance of each television station at the mid-point in its license term (in addition to an examination at renewal time) and for the FCC to inform the licensee of any improvements in recruiting practices that may be needed as a result of the review.

     Syndicated Exclusivity/Territorial Exclusivity. The FCC has imposed on cable operators syndicated exclusivity rules and expanded existing network non-duplication rules. These syndicated exclusivity rules allow local broadcast stations to require that cable operators black out certain syndicated non-network programming carried on "distant signals" (that is, signals of broadcast stations, including so-called "super stations," which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network affiliates to require that cable operators black out duplicating network broadcast programming carried on more distant signals that are not significantly viewed over the air.

     Financial Interest/Syndication and Prime Time Access Rules. Previously, financial interest/syndication ("FIN/SYN") rules applied to any network and posed various restrictions on its operation and activities. Network status has been considered to exist under these rules when a broadcast company's weekly programming offerings exceed 15 hours. These rules prohibited networks from engaging in syndication for the sale, licensing, or distribution of television programs for non-network broadcast exhibition in the United

States. Furthermore, these rules prohibited networks from sharing profits from any syndication and from acquiring any new financial or proprietary interest in programs of which they are not the sole producer.

     The FCC has relaxed the restrictions on current FIN/SYN rules, enabling the major networks to acquire specified amounts and kinds of financial interests in program syndication and to engage in program syndication themselves. The Company cannot predict the effect of these relaxed restrictions under the FIN/SYN rules on the Company's ability to acquire desirable programming at reasonable prices.

     The FCC's prime time access rule also places programming restrictions on affiliates of major national television "networks." In the past, this rule restricted affiliates of "networks" in the 50 largest television markets (as defined by the rule) generally to no more than three hours of network programming during the four hours of prime time. Recently, the FCC changed its definition of "network" to include those entities that deliver more than 15 hours of "prime time programming" (a term defined in those rules) to affiliates reaching 75% of the nation's television homes. Under this definition, certain national television networks are not subject to the prime time access rule. In July 1995, the FCC issued an order repealing the prime time access rules, subject to a one-year transition period during which the rules will continue in effect. The order remains subject to reconsideration. If the order is not modified or overturned, the prime time access rules will terminate on August 30, 1996. The Company cannot predict what effect the repeal of the rules may have on the operation of its network-affiliated television stations or the market for syndicated television programming.

     Television and radio broadcast stations also may be subject to a number of other federal, state, and local regulation, including regulations of the Federal Aviation Administration affecting tower height and marking, and federal, state, and local environmental and land use restrictions and general business regulation, and a variety of local regulatory concerns.

     Proposed Changes. The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies involving a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience and advertising revenue for the Company's broadcast stations and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions.

     Pending Legislation to Amend the Communications Act. On June 15, 1995, the United States Senate passed a bill that, among other measures, would eliminate the 12-station nationwide television ownership limitation and increase the FCC's national audience reach limitation for television from 25% to as much as 35%. The Senate bill also provided for the grandfathering of existing television time brokerage agreements, established a two-step licensing process that would tend to protect broadcasters from renewal challenges, and extended the television license term from five years to ten years.

     On August 4, 1995, the United States House of Representatives passed a bill that, among other measures, would limit the authority of the FCC to regulate the multiple ownership of broadcast stations. If enacted into law, the House bill, like the Senate bill, would eliminate the FCC's existing 12-station ownership limit for television stations and increase the FCC's permissible nationwide audience reach for television stations from 25% to as much as 35%. Under the House bill, a single entity could hold two UHF television stations or a UHF and a VHF television station in the same market, unless the FCC determines that the combination would harm competition or diversity. The ownership of two VHF television stations in the same market would not be permitted without an affirmative finding by the FCC that the combination would not harm competition or diversity in the market. (The Senate bill, in contrast, would allow present FCC local television ownership restrictions to stand.) The House bill also includes requirements for the establishment of a television rating code and for the inclusion of an electronic device (commonly called a "V-Chip") in new television sets, intended principally to permit parents to block programming they deem unsuitable for children. The legislation also would lift the present ban on the ownership of cable television systems by telephone companies, thus allowing telephone companies to compete more freely in the delivery of video programming directly to home. The House bill would revise renewal procedures in a manner similar to that in the Senate bill, but would extend license terms only to seven years to parallel radio broadcast license terms. There can be no assurance that the legislation will become law in either the House or Senate version and the ultimate impact on the Company cannot be predicted.

     FCC Proceedings to Revise Broadcast Ownership Rules. In January 1995, the FCC issued a further notice of proposed rule making which proposed the following changes in regulations governing television broadcasting: (i) raising the national ownership limits to up to 24 stations and raising the national reach restrictions to 35% or simply eliminating the numerical station limit altogether and replacing it with an escalating national reach restriction which would eventually hit a ceiling of 50%; (ii) modifying the reach discount as it applies to UHF stations; (iii) narrowing the geographic area where common ownership restrictions would be triggered by limiting it to overlapping "Grade A" contours rather than "Grade B" contours and by permitting (or granting waivers in particular cases or markets) certain UHF/UHF or UHF/VHF overlaps; (iv) relaxing the rules prohibiting cross-ownership of radio and television stations in the same market to allow certain combinations where there remain alternative outlets and suppliers to ensure diversity; and (v) treating television time brokerage agreements the same as radio time brokerage agreements which would presently preclude certain television time brokerage agreements where the programmer owns or has an attributable interest in another television station in the same market. In June 1995, the FCC announced an interim policy for processing television transfer and assignment application that include television time brokerage arrangements. Pending the adoption of new rules, the FCC has stated that it will not grant applications that propose a time-brokerage arrangement if the arrangement also includes both debt financing by the time broker and an option for the time broker to purchase the brokered station. The FCC will continue to grant applications with time-brokerage if they include only one of those elements (that is, either debt financing by the broker or an option of the time broker to purchaser). Adoption of the most restrictive proposals in this proceeding could limit the Company's alternatives for entering into new time brokerage agreements and making new broadcast acquisitions and, if existing arrangements are not "grandfathered", could require the Company to modify or terminate certain of its time brokerage arrangements.

     In January 1995, the FCC issued a further notice of proposed rule making that combined several long-pending proceedings to consider changes in its ownership rules and policies. In the new proceeding, the FCC is considering, among other things, (i) whether to make non-voting stock interests attributable;
(ii) whether to change attribution thresholds; (iii) how to treat limited liability companies for purposes of attribution; (iv) whether to extend the cross-interest policy to require review of multi-layered business relationships, including debt relationships, that now are not subject to scrutiny; and (v) whether to change the insulation standards for non-attribution of limited partnership interests. Adoption of the most restrictive alternatives available to the FCC could require that the Company, in assessing acquisition and compliance strategies, take into account additional interests in itself and its principals that are now exempt from FCC ownership regulation, and potentially divest or restructure some interests.

     In a second notice of proposed rule making the FCC is seeking comment on whether the FCC should relax attribution and other rules to facilitate greater minority and female ownership. The Company cannot predict the outcome of these proceedings or how they will affect the Company's business.

     FCC Inquiry on Broadcast of Commercial Matter. The FCC also has initiated a notice of inquiry proceeding seeking comment on whether the public interest would be served by establishing limits on the amount of commercial matter broadcast by television stations. No prediction can be made at this time as to whether the FCC will propose any limits on commercial advertising at the conclusion of its deliberation or the effect the imposition of limits on the commercial matter broadcast by television stations would have upon the Company's operations.

     Digital Audio Broadcasting. The FCC recently has allocated spectrum to a new technology, digital audio broadcasting ("DAB"), to deliver satellite-based audio programming to a national or regional audience and is considering rules for a DAB service. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats with compact disc quality sound to local and national audiences. It is not known at this time whether this technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. In addition, applications by several entities currently are pending at the FCC for authority to offer multiple channels of digital, satellite-delivered S-Band aural services that could compete with conventional terrestrial radio broadcasting. These satellite radio services use technology that may permit higher sound quality than is possible with conventional AM and FM terrestrial radio broadcasting. Thus far, the FCC has not granted the pending requests for authorizations to offer satellite radio, nor has it adopted rules for the proposed satellite radio service. Implementation of DAB would provide an additional audio programming service that could compete with the Company's radio stations for listeners, but the effect upon the Company cannot be predicted.

     Advanced High Definition Television System. The FCC has also begun to adopt rules for implementing advanced (high definition) television ("ATV") in the United States. Implementation of ATV service should improve the technical quality of television broadcasts. The FCC has decided that it will set aside specific new channel allotments for ATV service. Initial eligibility for these channels will be limited to existing television licensees. The FCC has not yet adopted a new technical standard for ATV, nor has it adopted a new Table of Allotments for ATV channels.

     Under the FCC's current plan for phasing in ATV service, each television station would be able to continue to provide conventional television service on its regular channel until advanced television service has become the prevalent medium. In August 1995, the FCC issued its Fourth Further Notice of Proposed Rule Making and Third Notice of Inquiry in its ATV proceeding. The notice and inquiry requested public comment on a number of issues in connection with the establishment of ATV television broadcasting, including (i) procedures and timetables for existing broadcasters to move to ATV channels and relinquish their present spectrum; (ii) restrictions on the use of ATV channels during the transition period; (iii) the effect of conversion to digital transmission on a broadcaster's public interest obligations; (iv) incentives for the rapid adoption of ATV transmission technologies by broadcasters and by the public, and
(v) the impact of ATV on cable television carriage or retransmission consent. Fifteen years after the start date, television broadcasters would be required to surrender their conventional television licenses. Implementation of ATV service is likely to impose additional costs on television stations providing new service, due to increased equipment costs. While the Company believes the FCC will authorize ATV, the Company cannot predict when such authorization might be given or the effect such authorization might have on the Company's business.

     Must-Carry/Retransmission Consent. On April 8, 1993, a special three-judge federal district court issued a decision upholding the constitutional validity of the mandatory signal carriage requirements. In June 1994, the United States Supreme Court vacated this decision and remanded it to the district court to determine, among other matters, whether the statutory carriage requirements are necessary to preserve the economic viability of the broadcast industry. The mandatory broadcast signal carriage requirements will remain in effect pending the outcome of the further proceedings in the district court. If a station is not carried by a cable system in its area or is shifted to an undesirable channel on such cable system, the station could experience a decline in viewership that could adversely affect its revenue, particularly revenue from stations carried on a cable system solely to comply with the must-carry law (for example, if the Infomall programming competes with the cable system's own, similar non-broadcast offering).

     Other changes that may result from matters under consideration by the FCC or the Congress include (i) changes to the broadcast license renewal process;
(ii) spectrum use or other fees on FCC licensees; (iii) the FCC's equal employment opportunity rules and other matters relating to female or minority involvement in the broadcasting industry; (iv) rules relating to political broadcasting; (v) technical and frequency allocation matters; (vi) changes in the FCC's cross-interest, multiple ownership and cross-ownership rules and policies; (vii) changes in policies governing the ability of telephone companies to deliver audio and visual programming to the home by wire; (viii) changes in the tax deductibility of advertising expenses; (ix) changes in standards governing the evaluation and regulation of television programming directed toward children, and violent or indecent programming; and (x) changes in regulation of the relationship between major television networks and their affiliates.

     The foregoing is only a brief summary of certain provisions of the Communications Act and of specific FCC and other regulations. Reference is made to the Communications Act, FCC regulations, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

EMPLOYEES

     As of September 30, 1995, the Company had approximately 670 full-time employees and approximately 183 part-time employees, for a total of 853 employees. None of its employees is represented by a labor union. The Company considers its relations with its employees to be good.

SEASONALITY

     Seasonal revenue fluctuations are common within the radio and television broadcasting industry and result primarily from fluctuations in advertising expenditures by local retailers. Paxson Radio and Paxson Television generally experience their lowest revenue for the year in the first quarter, whereas the highest revenue for the year generally occurs in the fourth fiscal quarter. Because of the short operating history, the Company cannot adequately assess the effects of seasonality on IN TV.

PATENTS AND TRADEMARKS

     The Company has one registered trademark and 12 trademark registrations pending relating to its business. It does not own any patents or patent applications. The Company does not believe that any of its trademarks are material to its business or operations.

PROPERTIES AND FACILITIES

     The following table sets forth information with respect to the Company's offices and its studios and broadcast tower locations. Management believes that the Company's properties are in good condition and are suitable for its operations.

                                                                          LEASE
        MARKET*                   PROPERTY          OWNED/LEASED       EXPIRATION
------------------------    --------------------    ------------     ---------------
Miami, FL                   Studio/Offices            Owned
                            WLVE-FM Tower             Leased         January 2000
                            WZTA-FM Tower             Leased         April 2007
                            WINZ-AM Tower             Owned
                            WFTL-AM Tower             Owned
Tampa, FL                   Studio/Offices            Leased         May 1998
                            WHNZ-AM Tower             Owned
                            WHPT-FM Tower             Owned
                            WNZE-AM Tower             Owned
                            WSJT-FM Tower             Owned
Orlando, FL                 Studio/Offices            Leased         March 2002
                            WJRR-FM Tower             Leased         April 2000
                            WMGF-FM Tower             Leased         February 2001
                            WWNZ-AM Tower             Owned
                            WWZN-AM Tower             Owned
Jacksonville, FL            Studio/Offices            Leased         February 1996
                            WROO-FM Tower             Leased         March 1999
                            WPLA-FM Tower             Owned          Perpetual
                            WNZS-AM Tower             Leased
                            WZNZ-AM Tower             Owned
Cookeville, TN              Studio/Offices            Leased         December 1998
                            WGSQ-FM Tower             Leased         2017
                            WPTN-AM Tower             Owned
Los Angeles, CA             Studio/Offices            Leased         October 1998
                            Tower                     Leased         June 2005
                            National Sales            Leased         July 1998
                            Office
Philadelphia, PA            Studio                    Leased         September 2000
                            Tower                     Owned
San Francisco, CA           Studio/Offices            Leased         June 2005
                            Tower                     Leased         June 2020
Boston, MA                  Studio/Offices            Leased         February 2006
                            Tower                     Leased         June 2026
Atlanta, GA                 Studio/Offices            Leased         June 2001
                            Tower                     Leased         October 2015

                                                                          LEASE
        MARKET*                   PROPERTY          OWNED/LEASED       EXPIRATION
------------------------    --------------------    ------------     ---------------
Houston, TX                 Studio/Offices            Leased         October 1998
                            KTFH-TV Tower             Owned          January 1997
                            K33DB Tower               Leased
Hartford, CT                Studio                    Leased         October 1999
                            Tower                     Leased         October 2035
West Palm Beach, FL         Studio/Offices            Leased         October 1998
                            Tower                     Owned
                            Headquarters              Owned

---------------

* Market of station (where applicable), which may differ from actual location.

                               LEGAL PROCEEDINGS

     The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of management, no material legal proceedings are pending to which the Company, or any of its property, is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the Company's directors and executive officers.

            NAME              AGE                            POSITION
----------------------------  ---   -----------------------------------------------------------
Lowell W. Paxson............  60    Chairman of the Board, Director and Chief Executive Officer
James B. Bocock.............  51    President, Chief Operating Officer and Director
                                    Vice President, Treasurer, Chief Financial Officer and
Arthur D. Tek...............  46    Director
Anthony L. Morrison.........  34    Vice President, Secretary and General Counsel
Jon Jay Hoker...............  56    President, Paxson Radio
Dean M. Goodman.............  48    President, Paxson Television
Michael J. Marocco..........  36    Director
John A. Kornreich...........  49    Director
J. Patrick Michaels, Jr.....  51    Director
S. William Scott............  62    Director

     Lowell W. Paxson has been Chairman of the Board, Chief Executive Officer, and a Director of the Company since its inception. Mr. Paxson was the creator, co-founder and president of Home Shopping Network, Inc. ("HSN"), a position he held from HSN's inception in May 1985 to December 1990. He remained a consultant to HSN through 1994. Mr. Paxson was a pioneer in the home shopping concept on radio beginning in 1977, which he later transferred to television through HSN. Mr. Paxson has been involved in radio for over 40 years, during which time he owned a majority interest in a number of radio stations. At HSN, in which he was a major initial stockholder, he was actively involved in the acquisition and operation of ten television stations which were later spun-off by HSN as Silver King Communications, Inc. Mr. Paxson earned his Bachelor's degree from Syracuse University in 1956. He served as a U.S. Army captain from 1956 to 1957. Mr. Paxson served on the boards of a variety of charitable, civic and educational institutions. He holds memberships in the National Cable Television Association and the National Association of Broadcasters.

     James B. Bocock has been President and Chief Operating Officer of the Company since July 1991 and has been a Director since January 1994. Mr. Bocock was Vice President -- Broadcast Affiliations for HSN from September 1986 to June 1991. While at HSN, Mr. Bocock negotiated HSN's acquisition of several full and low power television stations. Mr. Bocock has been involved in radio and television since 1962, including service as the general manager of a number of radio stations throughout the United States.

     Arthur D. Tek has been Vice President and Chief Financial Officer of the Company since December 1992. He has been Treasurer and a Director of the Company since January 1994. Prior to joining the Company, Mr. Tek was Chief Financial Officer and Controller of Chase Communications, Inc., a television and radio broadcasting firm, from February 1990 to December 1992. Mr. Tek was Vice President -- Finance for SunGroup, Inc., a radio station group, from November 1986 to February 1990.

     Anthony L. Morrison has been Vice President, Secretary and General Counsel since February 1995. He was an attorney in the New York office of the law firm of O'Melveny & Myers from June 1990 to February 1995, with a practice consisting of banking, finance, and general corporate matters. Mr. Morrison was an attorney with the New York office of White & Case from November 1987 to June 1990.

     Jon Jay Hoker has been the President of Paxson Radio since January 1995. From April 1994 to January 1995 he was President of Paxson Networks, Inc. Mr. Hoker is a former radio group owner, having formed Hoker Broadcasting in 1985. Prior to forming his own group, Mr. Hoker was a vice president with Belo Broadcasting from 1982 to 1985. Mr. Hoker was responsible for overall operations of radio stations in Dallas and Denver as well as overseeing all radio acquisitions. Mr. Hoker began his broadcast career with ABC, where he worked from 1971 to 1981.

     Dean M. Goodman has been President of Paxson Television since January 1995. Mr. Goodman joined the Company in 1993 and prior to becoming President of Paxson Communications Television, Inc., was the General Manager of the Company's Miami radio group. Prior to joining the Company in 1993, Mr. Goodman was Executive Vice President of the television and radio broadcast group of Gilmore Broadcasting Corp. Prior to joining Gilmore Broadcasting, Mr. Goodman was Vice President and General Manager of Southwest Radio, Inc. and Community Service Broadcasters, Inc.

     Michael J. Marocco has served as a Director since December 1993. He has been the President of Sandler Media Group, Inc. since May 1989. Mr. Marocco has been a general partner of Sandler Associates since 1993 and, through affiliates, a general partner of the Sandler Partnerships (as defined herein). Mr. Marocco is a principal of certain other investment partnerships that invest primarily in companies in the communications industry. The Sandler Partnerships hold an equity interest in the Company. See "Principal Stockholders." He was a Vice President at Morgan Stanley & Co. Inc., serving in its communications group, from 1984 to 1989. Mr. Marocco is also a director of PageAmerica, Inc.

     John A. Kornreich has served as a Director since December 1993. He joined Sandler Media Group, Inc. in 1988 and is a general partner of Sandler Associates and, through affiliates, a general partner of the Sandler Partnerships and the 21st Century Communications Partnership. The Sandler Partnerships hold an equity interest in the Company. See "Principal Stockholders." In 1986, Mr. Kornreich formed J.K. Media, L.P., a private investment partnership funded primarily by communications industry executives, for which Mr. Kornreich serves as the sole general partner.

     J. Patrick Michaels, Jr. has been serving as a Director since February 1995. Mr. Michaels founded and since 1973 has been the Chairman of the Board of Directors and Chief Executive Officer of Communications Equity Associates, Inc. ("CEA"), a firm that specializes in providing financial services to a variety of organizations in the media, communications and entertainment industries. During 1973, Mr. Michaels was Vice President of Cable Funding Corporation, a specialized finance company lending to the cable television industry. From October 1968 through December 1972, Mr. Michaels served as one of the original employees and Vice President of TM Communications, the cable subsidiary of The Times Mirror Company. Mr. Michaels holds equity interests in a number of media companies, some of which may be deemed competitive with the Company. Mr. Michaels is the Vice Chairman of the Board of Directors, Acting President and Acting Chief Operating Officer of Video Jukebox Network, Inc.

     S. William Scott has been serving as a Director since February 1995. From 1983 to 1987, Mr. Scott was Executive Vice President, Westinghouse Broadcasting Television Group. From 1981 through the end of 1983, Mr. Scott served as President and Chief Operating Officer of a Westinghouse Broadcasting/American Broadcasting Company joint venture for cable television known as the Satellite News Channels. Currently, Mr. Scott provides consulting services to various media companies, including the Company.

     All officers are elected until the next annual meeting of the Board of Directors or until their respective successors are chosen and qualified. Directors serve for a one-year term or until their successors are elected.

BOARD COMMITTEES

     The Company's Board of Directors appointed a Compensation Committee and an Audit Committee in February 1995. Neither committee existed in 1994. The Compensation Committee consists of Lowell W. Paxson, Michael J. Marocco, and John A. Kornreich. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Stock Incentive Plan. Until February 1995, the Compensation Committee's functions were exercised by the Board of Directors.

     On February 1995, the Board appointed an Audit Committee consisting of James B. Bocock, Michael J. Marocco, and John A. Kornreich. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices. Until February 1995, the Audit Committee's functions were exercised by the Board of Directors.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

     All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director receives separate compensation for services rendered as a director.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and the four highest paid executive officers (the "Named Executive Officers") for services rendered to the Company in 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                            -------------------------------
                                             ANNUAL COMPENSATION                   AWARDS
                                    -------------------------------------   ---------------------   PAYOUTS
                                                                OTHER       RESTRICTED SECURITIES   -------
           NAME AND                                             ANNUAL       STOCK     UNDERLYING    LTIP      ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY        BONUS     COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS   COMPENSATION
---------------------------  ----   ---------     --------   ------------   --------   ----------   -------   ------------
Lowell W. Paxson...........  1994   $     --        $ --         $ --         $ --        $ --        $--         $ --
  Chairman and Chief         1993         --          --           --           --          --         --           --
  Executive Officer(a)       1992         --          --           --           --          --         --           --
James B. Bocock............  1994    160,000 (b)      --           --           --          --         --           --
  President and Chief        1993    125,000          --           --           --          --         --           --
  Operating Officer          1992    125,000          --           --           --          --         --           --
Arthur D. Tek..............  1994    112,500 (c)      --           --           --          --         --           --
  Vice President,            1993    100,000          --           --           --          --         --           --
  Treasurer, and Chief       1992      4,167 (d)      --           --           --          --         --           --
  Financial Officer
William L. Watson(e).......  1994    104,000          --           --           --          --         --           --
  Secretary                  1993    102,600 (f)      --           --           --          --         --           --
                             1992     95,000 (f)      --           --           --          --         --           --

---------------

(a) Mr. Paxson has entered into a five and one-half year employment agreement commencing June 30, 1994. See "Employment Agreements."
(b) Pursuant to the Company's Profit Sharing Plan, Mr. Bocock elected to defer $9,240 of his 1994 salary.
(c) Pursuant to the Company's Profit Sharing Plan, Mr. Tek elected to defer $9,240 of his 1994 salary.
(d) Mr. Tek was employed by the Company commencing in December 1992.
(e) Mr. Watson resigned as Secretary effective February 13, 1995. He currently serves as the Company's Assistant Secretary.
(f) Mr. Watson received a $5,000 housing allowance in both 1993 and 1994.

OPTION GRANTS IN 1994

     No stock options or stock appreciation rights were granted during 1994 to the individuals shown in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN 1994

     No options were exercised during 1994 by the officers shown in the Summary Compensation Table.

STOCK INCENTIVE PLAN

     The Company established the Company's Stock Incentive Plan (the "Plan") in November 1994 to provide incentives to officers and other employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Plan is administered by the Compensation Committee of the Company's Board of Directors.

     The Plan provides for the issuance of options, in the form of incentive stock options or non-qualified stock options, to officers and employees selected by the Compensation Committee. Under the Plan, options exercisable for an aggregate amount of 2,143,575 shares of Class A Common Stock are available for issuance.

The exercise price per share of Class A Common Stock deliverable upon the exercise of each stock option is determined by the Compensation Committee at the date the stock option is granted; provided, however, that the exercise price of incentive stock options shall be the fair market value of the Class A Common Stock at the date of grant. Stock options are exercisable in whole or in part on such date or dates as are determined by the Compensation Committee at the date of the grant. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Stock options expire on the date or dates determined by the Compensation Committee at the time the stock options are granted; provided, however, that the term of the incentive stock options shall not exceed 10 years after the date of grant. Holders of more than 10% of the combined voting power of the capital stock of the Company may be granted stock options, provided that the exercise price be 110% of the fair market value of Class A Common Stock as of the date of the grant, and provided that the term of the stock option shall not exceed five years after the date of the grant.

     Stock options granted under the Plan may be exercised by the participant to whom granted or by his or her legal representative. If a Plan participant's employment is terminated for cause, each stock option which has not been exercised shall terminate.

     The Compensation Committee also has the discretion to award restricted stock. Participants who receive restricted stock do not become 100% vested in their restricted stock until five years after the effective date of the award. During the restricted period prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give, or otherwise dispose of, mortgage, pledge, or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with the Company is terminated because of death, disability or retirement.

PROFIT SHARING PLAN

     The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan"). The Profit Sharing Plan provides that employees of the Company must complete one year of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the Profit Sharing Plan. Participants may elect to defer a specified percentage of their compensation into the Profit Sharing Plan on a pre-tax basis. The Company may, at its sole discretion, make matching contributions based on a percentage of deferred salary contributions at a percentage rate to be determined by the Board of Directors of the Company, which matching contributions may be in Company stock. In addition, the Company may make supplemental profit sharing contributions in such amounts as the Board of Directors of the Company may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, the participant's right to his or her profit sharing contribution vests 100%. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed as Chairman and Chief Executive Officer of the Company under an employment agreement. The agreement provides that Mr. Paxson will be employed for a five and one-half year period commencing on June 30, 1994, unless sooner terminated. Mr. Paxson began receiving an annual base salary of $350,000 commencing on January 1, 1995. Mr. Paxson's salary will be $385,000 in 1996, $423,500 in 1997, $465,850 in 1998, and $500,000 in 1999. In addition to the base salary, Mr. Paxson may receive an annual bonus at the discretion and in an amount set by members of the Compensation Committee that are not employees of the Company. Mr. Paxson's employment agreement is renewable for successive one-year terms, subject to good faith negotiation of its terms. Under the terms of the agreement, Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives, and is entitled to vacation days in an amount determined annually by the Board of Directors after good faith negotiation. Mr. Paxson is reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including entertainment and travel. Mr. Paxson's employment agreement is terminable by the

Board of Directors before expiration for good cause, as defined in the agreement, or by Mr. Paxson for good reason, as defined in the agreement. In the event of Mr. Paxson's permanent disability or death, the Company will pay Mr. Paxson, or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, or one year, in the case of death.

     In addition, in connection with the recent termination of Mr. Paxson's consulting agreement with HSN, Mr. Paxson entered into a noncompete agreement with the Company for a period ending on December 31, 1999 or the date of a change of control (as defined with respect thereto) of the Company. See "Certain Transactions -- Home Shopping Network, Inc."

                              CERTAIN TRANSACTIONS

     Mr. Paxson is the Chairman and Chief Executive Officer of the Company. Messrs. Marocco and Kornreich are directors of the Company and principals of the Sandler Partnerships, which are significant stockholders of the Company. See "Principal Stockholders." Mr. Michaels is a director of the Company and the owner of CEA. Mr. Scott is a director of the Company and provides it certain consulting services. Set forth below is a description of certain transactions and relationships between Mr. Paxson, his affiliates and others and the Company, between the Sandler Partnerships and the Company, CEA and the Company and Mr. Scott and the Company.

     WFCT-TV Transactions. On December 17, 1993, BBTC entered into an agreement whereby CNI, a Section 501(c)(3) Florida non-profit corporation, to which Mr. Paxson is a substantial contributor and of which he is a former director, would make available to BBTC up to $3,120,000 for certain expenses in connection with the redemption of a limited partnership interest in BBTC and the construction of television station WFCT-TV, Bradenton, Florida (the "BBTC Loan Agreement"). In connection with the loan, BBTC granted to CNI an irrevocable, exclusive option to purchase the assets owned by BBTC that are used or useful in the construction or operation of WFCT-TV, including the licenses issued by the FCC for WFCT-TV, subject to the satisfaction of certain conditions and the receipt of necessary regulatory approvals. CNI's option may be exercised, subject to the prior approval of the FCC, at any time during the 10-year period beginning on the first anniversary of the completion of construction of WFCT-TV. The price payable to BBTC upon exercise of the option is $91,000 in cash and the forgiveness of all outstanding indebtedness under the loan in an amount of $1,120,000. WFCT-TV commenced broadcasting operations on August 1, 1994.

     BBTC also entered into an agreement with Paxson Broadcasting of Tampa Limited Partnership ("Paxson-Tampa"), an indirect, wholly-owned subsidiary of the Company, as of December 17, 1993. Under this agreement, Paxson-Tampa provides certain specified services relating to the construction and installation of WFCT-TV facilities. Pursuant to a time brokerage agreement, BBTC makes air-time available to CNI on WFCT-TV. In exchange for certain specified payments, BBTC has broadcast programming and commercial announcements produced by CNI.

     In connection with the foregoing transactions, Mr. Paxson agreed to lend CNI up to $3,120,000 to fund the loan to BBTC. On June 15, 1994, CNI and BBTC revised the BBTC Loan Agreement to reduce the maximum amount of the loan from $3,120,000 to $1,400,000, and to provide that BBTC lease rather than purchase the equipment and related tangible personal property required to construct WFCT-TV from Paxson Communications of Tampa-66, Inc. ("Paxson-66"), an indirect, wholly-owned subsidiary of the Company.

     Mr. Paxson assigned his rights and interests in the CNI loan to Paxson-66 in the amount of $3,120,000 (representing the outstanding principal balance owed by CNI), and CNI agreed that the maximum principal amount of the loan would be reduced from $3,120,000 to $1,400,000. On June 15, 1994, CNI assigned to Paxson-66 the option to acquire the WFCT-TV assets from BBTC. On June 15, 1994, CNI assigned to Paxson-66 its rights and interests under the time brokerage agreement to provide up to 12 hours per day of programming on WFCT-TV.

     Worship Channel Studio. On January 1, 1993, Mr. Paxson agreed to lend CNI up to $2,500,000 to fund CNI's acquisition of certain equipment and related tangible property used in the production of television programming. Mr. Paxson assigned his rights and interests under the loan to Paxson-66. In consideration for such assignment, the Company delivered to Mr. Paxson a promissory note in the principal amount of $2,500,000. In accordance with the terms of an agreement dated as of June 15, 1994, CNI sold to Paxson-66 CNI's production assets in consideration for the cancellation of the $2,500,000 promissory note. CNI and Paxson-66 have also contracted effective as of August 1, 1994 for Paxson-66 to lease CNI's television production and distribution facility to Paxson-66 for the purpose of producing television programming for the Infomall TV Network.

     Christian Network, Inc. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to try and ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms at least as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be at least as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any action under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company. The Company has made loans, in an aggregate amount equal to $893,000, to CNI.

     Agreements Among Stockholders. On December 15, 1993, in connection with the issuance of the Company's Initial Senior Preferred Stock (as defined herein) and warrants to purchase shares of Class A Common Stock and Class B Common Stock, the Company entered into a stockholders agreement with two entities controlled by Lowell W. Paxson (collectively, "Management Investors"), and the four purchasers of the Initial Senior Preferred Stock (the "Sandler Group"), three of which are affiliates of Michael J. Marocco and John A. Kornreich, two directors of the Company. On December 22, 1994, in connection with the issuance of the Junior Preferred Stock and Series B Preferred Stock (as defined herein), the purchasers of the Junior Preferred Stock and warrants to purchase Class C Common Stock, became parties to the stockholders agreement, which was amended and restated (as so amended and restated, the "Stockholders Agreement"). In addition, at the same time, the Sandler Group entered into an exchange agreement and consent with the Company under which certain call rights with respect to warrants held by the Sandler Group were terminated and the Sandler Group exercised certain of their warrants and exchanged them for the Series B Preferred Stock. The ownership interest of the Sandler Group in the Initial Senior Preferred Stock and Series B Preferred Stock are identical. The rights of the holders of Senior Preferred Stock and the Junior Preferred Stock differ in certain respects under the Stockholders Agreement.

     Under the terms of the Stockholders Agreement, each holder of Senior Preferred Stock has redemption rights that can be triggered by a change of control (as defined with respect thereto) of the Company or by certain bankruptcy-related events. In addition, subject to certain limitations and only after December 15, 1999, each holder of Senior Preferred Stock has the right to require that any shares of Senior Preferred Stock held by such holder be purchased for cash by the Company. Commencing on December 15, 2000, and on each subsequent anniversary thereof, holders of Senior Preferred Stock owning certain warrants have a limited right for a sixty-day period to require the Company to purchase any shares of Class A Common Stock or Class B Common Stock issuable upon exercise of such warrants (the "Warrant Shares") held by the holder.

     If a holder of Senior Preferred Stock chooses to exercise its put or similar rights with respect to Senior Preferred Stock or Warrant Shares and the Company is unable to purchase all of the shares on the applicable purchase date because of a material contractual obligation that prohibits such a repurchase, the Company is required to take reasonable actions to enable the Company to purchase the securities subject to the put notice, and is required to engage a nationally recognized investment banking firm in order to advise and assist the Company in connection with such actions.

     The Stockholders Agreement also grants to each holder of Senior Preferred Stock and each holder of Junior Preferred Stock the right of first refusal to purchase, subject to certain conditions, its pro rata share of any new securities the Company may issue. The Company must give each holder of Senior Preferred Stock and each holder of Junior Preferred Stock written notice of the Company's intention to issue certain new securities.

     Pursuant to registration rights granted in the Stockholders Agreement, at any time after December 15, 1997, any holder of Senior Preferred Stock may require the Company to register with the Commission under and in accordance with the Securities Act of all or part of its Registrable Shares. "Registrable Shares" are defined to include shares issued or issuable as Warrant Shares (as adjusted for certain stock splits, stock dividends, recapitalizations, and similar events) and any securities issued to the holders of Senior Preferred Stock pursuant to the rights of first refusal described above. The Company is required to effectuate a demand registration only if it (i) has been requested by or consented to by the holders of a majority of the registrable shares held by the holders of Senior Preferred Stock, and (ii) represents at least 25% of the aggregate registrable shares held by the participating holders of Senior Preferred Stock. Generally, the holders of Senior Preferred Stock as a group are entitled to two demand registrations.

     If at any time the Company proposes to file on its own behalf or on behalf of any holder or holders of any equity securities a registration statement under the Securities Act (other than a registration statement on Form S-4, Form S-8, or any successor form for the registration of securities to be offered pursuant to an employee benefit plan), then the Company must give notice to the holders of Senior Preferred Stock of their right to include Registrable Shares in a "piggyback" registration. The Company has the right, upon prompt written notice to each holder of Senior Preferred Stock delivering a piggyback registration request, to abandon such registration statement.

     In the case of a demand registration or a piggyback registration, the Company will pay all registration expenses except underwriting discounts and commissions and transfer taxes. In the case of a piggyback registration, each holder of Senior Preferred Stock shall pay its pro rata share of the incremental registration filing fees and shall pay all fees and disbursements of its counsel (other than a single counsel for the holders of a majority of the shares being registered by the holders of Senior Preferred Stock) incurred in connection therewith.

     The holders of Junior Preferred Stock and Management Investors have registration rights substantially similar to the registration rights of the holders of Senior Preferred Stock. The registration rights agreement allocates registrable shares among participating holders of Senior Preferred Stock, holders of Junior Preferred Stock, and Management Investors if less than all the requested shares are to be included in a registration statement.

     Airplane. During 1994, the Company purchased an aircraft for $250,000 from a company controlled by Mr. Paxson. The Company believes that the terms of such transaction were at least as favorable as it would have obtained in an arm's length transaction with an unaffiliated third party.

     Home Shopping Network, Inc. In connection with the departure in 1990 of Mr. Paxson from HSN, he executed a consulting agreement containing various restrictions upon activities by him that might be considered competitive with HSN, including activities as an investor in competitive and other enterprises. Although Mr. Paxson's consulting services to HSN terminated in 1994, certain of the restrictions survived. As the Company's business has evolved, the possible effect of the consulting agreement upon Mr. Paxson's role as the Company's chief executive officer and controlling stockholder became unclear. The Company considered it advisable to eliminate doubts concerning, among other matters, Mr. Paxson's role as a chief executive officer and controlling stockholder as the Company's business develops, and the scope of HSN's rights under the consulting agreement. Accordingly, on August 25, 1995, the Company and Mr. Paxson agreed with HSN to, among other things, terminate HSN's rights under the consulting agreement in consideration of a payment to HSN by the Company of $1,200,000.

     Shortly before the transaction with HSN, Mr. Paxson agreed with the Company that upon termination of HSN's rights under the consulting agreement, he will not compete with the Company for a period ending on December 31, 1999 (the date that the HSN consulting agreement would have otherwise terminated) or the date of a change of control (as defined with respect thereto) of the Company.

     Todd Communications, Inc. In 1993, Mr. Paxson contributed a demand note receivable in the amount of $1,750,000 from Todd Communications, Inc., a company which owns WFSJ-FM (St. Augustine, Florida) and is beneficially owned by a member of Mr. Paxson's family. The note receivable accrues interest at the short-term annual applicable federal rate prescribed by the Internal Revenue Service with the balance of principal and interest due upon demand. Interest income received during 1994 on the note aggregated $70,900. The Company also performs limited sales support and administrative functions for Todd Communications, Inc., under a joint sales agreement which is billed for efforts expanded on terms at least as favorable as would be obtained in arm's length transactions with unaffiliated third parties.

     Communications Equity Associates, Inc. J. Patrick Michaels, Jr. is Chairman of the Board and Chief Executive Officer of CEA. Prior to his becoming a Director in February 1995, the Company engaged CEA as a financial advisor in connection with the private placements of the Senior Preferred Stock and Junior Preferred Stock and the Private Offering, as well as with the Company's various lending relationships. In connection with such matters, management of the Company believes that its arrangements with CEA have been, and will continue to be, on terms comparable to those generally available from unaffiliated third parties.

     S. William Scott, Consulting. S. William Scott has an arrangement with the Company pursuant to which he provides consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. During 1994, Mr. Scott was paid $84,000 for such services. Through August 15, 1995 Mr. Scott has received $50,000 for such services. Mr. Scott has been providing such services since prior to his becoming a Director.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 16, 1995, information as to the Company's stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                        CLASS A                      CLASS B             PERCENTAGE OF
                                     COMMON STOCK                  COMMON STOCK             ECONOMIC      PERCENTAGE OF
    NAME OF STOCKHOLDERS,     ---------------------------   --------------------------    OWNERSHIP OF     VOTING POWER
          DIRECTORS                          PERCENT OF                   PERCENT OF       ALL COMMON     OF ALL COMMON
  AND EXECUTIVE OFFICERS(A)   SHARES(B)    CLASS A SHARES   SHARES(B)   CLASS B SHARES       STOCK            STOCK
----------------------------- ----------   --------------   ---------   --------------   --------------   --------------
Lowell W. Paxson(c).......... 24,256,555        92.7%       8,311,639         100%            94.5%            98.3%
James B. Bocock(d)...........    680,000         2.6%              --          --                *                *
Arthur D. Tek(d).............     60,000           *               --          --                *                *
William L. Watson(e).........     13,403           *               --          --                *                *
Michael J. Marocco(f)(g).....  2,419,252         8.5%         806,417         8.8%             8.6%             8.9%
John A. Kornreich(f)(g)......  2,419,252         8.5%         806,417         8.8%             8.6%             8.9%
J. Patrick Michaels,
  Jr.(h).....................    200,000           *               --          --                *                *
S. William Scott.............         --          --               --          --               --               --
Sandler Partnerships(g)(i)...  2,419,252         8.5%         806,417         8.8%             8.6%             8.9%
All directors and executive
  officers as a
  group(a)(j)................ 27,708,332        94.2%       9,118,056         100%            95.6%            98.6%

---------------
 *  Less than one percent.
(a) The address of all persons in this table, unless otherwise specified, is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401.
(b) As used in this table, "beneficial ownership" means sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person. This table does not include 4,853,629.5 shares of non-voting Class C Common Stock. In addition, for purposes of this table, "beneficial ownership" does not include the number of shares of Class A Common Stock issuable upon conversion of Class C Common Stock even though such shares are convertible under certain circumstances into shares of Class A Common Stock.
(c) Mr. Paxson is the beneficial owner of all of his Class A Common Stock and all of his Class B Common Stock through his control of Second Crystal Diamond, L.P. and Paxson Enterprises, Inc.
(d) Reflects vested options under the Company's Stock Incentive Plan.
(e) 13,000 of Mr. Watson's shares reflect vested options under the Company's Stock Incentive Plan.
(f) Messrs. Marocco and Kornreich do not own any shares of the Company's Common Stock. Because of their interests in the general partner of Sandler Mezzanine Partners, L.P., Sandler Mezzanine Foreign Partners, L.P. and Sandler Mezzanine T-E Partners, L.P. (the "Sandler Partnerships"), Messrs. Marocco and Kornreich may be deemed to possess or share beneficial ownership of the shares of Senior Preferred Stock and Common Stock subject to warrants held by the Sandler Partnership owned by the Sandler Partnerships. Messrs. Marocco and Kornreich are also stockholders, directors and officers of certain corporations that serve as general partners of Sandler Mezzanine General Partnership, which is the general partner of each of the Sandler Partnerships. The Sandler Partnership's ownership includes 2,419,252 shares of Class A Common Stock subject to warrants and 806,417 shares of Class B Common Stock subject to warrants.
(g) Address is c/o Sandler Media Group, Inc., 767 Fifth Avenue, New York, NY 10281.
(h) Address is 101 East Kennedy Boulevard, Suite 3300, Tampa, FL 33602. Mr. Michaels does not own any shares of Common Stock directly. Because of Mr. Michaels' interest in certain trusts and a partnership, he is the beneficial owner of such Class A Common Stock. Mr. Michaels disclaims beneficial ownership in such Class A Common Stock, except to the extent of his pecuniary interests in such trusts and partnerships.
(i) Represents shares of Class A Common Stock and Class B Common Stock subject to warrants held by the Sandler Partnerships.
(j) Includes 831,272 shares subject to vested options under the Company's Stock Incentive Plan and shares described in footnote (h).

     In addition to its Common Stock, the Company's capital stock consists of
(i) Senior Preferred Stock held by National Union Fire Insurance Company of Pittsburgh, PA and the three Sandler Partnerships and (ii) Junior Preferred Stock held by BT Investment Partners, Inc., First Union Corporation of Virginia, Paribas North America, Inc. and Union Venture Corporation. See "Description of the Capital Stock."

                       DESCRIPTION OF NEW CREDIT FACILITY

     The Company has received a commitment letter from a major commercial bank to provide the New Credit Facility, a senior secured revolving line of credit in an aggregate principal amount of $100 million, which the Company plans to enter into as soon as practicable. The following summary of the New Credit Facility is based upon the terms thereof outlined in the commitment letter. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions to be contained in the definitive documentation to be entered into in connection with the New Credit Facility.

     The aggregate available commitment under the New Credit Facility will be reduced incrementally on a quarterly basis, beginning December 31, 1997. The New Credit Facility matures on June 30, 2002, unless previously terminated. Prior to making any advance under the New Credit Facility, the Borrower will be required to be in compliance with all financial and operating covenants. Certain acquisitions to be funded under the New Credit Facility are expected to require approval by 66 2/3% of the lenders thereunder. The lenders under the New Credit Facility will be paid a commitment fee at the rate of 0.5% per annum on unused commitments, payable quarterly. In addition, the agent thereunder will receive other customary fees.

     Borrowings under the New Credit Facility will bear interest at a rate equal to, at the option of the Company, either (i) the Base Rate (which is defined as the Federal Funds rate or the prime rate most recently announced by the agent under the New Credit Facility), or (ii) LIBOR, in each case plus an applicable margin determined by reference to the ratio of total debt to cash flow of the Company.

     The obligations of the Company under the New Credit Facility will be unconditionally guaranteed, jointly and severally by all material subsidiaries of the Company. The obligations of the Company and such guarantors under the New Credit Facility will be secured primarily by a first priority pledge of the stock of all material subsidiaries of the Company and a first priority lien on all the assets of the Company and such guarantors, with the exception of certain real estate assets, which will be subject to a negative pledge.

     The New Credit Facility will contain customary conditions precedent, including, among other things, the consummation of this Offering, no adverse change in the business, assets, operations, prospects, conditions, (financial or otherwise), or material agreements of the Company and its subsidiaries, taken as a whole and the negotiation of satisfactory documentation. In addition, all Existing Senior Indebtedness must be repaid in full. The New Credit Facility will also contain customary representations and warranties and indemnities.

     The New Credit Facility will contain, among other things, covenants restricting the ability of the Company and its subsidiaries to dispose of assets, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into transactions with affiliates and otherwise restrict corporate activities. The New Credit Facility will also contain the following financial covenants: maximum ratio of total debt to operating cash flow; minimum permitted interest coverage and a minimum permitted fixed charge coverage ratio.

     Events of default under the New Credit Facility include those usual and customary for transactions of this type, including, among other things, default in the payment of principal or interest in respect of material amounts of indebtedness of the Company or its subsidiaries, any non-payment default on such indebtedness and a Change of Control (as defined in the New Credit Facility), any material breach of the covenants or representations and warranties included in the New Credit Facility and related documents, the institution of any bankruptcy proceedings and the failure of any security agreement related to the New Credit Facility or lien granted thereunder to be valid and enforceable. Upon the occurrence and continuance of an event of default under the New Credit Facility, the lenders may terminate their commitments to lend and declare the then outstanding loans due and payable.

                            DESCRIPTION OF THE NOTES

     The form of the New Notes and the Original Notes will be identical in all material respects except that the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The Original Notes were, and the New Notes will be issued under the Indenture, dated as of September 28, 1995 (the "Indenture") among the Company and The Bank of New York, as trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Act for a statement of them.

     The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Notes are limited in aggregate principal amount to $230,000,000. The Notes are general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company and senior in right of payment to any current or future indebtedness of the Company subordinated thereto.

     The Notes are unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors (together with each other Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries").

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on October 1, 2002. The Notes bear interest at a rate of 11 5/8% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on April 1 and October 1, commencing April 1, 1996, to holders of record of the Notes at the close of business on the immediately preceding March 15, and September 15, respectively. The interest rate on the Notes is subject to increase, and such Additional Interest is payable on the payment dates set forth above, in certain circumstances, if the Notes (or other securities substantially similar to the Notes) are not registered with the Commission within the prescribed time periods. See "Exchange Offer; Registration Rights."

REGISTRATION RIGHTS; ADDITIONAL INTEREST

     The Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which they have agreed, for the benefit of the Holders of the Original Notes, that they will, at their cost,
(i) no later than October 28, 1995 (30 days after the date of original issuance of the Original Notes), file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer to exchange the Original Notes for the New Notes, which will have terms substantially identical in all material respects to the Original Notes (except that the New Notes will not contain terms with respect to transfer restrictions), and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act no later than February 25, 1996 (150 days after the date of original issuance of the Original Notes). Upon this Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Original Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Original Notes. For each Original Note surrendered to the Company pursuant to the Exchange Offer, the Holder of such Original Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Original Note. Interest for federal income tax purposes on the New Notes will accrue from September 28, 1995. Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of Restricted Holders (as defined herein), a prospectus meeting the requirements of the Securities Act be delivered as required. The Company and the Guarantors have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

     Each Holder of Original Notes that wishes to exchange such Original Notes for New Notes in the Exchange Offer is required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the Holder is not a broker-dealer, it is required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

     If applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the Registration Rights Agreement, the Company and the Guarantors will, at their own expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Original Notes (the "Shelf Registration Statement"), (b) use their respective best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their respective best efforts to keep effective the Shelf Registration Statement until three years after its effective date. The Company will, with respect to any Shelf Registration Statement, provide to each Holder of the Original Notes copies of the prospectus that are a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes. A Holder of the Original Notes that sells such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

     If the Company and the Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the Original Notes as follows:

          if (i) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed by October 28, 1995 (30 days after the original issuance of the Original Notes);

          (ii) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective by February 25, 1996 (150 days after the original issuance of the Original Notes); and

          (iii) either (A) the Company has not exchanged the New Notes for all Original Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of its effective date;

(each such event referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to Holders of the Original Notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the Original Notes will increase by 50 basis points; and the per annum interest rate on the Original Notes will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of the interest rate originally borne by the Original Notes. All Additional Interest will be payable to Holders of the Original Notes in cash on each April 1 and October 1, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Original Notes will revert to the interest rate originally borne by the Original Notes.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 1, 1999 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on October 1, of each year listed below:

    YEAR                                                                        PERCENTAGE
    ----                                                                        ----------
    1999......................................................................      104%
    2000......................................................................      102%
    2001 and thereafter.......................................................      100%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 25% of the original principal amount of Notes at any time and from time to time prior to October 1, 1998 at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date with the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales; provided, that at least $172,500,000 aggregate principal amount of Notes remain outstanding immediately after the occurrence of any such redemption pursuant to a Public Equity Offering or a Major Asset Sale and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Major Asset Sale.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION

     The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. As of June 30, 1995, after giving pro forma effect to the application of the net proceeds of the Private Offering, the principal amount of outstanding Senior Indebtedness of the Company, on a consolidated basis, would have been approximately $41.9 million.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "Mergers and Consolidations") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Indebtedness (the "Representative") to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets of the Company of any kind may be made by the Company, including, without limitation, by way of set-off or otherwise, on account of the Notes, or on account of the purchase or redemption or other acquisition of Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indenture, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indenture described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (such period, an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived for a period of not less than 90 consecutive days.

     Each Guarantee is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the New Credit Facility (including any guarantee thereof), and is subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     A Holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants. Except as otherwise specified, all of the covenants described below appear in the Indenture.

  Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's Adjusted EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 7.0 to 1 if the Indebtedness is incurred prior to the first anniversary of the Issue Date, 6.5 to 1 if the Indebtedness is incurred after the first and before the second anniversary of the Issue Date and
5.75 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's Adjusted EBITDA of the EBITDA of the acquired Person, business, property or assets; and, provided, further, that in the event the EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's Adjusted EBITDA in making the determinations described above and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided, that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

  Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, and
     (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined, in good faith, by the Company's board of directors.

     The provisions of this covenant shall not prohibit: (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired; (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; (v) as long as no Default or Event of Default shall have occurred and be continuing, the retirement of the Senior Preferred Stock in accordance with the mandatory redemption and put option provisions as in effect on the Issue Date in the applicable amended and restated certificates of designation; provided, however, that any amounts paid by the Company with respect to the Senior Preferred Stock pursuant to such mandatory redemption and put option provisions shall reduce amounts otherwise available for Restricted Payments; and provided, further, that the aggregate amount permitted to be applied in respect of such retirement of Senior Preferred Stock under this clause (v) on any date shall be reduced by the aggregate amount of dividends (other than dividends payable in Common Stock of the Company) paid subsequent to the Issue Date on the Common Stock of the Company ; or (vi) beginning December 31, 1999, and as long as no Default or Event of Default shall have occurred and be continuing, the payment of cash dividends on the Junior Preferred Stock at times and in amounts no less favorable to holders of the Notes than such provisions as are in effect in the related certificate of designations on the Issue Date; provided, however, that any cash dividends paid with respect to the Junior Preferred Stock shall reduce amounts otherwise available for Restricted Payments.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

  Limitations on Investments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with the "-- Limitation on Restricted Payments" covenant, after the Issue Date.

  Limitations on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes.

  Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction is fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause
(i) above, the Company must obtain a resolution of the board of directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments" contained herein, (ii) any transaction, approved by the board of directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any

Subsidiary that are customary for public companies in the broadcasting industry or (iii) modifications of the Senior Preferred Stock or the Junior Preferred Stock.

  Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date thereof, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii) shall at the time it has either assets or stockholder's equity in excess of $5,000 execute a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. As of the Issue Date, the Company had no Subsidiaries, other than the Guarantors. See "-- General."

  Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Company is exchanging all or substantially all of the assets of one or more media properties operated by the Company (including by way of the transfer of capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more media properties operated by another Person provided that at least 85% of the consideration received by the Company in such exchange, other than the media properties, is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; (c) third, to make an offer for the Notes as described under "-- Optional Redemption" above following a Major Asset Sale; and (d) fourth, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes.

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

  Limitation on Preferred Stock of Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "-- Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

  Limitation on Capital Stock of Restricted Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the New Credit Facility or under the terms of any Secured Senior Debt) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a wholly-owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "-- Limitation on Certain Asset Sales" or the issuance of Preferred Stock in compliance with the covenant described under "-- Limitation on Additional Indebtedness."

  Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the board of directors of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "-- Limitation on Additional Indebtedness."

  Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

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

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indenture requires that if the New Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under the New Credit Facility or offer to repay in full all obligations under the New Credit Facility and repay the obligations under the New Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the New Credit Facility to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the New Credit Facility or obtain requisite consents under the New Credit Facility. Failure by the Company to make a Change of Control Offer when required by the Indenture constitutes a Default under the Indenture and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indenture provides that, (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock (which for these purposes shall include, as of the Issue Date, the Senior Preferred Stock and the Junior Preferred Stock), and the Company or such Subsidiary is required to repurchase, or make an offer to repurchase, such

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

indebtedness, or redeem, or make an offer to redeem, such Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "-- Limitation on Additional Indebtedness," provided that a Person that is a Guarantor on the Issue Date may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause (iii).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that

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

makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under "-- Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "-- Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the Notes;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (iv) default in the payment at final maturity of principal in an aggregate amount of $5,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $5,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration under the New Credit Facility or five business days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which, in the case of a defeasance only, must be based upon a private ruling concerning the Notes, a published ruling of the Internal Revenue Service or a change in applicable federal income tax law.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or premium on or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, or (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

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

     The consent of the holders is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Original Notes were issued in a transaction exempt from registration under the Act and are subject to restrictions on transfer.

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means for any Person, the sum of (a) EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters of which internal financial statements are available, minus IN TV EBITDA for the most recent four fiscal quarter period and (b) IN TV EBITDA for the most recent quarterly period, multiplied by four.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. With respect to the Company, Affiliate will also include any Permitted Holders or Persons controlled by the Permitted Holders.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $500,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any media property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Attributable Indebtedness" under the Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of
(i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value of the notes (discounted at a rate of 10%, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clauses (iii)(a), (b) or (c), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(d) of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the

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

nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or (v) any "change in control" occurs (as defined at such time) with respect to the Senior Preferred Stock, the Junior Preferred Stock or any issue of Disqualified Capital Stock).

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock (as defined below in these "Certain Definitions"), imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid

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

to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual and non-recurring gains and losses shall be excluded, (e) expenses incurred in 1995 relating to the relocation of the Company's headquarters shall be excluded, (f) losses associated with discontinued and terminated operations in an amount not to exceed $750,000 per annum shall be excluded and (g) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Company and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of EBITDA shall be excluded.

     "Cumulative Consolidated Interest Expense" means with respect to any Person, as of any date of determination, Consolidated Interest Expense from October 1, 1995 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means with respect to any Person, as of any date of determination, EBITDA from October 1, 1995 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under the New Credit Facility, or (b) which at the time of determination exceeds $75 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility and (x) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (y) as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and, provided, further, that the Senior Preferred Stock and Junior Preferred Stock in effect on the Issue Date shall not be considered Disqualified Capital Stock.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (including, for this purpose, dividends on the Senior Preferred Stock and Junior Preferred Stock outstanding on the Issue Date and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, plus (vi) for the purpose of the covenant relating to the incurrence of Indebtedness only, payments made under time brokerage or similar agreements with broadcast properties to the extent such properties have been acquired during the period of determination or are proposed to be acquired in connection with such incurrence of Indebtedness, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "IN TV EBITDA" means EBITDA for the IN TV Network determined on a basis consistent with the Company's internal financial statements, generated by stations declared by the board of directors as IN TV properties.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business including, without limitation, any and all programming broadcast obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Notes by the Company.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Major Asset Sale" means an Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company or a Major Asset Sale, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "New Credit Facility" means the credit agreement to be entered into by and among the Company, the Guarantors, and one or more lenders, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refinance, replace or refund in whole or in part the borrowings and then maximum commitments under the New Credit Facility or such agreement. The Company shall promptly notify the Trustee of any such refunding, replacement or refinancing of the New Credit Facility.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Holders" means collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the New Credit Facility incurred prior to December 31, 1996 in an amount not to exceed $42.7 million (including the $22.7 million under the New Credit Facility anticipated to be used to consummate the Acquisitions as described in this Prospectus);

          (ii)  Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the Indenture;

          (iv) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets at any one time;

          (vi)  Interest Rate Agreements;

          (vii) additional Indebtedness of the Company not to exceed $5 million in principal amount outstanding at any time; and

          (viii) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii)  Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets), if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees not to exceed $500,000 in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "-- Limitation on Sale of Assets";

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

          (vi) time brokerage and other similar agreements under which separately owned and licensed broadcast properties enter into cooperative arrangements and which may include an option to acquire the broadcast property at a future date;

          (vii) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

          (viii) loans and guarantees of loans by third-party lenders to third parties in connection with the acquisition of media properties, secured by substantially all of such person's assets (to the extent permitted by FCC rules), which are made in conjunction with the execution of a time brokerage agreement; and

          (ix) options on media properties having an exercise price of an amount not in excess of $100,000 plus the forgiveness of any loan referred to in clause (viii) above, entered into in connection with the execution of time brokerage agreements.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business or judgment Liens not giving rise to an Event of Default which obligations or judgments do not exceed $1,000,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are not delinquent or are being contested in good faith by appropriate proceedings, (x) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend to any property other than that subject to the underlying lease, (xi) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the Company's use of such property and (xii) Liens securing Secured Senior Debt.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the board of directors and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined by the Company's board of directors in good faith.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Secured Senior Debt" means any Senior Indebtedness (a) under the New Credit Facility or (b) which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under the New Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Notes,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of the Indenture except if such Indebtedness was incurred under the New Credit Facility based on financial information and certificates provided by responsible officers of the Company and relied on in good faith by the lenders thereunder in which event such Indebtedness shall be deemed to have been incurred in compliance with the Indenture and constitute Senior Indebtedness.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued, guaranteed or insured by the United States of America, or of any governmental agency, instrumentality or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than

$500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii); or (iv) any security maturing not more than 180 days after the date of acquisition, backed by stand-by or direct pay letters of credit issued by a bank meeting the qualifications described in clause (ii) above.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

                        DESCRIPTION OF THE CAPITAL STOCK

GENERAL

     The Company's capital stock consists of 197,500,000 shares of common stock with a par value of $.001 per share, and 1,000,000 shares of preferred stock, with a par value of $.001 per share. Of the 197,500,000 shares of common stock that the Company is authorized to issue: (i) 150,000,000 shares are designated as Class A common stock (the "Class A Common Stock"); (ii) 35,000,000 shares are designated as Class B common stock (the "Class B Common Stock"); and (iii) 12,500,000 shares are designated as Class C non-voting common stock (the "Class C Common Stock," and with the Class A Common Stock and the Class B Common Stock, the "Common Stock"). Of the 1,000,000 shares of preferred stock that the Company is authorized to issue: (a) 2,000 shares have been designated as 15% Cumulative Compounding Redeemable Preferred Stock (the "Initial Senior Preferred Stock");
(b) 714.286 shares have been designated as Series B 15% Cumulative Compounding Redeemable Preferred Stock (the "Series B Preferred Stock," and with the Initial Senior Preferred Stock, the "Senior Preferred Stock"); and (c) 33,000 shares have been designated as Junior Cumulative Compounding Redeemable Preferred Stock (the "Junior Preferred Stock," and with the Senior Preferred Stock, the "Preferred Stock"). Currently, 26,161,726 shares of Class A Common Stock, 8,311,639 shares of Class B Common Stock, no shares of Class C Common Stock, 2,000 shares of Initial Senior Preferred Stock, 714.286 shares of Series B Preferred Stock, and 33,000 shares of Junior Preferred Stock are outstanding. In addition, 18,907,315 shares of Class A Common Stock are reserved for issuance with respect to: (a) the conversion of shares of Class B Common Stock to Class A Common Stock; (b) the conversion of shares of Class C Common to Class A Common Stock; (c) the exercise of warrants issued in connection with the issuance of the Initial Senior Preferred Stock and the Junior Preferred Stock, and (d) the exercise of certain rights under the Company's Stock Incentive Plan.

COMMON STOCK

     Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders of the Company, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, except as otherwise provided by law. Holders of Class C Common Stock shall have no right to vote on any matter voted on by the stockholders of the Company, except as may be provided by law or as provided in limited circumstances in the Company's certificate of incorporation. In all other respects, all shares of Common Stock have identical rights, preferences and privileges. Each share of Class B Common Stock and, under certain circumstances, Class C Common Stock, is convertible at the option of its holder into one share of Class A Common Stock.

SENIOR PREFERRED STOCK

     The holders of the Senior Preferred Stock are entitled to cumulative dividends from their respective dates of issue through December 15, 2000 at the per annum rate of 15% of the liquidation price of such share. The liquidation price for each share of Senior Preferred Stock is defined as the sum of $7,000 plus all accrued and unpaid dividends with respect to such share. The Company has the option to defer the payment of accrued dividends until the Senior Preferred Stock is redeemed. As of June 30, 1995, the Company has not paid any cash dividends on the Senior Preferred Stock, and there are $3,641,301 in accrued and unpaid dividends on the Senior Preferred Stock. The consent of the holders of a majority of the outstanding shares of each class of Senior Preferred Stock is required to, among other things, enter into an agreement that would prevent the Company from performing its obligations with respect to the Senior Preferred Stock. The Company is obligated to redeem on December 15, 2000 all the shares of the Senior Preferred Stock then outstanding, at a redemption price equal to the liquidation price for such shares, plus the amount of all unpaid dividends thereon, as of the redemption date, payable in cash. Holders of shares of the Senior Preferred Stock are entitled to require the Company to redeem their shares of Senior Preferred Stock upon the occurrence of certain events, including a change in control of the Company.

JUNIOR PREFERRED STOCK

     The holders of the Junior Preferred Stock are entitled to cumulative dividends until December 22, 2001 at the per annum rate of 12% of the liquidation price of such share. The liquidation price for each share of Junior Preferred Stock is defined as the sum of $1,000 plus all accrued and unpaid dividends with respect to such share. For each year subsequent to December 22, 2001, the per annum rate shall increase by 1%. In addition, the dividend rate may be increased under certain circumstances, such as a change in control of the Company. Until December 22, 1999, the Company has the option to defer the payment of accrued dividends on the Junior Preferred Stock. As of June 30, 1995, the Company has not paid any cash dividends on the Junior Preferred Stock, and there are $2,138,476 in accrued and unpaid dividends on the Junior Preferred Stock. The consent of the holders of a majority of the outstanding shares of Junior Preferred Stock is required to, among other things, enter into an agreement that would prevent the Company from performing its obligations with respect to the Junior Preferred Stock. Subject to the rights of the Senior Preferred Stock, the Company is obligated to redeem on December 22, 2003 out of unrestricted funds legally available therefor, all the shares of the Junior Preferred Stock then outstanding, at a redemption price equal to the liquidation price for such shares, plus the amount of all unpaid dividends thereon, as of the redemption date, payable in cash. Holders of shares of the Junior Preferred Stock are entitled to require the Company to redeem their shares of Junior Preferred Stock upon the occurrence of certain events, including a change in control (as defined with respect thereto) of the Company at 113% of the liquidation price through December 22, 2002 and 114% of the liquidation price thereafter.

     In addition, each share of Junior Preferred Stock is redeemable, at the option of the Company, at $1,030 plus unpaid, deferred, and accrued dividends prior to December 22, 1997, $1,020 plus unpaid, deferred and accrued dividends from December 22, 1997 through December 22, 1998, and $1,000 plus unpaid, deferred and accrued dividends per share thereafter.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

TAX CONSEQUENCES TO THE HOLDERS

     The following is a summary of certain United States federal income tax consequences of exchanging Original Notes for New Notes, and of acquiring, owning and disposing of the Notes. The summary is based upon provisions of the Internal Revenue Code (the "Code"), applicable Treasury Department Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a Holder of the Notes. Further, there can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no rulings from the IRS have been or will be sought as to any of the matters discussed below. The discussion assumes the Holders will hold the Notes as capital assets within the meaning of Section 1221 of the Code.

     This summary is for general information only and does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, foreign persons, financial institutions, broker-dealers, insurance companies, tax-exempt organizations or persons in special situations). In addition, the discussion does not address any aspect of state, local or foreign taxation.

     HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF EXCHANGING ORIGINAL NOTES FOR NEW NOTES AND OWNING AND DISPOSING OF THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

EXCHANGE OF ORIGINAL NOTES FOR NEW NOTES

     Under general principles of tax law (without taking the Proposed Regulations discussed below into account), an exchange of property is treated as an "exchange" for federal income tax purposes if the properties differ materially in kind or in extent. Because the New Notes are substantially identical to the Original Notes and the Exchange Offer is specifically contemplated by the Indenture pursuant to which the Original Notes were issued, the Original Notes and the New Notes should not be considered to differ materially in kind or in extent. The Treasury Department issued proposed regulations (the "Proposed Regulations") on December 2, 1992, addressing the federal income tax consequences of modifications of debt instruments, the principles of which would also apply to transactions such as the Exchange Offer. Under the rules contained in the Proposed Regulations, the exchange of New Notes for Original Notes (the "Exchange") would not constitute an "exchange" for federal income tax purposes. The IRS has stated that the Proposed Regulations will be amended or modified before issued in final form. If the effective dates set forth in the Proposed Regulations are retained in the final of Treasury Department regulations (the "Final Regulations"), the Final Regulations will not apply to the exchange of the Original Notes for the New Notes. There is no assurance that the Final Regulations will be substantially similar to the Proposed Regulations, however.

     Consequently, under general principles of tax law, but subject to the potential that Final Regulations could take a contrary view, the Exchange should not be considered an "exchange" for federal income tax purposes and the New Notes should be considered a continuation of the Original Notes. A Holder should not recognize income or loss in connection with the exchange of Original Notes for New Notes. A Holder's basis and holding period in the New Notes should be the same as its basis and holding period in the Original Notes.

     The Company intends to treat the Exchange as a transaction that is not an "exchange" for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT AND INTEREST

     The Original Notes were, and the New Notes will be, issued with what is considered a de minimis amount of original issue discount ("OID") for federal income tax purposes. Accordingly, Holders of the Notes generally will be required to include OID in gross income only as stated principal payments are made. A Holder may elect to include OID in gross income by using the constant yield method, subject to special rules for Notes that have either market discount or amortizable bond premium with respect to the Holder.

     The amount of OID with respect to a Note is equal to the excess of its "stated redemption price at maturity" over its issue price. The stated redemption price at maturity of a Note will be the sum of all payments to be made on the Note except the portion of each interest payment that does not exceed interest computed at the initial stated interest rate ("qualified stated interest"). Qualified stated interest must be reported as income in accordance with the Holder's method of accounting for tax purposes.

     A Holder who purchases a Note from another Holder at a premium need not include any of the de minimis OID in gross income. If such Holder purchases the Note at a discount, such discount is taken into account under the "Market Discount" rules discussed elsewhere.

  Acquisition Premium and Bond Premium

     The amount of OID required to be included in gross income by a Holder that acquires a Note subsequent to its original issuance at a price in excess of its adjusted issue price may be affected by the Code provisions governing acquisition premium or bond premium. The adjusted issue price of a Note at the beginning of any accrual period is generally the issue price of the Note plus the amount of OID previously included in income of all Holders (without regard to reduction of such OID by any acquisition premium). Therefore, Holders who acquire Notes after their original issuance should consult their own tax advisors as to the application of the Code provisions governing any acquisition premium or bond premium to their particular situations.

     If a Holder's initial tax basis in a Note exceeds the "amount payable on maturity" (such excess being the "bond premium"), the Holder may elect, under
Section 171 of the Code, to amortize the bond premium over the period from the acquisition date to the maturity date of such Note and, except as Treasury Regulations may otherwise provide, reduce the amount of interest included in income in respect of the Note by such amount. A Holder who elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds (including a Note) held at or acquired after the beginning of the Holders' taxable year as to which the election is made, and may be revoked only with the consent of the IRS.

  Market Discount

     A Holder of a Note generally will be required to treat any gain recognized on the sale, exchange, redemption or other disposition of a Note as ordinary income to the extent of any accrued market discount. "Market discount" is defined for federal income tax purposes generally as the excess of the stated redemption price at maturity (adjusted to take into account the effects of OID) over the tax basis in the hands of the holder immediately after acquisition of the Note. Under a de minimis exception, the amount of market discount is considered to be zero if it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years from acquisition to maturity. Market discount generally will accrue ratably. A Holder of a Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the Note until it is disposed of in a taxable transaction.

     A Holder of a Note acquired at a market discount may elect to include the market discount in income as interest as it accrues, in which case the foregoing rules would not apply. This election would apply to all bonds with market discount acquired by the electing Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the IRS.

  Sale, Exchange, Redemption or Retirement

     Upon the sale, exchange, redemption, retirement or other disposition of a Note, a Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the Holder's adjusted tax basis in the Note. Subject to the market discount rules discussed above, gain or loss recognized by a Holder on the disposition of a Note will be long-term capital gain or loss provided that the Note was a capital asset in the hands of the Holder and had been held for more than one year.

BACKUP WITHHOLDING

     A Holder may be subject to backup withholding at the rate of 31% with respect to interest and OID paid on a Note and gross proceeds upon sale or retirement of a Note unless such Holder (a) is a corporation or other exempt recipient and, when required, demonstrates this fact or (b) provides, when required, a correct taxpayer identification number, certifies that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Furthermore, a Holder that does not provide the Company with the Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld as backup withholding will be creditable against the Holder's federal income tax liability.

TAX EFFECTS TO THE COMPANY

     The exchange of original Notes for New Notes will have no tax effect on the Company.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that received New Notes for its own account pursuant to the Exchange Offer ("Restricted Holder") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Holder in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, the Company will use reasonable efforts to make this Prospectus available to any Restricted Holder for use in connection with any such resale, provided that such Restricted Holder indicates in the Letter of Transmittal that
is a broker-dealer. In addition, until        , 1996, all Restricted Holders
effecting transactions in the New Notes may be required to deliver a Prospectus.

     The Company will not receive any proceeds from any sale of Original Notes by Restricted Holders. Original Notes received by Restricted Holders for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices on negotiated prices. Any such resale may be made directly to purchasers or to or through Restricted Holders who may receive compensation in the form of commissions or concessions from any such Restricted Holder and/or the purchasers of any New Notes. Any Restricted Holder that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such Restricted Holders may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Restricted Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Restricted Holder that requests such documents in the Letter of Transmittal.

     By acceptance of this Exchange Offer, each Restricted Holder that receives New Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such Restricted Holder), such Restricted Holder will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Restricted Holder. If the Company gives any such notice to suspend the use of the Prospectus, it shall extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when Restricted Holders shall have received copies of the supplemental or amended Prospectus necessary to permit resales of New Notes.

                                 LEGAL OPINIONS

     Certain legal matters with respect to the issuance of New Notes will be passed upon for the Company by its counsel, Holland & Knight (a partnership including professional associations).

                                    EXPERTS

     The consolidated financial statements as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994, the financial statements of KZKI-TV (a division of Sandino Telecasters, Inc.) as of and for the year ended January 31, 1995, the financial statements of Paugus Television, Inc. (WGOT-TV), and Delaware Valley Broadcasters (WTGI-TV) as of and for the year ended December 31, 1994 and the combined financial statements of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd. as of and for the year ended December 31, 1994 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on authority of said firm as experts in auditing and accounting (the reports related to the financial statements of KZKI-TV (a division of Sandino Telecasters, Inc.), Paugus Television, Inc. (WGOT-TV) the combined financial statements of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd. contain an explanatory paragraph relating to the entities ability to continue as a going concern as described in Note 1 to such financial statements and combined financial statements). Price Waterhouse LLP has not examined, compiled or applied agreed upon procedures to the Pro Forma Financial Data included in this Offering Prospectus and, consequently, assumes no responsibility for the Pro Forma Financial Data and does not express an opinion or any other form of assurance with respect thereto.

     The consolidated financial statements for the year ending December 31, 1992 included in this Prospectus have been so included in reliance on the report of by Ryals, Brimmer, Burek & Keelan, independent certified public accountants given on authority of said firm as experts in auditing and accounting.

                       PAXSON COMMUNICATIONS CORPORATION

                         INDEX OF FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
PAXSON COMMUNICATIONS CORPORATION
Consolidated Financial Statements -- December 31, 1994, 1993 and 1992
Report of Independent Certified Public Accountants...................................  F-2
Consolidated Balance Sheets..........................................................  F-3
Consolidated Statements of Operations................................................  F-5
Consolidated Statements of Changes in Common Stockholders' Equity....................  F-6
Consolidated Statements of Cash Flows................................................  F-7
Notes to Consolidated Financial Statements...........................................  F-9
PAXSON COMMUNICATIONS CORPORATION
Unaudited Interim Consolidated Financial Statements -- June 30, 1995 and 1994
Consolidated Balance Sheets June 30, 1995 and December 31, 1994......................  F-28
Consolidated Statements of Operations for the Six Months Ended.......................  F-29
Consolidated Statements of Operations for the Three Months Ended.....................  F-30
Consolidated Statements of Changes in Common Stockholders' Equity....................  F-31
Consolidated Statements of Cash Flows................................................  F-32
Notes to Consolidated Financial Statements...........................................  F-33
KZKI-TV (A DIVISION OF SANDINO TELECASTERS, INC.)
Financial Statements -- January 31, 1995
Report of Independent Certified Public Accountants...................................  F-35
Balance Sheet........................................................................  F-36
Statements of Operations.............................................................  F-37
Statements of Changes in Divisional Deficit..........................................  F-38
Statements of Cash Flows.............................................................  F-39
Notes to Financial Statements........................................................  F-40
PAUGUS TELEVISION, INC. (WGOT-TV)
Financial Statements -- December 31, 1994
Report of Independent Certified Public Accountants...................................  F-43
Balance Sheet........................................................................  F-44
Statement of Operations..............................................................  F-45
Statement of Changes in Stockholders' Deficit........................................  F-46
Statement of Cash Flows..............................................................  F-47
Notes to Financial Statements........................................................  F-48
DELAWARE VALLEY BROADCASTERS (WTGI-TV)
Financial Statements -- December 31, 1994
Report of Independent Certified Public Accountants...................................  F-52
Balance Sheet........................................................................  F-53
Statement of Operations..............................................................  F-54
Statement of Changes in Parents' Deficit.............................................  F-55
Statement of Cash Flows..............................................................  F-56
Notes to Financial Statements........................................................  F-57
SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.
Combined Financial Statements -- December 31, 1994
Report of Independent Certified Public Accountants...................................  F-61
Combined Balance Sheet...............................................................  F-62
Combined Statement of Operations.....................................................  F-63
Combined Statement of Changes in Combined Deficit....................................  F-64
Combined Statement of Cash Flows.....................................................  F-65
Notes to Combined Financial Statements...............................................  F-66

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Paxson Communications Corp.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in common stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Paxson Communications Corp. and its subsidiaries (the "Company") at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The financial statements of the Company for the year ended December 31, 1992 were audited by other independent accountants whose report dated June 20, 1994 expressed an unqualified opinion on those statements.

/s/ Price Waterhouse LLP
--------------------------------------
PRICE WATERHOUSE LLP

Tampa, Florida
March 15, 1995

                          PAXSON COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                 -------------------------------
                                                                     1994               1993
                                                                 -------------      ------------
                            ASSETS
Current assets:
  Cash and cash equivalents....................................  $  21,571,658      $  7,019,747
  Accounts receivable, less allowance for doubtful accounts of
     $556,950 and $212,244, respectively.......................     13,569,198         6,366,719
  Related party note receivable................................      1,750,000         1,750,000
  Prepaid expenses and other current assets....................      1,579,954         1,423,335
  Current deferred income taxes................................        194,940                --
  Current program rights.......................................      1,980,000                --
                                                                 -------------      ------------
          Total current assets.................................     40,645,750        16,559,801
Property and equipment, net....................................     45,350,430        20,900,713
Intangible assets, net.........................................     53,350,967        25,362,841
Other assets, net..............................................     13,078,346         3,751,253
Program rights, net............................................        244,888                --
                                                                 -------------      ------------
          Total assets.........................................  $ 152,670,381      $ 66,574,608
                                                                   ===========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities.....................  $   5,123,691      $  1,088,409
  Current portion of program rights payable....................        986,562                --
  Current portion of long-term debt............................      6,393,415           401,632
  Current deferred income taxes................................             --         2,175,191
                                                                 -------------      ------------
          Total current liabilities............................     12,503,668         3,665,232
Program rights payable.........................................        562,770                --
Long-term debt.................................................     76,013,542        32,206,770
Deferred income taxes..........................................      1,474,940           784,809
Minority interest..............................................      1,217,314                --

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                                                                          DECEMBER 31,
                                                                 ------------------------------
                                                                     1994              1993
                                                                 ------------       -----------
Redeemable Cumulative Compounding Senior preferred stock,
  $0.001 par value; 15% dividend rate per annum, 2,000 shares
  authorized, issued and outstanding in 1994 and 1993..........    14,060,054        11,634,907
Redeemable Class A & B common stock warrants...................     1,735,979         2,163,633
Redeemable Cumulative Compounding Series B preferred stock,
  $0.001 par value; 15% dividend rate per annum, 714.286 shares
  authorized, issued and outstanding in 1994...................     1,274,671                --
Redeemable Cumulative Compounding Junior preferred stock,
  $0.001 par value; 12% dividend rate per annum, 33,000 shares
  authorized, issued and outstanding in 1994...................    26,808,053                --
Common stock, $0.001 par value; 1,500 shares authorized; 1,200
  shares issued and outstanding in 1993........................            --                 1
Class A common stock, $0.001 par value; one vote per share;
  150,000,000 shares authorized, 26,042,561 and 23,686,461 (pro forma) shares issued and outstanding, in 1994 and 1993,
  respectively.................................................        26,042                --
Class B common stock, $0.001 par value; ten votes per share,
  35,000,000 shares authorized, 8,311,640 and 7,895,487 (pro forma) shares issued and outstanding, in 1994 and 1993,
  respectively.................................................         8,312                --
Class C common stock, $0.001 par value; non-voting; 12,500,000
  shares authorized, 0 shares issued and outstanding...........            --                --
Class C common stock warrants..................................     5,338,952                --
Stock subscription notes receivable............................       (77,666)               --
Additional paid-in capital.....................................    20,647,647        16,895,623
Accumulated deficit............................................    (8,923,897)         (776,367)
Commitments and contingencies (Notes 15 and 16)
                                                                 ------------       -----------
          Total liabilities and stockholders' equity...........  $152,670,381       $66,574,608
                                                                  ===========        ==========

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                               --------------------------------------------
                                                                  1994             1993            1992
                                                               -----------     ------------     -----------
Revenue:
  Local and national advertising.............................  $56,668,983     $ 29,405,559     $15,342,982
  Retail and other...........................................    2,779,215        1,655,155         967,422
  Trade......................................................    2,619,245        1,001,317         751,433
                                                               -----------     ------------     -----------
Total revenue................................................   62,067,443       32,062,031      17,061,837
                                                               -----------     ------------     -----------
Operating expenses:
  Direct.....................................................   16,221,385        8,645,094       4,505,274
  Programming................................................    8,750,624        5,291,237       2,259,450
  Sales and promotion........................................    5,753,025        3,507,480       2,357,020
  Technical..................................................    2,113,117        1,543,583       1,560,304
  General and administrative.................................   11,689,343        7,323,352       5,742,974
  Trade......................................................    2,426,118        1,029,105         544,583
  Retail.....................................................      568,372          834,314         418,535
  Time brokerage agreement fees..............................      503,698          698,463         533,548
  Sports rights fees.........................................    2,379,516               --              --
  Program rights amortization................................      820,754               --              --
  Depreciation and amortization..............................   12,403,528        9,350,633       5,977,301
                                                               -----------     ------------     -----------
Total operating expenses.....................................   63,629,480       38,223,261      23,898,989
                                                               -----------     ------------     -----------
Loss from operations.........................................   (1,562,037)      (6,161,230)     (6,837,152)
Other income (expense):
  Interest expense, net......................................   (4,874,710)      (2,052,406)     (1,262,308)
  Gain (loss) on sale of radio broadcasting station..........       28,105          427,397         (40,282)
  Other income (expense), net................................      (33,432)        (205,614)        175,163
                                                               -----------     ------------     -----------
Loss before benefit (provision) for income taxes and
  extraordinary item.........................................   (6,442,074)      (7,991,853)     (7,964,579)
Benefit (provision) for income taxes.........................    1,680,000       (2,960,000)             --
                                                               -----------     ------------     -----------
Net loss before extraordinary item and change in accounting
  principle..................................................   (4,762,074)     (10,951,853)     (7,964,579)
Extraordinary item...........................................           --         (457,147)             --
Cumulative effect of a change in accounting principle........           --               --         109,540
                                                               -----------     ------------     -----------
Net loss.....................................................   (4,762,074)     (11,409,000)     (7,855,039)
Dividends and accretion on preferred stock and common stock
  warrants...................................................   (3,385,456)        (151,367)             --
                                                               -----------     ------------     -----------
Net loss attributable to common stock and common stock
  equivalents................................................  $(8,147,530)    $(11,560,367)    $(7,855,039)
                                                               ============    =============    ============
Pro forma per share data (Note 1):
  Pro forma net loss before extraordinary item...............  $     (0.14)    $      (0.35)
Extraordinary item...........................................           --            (0.01)
                                                               -----------     ------------
Pro forma net loss...........................................        (0.14)           (0.36)
Dividends and accretion on preferred stock and common stock
  warrants...................................................        (0.10)           (0.01)
                                                               -----------     ------------
Pro forma net loss attributable to common stock and common
  stock equivalents..........................................  $     (0.24)    $      (0.37)
                                                               ============    =============
Pro forma weighted average shares outstanding -- primary and
  fully diluted..............................................   33,430,116       31,581,948
                                                               ============    =============

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                  CONSOLIDATED STATEMENTS OF CHANGES IN COMMON
                              STOCKHOLDERS' EQUITY

                                                                          CLASS C        STOCK
                                         COMMON STOCK                      COMMON     SUBSCRIPTION   ADDITIONAL
                                 ----------------------------   COMMON     STOCK         NOTES         PAID-IN     ACCUMULATED
                                 CLASS A   CLASS B    CLASS C   STOCK     WARRANTS     RECEIVABLE      CAPITAL       DEFICIT
                                 --------  --------   -------   ------   ----------   ------------   -----------   ------------
Balance at January 1, 1992.....                                  $  1                                $10,850,892   $ (1,428,008)
Stockholder capital
  contributions................                                                                       16,760,110
Stockholder capital
  distributions................                                                                       (4,000,000)
Net loss.......................                                                                                      (7,855,039)
                                 --------  --------   -------   ------   ----------   ------------   -----------   ------------
Balance at December 31, 1992...                                     1                                 23,611,002     (9,283,047)
Stockholder capital
  contributions................                                                                       13,351,668
Net loss prior to
  reorganization on December
  15, 1993.....................                                                                                     (10,784,000)
Reclassification of
  undistributed deficit prior
  to reorganization............                                                                      (20,067,047)    20,067,047
Dividends on redeemable
  preferred stock..............                                                                                         (97,808)
Accretion on Senior redeemable
  preferred stock..............                                                                                         (15,144)
Accretion on Class A & B common
  stock warrants...............                                                                                         (38,415)
Net loss subsequent to
  reorganization on December
  15, 1993.....................                                                                                        (625,000)
                                 --------  --------   -------   ------   ----------   ------------   -----------   ------------
Balance at December 31, 1993...                                     1                                 16,895,623       (776,367)
Recapitalization of common
  stock........................   $15,791   $5,264                 (1)                                   (21,054)
Stock issued for ANG
  acquisition..................     1,570      277                                      $(77,666)      3,784,530
Net proceeds from issuance of
  common stock warrants........                                          $5,338,952
Dividends on redeemable
  preferred stock..............                                                                                      (2,216,137)
Accretion on Senior preferred
  stock........................                                                                                        (325,147)
Accretion on Series B preferred
  stock........................                                                                                          (7,968)
Accretion on Junior preferred
  stock........................                                                                                         (15,648)
Accretion on Class A & B common
  stock warrants...............                                                                                        (820,556)
Net loss.......................                                                                                      (4,762,074)
Stock dividend.................     8,681    2,771                                                       (11,452)
                                 --------  --------   -------   ------   ----------   ------------   -----------   ------------
Balance at December 31, 1994...   $26,042   $8,312    $    0     $  0    $5,338,952     $(77,666)    $20,647,647   $ (8,923,897)
                                 ========  =======    =======   ======== ==========   ===========    ============  =============

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                       1994             1993             1992
                                                   ------------     ------------     ------------
Cash flows from operating activities:
  Net loss.......................................  $ (4,762,074)    $(11,409,000)    $ (7,855,039)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization..................    12,403,528        9,350,633        5,977,301
  Program rights amortization....................       820,754               --               --
  (Gain) loss on sale of assets..................       (28,105)        (427,397)          40,282
  Provision for doubtful accounts................       344,706           89,681          109,900
  (Benefit) provision for income taxes...........    (1,680,000)       2,960,000               --
  Loss on extinguishment of long-term debt.......            --          457,147               --
  Change in accounting principle.................            --               --         (109,540)
  Decrease (increase) in accounts receivable.....    (1,683,664)         470,942       (6,374,819)
  Decrease (increase) in prepaid expenses and
     other current assets........................       234,301        1,308,404       (2,554,721)
  Decrease in intangible assets..................            --          175,452          125,007
  Increase in other assets.......................      (392,504)         (20,731)        (166,432)
  (Decrease) increase in accounts payable and
     accrued liabilities.........................      (177,542)        (109,491)         893,373
                                                   ------------     ------------     ------------
  Net cash provided by (used in) operating
     activities..................................     5,079,400        2,845,640       (9,914,688)
                                                   ------------     ------------     ------------
Cash flows from investing activities:
  Acquisitions of broadcasting properties........   (56,143,061)     (32,145,000)     (19,360,000)
  Deposits on broadcasting properties............    (4,291,241)              --               --
  Deposits on buildings and equipment............      (642,890)              --               --
  Proceeds from sale of radio broadcasting
     station.....................................       200,000        5,010,000               --
  Purchases of property and equipment............    (5,916,512)      (1,962,553)      (1,273,388)
  Increase in related party note receivable......            --       (1,750,000)              --
                                                   ------------     ------------     ------------
  Net cash used for investing activities.........   (66,793,704)     (30,847,553)     (20,633,388)
                                                   ------------     ------------     ------------
Cash flows from financing activities:
  Proceeds from long-term debt...................    50,000,000       38,100,000       19,000,000
  Payments of long-term debt.....................      (401,500)     (27,001,362)         (12,019)
  Payments of loan origination costs and interest
     rate caps...................................    (5,030,352)      (3,730,836)        (640,237)
  Payments for program rights....................      (335,646)              --               --
  Net proceeds from issuance of redeemable
     preferred stock.............................    26,694,761       11,521,955               --
  Net proceeds from issuance of common stock
     warrants....................................     5,338,952        2,125,218               --
  Net stockholder capital contributions..........            --       13,351,668       12,760,110
                                                   ------------     ------------     ------------
  Net cash provided by financing activities......    76,266,215       34,366,643       31,107,854
                                                   ------------     ------------     ------------
Increase in cash and cash equivalents............    14,551,911        6,364,730          559,778
Cash and cash equivalents at beginning of year...     7,019,747          655,017           95,239
                                                   ------------     ------------     ------------
Cash and cash equivalents at end of year.........  $ 21,571,658     $  7,019,747     $    655,017
                                                    ===========      ===========      ===========

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                   ----------------------------------------------
                                                       1994             1993             1992
                                                   ------------     ------------     ------------
Supplemental disclosures of cash flow
  information:
  Cash paid for interest.........................  $  4,765,800     $  2,321,400     $  1,129,331
                                                    ===========      ===========      ===========
  Cash paid for income taxes.....................            --               --               --
                                                    ===========      ===========      ===========
Non-cash operating and financing activities:
  Issuance of common stock in connection with the
     merger with ANG.............................  $  3,786,377               --               --
                                                    ===========      ===========      ===========
  Dividends on redeemable preferred stock........  $  2,216,137     $     97,808               --
                                                    ===========      ===========      ===========
  Accretion on redeemable securities.............  $  1,169,319     $     53,559               --
                                                    ===========      ===========      ===========
  Issuance of Series B preferred stock...........  $  1,248,209               --               --
                                                    ===========      ===========      ===========
  Trade revenue..................................  $  2,619,245     $  1,001,317     $    751,433
                                                    ===========      ===========      ===========
  Trade expense..................................  $  2,426,118     $  1,029,105     $    544,583
                                                    ===========      ===========      ===========

        The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                          PAXSON COMMUNICATIONS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation

     Paxson Communications Corp. (the "Company"), a Delaware corporation, was organized in December 1993 for the purpose of owning and operating radio and television broadcasting stations and networks. The radio broadcasting activities were previously operated by Paxson Enterprises, Inc. and related Paxson Affiliates from the beginning of 1991 (all under common control of Mr. Lowell W. Paxson, collectively referred to herein as "Enterprises"). On December 15, 1993, Enterprises reorganized and consolidated the radio broadcasting activities within the Company in exchange for 1,200 shares of Company common stock. The Company accounted for the reorganization and consolidation in a manner similar to the pooling of interests accounting method as the transactions took place within entities under common control. Accordingly, all financial data, prior to December 15, 1993, have been consolidated to include the operating results of Enterprises' radio broadcasting stations, and the undistributed deficit prior to the reorganization has been reclassified to additional paid-in capital.

     On April 14, 1994, the Company acquired 68.1% of the common voting stock of The American Network Group, Inc. ("ANG"), a publicly traded company, for $2.5 million. As a result, the Company has consolidated the financial results of ANG since April 14, 1994. On November 4, 1994, a majority of the non-affiliated ANG stockholders approved a merger, whereby ANG merged into the Company and, accordingly, the holders of ANG common stock received the Company's Class A common stock in exchange for ANG common stock outstanding. Additionally, upon commencement of the merger, the Company shares exchanged for the ANG shares, which were previously publicly traded, were listed on the NASDAQ Small-Cap Exchange. These publicly traded shares represent approximately 3% of the Company's Class A common shares outstanding and less than 1% of the Company's voting power.

     In connection with the merger with ANG, the Company amended its capital structure to provide two classes of common voting stock, Class A common stock and Class B common stock. Upon consummation of the recapitalization, the Company's unclassified common stock outstanding was converted into 15,790,974 shares of Class A common stock and 5,263,658 shares of Class B common stock. The pro forma effect of this conversion on the related Company common shares has been included in the Company's balance sheet assuming the recapitalization occurred at December 31, 1993. The pro forma net loss per share data has been presented on the Company's statement of operations based on the weighted average common shares outstanding after giving effect to the recapitalization.

     On December 22, 1994, the Company amended its capital structure to designate its preferred stock as 1,000,000 shares including: Senior preferred stock -- 15% Cumulative Compounding Redeemable Stock; Series B preferred stock -- 15% Cumulative Compounding Redeemable Stock, and Junior preferred stock -12% Cumulative Compounding Redeemable Stock and its common stock as 192,500,000 shares including: Class A common stock, one vote per share, 150,000,000 shares authorized (increased from 45,000,000 shares); Class B common stock, ten votes per share, 30,000,000 shares authorized (increased from 7,000,000 shares); and Class C common stock, non-voting, 12,500,000 shares authorized. Additionally, the Company announced a stock dividend for its common stock of an additional one-half share for each common share outstanding for holders of record on January 1, 1995. Accordingly, all Company common stock data has been retroactively restated for the effects of the stock dividend for all periods presented.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Operations

     At December 31, 1994, the Company owns and operates fifteen radio stations, seven radio networks and two television stations and operates (under time brokerage agreements) one radio station and three television stations located primarily in the Southeastern United States as follows:

RADIO HOLDINGS:
    RADIO MARKET                STATION                       FORMAT                  OWNED SINCE
---------------------    ---------------------    -------------------------------    --------------
Miami, FL                       WLVE-FM                   New Adult Jazz               1993
                                WZTA-FM                    Classic Rock                1992
                                WINZ-AM                   News and Sports              1992
Tampa, FL                       WHPT-FM               Rock/Adult Contemporary          1991
                                WHNZ-AM                   News and Sports              1991
Orlando, FL                     WMGF-FM               Soft Adult Contemporary          1993
                                WJRR-FM                 Album Oriented Rock            1993
                                WWNZ-AM                        News                    1992
                                WWZN-AM                       Sports                   1994
Jacksonville, FL                WROO-FM                       Country                  1991
                                WAIA-FM                    Classic Rock                1993
                                WNZS-AM                       Sports                   1993
                                WZNZ-AM                        News                    1993
Cookeville, TN                  WGSQ-FM                       Country                  1994
                                WPTN-AM                      News/Talk                 1994

RADIO NETWORKS:
       MARKET                   NETWORK                     AFFILIATION               OWNED SINCE
---------------------    ---------------------    -------------------------------    --------------
Florida                      Florida Radio                      --                     1993
                            Florida Sports             University of Florida           1994
Tennessee                   Tennessee Radio                     --                     1994
South Carolina           South Carolina Radio                   --                     1994
Pennsylvania               Penn State Sports            Pennsylvania State             1994
                              University
Virginia                    Virginia Sports       Virginia Polytechnic Institute       1994
Georgia                     Georgia Sports             University of Georgia           1994

TELEVISION HOLDINGS:
  TELEVISION MARKET             STATION                     AFFILIATION               OWNED SINCE
---------------------    ---------------------    -------------------------------    --------------
West Palm Beach, FL             WPBF-TV                         ABC                    1994
Atlanta, GA                     WTLK-TV                     Independent                1994

TIME BROKERAGE RADIO STATION:
    RADIO MARKET                STATION                       FORMAT                 BROKERED SINCE
---------------------    ---------------------    -------------------------------    --------------
Tampa, FL                       WNZE-AM                       Sports                   1994

TIME BROKERAGE TELEVISION STATION:
  TELEVISION MARKET             STATION                     AFFILIATION              BROKERED SINCE
---------------------    ---------------------    -------------------------------    --------------
Miami, FL                       WCTD-TV                     Independent                1994
Tampa, FL                       WFCT-TV                     Independent                1994
Orlando, FL                     WIRB-TV                     Independent                1994

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Principles of Consolidation

     The consolidated financial statements include accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     Property and Equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

        Broadcasting towers and equipment.............................  6-13 years
        Office furniture and equipment................................  6-10 years
        Buildings and building improvements...........................  40 years
        Leasehold improvements........................................  Term of lease
        Vehicles and other............................................  5 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred. The Company periodically assesses its property and equipment and other long term assets for impairment.

     Intangible Assets

     Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life as follows:

        FCC licenses..................................................  25 years
        Covenants not to compete......................................  Contract term
        Favorable lease and other radio contracts.....................  Contract term
        Goodwill......................................................  25 years

     Excess Costs Over Acquired Net Assets

     The excess cost over acquired net assets has been capitalized as goodwill and is being amortized on a straightline basis over 25 years. The Company periodically reviews the valuation of goodwill for impairment.

     Other Assets

     Loan origination costs and interest rate cap agreements are stated at cost and are amortized over the life of the loan or agreement using the effective interest method. Interest rate cap agreements are amortized to interest expense. Escrow funds represent funds held in escrow on acquisitions pending FCC approval. Other assets are stated at cost.

     Program Rights

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability. Program rights are amortized on a method that approximates the straight-line basis over the related term. Program rights which will not be aired are charged to expense. Current program rights represent

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

programs which will be amortized during the next year; current liabilities represent program rights which will be paid within the next year under contractual arrangements.

     Minority Interest

     Minority interest represents the third party limited partners' interest in the radio broadcasting stations located in Cookeville, Tennessee and minority shareholders' interest in a start-up travel agency.

     Redeemable Preferred Stock -- Senior, Series B & Junior and Redeemable Common Stock Warrants

     The differences between the fair value of the redeemable preferred stock (Senior, Series B and Junior) at their date of issue and their redemption values are being accreted using the effective interest method. The differences between the fair value of the redeemable common stock warrants (Class A and B) at their date of issue and their redemption values are being accreted on a straight line method.

     Stock Subscription Notes Receivable

     In conjunction with the merger with ANG, the Company acquired and reissued stock subscription notes receivable in exchange for shares of the Company Class A common stock.

     Revenue Recognition

     Revenue is recognized as advertising air time is broadcast.

     Trade and Barter Agreements

     The Company enters into trade and barter agreements which give rise to sales of advertising air time in exchange for products, services and programming. Sales from trade and barter agreements are recognized at the fair market value of products, services or programs received as the related advertising air time is broadcast. Products, services and programs received are expensed when used or when programs are broadcast. If the Company uses trade products or services before advertising air time is provided, a trade liability is recognized.

     Time Brokerage Agreements

     The Company operates certain stations under time brokerage agreements ("TBA's"). Under TBA's, the stations' operating revenues and expenses are controlled by the Company and, accordingly, are reflected in the Company's financial statements over the term of the TBA. A monthly time brokerage fee is paid to the licensees of these stations.

     Income Taxes

     Provisions are made to record deferred income taxes in recognition of items reported differently for financial reporting purposes than for federal and state income tax purposes. The Company records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

     Prior to the reorganization and consolidation on December 15, 1993, Enterprises operated in the form of partnerships and S corporations for federal and state income tax purposes. Therefore, all income and loss for that period was taxed at the partner and stockholder level and no provision for income taxes was recorded.

     The Company and its subsidiaries have filed consolidated tax returns for all periods subsequent to December 15, 1993.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     A pro forma provision (benefit) for income taxes to reflect the effect on the Statement of Operations had Enterprises filed a consolidated income tax return for all periods, prior to the aforementioned reorganization and consolidation on December 15, 1993, is as follows:

                                                                  FOR THE YEARS ENDED DECEMBER
                                                                               31,
                                                                  -----------------------------
                                                                     1993              1992
                                                                  -----------       -----------
    Tax benefit for net operating loss..........................  $(3,159,146)      $(2,940,799)
    Valuation allowance for net operating loss carryforward.....    3,159,146         2,940,799
                                                                  -----------       -----------
    Provision for income taxes..................................  $         0       $         0
                                                                   ==========        ==========

     Change in Accounting Principle

     In 1992, depreciation was computed on all property and equipment using the straight line method. The straight line method was adopted to recognize depreciation expense in accordance with the estimated use of depreciable assets over their service lives. In 1991, depreciation amounts were computed using the declining balance method. As a result of this change, net loss before the cumulative effect of a change in accounting principle increased by approximately $669,000 for the year ended December 31, 1992. The cumulative effect on the prior year, 1991, of the change in depreciation method was $109,540.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

2.  ACQUISITIONS AND DISPOSITIONS:

     Acquisitions

     In 1994 and 1993, the Company purchased the assets of the following radio broadcasting stations, radio networks and television broadcasting stations.

ACQUISITION/TBS
     DATE                STATION/NETWORK                 MARKET           ACQUISITION PRICE
---------------     --------------------------    --------------------    -----------------
December 1994               WGTO-AM(1)                Orlando, FL            $ 1,550,000
December 1994                WIRB-TV*                 Orlando, FL                      *
August 1994                 WNZE-AM(2)                 Tampa, FL             $ 1,100,000
August 1994                  WFCT-TV*                  Tampa, FL             $ 1,120,000
July 1994                    WPBF-TV              West Palm Beach, FL        $32,500,000
July 1994                   WTLK-TV***                Atlanta, GA            $ 9,500,000
April 1994                   WGSQ-FM                 Cookeville, TN                   **
April 1994                   WPTN-AM                 Cookeville, TN                   **
April 1994            Florida Sports Network            Florida                       **
April 1994           Tennessee Radio Network           Tennessee                      **
                       South Carolina Radio
April 1994                   Network                 South Carolina                   **
April 1994          Penn State Sports Network         Pennsylvania                    **
April 1994           Virginia Sports Network            Virginia                      **
April 1994            Georgia Sports Network            Georgia                       **
April 1994                   WCTD-TV*                  Miami, FL             $ 3,300,000
May 1993                    WMGF-FM***                Orlando, FL            $ 6,250,000
May 1993                    WJRR-FM***                Orlando, FL            $ 6,700,000
May 1993                  WWZN-AM***(3)               Orlando, FL            $   250,000
May 1993                    WA1A-FM***              Jacksonville, FL         $ 2,000,000
May 1993                    WZNZ-AM***              Jacksonville, FL         $   500,000
May 1993                     WNZS-AM                Jacksonville, FL         $   450,000
March 1993                   WLVE-FM                   Miami, FL             $14,950,000
March 1993            Florida Radio Network             Florida              $ 1,100,000

---------------
(1) Renamed WWZN-AM by the Company in December 1994.

(2) Acquisition closed in February 1995.

(3) Sold by the Company in November 1994.

* The Company operates under a time brokerage agreement and does not own the FCC licenses.

**  Acquired in conjunction with the merger with ANG (Note 1).

*** Previously operated under a time brokerage agreement.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Dispositions

     In 1994 and 1993, the Company disposed of the assets of the following radio broadcasting stations.

 DISPOSITION                                  DISPOSITION
     DATE         STATION        MARKET          PRICE         GAIN
--------------    --------    ------------    -----------    ---------
November 1994     WWZN-AM     Orlando, FL     $   300,000    $  28,105
March 1993        WWNZ-FM     Orlando, FL     $ 5,010,000    $ 427,397

     Pro Forma Financial Information (unaudited)

     The following pro forma financial information represents the unaudited pro forma results of operations as if the aforementioned acquisitions had been completed at the beginning of 1993 and 1994, after giving effect to certain adjustments, including increased depreciation and amortization of property and equipment and intangible assets and interest expense for acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had these acquisitions been completed as of these dates, nor are the results indicative of the Company's future results of operations.

                                                              FOR THE YEAR ENDED DECEMBER
                                                                          31,
                                                             ------------------------------
                                                                                   1993
                                                                               ------------
                                                                1994           (UNAUDITED)
                                                             -----------
                                                             (UNAUDITED)
    Revenues...............................................  $71,013,521       $ 56,199,603
                                                             -----------       ------------
    Income (loss) from operations..........................  $(2,733,637)      $ (8,892,846)
                                                             -----------       ------------
    Net loss attributable to common stock and common stock
      equivalents..........................................  $(8,649,191)      $(21,812,057)
                                                             -----------       ------------
    Net loss per share attributable to common stock and
      common stock equivalents.............................  $     (0.26)      $      (0.69)
                                                             -----------       ------------
    Pro forma weighted average shares outstanding..........   33,430,116         31,581,948
                                                              ==========        ===========

3.  RELATED PARTIES:

     During 1994 and 1993, the Company entered into certain operating and financing transactions with related parties as described below.

     The Christian Network

     The Company has entered into several agreements with The Christian Network, Inc. ("CNI"), a not-for-profit ministry founded by Mr. Paxson.

     In December 1994, CNI entered into a time brokerage agreement with the owners of a television broadcasting station, WIRB-TV, Melbourne, Florida. CNI assigned its rights and obligations under the time brokerage agreement to the Company. Additionally, CNI entered into an asset purchase agreement in which CNI would purchase substantially all the tangible, real and intangible assets of the station for $3,800,000. The Company has guaranteed CNI's obligations under the asset purchase agreement. The transaction will take place upon FCC approval.

     In April 1994, CNI purchased WCTD-TV, an independent television broadcasting station in Miami, Florida, for $4,400,000. The Company acquired certain of the WCTD-TV broadcasting assets for $3,300,000, as part of the CNI acquisition, as well as an option to acquire the station from CNI. The option is exercisable over a five year period upon payment to CNI of $100,000 plus the remaining principal on its third party

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

$1,100,000 note payable. The note amortizes monthly over a five year period concurrent with the option agreement. The Company leases the broadcasting assets it acquired to CNI for operation at WCTD-TV under a five year lease agreement for approximately $5,000 per month. Additionally, the Company purchases up to twelve hours per day of broadcasting time on WCTD-TV from CNI under a five-year time brokerage agreement for approximately $35,000 per month.

     In June 1994, the Company and CNI agreed to assist Bradenton Broadcast Television Company Ltd., ("BBTC") in the construction and operation of an independent television broadcasting station WFCT-TV, in Bradenton, Florida serving the Tampa Bay, Florida market. CNI leases the Company related studio facilities under a five year agreement for approximately $150,000 per annum. The Company has an option to purchase the station license for approximately $191,000. The Company leases certain broadcasting assets to BBTC for fees of $60,000 per annum. Additionally, the Company entered into a partial time brokerage agreement with BBTC and CNI, whereby the Company purchases up to twelve hours per day of broadcasting time from BBTC for a monthly fee of approximately $3,500. The station began broadcasting on August 1, 1994.

     Todd Communications

     Mr. Paxson contributed a demand note receivable with Todd Communications, Inc., a related party owner of WFSJ-FM (St. Augustine, Florida), formerly WSTF-FM, in the amount of $1,750,000. The note receivable accrues interest at the short-term annual Applicable Federal Rate prescribed by the Internal Revenue Service, with the balance of principal and interest due upon demand. Interest income received related to the note aggregated $70,900 for the year ended December 31, 1994. The Company performs limited sales support and administrative functions for Todd Communications, Inc. which is billed for efforts expended.

     Marketing Magic

     During 1994, the Company formed a travel agency, The World Travelers Network, with Marketing Magic. During 1994, Marketing Magic brokered advertising space and time and other goods and services to the Company through both trade and cash transactions of approximately $1,500,000.

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1994            1993
                                                            -----------     -----------
        Broadcasting towers and equipment.................  $39,445,071     $15,745,386
        Office furniture and equipment....................    5,075,412       3,727,183
        Buildings and leasehold improvements..............    4,302,476       3,064,918
        Land and land improvements........................    3,142,532       2,238,257
        Vehicles and other................................    3,877,851       1,233,168
                                                            -----------     -----------
                                                             55,843,342      26,008,912
        Accumulated depreciation..........................  (10,492,912)     (5,108,199)
                                                            -----------     -----------
        Property and equipment, net.......................  $45,350,430     $20,900,713
                                                             ==========      ==========

     Depreciation expense aggregated $5,433,038, $2,804,157 and $1,979,491 for the three years ended December 31, 1994.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

5.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1994            1993
                                                            -----------     -----------
        FCC licenses......................................  $42,332,125     $17,262,192
        Covenants not to compete..........................   11,811,375      11,147,875
        Favorable lease and other contracts...............    6,514,507       6,111,100
        Goodwill..........................................    7,819,778          58,643
                                                            -----------     -----------
                                                             68,477,785      34,579,810
        Accumulated amortization..........................  (15,126,818)     (9,216,969)
                                                            -----------     -----------
        Intangible assets, net............................  $53,350,967     $25,362,841
                                                             ==========      ==========

     Amortization expense aggregated $5,940,575, $5,927,744 and $3,866,024 for the three years ended December 31, 1994.

6.  OTHER ASSETS:

     Other assets consist of the following:

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                1994            1993
                                                             -----------     ----------
        Loan origination costs.............................  $ 7,739,288     $3,730,836
        Escrow funds for station acquisitions..............    4,291,241             --
        Interest rate caps, net............................      983,803        290,219
        Deposits on building and equipment.................      642,890             --
        Organization costs.................................      407,672        331,036
        Other assets.......................................      724,835         80,651
                                                             -----------     ----------
                                                              14,789,729      4,432,742
        Accumulated amortization...........................   (1,711,383)      (681,489)
                                                             -----------     ----------
        Other assets, net..................................  $13,078,346     $3,751,253
                                                              ==========      =========

     Amortization expense aggregated $1,029,915, $618,732 and $131,786 for the three years ended December 31, 1994.

7.  PROGRAM RIGHTS:

     Program rights relate to the broadcast operations of WPBF-TV, purchased in July 1994, and consist of the following:

                                                                  DECEMBER 31,
                                                                      1994
                                                                  ------------
                Program rights..................................  $  3,045,642
                Accumulated amortization........................      (820,754)
                                                                  ------------
                                                                     2,224,888
                Less current program rights.....................    (1,980,000)
                                                                  ------------
                                                                  $    244,888
                                                                    ==========

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Program rights amortization expense aggregated $820,754 for the year ended December 31, 1994.

8.  PROGRAM RIGHTS PAYABLE:

     Program rights payable represent the obligation incurred to secure the right to broadcast program material in accordance with a contractual agreement. Future minimum annual payments under these contractual agreements as of December 31, 1994, are as follows:

                1995.............................................  $  986,562
                1996.............................................     431,008
                1997.............................................     131,762
                                                                   ----------
                                                                   $1,549,332
                                                                    =========

9.  LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994          1993
                                                                  -----------   -----------
    Revolving credit loans, total commitment of $150,000,000,
      interest at LIBOR plus 2.75% (averaged 8.06% at December
      31, 1994) payable quarterly, principal payments due
      quarterly from December 31, 1995 to June 30, 2001.........  $82,000,000   $32,000,000
    Note payable, $1,100,000 principal, interest at 8.5% payable monthly, principal payments of $100,000 due monthly
      through April 1994........................................           --       400,000
    Mortgage note payable, $211,000 principal, interest at
      9.75%, principal and interest payment of $1,813 due
      monthly from January 1991 to December 1998, remaining
      balance due December 1998.................................      206,902       208,402
    Mortgage note payable, $200,055 principal, interest at 10%, principal and interest payment of $3,000 due monthly from
      January 1995 to April 1999, remaining balance due April
      1999......................................................      200,055            --
                                                                  -----------   -----------
                                                                   82,406,957    32,608,402
    Less current portion........................................   (6,393,415)     (401,632)
                                                                  -----------   -----------
                                                                  $76,013,542   $32,206,770
                                                                   ==========    ==========

     On March 31, 1993, the Company executed an agreement with certain foreign and domestic banks for revolving credit loans totalling $32,000,000. The agreement was amended in December 1993 and in July 1994 to increase the facility to include term and revolving loan commitments to $40,000,000 and $150,000,000, respectively. Interest on the facility accrues at an initial rate of LIBOR plus 2.75%, decreasing to LIBOR plus 1.75% based on operating cash flows achieved (interest at December 31, 1994 accrued at LIBOR plus 2.75%). Principal payments are due from December 1995 to June 2001. These term and revolving credit loans are secured by certain radio and television broadcasting assets and subsidiary guarantees. Additionally, the credit agreement limits the distribution of cash dividends from the radio and television broadcasting subsidiaries to other Company entities.

     The term and revolving credit agreement contains a number of covenants (all of which the Company was in compliance with at December 31, 1994) that, among other things, require the Company to maintain interest rate cap protection for 75% of the loan balance, maintain specified financial ratios and place certain limitations on asset sales and purchases, incurrences of additional indebtedness and liens related to leases,

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

changes in business or capital structure, and transactions with affiliates. The credit agreement requires a maximum commitment fee of 0.375% per annum on the daily average amount of available revolving credit commitments.

     In December 1994, in conjunction with the purchase of WWZN-AM, Orlando, Florida, formerly WGTO-AM, the Company assumed a mortgage of $200,055, with monthly payments due until April 1999.

     In March 1993, the Company extinguished a $21,300,000 credit agreement. Loan origination costs of $457,147 associated with the debt have been retired and reflected as an extraordinary item.

     Aggregate maturities of long-term debt at December 31, 1994 for the next five years are as follows:

                1995............................................  $  6,393,415
                1996............................................    10,645,339
                1997............................................    21,772,464
                1998............................................    24,973,954
                1999............................................    18,621,785
                                                                  ------------
                                                                  $ 82,406,957
                                                                    ==========

10.  INCOME TAXES:

     As a result of the reorganization and consolidation on December 15, 1993, the tax status of the Company changed to a taxable entity requiring the cumulative change in tax status to be computed as of that date and be reflected in the current year tax provision for continuing operations reflecting the cumulative differences between the tax basis and book basis of assets and liabilities.

     Significant components of the (benefit) provision for income taxes are as follows:

                                                                       FOR THE YEARS
                                                                     ENDED DECEMBER 31,
                                                                 --------------------------
                                                                    1994            1993
                                                                 -----------     ----------
    Current tax (benefit) expense
         Federal...............................................           --             --
         State.................................................           --             --
                                                                 -----------     ----------
              Total current....................................           --             --
                                                                 -----------     ----------
    Deferred tax (benefit) expense
         Federal...............................................  $(1,503,200)    $2,674,000
         State.................................................     (176,800)       286,000
                                                                 -----------     ----------
    Total deferred.............................................   (1,680,000)     2,960,000
                                                                 -----------     ----------
    Total (benefit) provision..................................  $(1,680,000)    $2,960,000
                                                                  ==========      =========

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Significant components of the Company's deferred tax liabilities (assets) are as follows:

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1994            1993
                                                                     -----------     ----------
Deferred taxes -- current:
  Assets
     Doubtful accounts allowance and other.........................  $  (194,940)    $ (159,173)
     Net operating loss carryforward...............................           --       (235,187)
  Liabilities
     Unrecognized cash to accrual adjustments......................           --      2,334,364
                                                                     -----------     ----------
                                                                        (194,940)     1,940,004
     Deferred tax asset valuation allowance for net operating loss
      carryforwards................................................           --        235,187
                                                                     -----------     ----------
Deferred tax (asset) liability -- current..........................     (194,940)     2,175,191
                                                                     -----------     ----------
Deferred taxes -- noncurrent:
  Assets
          Net operating loss carryforward..........................   (4,126,507)            --
  Liability
     Tax over book depreciation and amortization...................    1,474,940        784,809
     Deferred tax asset valuation allowance for net
       operating loss carryforwards................................    4,126,507             --
                                                                     -----------     ----------
     Deferred tax liability -- non-current.........................    1,474,940        784,809
                                                                     -----------     ----------
                                                                     $ 1,280,000     $2,960,000
                                                                      ==========      =========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. A valuation allowance has been provided for the net operating loss carryforwards. A portion of the net operating losses were acquired in the acquisition of ANG. Future recognition of the benefit from these losses will be applied first to reduce goodwill related to the acquisition, then to reduce other non-current intangible assets related to the acquisition and then to reduce income tax expense.

     The reconciliation of income tax benefit attributable to continuing operations, computed at U.S. Federal Statutory tax rates, to provision for income taxes is:

                                                                        FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1993
                                                                    -----------     -----------
Tax benefit at U.S. Federal Statutory tax rates...................  $(2,190,305)    $(2,717,230)
State income tax benefit, net of federal benefit..................     (257,682)       (290,104)
Tax benefits attributable to losses recognized for book purposes
  in period that Enterprises operated as non-taxable entities.....           --       3,397,783
Deferred taxes attributable to income recognized on accrual basis for book purposes, in period that Enterprises operated as
  non-taxable entities, but recognized for tax purposes after
  reorganization..................................................           --       2,334,364
Non-deductible items..............................................       83,000              --
Valuation allowance for net operating loss carryforwards..........      684,987         235,187
                                                                    -----------     -----------
(Benefit) provision for income taxes..............................  $(1,680,000)    $ 2,960,000
                                                                     ==========      ==========

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     The following table summarizes the Company's total (benefit) provision for income taxes:

                                                                        FOR THE YEARS ENDED
                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1994            1993
                                                                     -----------     ----------
Tax (benefit) provision before extraordinary item..................  $(1,680,000)    $2,960,000
Extraordinary item.................................................           --             --
                                                                     -----------     ----------
                                                                     $(1,680,000)    $2,960,000
                                                                      ==========      =========

     Extraordinary item in 1993 relates to debt retirements in the period before the Company reorganized on December 15, 1993 which are taxable at the stockholder level and, accordingly, are not tax effected.

     The Company has net operating loss carryforwards for income tax purposes of approximately $10.8 million at December 31, 1994. Net operating losses expire through 2009. A portion of the net operating losses relate to ANG and are limited to annual utilization as a result of the change in ownership.

11.  EMPLOYEE BENEFIT PLANS:

     Savings and Profit Sharing Plan

     In October 1991, the Company established retirement savings and cafeteria plans pursuant to Sections 401(k) and 125 of the Internal Revenue Code which cover substantially all of the Company's employees. Employer contributions to the retirement savings plan are discretionary. The Company elected not to make retirement savings contributions for the three plan years ended December 31, 1994. Under the cafeteria plan, employees may elect to participate in health, dental, life and disability insurance benefit plans funded through employee payroll deductions.

     Stock Incentive Plan

     On November 4, 1994, the Company instituted a stock incentive plan to provide incentives to officers and employees through the issuance of options and restricted stock. The options may be either in the form of incentive or non-qualified stock options. The issuance, exercise price, exercise dates and number of options are determined at the discretion of the Company's compensation committee. The aggregate number of Company Class A common shares available for issuance is 2,143,575 shares (after giving effect for the January 1, 1995 stock dividend). At December 31, 1994, no options had been issued under this plan. On February 13, 1995, options were authorized to be granted under the stock incentive plan which would allow for the purchase of Class A common shares at an exercise price of $3.42 per share. Subsequent to grant, such options may be exercised by the officers or employees upon vesting.

12.  REDEEMABLE PREFERRED STOCK:

     Redeemable Senior Preferred Stock

     Redeemable Senior preferred stock consists of 2,000 15% cumulative compounding shares, par value of $0.001 per share, stated value of $7,000 per share, issued with 225 detachable redeemable common stock purchase warrants (exercisable into 3,116,865 shares of Company Class A common stock and 1,038,955 shares of Company Class B common stock after giving effect to the Company's recapitalization and stock dividends, at $0.01 per share), issued on December 15, 1993 in exchange for $14,000,000. The holder of preferred stock is entitled to preferential cumulative dividends at a rate of 15% per share, per annum, payable quarterly commencing on December 31, 1993. These shares have preferential liquidation rights and are entitled to elect 25% of the Company's Board of Directors.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     The Senior preferred shares are redeemable, at the option of the holder, on or after the seventh anniversary of the issue date (December 15, 2000) at $7,000 per share plus all accrued and unpaid dividends to date. The shares may also be redeemed, at the option of the Company, on or after the fourth anniversary of the issue date (December 15, 1997) at $7,000 per share plus all accrued and unpaid dividends to date. The shares also provide redemption features in the event of certain changes in ownership control of the Company, bankruptcy, and twelve month dividend arrearages after the fifth anniversary of issue date (December 15, 1998).

     Cumulative preferred dividends in arrears aggregated $2,197,808 and $97,808 at December 31, 1994 and 1993, respectively.

     Redeemable Series B Preferred Stock

     Redeemable Series B preferred stock consists of 714.286 15% Cumulative Compounding shares, par value of $0.001 per share, stated value of $7,000 per share, issued on December 22, 1994 as a result of the call of 94.6223 detachable redeemable common stock purchase warrants into 1,310,779 shares of Class A common stock and 436,926 shares of Class B common stock which were then surrendered for Series B preferred stock. The holder of Series B preferred stock is entitled to cumulative dividends at a rate of 15% per share, per annum, payable quarterly commencing on December 31, 1994. Series B preferred stock ranks prior to all classes of Junior preferred stock and junior to Senior preferred stock.

     The Series B preferred shares are redeemable, at the option of the holder, on or after December 15, 2000 at $7,000 per share plus all accrued and unpaid dividends to date. The shares may also be redeemed at the option of the Company, on or after December 15, 1997 at $7,000 per share plus all accrued and unpaid dividends to date.

     Cumulative Series B preferred dividends in arrears aggregated $18,493 at December 31, 1994.

     Redeemable Junior Preferred Stock

     Redeemable Junior preferred stock consists of 33,000 cumulative compounding shares, par value of $0.001 per share, stated value of $1,000 per share, issued with 3,235,753 Class C common stock warrants, issued on December 22, 1994 in exchange for $33,000,000. The holder of Junior preferred stock is entitled to cumulative dividends at a rate of 12% per annum prior to the seventh anniversary of the issue date (December 22, 2001), 13% per annum from the seventh through the eighth anniversary (December 22, 2002), and 14% per annum after the eighth anniversary, payable semi-annually commencing on December 31, 1999.

     The Junior preferred shares are redeemable, at the option of the Company, at $1,030 plus unpaid, deferred, and accrued dividends prior to the third anniversary (December 22, 1997), $1,020 plus unpaid, deferred, and accrued dividends after the third and prior to the fourth anniversary (December 22, 1998), and $1,000 plus unpaid, deferred, and accrued dividends per share on or after the fourth anniversary. A mandatory redemption is scheduled on the ninth anniversary (December 22, 2003).

     Cumulative Junior preferred dividends in arrears aggregated $97,644 at December 31, 1994.

13.  COMMON STOCK WARRANTS:

     Redeemable Common Stock Warrants

     In connection with the 1993 redeemable senior Preferred Stock issuance, the Company issued 225 detachable redeemable common stock purchase warrants entitling the holder to purchase one common share per warrant at an exercise price of $0.01 per share. These purchase warrants represent an aggregate purchase

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

interest of 15% of the Company which must be maintained in the event of subsequent changes in the Company's capital structure.

     The stock purchase warrants include a put provision requiring the Company to repurchase any warrants, at the option of the holder, at the fair market value per share on or after the seventh anniversary of issue date (December 15, 2000).

     On December 22, 1994, 94.6223 of the 120 callable warrants were called by the Company into 1,310,779 shares of Class A common stock and 436,926 shares of Class B common stock and were then surrendered for the Redeemable Series B preferred stock. The remaining 130.3777 redeemable common stock purchase warrants entitle the holders to purchase 2,709,129 Class A common shares and 903,044 Class B common shares (after giving effect to the stock dividend), or approximately 9% of all common shares.

     Class C Common Stock Warrants

     In connection with the Redeemable Junior Preferred Stock issuance on December 22, 1994, the Company issued 4,853,630 detachable Class C common stock purchase warrants (after giving effect to the stock dividend), entitling the holder to purchase one Class C common share per warrant at an exercise price of $0.001 per share. These purchase warrants represent an aggregate purchase interest of 10% of all currently outstanding common shares.

14.  COMMON STOCK:

     On December 15, 1993, in connection with the reorganization and consolidation of its radio broadcasting activities, the Company authorized 1,500 shares and issued 1,200 shares of unclassified common stock.

     In November 1994, in connection with the merger with ANG, the Company amended its capital structure to provide two classes of common voting stock, Class A common stock, and Class B common stock. Upon consummation of the recapitalization, the Company's unclassified common stock outstanding was converted into 15,790,974 shares of Class A common stock and 5,263,658 shares of Class B common stock. Upon consummation of the merger, the holders of ANG common stock received the Company's Class A common stock in exchange for ANG common stock outstanding. Additionally, the Company's Class A common shares exchanged for the ANG shares, which were previously publicly traded, were listed on the NASDAQ Small-Cap Exchange. These publicly traded shares represent approximately 3% of the Company's Class A common shares outstanding and less than 1% of the Company's voting power.

     On December 22, 1994, the Company amended its capital structure to designate a third class of non-voting common stock and amended authorized shares of: Class A common stock, one vote per share, 150,000,000 shares authorized (increased from 45,000,000 shares); Class B common stock, ten votes per share, 35,000,000 shares authorized (increased from 7,000,000 shares); and Class C common stock, non-voting, 12,500,000 shares authorized. Additionally, the Company announced a stock dividend for its common stock of an additional one-half share for each common share outstanding for holders of record on January 1, 1995.

     Voting rights allow the voting common stockholders to elect up to 75% of the Company's Board of Directors, but do not allow the common stockholders to change the rights and privileges of the preferred stockholders without a majority affirmative vote of the preferred stockholders. Class A common stock and Class B common stock will vote as a single class in all matters submitted to a vote of the stockholders with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

15.  COMMITMENTS AND CONTINGENCIES:

     The Company incurred total expenses of $2,405,745, for the year ended December 31, 1994, under operating leases for radio broadcasting facilities and equipment and employment agreements. Future minimum annual payments under these non-cancelable operating leases and agreements, as of December 31, 1994, are as follows:

                  1995..........................................  $ 2,413,078
                  1996..........................................    2,054,570
                  1997..........................................    1,938,186
                  1998..........................................    1,696,972
                  1999..........................................    1,264,769
                  Thereafter....................................    1,356,414
                                                                  -----------
                                                                  $10,723,989
                                                                   ==========

     The Company has entered into commitments for radio broadcast rights related to sporting events that are not currently available for broadcast and are therefore not included in the financial statements. The Company incurred total expenses of $2,379,516 and had total commitments of approximately $5,589,300 as of and for the year ended December 31, 1994.

     On December 31, 1992, the Company entered into an agreement to purchase the assets of WEZY-FM, a radio broadcasting station in Lakeland, Florida. The purchase was contingent upon obtaining land for a new tower/transmitter site and regulatory approval for its construction. In January 1995, the Company received all required approvals for a tower site and will close and begin construction in the first half of 1995. The previous owner will operate the station under a time brokerage agreement until the tower is complete. The total purchase price is $4,750,000.

16.  SUBSEQUENT EVENTS:

     Purchases:

     WTGI-TV, Philadelphia, Pennsylvania

     On February 3, 1995, the Company purchased the assets of WTGI-TV, an independent television broadcasting station in Wilmington, Delaware, serving the Philadelphia, Pennsylvania market for $10,200,000.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Asset Purchase Agreements

     Subsequent to year end, the Company entered into several agreements to purchase the assets of television and radio broadcasting stations. Applications to transfer the Federal Communications Commission licenses in connection with the purchases have been filed. The Company is waiting for approval to close the following transactions:

                      PURCHASE
 STATION               MARKET                  PRICE
---------    ---------------------------    ------------
KZKI-TV            Los Angeles, CA          $ 18,000,000
KLXV-TV           San Francisco, CA         $  5,000,000
WTWS-TV       Hartford/New Haven, CT(1)     $  2,700,000
Channel
  68                Dallas, TX(2)           $  2,000,000
KTFH-TV            Houston, TX(3)           $  7,900,000
WGOT-TV              Boston, MA             $  3,050,000
WFTL-AM               Miami, FL             $  2,000,000

---------------
(1) Approval received, scheduled to close in March 1995.

(2) Station not currently on the air. The Company estimates spending $2,000,000 in build-out costs before broadcasting can begin.

(3) Operated under a time brokerage agreement since March 1, 1995.

     Other

     In September 1994, the Company entered into an agreement with Whitehead Media, Inc. ("Whitehead"), in which the Company agreed to loan Whitehead $17,175,000 to purchase WTVX-TV, West Palm Beach, Florida. Whitehead has signed an asset purchase agreement for WTVX-TV and has filed an application with the FCC for transfer of the license. Under the agreement, the Company would operate WTVX-TV under a time brokerage agreement.

17.  SEGMENT DATA:

     Since closing the acquisition of WPBF-TV in July 1994, the Company operates two principal business segments consisting of radio and television. The radio segment includes fifteen stations for which the Company is the licensee, and one station operated under a time brokerage agreement, all of which operate in five different markets. The radio segment also operates seven radio networks. The television segment includes two stations for which the Company is the licensee and three stations which are operated under time brokerage agreements; all of which operate in five different markets. The other segment includes corporate and ancillary service company activities.

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

     Selected financial information for these segments is presented below:

                                                             1994          1993          1992
                                                         ------------   -----------   -----------
RADIO
Total revenue..........................................  $ 50,323,875   $31,058,472   $16,480,445
Operating expenses, less depreciation and
  amortization.........................................    38,919,088    25,012,435    14,746,078
Depreciation and amortization..........................     9,118,001     9,128,847     5,760,756
                                                         ------------   -----------   -----------
Income (loss) from operations..........................  $  2,286,786   $(3,082,810)  $(4,026,389)
                                                          ===========    ==========    ==========
Cumulative effect of change in accounting principle....            --            --   $   105,572
                                                          ===========    ==========    ==========
Total identifiable assets..............................  $ 71,126,358   $61,686,096   $35,193,821
                                                          ===========    ==========    ==========
Capital expenditures...................................  $  2,490,960   $ 1,962,553   $   429,531
                                                          ===========    ==========    ==========
TELEVISION
Total revenue..........................................  $ 10,844,820            --            --
Operating expenses, less depreciation and
  amortization.........................................     8,524,316            --            --
Depreciation and amortization..........................     2,888,176            --            --
                                                         ------------   -----------   -----------
Loss from operations...................................  $   (567,672)           --            --
                                                          ===========    ==========    ==========
Cumulative effect of change in accounting principle....            --            --            --
                                                          ===========    ==========    ==========
Total identifiable assets..............................  $ 55,784,331            --            --
                                                          ===========    ==========    ==========
Capital expenditures...................................  $  3,185,280            --            --
                                                          ===========    ==========    ==========
OTHER
Total revenue..........................................  $    898,748   $ 1,003,559   $   581,392
Operating expenses, less depreciation and
  amortization.........................................     3,782,548     3,860,193     3,175,610
Depreciation and amortization..........................       397,351       221,876       216,545
                                                         ------------   -----------   -----------
Loss from operations...................................  $ (3,281,151)  $(3,078,420)  $(2,810,763)
                                                          ===========    ==========    ==========
Cumulative effect of change in accounting principle....            --            --   $     3,968
                                                          ===========    ==========    ==========
Total identifiable assets..............................  $ 25,759,692   $ 4,888,512   $ 1,873,263
                                                          ===========    ==========    ==========
Capital expenditures...................................  $    240,272            --   $   843,857
                                                          ===========    ==========    ==========
CONSOLIDATED
Total revenue..........................................  $ 62,067,443   $32,062,031   $17,061,837
Operating expenses, less depreciation and
  amortization.........................................    51,225,952    28,872,628    17,921,688
Depreciation and amortization..........................    12,403,528     9,350,633     5,977,301
                                                         ------------   -----------   -----------
Loss from operations...................................  $ (1,562,037)  $(6,161,230)  $(6,837,152)
                                                          ===========    ==========    ==========
Cumulative effect of change in accounting principle....            --            --   $   109,540
                                                          ===========    ==========    ==========
Total identifiable assets..............................  $152,670,381   $66,574,608   $37,067,084
                                                          ===========    ==========    ==========
Capital expenditures...................................  $  5,916,512   $ 1,962,553   $ 1,273,388
                                                          ===========    ==========    ==========

                          PAXSON COMMUNICATIONS CORP.

                           DECEMBER 31, 1994 AND 1993

18.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                         SEPTEMBER       DECEMBER
                                         MARCH 31,       JUNE 30,           30,             31,
                 1994                     QUARTER         QUARTER         QUARTER         QUARTER
--------------------------------------  -----------     -----------     -----------     -----------
Total revenue.........................  $ 9,365,158     $12,148,603     $18,327,456     $22,226,226
Operating expenses, less depreciation
  and amortization....................    8,324,334      10,268,884      14,219,712      18,413,022
Depreciation and amortization.........    2,410,146       2,855,767       3,292,245       3,845,370
                                        -----------     -----------     -----------     -----------
Income (loss) from operations.........  $(1,369,322)    $  (976,048)    $   815,499     $   (32,166)
                                         ==========      ==========      ==========      ==========
Net loss before extraordinary item....  $(1,798,625)    $  (318,376)    $  (672,445)    $(1,972,628)
                                         ==========      ==========      ==========      ==========
Net loss..............................  $(1,798,625)    $  (318,376)    $  (672,445)    $(1,972,628)
                                         ==========      ==========      ==========      ==========
Pro forma per share data (Note 1):
  Pro forma net loss before
     extraordinary item...............  $     (0.06)    $     (0.01)    $     (0.02)    $     (0.06)
  Pro forma net loss..................  $     (0.06)    $     (0.01)    $     (0.02)    $     (0.06)
Pro forma weighted average common
  shares outstanding..................   31,581,948      32,506,032      33,430,116      33,430,116
                                         ==========      ==========      ==========      ==========
Stock Price:
  High................................           --              --              --     $     16.00*
  Low.................................           --              --              --     $     10.17*
1993
--------------------------------------
Total revenue.........................  $ 6,034,575     $ 8,920,029     $ 7,758,618     $ 9,348,809
Operating expenses, less depreciation
  and amortization....................    6,186,466       8,524,197       6,720,123       7,441,842
Depreciation and amortization.........    1,894,865       2,142,004       2,163,065       3,150,699
                                        -----------     -----------     -----------     -----------
Loss from operations..................  $(2,046,756)    $(1,746,172)    $(1,124,570)    $(1,243,732)
                                         ==========      ==========      ==========      ==========
Net loss before extraordinary item....  $(2,131,761)    $(2,406,988)    $(1,672,633)    $(4,740,471)
                                         ==========      ==========      ==========      ==========
Net loss..............................  $(2,131,761)    $(2,406,988)    $(1,672,633)    $(5,197,618)
                                         ==========      ==========      ==========      ==========
Pro forma per share data (Note 1):
  Pro forma net loss before
     extraordinary item...............  $     (0.07)    $     (0.08)    $     (0.05)    $     (0.15)
  Pro forma net loss..................  $     (0.07)    $     (0.08)    $     (0.05)    $     (0.16)
Pro forma weighted average common
  shares outstanding..................   31,581,948      31,581,948      31,581,948      31,581,948
                                         ==========      ==========      ==========      ==========
Stock Price:
  High................................           --              --              --              --
  Low.................................           --              --              --              --

---------------
  The Company's common stock is traded on the Nasdaq Stock Market under the symbol PAXN.

* Stock price after giving effect to the January 1, 1995 stock dividend (Note
  1).

                        PAXSON COMMUNICATIONS CORPORATION

                           CONSOLIDATED BALANCE SHEETS



                                                                    JUNE 30,       DECEMBER 31,
                                                                      1995             1994
                                                                  ------------     ------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................  $  8,409,187     $ 21,571,658
  Accounts receivable, less allowance for doubtful accounts of
     $687,516 and $556,950 respectively.........................    13,011,251       13,569,198
  Prepaid expenses and other current assets.....................     1,392,830        1,579,954
  Current deferred income taxes.................................       194,940          194,940
  Current program rights........................................     1,243,746        1,980,000
                                                                  ------------     ------------
       Total current assets.....................................    24,251,954       38,895,750
Property and equipment, net.....................................    66,647,658       45,350,430
Intangible assets, net..........................................    81,572,496       53,350,967
Other assets, net...............................................    20,037,439       13,078,346
Related party notes receivable..................................     2,250,000        1,750,000
Program rights, net.............................................       204,084          244,888
                                                                  ------------     ------------
       Total assets.............................................  $194,963,631     $152,670,381
                                                                   ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities......................  $  3,458,161     $  5,123,691
  Current portion of program rights payable.....................       970,316          986,562
  Current portion of long-term debt.............................    11,976,975        6,393,415
                                                                  ------------     ------------
       Total current liabilities................................    16,405,452       12,503,668
Program rights payable..........................................       348,989          562,770
Long-term debt..................................................   120,300,853       76,013,542
Deferred income taxes...........................................       834,941        1,474,940
Minority interest...............................................            --        1,217,314
Redeemable Cumulative Compounding Senior preferred stock, $0.001 par value; 15% dividend rate per annum, 2,000 shares
  authorized, issued and outstanding............................    15,276,065       14,060,054
Redeemable Class A & B common stock warrants....................     3,498,274        1,735,979
Redeemable Cumulative Compounding Series B preferred stock,
  $0.001 par value; 15% dividend rate per annum, 714.286 shares
  authorized, issued and outstanding............................     1,802,919        1,274,671
Redeemable Cumulative Compounding Junior preferred stock, $0.001 par value; 12% dividend rate per annum, 33,000 shares
  authorized, issued and outstanding............................    29,165,660       26,808,053
Class A common stock, $0.001 par value; one vote per share;
  150,000,000 shares authorized, 26,137,026 shares issued and
  outstanding...................................................        26,137           26,042
Class B common stock, $0.001 par value; ten votes per share,
  30,000,000 shares authorized, 8,311,639 shares issued and
  outstanding...................................................         8,312            8,312
Class C common stock, $0.001 par value; non-voting; 12,500,000
  shares authorized, 0 shares issued and outstanding............            --               --
Class C common stock warrants...................................     5,338,952        5,338,952
Stock subscription notes receivable.............................       (76,833)         (77,666)
Additional paid-in capital......................................    33,835,759       20,647,647
Deferred option plan compensation...............................    (2,584,078)              --
Accumulated deficit.............................................   (29,217,771)      (8,923,897)
Commitments and contingencies
                                                                  ------------     ------------
          Total liabilities and stockholders' equity............  $194,963,631     $152,670,381
                                                                   ===========      ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        FOR THE SIX MONTHS
                                                                          ENDED JUNE 30,
                                                                   ----------------------------
                                                                       1995            1994
                                                                   ------------     -----------
                                                                           (UNAUDITED)
Revenue:
  Local and national advertising.................................  $ 40,454,900     $19,715,590
  Retail and other...............................................     2,497,723         996,325
  Trade..........................................................     1,403,725         801,846
                                                                   ------------     -----------
Total revenue....................................................    44,356,348      21,513,761
Operating expenses:
  Direct.........................................................    11,554,850       6,277,662
  Programming....................................................     5,940,066       2,995,697
  Sales and promotion............................................     4,473,186       2,417,421
  Technical......................................................     2,147,289         863,373
  General and administrative.....................................     9,989,674       4,801,749
  Trade..........................................................     1,193,843       1,012,316
  Time brokerage agreement fees..................................       549,947         225,000
  Sports rights fees.............................................     1,019,355              --
  Option plan compensation.......................................     9,404,129              --
  Program rights amortization....................................       777,057              --
  Depreciation and amortization..................................     8,054,256       5,265,913
                                                                   ------------     -----------
Total operating expenses.........................................    55,103,652      23,859,131
                                                                   ------------     -----------
Income (loss) from operations....................................   (10,747,304)     (2,345,370)
Other income (expense):
  Interest expense, net..........................................    (4,308,646)     (1,390,715)
  Other income, net..............................................       (13,763)        223,084
                                                                   ------------     -----------
Loss before income tax benefit...................................   (15,069,713)     (3,513,001)
Income tax benefit...............................................       640,000       1,396,000
                                                                   ------------     -----------
Net loss.........................................................   (14,429,713)     (2,117,001)
Dividends and accretion on preferred stock and common stock
  warrants.......................................................    (5,864,161)     (1,587,058)
                                                                   ------------     -----------
Net loss attributable to common stock and common stock
  equivalents....................................................  $(20,293,874)    $(3,704,059)
                                                                    ===========      ==========
Net loss per share...............................................  $       (.42)    $      (.06)
Dividends and accretion on preferred stock and common stock
  warrants per share.............................................          (.17)           (.05)
                                                                   ------------     -----------
Net loss attributable to common stock and common stock
  equivalents per share..........................................  $       (.59)    $      (.11)
                                                                    ===========      ==========
Weighted average shares outstanding -- primary
  and fully diluted..............................................    34,401,282      32,506,032
                                                                    ===========      ==========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      FOR THE THREE MONTHS
                                                                         ENDED JUNE 30,
                                                                 ------------------------------
                                                                     1995              1994
                                                                 ------------       -----------
                                                                          (UNAUDITED)
Revenue:
  Local and national advertising...............................  $ 21,971,676       $11,174,281
  Retail and other.............................................     1,006,757           559,037
  Trade........................................................       758,212           415,285
                                                                 ------------       -----------
Total revenue..................................................    23,736,645        12,148,603
Operating expenses:
  Direct.......................................................     5,920,695         3,397,770
  Programming..................................................     2,813,262         1,596,419
  Sales and promotion..........................................     2,293,673         1,234,622
  Technical....................................................     1,168,083           479,840
  General and administrative...................................     5,331,824         2,818,396
  Trade........................................................       722,302           516,837
  Time brokerage agreement fees................................       310,899           225,000
  Sports rights fees...........................................       (22,227)               --
  Option plan compensation.....................................     9,404,129                --
  Program rights amortization..................................       425,222                --
  Depreciation and amortization................................     4,269,627         2,855,767
                                                                 ------------       -----------
Total operating expenses.......................................    32,637,489        13,124,651
                                                                 ------------       -----------
Income (loss) from operations..................................    (8,900,844)         (976,048)
Other income (expense):
  Interest expense, net........................................    (2,514,487)         (782,351)
  Other income, net............................................       (81,398)           44,023
                                                                 ------------       -----------
Loss before income tax benefit.................................   (11,496,729)       (1,714,376)
Income tax benefit.............................................       320,000         1,396,000
                                                                 ------------       -----------
Net loss.......................................................   (11,176,729)         (318,376)
Dividends and accretion on preferred stock and common stock
  warrants.....................................................    (3,673,209)         (803,254)
                                                                 ------------       -----------
Net loss attributable to common stock and common stock
  equivalents..................................................  $(14,849,938)      $(1,121,630)
                                                                  ===========        ==========
Net loss per share.............................................  $       (.32)      $      (.01)
Dividends and accretion on preferred stock and common stock
  warrants per share...........................................          (.11)             (.02)
                                                                 ------------       -----------
Net loss attributable to common stock and common stock
  equivalents
  per share....................................................  $       (.43)      $      (.03)
                                                                  ===========        ==========
Weighted average shares outstanding -- primary and fully
  diluted......................................................    34,448,665        32,506,032
                                                                  ===========        ==========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                          COMMON STOCKHOLDERS' EQUITY

                                                             CLASS C        STOCK                       DEFERRED
                            COMMON STOCK                      COMMON     SUBSCRIPTION   ADDITIONAL       OPTION
                     ---------------------------   COMMON     STOCK         NOTES         PAID-IN         PLAN       ACCUMULATED
                     CLASS A   CLASS B   CLASS C   STOCK     WARRANTS     RECEIVABLE      CAPITAL     COMPENSATION     DEFICIT
                     -------   -------   -------   ------   ----------   ------------   -----------   ------------   ------------
Balance at December
  31, 1993.........                                 $  1                                $16,895,623                  $  (776,367 )
Recapitalization of
  common stock.....  $15,791   $5,264                 (1)                                   (21,054)
Stock issued for
  ANG
  acquisition......   1,570       277                                      $(77,666)      3,784,530
Net proceeds from
  issuance of
  common stock
  warrants.........                                         $5,338,952
Dividends on
  redeemable
  preferred
  stock............                                                                                                   (2,216,137 )
Accretion on
  redeemable
  securities.......                                                                                                   (1,169,319 )
Net loss...........                                                                                                   (4,762,074 )
Stock dividend.....   8,681     2,771                                                       (11,452)
                     -------   -------   -------   ------   ----------   ------------   -----------   ------------   ------------
Balance at December
  31, 1994.........  26,042     8,312        0         0     5,338,952      (77,666)     20,647,647             0     (8,923,897 )
Stock issued for
  Cookeville
  acquisition
  (unaudited)......      95                                                               1,199,905
Deferred option
  plan compensation
  (unaudited)......                                                                      11,988,207   (11,988,207 )
Option plan
  compensation
  (unaudited)......                                                                                     9,404,129
Note repayment
  (unaudited)......                                                             833
Dividends on
  redeemable
  preferred stock
  (unaudited)......                                                                                                   (3,465,829 )
Accretion on
  redeemable
  securities
  (unaudited)......                                                                                                   (2,398,332 )
Net loss
  (unaudited)......                                                                                                  (14,429,713 )
                     -------   -------   -------   ------   ----------   ------------   -----------   ------------   ------------
Balance at June 30,
  1995
  (unaudited)......  $26,137   $8,312      $ 0      $  0    $5,338,952     $(76,833)    $33,835,759   $(2,584,078 )  $(29,217,771)
                     =======   =======   =======   ========  =========   ===========     ==========   ============   =============

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           FOR THE SIX MONTHS
                                                                             ENDED JUNE 30,
                                                                      -----------------------------
                                                                          1995             1994
                                                                      ------------     ------------
                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net loss..........................................................  $(14,429,713)    $ (2,117,001)
Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
  Depreciation and amortization.....................................     8,054,256        5,265,913
  Option plan compensation..........................................     9,404,129               --
  Program rights amortization.......................................       777,057               --
  Provision for doubtful accounts...................................       325,294          119,938
  Income tax benefit................................................      (640,000)      (1,396,000)
  Minority interest in net loss.....................................            --          (86,667)
  Decrease (increase) in accounts receivable........................       232,653          178,857
  Decrease (increase) in prepaid expenses and other current
     assets.........................................................       187,121         (250,182)
  Increase in intangible assets.....................................            --               --
  Decrease (increase) in other assets...............................    (2,454,459)          77,094
  Increase (decrease) in accounts payable and accrued liabilities...    (1,665,530)         920,994
                                                                      ------------     ------------
  Net cash provided by (used in) operating activities...............      (209,192)       2,712,946
                                                                      ------------     ------------
Cash flows for investing activities:
  Acquisitions of broadcasting properties...........................   (45,110,012)     (12,646,293)
  Deposits on broadcasting properties...............................    (2,392,000)      (3,500,000)
  Increase in related party note receivable.........................      (500,000)              --
  Purchases of property and equipment...............................    (9,589,477)      (1,485,143)
                                                                      ------------     ------------
  Net cash used for investing activities............................   (57,591,489)     (17,631,436)
                                                                      ------------     ------------
Cash flows from financing activities:
  Increase in related party note payable............................            --        7,700,000
  Proceeds from long-term debt......................................    49,980,000        3,000,000
  Payments of loan origination costs................................    (5,002,634)              --
  Payments of long-term debt........................................      (109,129)        (400,731)
  Payments for program rights.......................................      (230,027)              --
                                                                      ------------     ------------
  Net cash provided by financing activities.........................    44,638,210       10,299,269
                                                                      ------------     ------------
Decrease in cash and cash equivalents...............................   (13,162,471)      (4,619,221)
                                                                      ------------     ------------
Cash and cash equivalents at beginning of period....................    21,571,658        7,019,747
                                                                      ------------     ------------
Cash and cash equivalents at end of period..........................  $  8,409,187     $  2,400,526
                                                                       ===========      ===========
Supplemental disclosures of cash flow information:
  Cash paid for interest............................................  $  4,249,482     $  1,244,212
                                                                       ===========      ===========
  Cash paid for income taxes........................................            --               --
                                                                       ===========      ===========
Non-cash operating and financing activities:
  Issuance of common stock for Cookeville partner buyout............  $  1,200,000     $         --
                                                                       ===========      ===========
  Dividends on redeemable preferred stock...........................  $  3,465,829     $  1,046,425
                                                                       ===========      ===========
  Accretion on redeemable securities................................  $  2,398,332     $    540,633
                                                                       ===========      ===========
  Trade revenue.....................................................  $  1,403,725     $    801,846
                                                                       ===========      ===========
  Trade expense.....................................................  $  1,193,843     $  1,012,316
                                                                       ===========      ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of the consolidated financial statements.

                       PAXSON COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

     Paxson Communications Corporation's (the "Company") financial information contained in the financial statements and notes thereto as of June 30, 1995 and for the six month and three month periods ended June 30, 1995 and 1994, are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of such financial information have been included. These adjustments are of a normal recurring nature. There have been no significant changes in accounting policies since the period ended December 31, 1994. The composition of accounts has changed to reflect the incorporation of the stock option plan grants, the operations of acquisitions discussed below and the reclassification of related party notes receivable amounts to long term assets. This note reclassification to long-term is in anticipation of pending revisions of certain station ownership regulation restrictions that could allow the Company's subsequent acquisition of the underlying stations.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements, footnotes, and discussions should be read in conjunction with the December 31, 1994 financial statements and related footnotes and discussions contained in the Company's form 10-K, filed with the Securities and Exchange Commission on March 31, 1995, form 10-Q filed on May 12, 1995, form 10-Q/A filed August 30, 1995, the definitive proxy statement filed by the Company on May 4, 1995 for the annual meeting of stock holders held June 1, 1995 and the forms 8-K and 8-K/A filed on June 1, 1995 and July 31, 1995, respectively.

STOCK INCENTIVE PLAN COMPENSATION

     Stock Incentive Plan Compensation -- During the fiscal quarter ended June 30, 1995, the Company granted to employees 1,821,916 non-qualified stock options ("Stock Options") under the Paxson Communications Corporation Stock Incentive Plan (the "Plan"). The Stock Options are exercisable at $3.42 per share for Class A Common Stock of the Company (the "Common Stock") and vest ratably over a five year period, except with respect to Stock Options granted to certain individuals which provide for shorter vesting schedules. In early 1995 the Company conferred with its independent certified public accountants, Price Waterhouse LLP, as to the use of the Company's prior independent valuation of the Common Stock in determining the value of the Stock Options and the appropriate expense to be recognized by the Company in connection with the granting thereof to employees. In the Company's initial Form 10-Q for the second quarter the Company did not recognize any option plan compensation expense for the Stock Options granted during the second quarter. After the filing of such report on Form 10-Q on August 14, 1995, the Company's independent certified public accountants advised the Company that the quoted market price of the Company's Common Stock was required to be used in determining the value of the Stock Options. The Company's application of this market price valuation to the Stock Options resulted in a higher valuation of such Stock Options and in an additional non-cash charge of $9.4 million in the Company's Form 10-Q/A for the second quarter filed August 30, 1995.

REDEEMABLE COMMON STOCK WARRANT ACCRETION

     The Company's 130.3777 redeemable common stock warrants entitle the holders to purchase 2,709,129 shares of Class A Common Stock and 903,044 shares of Class B Common Stock, or approximately 9% of all Common Stock. Due to an increase in the value of the underlying Common Stock, the Company has recognized additional accretion of $1,458,000 on these warrants for the six months ended June 30, 1995. The Common Stock warrants contain a put provision requiring the Company to repurchase any warrants, at the option of the holder, at the fair market value per share of the Common Stock on or after the seventh anniversary of the original issue date (December 15, 2000). The difference between the fair market value of the redeemable Common Stock warrants at their date of issue and their redemption values are accreted on a straight line method over the life of the warrants.

                       PAXSON COMMUNICATIONS CORPORATION

PRO FORMA FINANCIAL INFORMATION

     The following represents the unaudited pro forma results of operations as if the acquisitions and time brokerage agreements described in Item 2 of Part I had been completed at the beginning of 1995 and 1994, after giving effect to certain adjustments, including increased depreciation and amortization of property and equipment and intangible assets and interest expense for acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have been achieved had these acquisitions been completed as of these dates, nor are the results indicative of the Company's future results of operations.

                                                                        FOR THE SIX MONTHS
                                                                          ENDED JUNE 30,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
                                                                            (UNAUDITED)
Revenues..........................................................  $ 47,940,297   $ 36,274,055
                                                                     ===========    ===========
Broadcast cash flow...............................................  $ 12,039,367   $  6,031,268
                                                                     ===========    ===========
Income (loss) from operations.....................................  $(12,538,058)  $ (9,035,647)
                                                                     ===========    ===========
Net loss..........................................................  $(22,200,940)  $(16,110,543)
                                                                     ===========    ===========
Net loss per share................................................  $       (.65)  $       (.50)
                                                                     ===========    ===========
Pro forma weighted average shares outstanding -- primary
  and fully diluted...............................................    34,401,282     32,506,032
                                                                     ===========    ===========

                                                                       FOR THE THREE MONTHS
                                                                          ENDED JUNE 30,
                                                                    ---------------------------
                                                                        1995           1994
                                                                    ------------   ------------
                                                                            (UNAUDITED)
Revenues..........................................................  $ 24,600,296   $ 18,117,067
                                                                     ===========    ===========
Broadcast cash flow...............................................  $  7,379,542   $  3,893,901
                                                                     ===========    ===========
Income (loss) from operations.....................................  $ (9,946,689)  $ (4,269,002)
                                                                     ===========    ===========
Net loss..........................................................  $(15,143,529)  $ (7,526,177)
                                                                     ===========    ===========
Net loss per share................................................  $       (.44)  $       (.23)
                                                                     ===========    ===========
Pro forma weighted average shares outstanding -- primary
  and fully diluted...............................................    34,448,665     32,506,032
                                                                     ===========    ===========

     "Broadcast cash flow" is defined as Income (loss) from operations plus non-cash expenses and non-broadcasting operating results, less scheduled broadcast rights payments and non-cash revenues. The Company has included broadcast cash flow data because such data is commonly used as a measure of performance for broadcast companies and is also used by investors to measure the Company's ability to service debt. Broadcast cash flow is not, and should not be used as an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements as it is not a measure of financial performance under generally accepted accounting principles.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of KZKI-TV (a division of Sandino Telecasters)

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in divisional deficit and of cash flows present fairly, in all material respects, the financial position of KZKI-TV (a division of Sandino Telecasters), (the "Station") at January 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Station's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.
The accompanying financial statements have been prepared assuming that the Station will continue as a going concern. As discussed in Note 1 to the financial statements, the Station has incurred cumulative net losses and has significant notes payable which are due on demand, which raise substantial doubt about the Station's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Price Waterhouse LLP
--------------------------------------
PRICE WATERHOUSE LLP
Tampa, Florida
July 17, 1995

                  KZKI-TV (A DIVISION OF SANDINO TELECASTERS)
                                 BALANCE SHEET

                                                                                       JANUARY
                                                                        MAY 17,          31,
                                                                         1995            1995
                                                                      -----------     ----------
                                                                      (UNAUDITED)
                               ASSETS
Current assets:
  Cash and cash equivalents.........................................  $    22,053     $   91,180
  Accounts receivable...............................................        3,289          6,695
  Prepaid expenses and other assets.................................        3,733         10,813
                                                                      -----------     ----------
          Total current assets......................................       29,075        108,688
Property and equipment, net.........................................    2,008,203      2,180,634
Intangible assets, net..............................................    6,685,736      6,792,333
                                                                      -----------     ----------
          Total assets                                                $ 8,723,014     $9,081,655
                                                                        =========      =========
                 LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..........................  $    30,399     $   41,261
  Unearned revenue..................................................       34,915         71,074
  Related party payables
     Accrued interest...............................................    2,920,897      2,650,378
     Notes payable..................................................    8,872,874      9,572,874
                                                                      -----------     ----------
          Total current liabilities.................................   11,859,085     12,335,587
                                                                      -----------     ----------
Divisional deficit..................................................   (3,136,071)    (3,253,932)
                                                                      -----------     ----------
  Commitments and contingencies (see Note 6)
          Total liabilities and divisional deficit..................  $ 8,723,014     $9,081,655
                                                                        =========      =========

                 The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

                  KZKI-TV (A DIVISION OF SANDINO TELECASTERS)

                            STATEMENT OF OPERATIONS

                                                                         FOR THE        FOR THE
                                                                       PERIOD ENDED   YEAR ENDED
                                                                         MAY 17,      JANUARY 31,
                                                                           1995          1995
                                                                       ------------   -----------
                                                                       (UNAUDITED)
Revenue:
  Network programming................................................   $  330,413    $   871,701
  Paid programming and other.........................................      688,142        840,210
                                                                       ------------   -----------
          Total revenue..............................................    1,018,555      1,711,911
                                                                       ------------   -----------
Operating expenses:
  Technical..........................................................      113,671        395,512
  Direct.............................................................       15,150         64,363
  Programming........................................................        9,758         22,215
  General and administrative.........................................      212,568        558,220
  Depreciation and amortization......................................      279,028        743,396
                                                                       ------------   -----------
          Total operating expenses...................................      630,175      1,783,706
                                                                       ------------   -----------
Income (loss) from operations........................................      388,380        (71,795)
Related party interest expense.......................................     (270,519)      (855,800)
                                                                       ------------   -----------
          Net income (loss)..........................................   $  117,861    $  (927,595)
                                                                        ==========      =========

                 The accompanying Notes to Financial Statements
               are an integral part of the financial statements.

                                    KZKI-TV
                      (A DIVISION OF SANDINO TELECASTERS)

                   STATEMENT OF CHANGES IN DIVISIONAL DEFICIT

Balance at February 1, 1994.....................................................  $(2,326,337)
Net loss........................................................................     (927,595)
                                                                                  -----------
Balance at January 31, 1995.....................................................   (3,253,932)
Net income through May 17, 1995 (unaudited).....................................      117,861
                                                                                  -----------
Balance at May 17, 1995 (unaudited).............................................  $(3,136,071)
                                                                                   ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                                    KZKI-TV
                      (A DIVISION OF SANDINO TELECASTERS)

                            STATEMENT OF CASH FLOWS

                                                                        FOR THE          FOR THE
                                                                      PERIOD ENDED     YEAR ENDED
                                                                        MAY 17,        JANUARY 31,
                                                                          1995            1995
                                                                      ------------     -----------
                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).................................................   $  117,861       $ (927,595)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization.....................................      279,028          743,396
  Decrease (increase) in accounts receivable........................        3,406           (5,297)
  Decrease (increase) in prepaid expenses and other assets..........        7,080           (7,069)
  (Decrease) increase in accounts payable and accrued liabilities...      (10,862)          31,209
  (Decrease) increase in unearned revenue...........................      (36,159)          56,228
  Increase in related party accrued interest........................      270,519          855,800
                                                                      ------------     -----------
  Net cash provided by operating activities.........................      630,873          746,672
                                                                      ------------     -----------
Cash flows from investing activities:
  Purchases of property and equipment...............................           --         (204,410)
                                                                      ------------     -----------
Cash flows from financing activities:
  Proceeds from related party note payable..........................           --          418,588
  Payments of related party note payable............................     (700,000)        (935,000)
                                                                      ------------     -----------
  Net cash used for financing activities............................     (700,000)        (516,412)
                                                                      ------------     -----------
(Decrease) increase in cash and cash equivalents....................      (69,127)          25,850
Cash and cash equivalents at beginning of year......................       91,180           65,330
                                                                      ------------     -----------
Cash and cash equivalents at end of period..........................   $   22,053       $   91,180
                                                                       ==========        =========
Supplemental disclosure of cash flow information:
  Cash paid for interest............................................   $        0       $        0
                                                                       ==========        =========
  Cash paid for income taxes........................................   $        0       $        0
                                                                       ==========        =========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                                    KZKI-TV
                      (A DIVISION OF SANDINO TELECASTERS)

                         NOTES TO FINANCIAL STATEMENTS
                                JANUARY 31, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     KZKI-TV (A division of Sandino Telecasters) (the "Station"), is engaged in the operation of a television broadcasting station in the Los Angeles, California market. Sandino Telecasters operates the television station under a license granted by the Federal Communications Commission.

     The Station has incurred cumulative net losses through January 31, 1995 totaling approximately $3,254,000. Additionally, the Station owes approximately $12,223,000 on demand notes payable and accrued interest to a related party. The Station does not have sufficient means to repay the notes payable if called (see
Note 4). These conditions raise substantial doubt regarding the Station's ability to continue as a going concern. Owners plan to liquidate the Station's liabilities through a sale of the Station's assets (see Note 7).

     Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

        Broadcasting tower and equipment..............................  10 years
        Leasehold improvements........................................  Term of lease
        Office furniture and equipment................................  6 years

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets consists of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 25 years.

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Income taxes

     The Station's operating results have been included in the tax return filed by Sandino Telecasters. A provision for intercompany income taxes, which approximates the income tax provision calculated for Station income on a standalone basis was calculated to be $0 based upon cumulative net losses.

     Interim financial data

     The interim financial data of the Station is unaudited; however, in the opinion of Station management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of results of the interim period. The results of operations for the period from February 1, 1995 through May 17, 1995 are not necessarily indicative of the results that could be expected for the entire fiscal year ending January 31, 1996.

                                    KZKI-TV
                      (A DIVISION OF SANDINO TELECASTERS)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                JANUARY 31, 1995

2.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                           JANUARY 31,
                                                                              1995
                                                                           ----------
        Broadcasting tower and equipment.................................  $2,171,897
        Leasehold improvements...........................................     473,413
        Office furniture and equipment...................................      33,002
                                                                           ----------
                                                                            2,678,312
        Accumulated depreciation.........................................    (497,678)
                                                                           ----------
        Property and equipment, net......................................  $2,180,634
                                                                            =========
        Depreciation expense for the year................................  $  459,396
                                                                            =========

3.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                         JANUARY 31,
                                                                            1995
                                                                         -----------
          FCC licenses.................................................  $ 7,100,000
          Accumulated amortization.....................................     (307,667)
                                                                         -----------
          Intangible assets, net.......................................  $ 6,792,333
                                                                           =========
          Amortization expense for the year............................  $   284,000
                                                                           =========

4.  RELATED PARTY NOTES PAYABLE:

     Related party notes payable consist of the following:

                                                                         JANUARY 31,
                                                                            1995
                                                                         -----------
          Note payable, prime + 1% interest compounded annually,
            interest and principal due on demand.......................  $ 7,100,000
          Revolving credit note payable, prime + 1% interest compounded
            annually, interest and principal due on demand.............    2,472,874
                                                                         -----------
                                                                         $ 9,572,874
                                                                           =========

     In 1991, the Station borrowed $7,100,000 from Astrum Management Group ("Astrum"), a minority shareholder of Sandino Telecasters, in order to purchase the FCC license and begin operations (see Note 5). The note accrues interest at prime + 1% and is due on demand. At January 31, 1995, accrued interest payable on the note was $2,319,638; no interest or principal repayments have been made to date.

     Additionally, the Station entered into a revolving credit agreement with Astrum, whereby Astrum funded initial construction of the Station and continues to fund working capital shortfalls. The working capital note accrues interest at prime + 1% and is due on demand. At January 31, 1995, accrued interest payable on the note was $330,740; no interest repayments have been made to date.

                                    KZKI-TV
                      (A DIVISION OF SANDINO TELECASTERS)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                                JANUARY 31, 1995

5.  RELATED PARTY TRANSACTIONS:

     The Station has entered into several agreements with related parties. As discussed in Note 4, the Station has significant outstanding notes payable and accrued interest payable with Astrum, a minority shareholder of Sandino Telecasters. Additionally, Astrum provides financial management and accounting services for the Station. The value of these services based on estimated hours expended by Astrum was approximately $6,000, for the year ended January 31, 1995. All other overhead, debt and interest allocations have been appropriately reflected in the Station's financial statements.

6.  COMMITMENTS AND CONTINGENCIES:

     The Station incurred expenses of approximately $44,922 for the year ended January 31, 1995 under a non-cancelable operating lease for office space. Additionally, the Station incurred expenses of approximately $10,695 for a special use permit from the U.S. Department of Forestry for use of the land surrounding the station's tower. Future minimum annual payments under the operating lease as of January 31, 1995, are $31,820, due during fiscal year 1996.

7.  SUBSEQUENT EVENT:

     On May 17, 1995, the Owners sold the Station's assets to Paxson Communications Corporation for approximately $18,000,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
of Paugus Television, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Paugus Television, Inc. (the "Company"), at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has incurred cumulative net losses from operations and has significant notes payable which are due on demand that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the accompanying financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Price Waterhouse LLP
--------------------------------------
PRICE WATERHOUSE LLP

Tampa, Florida
August 21, 1995

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                                 BALANCE SHEET


                                                                    MAY 17,        DECEMBER 31,
                                                                      1995             1994
                                                                  ------------     ------------
                                                                  (UNAUDITED)
                             ASSETS
Current assets:
  Cash and cash equivalents.....................................  $     42,148     $     14,127
  Accounts receivable, less allowance for doubtful accounts of
     $14,948 and $23,965, respectively..........................        92,659          124,510
  Prepaid expenses and other assets.............................        35,120           21,319
  Current program rights........................................        42,971           68,754
                                                                  ------------     ------------
          Total current assets..................................       212,898          228,710
Property and equipment, net.....................................       111,526          202,203
Intangible assets, net..........................................       574,923          587,318
Program rights, net.............................................        34,671           34,671
                                                                  ------------     ------------
          Total assets..........................................  $    934,018     $  1,052,902
                                                                   ===========      ===========
             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities......................  $      8,121     $    135,340
  Other payables................................................       168,306          182,051
  Current program rights payable................................       106,060          111,594
  Related party payables:
     Accrued interest payable...................................     1,217,469        1,043,505
     Notes payable..............................................     6,931,243        6,767,800
                                                                  ------------     ------------
          Total current liabilities.............................     8,431,199        8,240,290
Program rights payable..........................................        21,400           36,089
                                                                  ------------     ------------
          Total liabilities.....................................     8,452,599        8,276,379
Stockholders' deficit:
  Common stock, $1 par, 300 shares authorized, 284.38 shares
     issued and outstanding.....................................           284              284
  Additional paid-in capital....................................     2,843,516        2,843,516
  Retained deficit..............................................   (10,362,381)     (10,067,277)
                                                                  ------------     ------------
          Total stockholders' deficit...........................    (7,518,581)      (7,223,477)
                                                                  ------------     ------------
Commitments and contingencies (see Note 8)
          Total liabilities and stockholders' deficit...........  $    934,018     $  1,052,902
                                                                   ===========      ===========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                            STATEMENT OF OPERATIONS


                                                                      FOR THE          FOR THE
                                                                    PERIOD ENDED      YEAR ENDED
                                                                      MAY 17,        DECEMBER 31,
                                                                        1995             1994
                                                                    ------------     ------------
                                                                    (UNAUDITED)
Revenue:..........................................................
  Local and national advertising..................................   $  296,586      $    877,165
  Trade...........................................................       62,834           305,821
  Production and other............................................      240,395            38,698
                                                                    ------------     ------------
Total revenue.....................................................      599,815         1,221,684
                                                                    ------------     ------------
Operating expenses:
  Technical.......................................................       82,967           194,241
  News............................................................       49,670           193,583
  Direct..........................................................       87,086           184,081
  Sales...........................................................       54,992           141,393
  Production......................................................       54,769           131,089
  Programming and promotion.......................................       81,278           116,631
  General and administrative......................................      113,831           534,430
  Trade...........................................................       58,495           275,352
  Program rights amortization.....................................       25,784           174,034
  Depreciation and amortization...................................      101,729           203,456
                                                                    ------------     ------------
Total operating expenses..........................................      710,601         2,148,290
                                                                    ------------     ------------
Loss from operations..............................................     (110,786)         (926,606)
Other income (expense):
  Related party interest expense..................................     (174,155)         (331,815)
  Loss on sale of assets..........................................           --           (13,146)
  Other expense, net..............................................      (10,163)          (37,951)
                                                                    ------------     ------------
Net loss..........................................................   $ (295,104)     $ (1,309,518)
                                                                     ==========        ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                        PAUGUS TELEVISION INC. (WGOT-TV)

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                              STOCKHOLDERS' DEFICIT
                                               ---------------------------------------------------
                                                         ADDITIONAL
                                               COMMON     PAID-IN        RETAINED
                                               STOCK      CAPITAL        DEFICIT          TOTAL
                                               ------    ----------    ------------    -----------
Balance at January 1, 1994...................   $284     $2,843,516    $ (8,757,759)   $(5,913,959)
Net loss.....................................                            (1,309,518)    (1,309,518)
                                               ------    ----------    ------------    -----------
Balance at December 31, 1994.................    284      2,843,516     (10,067,277)    (7,223,477)
Net loss through May 17, 1995 (unaudited)....                              (295,104)      (295,104)
                                               ------    ----------    ------------    -----------
Balance at May 17, 1995 (unaudited)..........   $284     $2,843,516    $(10,362,381)   $(7,518,581)
                                               ======     =========     ===========     ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                            STATEMENT OF CASH FLOWS


                                                                                       FOR THE
                                                                                        YEAR
                                                                      FOR THE           ENDED
                                                                    PERIOD ENDED      DECEMBER
                                                                      MAY 17,            31,
                                                                        1995            1994
                                                                    ------------     -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net loss........................................................   $ (295,104)     $(1,309,518)
Adjustments to reconcile net loss to net cash used for operating activities:
  Depreciation and amortization...................................      101,729          203,456
  Program rights amortization.....................................       25,784          174,034
  Allowance for doubtful accounts.................................       (9,017)             708
  Loss on sale of assets..........................................           --           13,146
  Decrease (increase) in accounts receivable......................       40,868          (62,644)
  (Increase) decrease in prepaid expenses and other assets........      (13,801)         157,833
  (Decrease) increase in accounts payable and accrued
     liabilities..................................................     (127,219)           8,466
  Decrease in other payables......................................      (13,745)        (193,227)
  Increase in related party accrued interest......................      173,964          322,947
                                                                    ------------     -----------
  Net cash used for operating activities..........................     (116,541)        (684,799)
                                                                    ------------     -----------
Cash flows from investing activities:
  Purchases of property and equipment.............................           --          (43,374)
  Sale of property and equipment..................................        1,342           42,000
                                                                    ------------     -----------
  Net cash used for investing activities..........................        1,342           (1,374)
                                                                    ------------     -----------
Cash flows from financing activities:
  Payments for program rights.....................................      (20,223)        (142,581)
  Proceeds from related party notes payable.......................      163,443          791,888
                                                                    ------------     -----------
  Net cash provided by financing activities.......................      143,220          649,307
                                                                    ------------     -----------
Increase (decrease) in cash and cash equivalents..................       28,021          (36,866)
Cash and cash equivalents at beginning of year....................   $   14,127      $    50,993
                                                                    ------------     -----------
Cash and cash equivalents at end of period........................   $   42,148      $    14,127
                                                                     ==========       ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest..........................................   $        0      $         0
                                                                     ==========       ==========
Non-cash operating activities:
  Trade revenue...................................................   $   62,834      $   305,821
                                                                     ==========       ==========
  Trade expense...................................................   $   58,495      $   275,352
                                                                     ==========       ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Paugus Television, Inc. (the "Company"), a Delaware Corporation, was organized in 1988 for the purpose of owning and operating a television station, WGOT-TV, in Manchester, New Hampshire, serving the Boston, Massachusetts market.

     The Company has incurred substantial cumulative net losses through December 31, 1994 totalling approximately $10,067,000. Additionally, the Company owes approximately $7,811,000 on demand notes payable and accrued interest to a related party. The Company does not have sufficient means to repay the notes payable (see Note 6). These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management plans to liquidate the Company's liabilities through a sale of the Company's assets (see Note 9).

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

        Broadcasting tower and equipment..............................  7 years
        Office furniture equipment and other..........................  5 years
        Leasehold improvements........................................  Term of lease

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets are stated at cost and are being amortized using the straight-line method over the estimated useful life as follows:

        Goodwill......................................................  25 years
        Favorable lease agreement.....................................  Term of lease
        Organization costs............................................  5 years

     Program rights

     The Company obtains licenses for program rights which allow the Company to broadcast program material in accordance with contractual agreements. Pursuant to a licensing agreement, an asset is recorded for the program rights acquired and a liability is recorded for the obligation incurred, at the gross amount of the liability. Program rights are amortized on a method that approximates the straight-line basis over the related term. Program rights which will not be aired are charged to expense. Current program rights represent programs which will be amortized during the next year, current liabilities represent program rights which will be paid within the year under contractual agreement.

     Income taxes

     Provisions are made to record deferred income taxes in recognition of items reported differently for financial reporting purposes than for federal and state income tax purposes. The Company records deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                               DECEMBER 31, 1994

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Trade agreements

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertised air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

     Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company's management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. The results of operations for the period ended May 17, 1995 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1995.

2.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                           DECEMBER
                                                                              31,
                                                                             1994
                                                                          -----------
        Broadcasting tower and equipment................................  $ 1,138,870
        Office furniture, equipment and other...........................      188,992
        Leasehold improvements..........................................      122,491
                                                                          -----------
                                                                            1,450,353
        Accumulated depreciation........................................   (1,248,150)
        Property and equipment, net.....................................  $   202,203
                                                                           ==========
        Depreciation expense for the year...............................  $   170,537
                                                                           ==========

3.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                          DECEMBER 31,
                                                                              1994
                                                                          ------------
        Goodwill........................................................   $  734,245
        Favorable lease agreement.......................................      119,500
        Organization costs..............................................       14,705
                                                                          ------------
                                                                              868,450
        Accumulated amortization........................................     (281,132)
                                                                          ------------
        Intangible assets, net..........................................   $  587,318
                                                                          ------------
        Amortization expense for the year...............................   $   32,919
                                                                           ==========

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                               DECEMBER 31, 1994

4.  PROGRAM RIGHTS:

     Program rights consist of the following:

                                                                         DECEMBER 31,
                                                                             1994
                                                                         ------------
          Program rights...............................................   $  305,751
          Accumulated amortization.....................................     (202,326)
                                                                         ------------
                                                                             103,425
          Less current program rights..................................      (68,754)
                                                                         ------------
                                                                          $   34,671
                                                                          ==========
          Amortization expense for the year............................   $  174,034
                                                                          ==========

5.  PROGRAM RIGHTS PAYABLE:

     Program rights payable represent the obligation incurred to secure the right to broadcast program material in accordance with a contractual agreement. Future minimum annual payments under these contractual agreements as of December 31, 1994, are as follows:

          1995.........................................................    $111,594
          1996.........................................................      36,089
                                                                         ------------
                                                                           $147,683
                                                                         ==========

6.  RELATED PARTY NOTES PAYABLE:

     Related party notes payable consist of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Note payable to stockholder, interest at Federal Funds Rate +1%,
      principal and interest due on demand..................................   $3,853,650
    Note payable to stockholder, interest at Federal Funds Rate +1%,
      principal and interest due on demand..................................    2,914,150
                                                                              ------------
                                                                               $6,767,800
                                                                               ==========

     The Company has entered into multiple note payable agreements with its primary stockholders, the Perceival Lowell Trust and the Roger L. Putnam Trust (the "Trusts") whereby the Trusts fund working capital shortfalls on a monthly basis. The notes payable are secured by all assets of the Company, including the FCC license, accrue interest at the Federal Funds rate +1% and are due on demand. At December 31, 1994, accrued interest payable on the notes was $569,047 and $474,458, respectively. No principal or interest payments were made for the year ended December 31, 1994.

                       PAUGUS TELEVISION, INC. (WGOT-TV)

                               DECEMBER 31, 1994

7.  INCOME TAXES:

     Deferred tax assets and liabilities consist of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Assets
      Fixed assets..........................................................  $      9,432
      Allowance for doubtful accounts.......................................         9,255
      Net operating loss carryforwards......................................     4,038,004
      Valuation allowance...................................................    (4,049,045)
    Liabilities
      Intangible assets.....................................................        (7,646)
                                                                              ------------
                                                                              $          0
                                                                                ==========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. A valuation allowance has been provided for the net operating loss carryforwards.

8.  COMMITMENTS AND CONTINGENCIES:

     The Company incurred expenses of approximately $94,652 for the year ended December 31, 1994 under non-cancelable operating leases for office equipment and tower space. Future minimum annual payments under these non-cancelable operating leases as of December 31, 1994, are as follows:

                                                                            PAYMENT
                                                                            --------
        1995..............................................................  $ 95,320
        1996..............................................................    15,600
                                                                            --------
                                                                            $110,920
                                                                            ========

9.  SUBSEQUENT EVENT:

     On May 17, 1995, the Company sold the assets to Paxson Communications Corporation for approximately $3,100,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Partners of
Delaware Valley Broadcasters Limited Partnership (WTGI-TV)

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in partners' deficit and of cash flows present fairly, in all material respects, the financial position of Delaware Valley Broadcasters Limited Partnership (WTGI-TV, the "Partnership") at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. On February 25, 1987, the Partnership filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, thereby raising substantial doubt about their ability to continue as a going concern. Management's plans in regard to the bankruptcy matters are described in Note 1 to the accompanying financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP

Tampa, Florida
August 21, 1995

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                                 BALANCE SHEET


                                                                  FEBRUARY 3,      DECEMBER 31,
                                                                      1995             1994
                                                                  ------------     ------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................  $     62,644     $     74,952
  Accounts receivable, less allowance for doubtful accounts of
     $53,119 (unaudited) and $44,727, respectively..............       364,299          364,373
  Other current assets..........................................        51,213           53,171
                                                                  ------------     ------------
          Total current assets..................................       478,156          492,496
Property and equipment, net (Note 2)............................       778,838          795,578
Intangible assets, net..........................................        95,160           96,773
                                                                  ------------     ------------
          Total assets..........................................  $  1,352,154     $  1,384,847
                                                                   ===========      ===========
LIABILITIES AND PARTNERS' DEFICIT
Current Liabilities:
  Accounts payable and accrued liabilities......................  $    282,384     $    307,926
  Unearned revenue..............................................        31,487           64,670
  Current notes payable (Note 4)................................        40,431           57,410
  Liabilities subject to Chapter 11 proceedings (Note 6)........     1,956,618        1,956,618
  Related party liabilities (Notes 5 and 6):
     Accrued interest...........................................       142,263          140,533
     Management fees payable....................................     2,079,894        2,069,753
     Accrued interest subject to Chapter 11 proceedings.........     2,662,317        2,619,257
     Liabilities subject to Chapter 11 proceedings..............     4,980,425        4,980,425
     Note payable...............................................       156,000          156,000
                                                                  ------------     ------------
          Total current liabilities.............................    12,331,819       12,352,592
Partners' deficit...............................................   (10,979,665)     (10,967,745)
                                                                  ------------     ------------
Commitments and contingencies (Note 7)
          Total liabilities and partners' deficit...............  $  1,352,154     $  1,384,847
                                                                   ===========      ===========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                            STATEMENT OF OPERATIONS


                                                                     FOR THE            FOR THE
                                                                   PERIOD ENDED        YEAR ENDED
                                                                   FEBRUARY 3,        DECEMBER 31,
                                                                       1995               1994
                                                                   ------------       ------------
                                                                   (UNAUDITED)
Revenue:
  Local and national advertising.................................    $341,684          $2,664,362
  Network and other..............................................      26,922             364,862
  Trade..........................................................       1,810              81,959
                                                                   ------------       ------------
Total revenue....................................................     370,416           3,111,183
                                                                   ------------       ------------
Operating expenses:
  Direct.........................................................      85,878             648,539
  Technical......................................................      50,016             408,204
  Sales and promotions...........................................      21,489             246,106
  Programming....................................................      16,913             263,352
  General and administrative.....................................      98,230           1,033,570
  Trade..........................................................       1,207             121,177
  Depreciation and amortization..................................      32,613             391,355
                                                                   ------------       ------------
Total operating expenses.........................................     306,346           3,112,303
Income (loss) from operations....................................      64,070              (1,120)
Interest expense, net (Note 1)...................................     (44,790)           (460,605)
Management fees (Note 5).........................................     (31,200)           (318,526)
Reorganization expenses (Note 1).................................                        (186,407)
                                                                   ------------       ------------
Net loss.........................................................    $(11,920)         $ (966,658)
                                                                   ==========          ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                   STATEMENT OF CHANGES IN PARTNERS' DEFICIT

                                                                           SPECIAL
                                                 GENERAL      LIMITED      LIMITED
                                                 PARTNERS     PARTNERS     PARTNER       TOTAL
                                                 --------   ------------   --------   ------------
Balance at January 1, 1994.....................  $(90,010)  $ (9,901,076)  $(10,001)  $(10,001,087)
Net loss.......................................    (8,700)      (956,991)      (967)      (966,658)
                                                 --------   ------------   --------   ------------
Balance at December 31, 1994...................   (98,710)   (10,858,067)   (10,968)   (10,967,745)
Net loss through February 3, 1995
  (unaudited)..................................      (107)       (11,801)       (12)       (11,920)
                                                 --------   ------------   --------   ------------
Balance at February 3, 1995 (unaudited)........  $(98,817)  $(10,869,868)  $(10,980)  $(10,979,665)
                                                 ========    ===========   ========    ===========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                            STATEMENT OF CASH FLOWS


                                                                       FOR THE          FOR THE
                                                                     PERIOD ENDED      YEAR ENDED
                                                                     FEBRUARY 3,      DECEMBER 31,
                                                                         1995             1994
                                                                     ------------     ------------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss.........................................................    $(11,920)       $ (966,658)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization....................................      32,613           391,355
  Allowance for doubtful accounts..................................       8,392            34,363
  Increase in accounts receivable..................................      (8,318)         (114,771)
  (Increase) decrease in prepaid expenses and other current
     assets........................................................       1,958           (11,085)
  Increase (decrease) in accounts payable and accrued
     liabilities...................................................     (25,542)          135,869
  Increase (decrease) in other liabilities.........................     (33,183)           87,710
  Increase in related party accrued interest.......................       1,730             5,920
  Increase in related party management fees payable................      10,141           233,547
  Increase in related party accrued interest subject to Chapter 11
     proceedings...................................................      43,060           403,581
                                                                     ------------     ------------
  Net cash provided by operating activities........................      18,931           199,831
                                                                     ------------     ------------
Cash flows from investing activities:
  Purchases of property and equipment..............................     (14,260)          (49,252)
                                                                     ------------     ------------
  Net cash used for investing activities...........................     (14,260)          (49,252)
                                                                     ------------     ------------
Cash flows from financing activities:
  Payments on note payable.........................................     (16,979)         (113,568)
                                                                     ------------     ------------
  Net cash used for financing activities...........................     (16,979)         (113,568)
                                                                     ------------     ------------
Increase (decrease) in cash and cash equivalents...................     (12,308)           37,011
Cash and cash equivalents at beginning of year.....................      74,952            37,941
                                                                     ------------     ------------
Cash and cash equivalents at end of period.........................    $ 62,644        $   74,952
                                                                     ==========        ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest...........................................    $     --        $   51,104
                                                                     ==========        ==========
Non-cash operating activities:
  Trade revenue....................................................    $  1,810        $   81,959
                                                                     ==========        ==========
  Trade expense....................................................    $  1,207        $  121,177
                                                                     ==========        ==========

               The accompanying Notes to Financial Statements are
                 an integral part of the financial statements.

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Delaware Valley Broadcasters Limited Partnership (the "Partnership") was organized in March 1984 for the purpose of constructing, owning and operating a television broadcasting station in Wilmington, Delaware. The Partnership consists of two general partners, 44 limited partners and a special limited partner. Delaware Valley Broadcasters, Inc., a general partner, performs the duties of the managing partner for which a fee is paid (Note 5).

     On February 25, 1987, the Partnership filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in Wilmington, Delaware. On May 1, 1989, the Plan of Reorganization which had been submitted by the Partnership was accepted by the creditors and confirmed by the Court. Subsequently, the Partnership was unable to realize the financing anticipated by the Plan of Reorganization and therefore defaulted on payments. On September 23, 1993, the Partnership refiled under Chapter 11 of the United States Bankruptcy Code in Philadelphia, Pennsylvania. This secondary filing in Pennsylvania was dismissed and remanded back to Delaware with a Court Order mandating the Delaware Court to oversee the sale of the station.

     The financial statements of the Partnership have been prepared on a "going-concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and the Court mandated sale, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties including management's plan to liquidate the Partnership's liabilities through the Court approved sale of the Company's assets (Note 8).

     Reorganization expenses included in the Statement of Operations for the year ended December 31, 1994 is comprised of professional fees of $186,407.

  Partnership ownership and allocations

     The Partnership ownership interest consists of the following:

          General Partners..................................................    0.9%
          Limited Partners..................................................   99.0%
          Special Limited Partner...........................................    0.1%
                                                                              -----
                                                                              100.0%
                                                                              =====

     All items of income, loss or gain are allocated to the Partners' capital accounts in proportion to their ownership interest.

     Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

        Broadcasting tower and equipment.................................  5-15 years
        Building and improvements........................................    32 years
        Transmitters.....................................................     5 years
        Office furniture and equipment...................................   5-7 years

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                               DECEMBER 31, 1994

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets consist of the FCC license which is stated at cost and is being amortized using the straight-line method over the estimated useful life of 15 years.

     Income taxes

     Income or loss of the Partnership is included in the tax returns of the individual partners. Accordingly, federal income taxes are not recognized by the Partnership.

     Related party transactions

     The Partnership pays an annual management fee to a general partner who acts as the stations' managing partner and to the special limited partner who acts as the stations' administrative contractor (Note 5).

     Additionally, a significant amount of liabilities subject to Chapter 11 proceedings and accrued interest is owed to either limited or general partners. Interest expense on liabilities to related parties aggregated $442,064 for the year ended December 31, 1994 (Note 6).

     Revenue recognition

     Revenue is recognized as advertising air time is broadcast.

     Trade agreements

     The Partnership enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertising air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Partnership uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

     Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of results of the interim periods. The results of operations for the period from January 1, 1995 through February 3, 1995 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1995.

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                               DECEMBER 31, 1994

2.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                        DECEMBER 31,
                                                                            1994
                                                                        ------------
          Broadcasting tower and equipment............................  $  3,527,199
          Building, land and improvements.............................       418,169
          Office furniture and equipment..............................       175,500
          Transmitters................................................        62,572
                                                                        ------------
                                                                           4,183,440
          Accumulated depreciation....................................    (3,387,862)
                                                                        ------------
          Property and equipment, net.................................  $    795,578
                                                                          ==========

     Depreciation expense aggregated $372,000 for the year ended December 31, 1994.

3.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                         DECEMBER 31,
                                                                             1994
                                                                         ------------
          FCC license..................................................   $  290,319
          Accumulated amortization.....................................     (193,546)
                                                                         ------------
          Intangible assets, net.......................................   $   96,773
                                                                          ==========

     Amortization expense aggregated $19,355 for the year ended December 31, 1994.

4.  CURRENT NOTES PAYABLE:

     Current notes payable at December 31, 1994 consists of a mortgage note payable secured by the station's tower and land. Although the Partnership has been making payments on the mortgage note payable of approximately $7,500 a month, the balance is currently past due and is classified as a current liability.

5.  RELATED PARTY TRANSACTIONS:

     At December 31, 1994, the Partnership has a $156,000 demand note payable to a general partner. In 1988, the Court approved the execution of an agreement with a general partner, whereby a general partner loaned the Partnership $156,000 at 16% interest per annum, to fund current working capital needs. This note payable has been given post-petition payment priority by the court and is due on demand, and therefore classified as a current payable.

     Delaware Valley Broadcasters, Inc., a general partner, performs the duties of the managing partner, as outlined in the limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement specifies that the Partnership will pay the managing partner a fee consisting of $100,000 per year plus 5% of gross revenues. Under the terms of this agreement the Partnership accrued an aggregate of $250,725 due to the general partner for the year ended December 31, 1994.

     Weatherly Private Capital ("Weatherly"), the special limited partner, performs the duties of administrative contractor, who, as outlined in the Weatherly Agreement, prepared and underwrote the limited partnership offering and performs on-going investor relations and financial consulting. The Weatherly Agreement specifies that the Partnership will pay Weatherly an annual management fee of 2% of the original

           DELAWARE VALLEY BROADCASTERS LIMITED PARTNERSHIP (WTGI-TV)

                               DECEMBER 31, 1994

capital raised for ongoing duties. The Partnership accrued $67,800 due to Weatherly for the year ended December 31, 1994.

     Management fees payable consists of the following:

                                                                         DECEMBER 31,
                                                                             1994
                                                                         ------------
          Delaware Valley Broadcasters, Inc. (Managing general
            partner)...................................................   $1,527,353
          Weatherly Private Capital (Special limited partner)..........      542,400
                                                                         ------------
                                                                          $2,069,753
                                                                          ==========

6.  LIABILITIES SUBJECT TO CHAPTER 11 PROCEEDINGS:

     The principal categories of claims classified in the Balance Sheet as liabilities subject to Chapter 11 proceedings at December 31, 1994 are as follows:

                                                                         DECEMBER 31,
                                                                             1994
                                                                         ------------
          Accounts payable and accrued expenses........................   $1,336,618
          Notes payable................................................      220,000
          Program license contracts....................................      400,000
                                                                         ------------
                                                                          $1,956,618
                                                                          ==========
          Related party:
            Secured notes payable......................................   $3,882,828
            Notes payable..............................................    1,097,597
                                                                         ------------
                                                                          $4,980,425
                                                                          ==========

     Reorganization expenses included in the statement of operations consist primarily of professional fees related directly to the bankruptcy proceedings (Note 1).

7.  COMMITMENTS AND CONTINGENCIES:

     The Partnership incurred lease expense of approximately $127,575 for the year ended December 31, 1994, under a non-cancelable operating leases for office facilities. Future minimum annual payments under this non-cancelable operating lease as of December 31, 1994, is $65,475 for the year ended December 31, 1995.

8.  SUBSEQUENT EVENT:

     On February 3, 1995, the Partnership sold all the assets, as specified in the asset purchase agreement, to Paxson Communications Corporation for approximately $10,200,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors, Stockholders and Partners of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in combined deficit and of cash flows present fairly, in all material respects, the combined financial position of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd., (collectively referred to as the "Company") at December 31, 1994 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Price Waterhouse LLP
--------------------------------------
PRICE WATERHOUSE LLP

Tampa, Florida
August 21, 1995

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                             COMBINED BALANCE SHEET

                                                                      JUNE 30,       DECEMBER 31,
                                                                        1995             1994
                                                                     -----------     ------------
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents........................................  $   325,801      $  314,951
  Accounts receivable, less allowance for doubtful accounts of
     $102,655 and $65,234, respectively............................      115,115         172,313
  Prepaid expenses.................................................       13,592          14,070
                                                                     -----------     ------------
          Total current assets.....................................      454,508         501,334
Property and equipment, net........................................    1,196,011       1,264,598
Intangible assets, net.............................................      641,867         647,500
                                                                     -----------     ------------
          Total assets.............................................  $ 2,292,386      $2,413,432
                                                                       =========      ==========
LIABILITIES AND COMBINED DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities.........................  $    55,450      $   28,999
  Notes payable to shareholders....................................      500,000         500,000
  Liabilities subject to Plan of Reorganization (Note 1, 5)........    2,364,898       2,605,077
                                                                     -----------     ------------
          Total current liabilities................................    2,920,348       3,134,076
                                                                     -----------     ------------
Combined deficit:
  Stockholders' deficit (San Jacinto Television Corporation).......     (252,276)       (386,834)
  Partners' deficit (DuPont Investment Group, 85 Ltd.).............     (375,686)       (333,810)
                                                                     -----------     ------------
          Total combined deficit...................................     (627,962)       (720,644)
Commitments and contingencies (Note 6)
                                                                     -----------     ------------
          Total liabilities and combined deficit...................  $ 2,292,386      $2,413,432
                                                                       =========      ==========

          The accompanying Notes to Combined Financial Statements are an integral part of the combined financial statements.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                        COMBINED STATEMENT OF OPERATIONS


                                                                       FOR THE
                                                                      SIX MONTHS       FOR THE
                                                                        ENDED         YEAR ENDED
                                                                       JUNE 30,      DECEMBER 31,
                                                                         1995            1994
                                                                      ----------     ------------
                                                                      (UNAUDITED)
Revenue:
  Local and national advertising....................................   $259,907       $1,601,023
  Network and other.................................................    104,624          616,677
  Trade.............................................................     99,142          447,044
  Time brokerage fees...............................................    184,332               --
                                                                      ----------     ------------
          Total revenue.............................................    648,005        2,664,744
                                                                      ----------     ------------
Operating expenses:
  Direct............................................................     76,788          425,066
  Sales and promotions..............................................     73,572          330,745
  Technical.........................................................     15,308          175,219
  Programming.......................................................      3,810           47,616
  General and administrative........................................    149,444          818,811
  Trade.............................................................     93,826          423,075
  Depreciation and amortization.....................................     92,357          225,276
                                                                      ----------     ------------
          Total operating expenses..................................    505,105        2,445,808
                                                                      ----------     ------------
Income from operations..............................................    142,900          218,936
Other income (expense):
  Loss on sale of assets............................................         --          (69,996)
  Interest expense, net.............................................    (45,522)        (105,862)
  Reorganization income, net (Note 1)...............................         --          512,312
                                                                      ----------     ------------
Net income..........................................................   $ 97,378       $  555,390
                                                                       ========       ==========

          The accompanying Notes to Combined Financial Statements are an integral part of the combined financial statements.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

               COMBINED STATEMENT OF CHANGES IN COMBINED DEFICIT

                                                                                   DUPONT INVESTMENT GROUP, 85
                                       SAN JACINTO TELEVISION CORPORATION                     LTD.
                                             STOCKHOLDERS' DEFICIT                      PARTNERS' DEFICIT
                                  --------------------------------------------   -------------------------------
                                  COMMON  ACCUMULATED   TREASURY                 GENERAL    LIMITED
                                  STOCK     DEFICIT      STOCK        TOTAL      PARTNER    PARTNER      TOTAL
                                  ------  -----------   --------   -----------   -------   ---------   ---------
Balance at January 1, 1994....... $1,591  $(1,078,475)  $(10,000)  $(1,086,884)  $         $ (89,150)  $ (89,150)
Distribution to partners.........                                                           (100,000)   (100,000)
Net income (loss)................             700,050                  700,050              (144,660)   (144,660)
                                  ------  -----------   --------   -----------   -------   ---------   ---------
Balance at December 31, 1994..... 1,591      (378,425)   (10,000)     (386,834)             (333,810)   (333,810)
Distribution to partners
  (unaudited)....................                                                             (4,696)     (4,696)
Net income (loss) (unaudited)....             134,558                  134,558               (37,180)    (37,180)
                                  ------  -----------   --------   -----------   -------   ---------   ---------
Balance at June 30, 1995
  (unaudited).................... $1,591  $  (243,867)  $(10,000)  $  (252,276)  $         $(375,686)  $(375,686)
                                  ======== ============ =========  ============  =======   ==========  ==========

          The accompanying Notes to Combined Financial Statements are an integral part of the combined financial statements.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                        COMBINED STATEMENT OF CASH FLOWS

                                                                        FOR THE          FOR THE
                                                                      SIX MONTHS        YEAR ENDED
                                                                         ENDED         DECEMBER 31,
                                                                     JUNE 30, 1995         1994
                                                                     -------------     ------------
                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................................    $  97,378        $  555,390
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization....................................       92,357           225,276
  Allowance for doubtful accounts..................................       37,421            42,768
  Negotiated settlements...........................................           --          (579,543)
  Decrease (increase) in accounts receivable.......................       19,777           (59,075)
  Decrease in prepaid expenses.....................................          478            14,879
  Increase in accounts payable and accrued liabilities.............       26,451             3,184
  Decrease in liabilities subject to Plan of Reorganization........     (240,179)         (112,715)
                                                                     -------------     ------------
  Net cash provided by operating activities........................       33,683            90,164
                                                                     -------------     ------------
Cash flows from investing activities:
  Purchases of property and equipment..............................      (18,137)         (115,885)
  Sale of property and equipment...................................           --            84,377
                                                                     -------------     ------------
  Net cash used for investing activities...........................      (18,137)          (31,508)
                                                                     -------------     ------------
Cash flows from financing activities:
  Distribution to partners.........................................       (4,696)         (100,000)
                                                                     -------------     ------------
  Net cash used for financing activities...........................       (4,696)         (100,000)
                                                                     -------------     ------------
Decrease in cash and cash equivalents..............................       10,850           (41,344)
Cash and cash equivalents at beginning of year.....................      314,951           356,295
                                                                     -------------     ------------
Cash and cash equivalents at end of year...........................    $ 325,801        $  314,951
                                                                      ==========        ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest...........................................    $  10,382        $   57,862
                                                                      ==========        ==========
Non-cash operating activities:
  Trade revenue....................................................    $  99,142        $  447,044
                                                                      ==========        ==========
  Trade expense....................................................    $  93,826        $  423,075
                                                                      ==========        ==========

          The accompanying Notes to Combined Financial Statements are an integral part of the combined financial statements.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     San Jacinto Television Corporation, ("San Jacinto"), was organized in September 1984 for the purpose of constructing, owning and operating a television station, KTFH-TV, in Houston, Texas. DuPont Investment Group, 85 Ltd., ("DuPont"), a limited partnership and majority shareholder of San Jacinto, purchased a low power station, K33DB, in 1989 from which San Jacinto simultaneously rebroadcasts its signal to cover the Southern region of Houston. The financial positions, results of operations and of cash flows of San Jacinto and DuPont (collectively referred to as the "Company"), which reflect the broadcast operations of the station, are combined for financial statement purposes.

     On February 7, 1989, San Jacinto filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On December 9, 1993, the Plan of Reorganization which had been submitted by San Jacinto was accepted by the creditors and confirmed by the Bankruptcy Court. The Plan of Reorganization provides for the repayment of pre-petition liabilities over a four year period, funded by operating cash flows.

     The combined financial statements of the Company have been prepared on a "going-concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing of San Jacinto and approved Plan of Reorganization, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties, including funding the Plan of Reorganization from positive cash flows. Company management plans to liquidate the Company liabilities through a sale of the Company assets (See Note 8).

     Reorganization income included in the Statement of Operations for the six months ended June 30, 1995 and the year ended December 31, 1994, respectively, is comprised of the following:





                                                                     FOR THE
                                                                   SIX MONTHS      FOR THE
                                                                      ENDED       YEAR ENDED
                                                                    JUNE 30,     DECEMBER 31,
                                                                      1995           1994
                                                                   -----------   ------------
                                                                   (UNAUDITED)
    Income from negotiated settlements...........................  $              $ (579,543)
    Professional fees............................................           --        67,231
                                                                   -----------   ------------
                                                                   $              $ (512,312)
                                                                     =========    ==========

     Income from negotiated settlements represents debt forgiveness via negotiations and discounting by certain creditors in exchange for accelerated payment by the Company.

     Partnership allocations

     All items of income or loss are allocated to the limited partner.

     Principles of combination

     The combined financial statements include accounts of San Jacinto and DuPont. All intercompany balances and transactions have been eliminated.

     Cash and cash equivalents

     Cash and cash equivalents are highly liquid investments with original maturities of three months or less.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                               DECEMBER 31, 1994

     Property and equipment

     Purchases of property and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

          Broadcasting tower and equipment...........................  6-13 years
          Office furniture equipment and other.......................  6-10 years
          Building...................................................  40 years
          Leasehold improvements.....................................  Term of lease

     Maintenance, repairs, and minor replacements of these items are charged to expense as incurred.

     Intangible assets

     Intangible assets consist of FCC licenses which are stated at cost and are being amortized using the straight-line method over the estimated useful life of 25 years.

     Revenue recognition

     Revenue from broadcast operations is recognized as advertising air time is broadcast.

     Trade agreements

     The Company enters into trade agreements which give rise to sales of advertising air time in exchange for products and services. Sales from trade agreements are recognized at the fair market value of products or services received as advertised air time is broadcast. Products and services received are expensed when used in the broadcast operations. If the Company uses exchanged products or services before advertising air time is provided, a trade liability is recognized.

     Income taxes

     San Jacinto is a C-Corporation for federal income tax purposes and has experienced cumulative net losses of $378,425 as of December 31, 1994. Income or loss of DuPont, is included in the tax returns of the individual partners. Accordingly, federal income taxes are not recognized by the Partnership (see
Note 7).

     Treasury stock

     Treasury stock is accounted for under the cost method. Currently, San Jacinto holds 80 shares of $1 par value in Treasury at its acquisition cost of $10,000.

     Interim financial data

     The interim financial data of the Company is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of results of the interim periods. The results of operations for the six months ended June 30, 1995 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1995.

     Effective March 1, 1995, the Company and Paxson Communications Corporation, ("Paxson"), entered into a time brokerage agreement whereby Paxson provides programming for the station for total fees of $184,332 for the period March 1, 1995 through June 30, 1995.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                               DECEMBER 31, 1994

2.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Broadcasting tower and equipment........................................   $1,845,473
    Land....................................................................      152,827
    Building and leasehold improvements.....................................      125,895
    Office furniture and equipment..........................................       95,566
                                                                              ------------
                                                                                2,219,761
    Accumulated depreciation................................................     (955,163)
                                                                              ------------
    Property and equipment, net.............................................   $1,264,598
                                                                               ==========
    Depreciation expense for the year.......................................   $  191,476
                                                                               ==========

3.  INTANGIBLE ASSETS:

     Intangible assets consist of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    FCC licenses............................................................   $  848,500
    Accumulated amortization................................................     (201,000)
                                                                              ------------
    Intangible assets, net..................................................   $  647,500
                                                                               ==========
    Amortization expense for the year.......................................   $   33,800
                                                                               ==========

4.  NOTES PAYABLE TO SHAREHOLDERS:

     Notes payable to shareholders consists of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Shareholder notes payable, (12% interest due annually, principal
      payments past due since December 31, 1991)............................    $360,000
    Shareholder notes payable, (12% interest due annually, principal
      payments past due since December 31, 1993)............................     140,000
                                                                              ------------
                                                                                $500,000
                                                                              ==========

     Notes payable to shareholders accrue interest at 12% per annum, with principal payments due on December 31, 1991 and 1993, respectively. Notes payable have past their stated maturities and are therefore classified as current liabilities. Interest paid monthly to shareholders on the outstanding past due balances, aggregated $57,862 for the year ended December 31, 1994.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                               DECEMBER 31, 1994

5.  LIABILITIES SUBJECT TO PLAN OF REORGANIZATION:

     The principal categories of claims classified in the Combined Balance Sheet as liabilities subject to Plan of Reorganization at December 31, 1994 are as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Unsecured claims........................................................   $1,692,839
    Notes payable...........................................................      753,243
    Administrative claims...................................................      158,995
                                                                              ------------
                                                                               $2,605,077
                                                                               ==========

6.  COMMITMENTS AND CONTINGENCIES:

     The Company incurred expenses of approximately $44,012 for the year ended December 31, 1994 under non-cancelable operating leases for office equipment and tower space. Future minimum annual payments under these non-cancelable operating leases as of December 31, 1994, are as follows:

                                                                                 PAYMENT
                                                                                 -------
    1995.......................................................................  $45,892
    1996.......................................................................   41,792
    1997.......................................................................    2,894
                                                                                 -------
                                                                                 $90,578
                                                                                 =======

7.  INCOME TAXES:

     Significant components of the Company's deferred tax liabilities (assets) are as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Deferred taxes
      Assets
         Doubtful accounts allowance and other..............................   $  (24,117)
         Net operating loss carryforward....................................     (190,046)
      Liabilities...........................................................           --
                                                                              ------------
                                                                                 (214,163)
         Deferred tax asset valuation allowance.............................      214,163
                                                                              ------------
    Deferred tax (asset) liability..........................................   $        0
                                                                               ==========

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. A valuation allowance has been provided for the net deferred asset.

    SAN JACINTO TELEVISION CORPORATION AND DUPONT INVESTMENT GROUP, 85 LTD.

                               DECEMBER 31, 1994

     The reconciliation of income tax benefit attributable to continuing operations, computed at U.S. Federal Statutory tax rates, to provision for income taxes is:

                                                                          FOR THE YEAR ENDED
                                                                             DECEMBER 31,
                                                                                 1994
                                                                          ------------------
    Tax at U.S. Federal Statutory tax rates.............................      $  188,833
    State income tax....................................................          24,993
    Partnership income/(loss) effect....................................          55,694
    Permanent differences...............................................          25,884
    Utilization of net operating losses.................................        (295,404)
                                                                          ------------------
                                                                              $        0
                                                                          ==============

8.  SUBSEQUENT EVENT:

     On January 20, 1995, the Company entered into an asset purchase agreement to sell substantially all of the operating assets and related intangible assets to Paxson for approximately $7,900,000. On March 1, 1995, Paxson began operating the station under a time brokerage agreement ("TBA"). Under a TBA, the stations' operating revenues and expenses are operated by Paxson in exchange for a monthly time brokerage fee.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OR EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Certain Definitions and Market and
  Industry Data.......................     i
Available Information.................    ii
Prospectus Summary....................     1
Risk Factors..........................    12
The Exchange Offer....................    19
The Company...........................    27
The Guarantors........................    27
The Acquisitions......................    27
Use of Proceeds.......................    29
Capitalization........................    30
Pro Forma Financial Information.......    31
Selected Historical and Pro Forma
  Financial Data......................    36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    39
Business..............................    43
Legal Proceedings.....................    63
Management............................    64
Certain Transactions..................    68
Principal Stockholders................    72
Description of New Credit Facility....    73
Description of the Notes..............    74
Description of the Capital Stock......    97
Certain Federal Income Tax
  Consideration.......................    98
Plan of Distribution..................   101
Legal Opinions........................   102
Experts...............................   102
Index of Financial Statements.........   F-1

                               ------------------

     Until           1996, (90 days after the date of this Prospectus) all
dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when selling New Notes received in exchange for Original Notes held for their account. See "Plan of Distribution."

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $230,000,000

                                      LOGO

                             PAXSON COMMUNICATIONS
                                  CORPORATION

                          11 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2002
                               -----------------

                                   PROSPECTUS

                               -----------------

                                          , 1995

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Paxson Communications Corporation (the "Company" or "PCC") and two other Registrants that are its direct or indirect subsidiaries are Delaware corporations (collectively referred to as the "Delaware Corporations"). The Delaware Corporations' Certificates of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Delaware Corporations' Certificates of Incorporation and Bylaws also contain provisions making indemnification of the Delaware Corporations' directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Eight of the Registrants are Florida limited partnerships. Such Registrants' Agreements of Limited Partnership contain provisions indemnifying the general partner for any loss, expense (including attorneys' fees) or damage incurred by reason of any act or omission by it in good faith on behalf of the partnership and in a manner that it reasonably believes to be within the scope of authority granted to it under the limited partnership agreement and in the best interest of the partnership (but not, in any event, any loss, expense or damage incurred by a general partner by reason of gross negligence or willful misconduct).

     The Florida Revised Uniform Limited Partnership Act (the "Limited Partnership Act") provides general partners of a limited partnership the same rights and powers, except as provided in the Limited Partnership Act or in the partnership agreement, as a partner in a general partnership. The Florida Uniform Partnership Act provides that the partnership must indemnify every partner for payments made and personal liabilities reasonably incurred in the ordinary and proper conduct of the partnership's business or for the preservation of its business or property.

     All of the remaining Registrants are direct or indirect subsidiaries of Paxson Communications Corporation and are Florida corporations (collectively referred to as the "Florida Corporations"). The Florida Corporations' Bylaws contain provisions making indemnification of the Florida Corporations' officers and directors mandatory to the fullest extent permitted by Florida law. The Florida Business Corporation Act permits the indemnification by a Florida corporation of its directors, officers, employees and other agents against liability in connection with any proceeding, including any appeal thereof (other than derivative actions which are by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
 3.1.1    --  Certificate of Incorporation of the Company**
 3.1.2    --  The Company's Certificate of Designations of PCC's 15% Cumulative Compounding
              Redeemable Preferred Stock*
 3.1.3    --  The Company's Certificate of Designations of PCC's Series B 15% Cumulative
              Compounding Redeemable Preferred Stock**
 3.1.4    --  The Company's Certificate of Designations of PCC's Junior Cumulative Compounding
              Redeemable Preferred Stock**
 3.1.5    --  Bylaws of the Company*
 3.2.1    --  Articles of Incorporation of Paxson Communications of Florida, Inc.
 3.2.2    --  Bylaws of Paxson Communications of Florida, Inc.
 3.3.1    --  Articles of Incorporation of Paxson Communications LP, Inc.
 3.3.2    --  Bylaws of Paxson Communications LP, Inc.+
 3.4.1    --  Articles of Incorporation of Paxson Communications Management Company
 3.4.2    --  Bylaws of Paxson Communications Management Company+
 3.5.1    --  Articles of Incorporation of Paxson Communications Marketing, Inc.
 3.5.2    --  Bylaws of Paxson Communications Marketing, Inc.+
 3.6.1    --  Articles of Incorporation of Paxson Communications Networks, Inc.
 3.6.2    --  Bylaws of Paxson Communications Networks, Inc.+
 3.7.1    --  Articles of Incorporation of Excel Marketing Enterprises, Inc.
 3.7.2    --  Bylaws of Excel Marketing Enterprises, Inc.
 3.8.1    --  Articles of Incorporation of Paxson Outdoor, Inc.
 3.8.2    --  Bylaws of Paxson Outdoor, Inc.
 3.9.1    --  Articles of Incorporation of Paxson Networks, Inc.
 3.9.2    --  Bylaws of Paxson Networks, Inc.+
 3.10.1   --  Articles of Incorporation of Paxson Communications Television, Inc.
 3.10.2   --  Bylaws of Paxson Communications Television, Inc.+
 3.11.1   --  Limited Partnership Agreement of Paxson Broadcasting of Jacksonville, Limited
              Partnership
 3.11.2   --  Certificate of Limited Partnership of Paxson Broadcasting of Jacksonville, Limited
              Partnership+
 3.12.1   --  Limited Partnership Agreement of Paxson Broadcasting Of Miami, Limited Partnership
 3.12.2   --  Certificate of Limited Partnership of Paxson Broadcasting of Miami, Limited
              Partnership+
 3.13.1   --  Limited Partnership Agreement of Paxson Broadcasting Of Orlando, Limited
              Partnership
 3.13.2   --  Certificate of Limited Partnership of Paxson Broadcasting of Orlando, Limited
              Partnership+
 3.14.1   --  Limited Partnership Agreement of Paxson Broadcasting of Tampa, Limited Partnership
 3.14.2   --  Certificate of Limited Partnership of Paxson Broadcasting of Tampa, Limited
              Partnership+
 3.15.1   --  Limited Partnership Agreement of Paxson Tampa License Limited Partnership
 3.15.2   --  Certificate of Limited Partnership of Paxson Tampa License Limited Partnership+
 3.16.1   --  Limited Partnership Agreement of Paxson Jacksonville License Limited Partnership
 3.16.2   --  Certificate of Limited Partnership of Paxson Jacksonville License Limited
              Partnership+
 3.17.1   --  Limited Partnership Agreement of Paxson Miami License Limited Partnership

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
 3.17.2   --  Certificate of Limited Partnership of Paxson Miami License Limited Partnership+
 3.18.1   --  Limited Partnership Agreement of Paxson Orlando License Limited Partnership
 3.18.2   --  Certificate of Limited Partnership of Paxson Orlando License Limited Partnership+
 3.19.1   --  Articles of Incorporation of Paxson Communications of Atlanta-14, Inc.
 3.19.2   --  Bylaws of Paxson Communications of Atlanta-14, Inc.+
 3.20.1   --  Articles of Incorporation of Paxson Atlanta License, Inc.
 3.20.2   --  Bylaws of Paxson Atlanta License, Inc.+
 3.21.1   --  Articles of Incorporation of Paxson Communications of Boston-60, Inc.
 3.21.2   --  Bylaws of Paxson Communications of Boston-60, Inc.+
 3.22.1   --  Articles of Incorporation of Paxson Boston License, Inc.
 3.22.2   --  Bylaws of Paxson Boston License, Inc.+
 3.23.1   --  Articles of Incorporation of Paxson Communications of Dallas-68, Inc.
 3.23.2   --  Bylaws of Paxson Communications of Dallas-68, Inc.+
 3.24.1   --  Articles of Incorporation of Paxson Dallas License, Inc.
 3.24.2   --  Bylaws of Paxson Dallas License, Inc.+
 3.25.1   --  Articles of Incorporation of Paxson Communications of New London-26, Inc.
 3.25.2   --  Bylaws of Paxson Communications of New London-26, Inc.+
 3.26.1   --  Articles of Incorporation of Paxson New London License, Inc.
 3.26.2   --  Bylaws of Paxson New London License, Inc.+
 3.27.1   --  Articles of Incorporation of Paxson Communications of Philadelphia-61, Inc.
 3.27.2   --  Bylaws of Paxson Communications of Philadelphia-61, Inc.+
 3.28.1   --  Articles of Incorporation of Paxson Philadelphia License, Inc.
 3.28.2   --  Bylaws of Paxson Philadelphia License, Inc.+
 3.29.1   --  Articles of Incorporation of Paxson Communications of Miami-35, Inc.
 3.29.2   --  Bylaws of Paxson Communications of Miami-35, Inc.+
 3.30.1   --  Articles of Incorporation of Paxson Communications of San Jose-65, Inc.
 3.30.2   --  Bylaws of Paxson Communications of San Jose-65, Inc.+
 3.31.1   --  Articles of Incorporation of Paxson San Jose License, Inc.
 3.31.2   --  Bylaws of Paxson San Jose License, Inc.+
 3.32.1   --  Articles of Incorporation of Paxson Communications of Tampa-66, Inc.
 3.32.2   --  Bylaws of Paxson Communications of Tampa-66, Inc.+
 3.33.1   --  Articles of Incorporation of Paxson Communications of West Palm Beach-25, Inc.
 3.33.2   --  Bylaws of Paxson Communications of West Palm Beach-25, Inc.+
 3.34.1   --  Articles of Incorporation of Paxson West Palm Beach License, Inc.
 3.34.2   --  Bylaws of Paxson West Palm Beach License, Inc.+
 3.35.1   --  Articles of Incorporation of Paxson Communications of Los Angeles-30, Inc.
 3.35.2   --  Bylaws of Paxson Communications of Los Angeles-30, Inc.+
 3.36.1   --  Articles of Incorporation of Paxson Los Angeles License, Inc.
 3.36.2   --  Bylaws of Paxson Los Angeles License, Inc.+
 3.37.1   --  Articles of Incorporation of Paxson Communications of Minneapolis-41, Inc.
 3.37.2   --  Bylaws of Paxson Communications of Minneapolis-41, Inc.+

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
 3.38.1   --  Articles of Incorporation of Paxson Communications of St. Louis, Inc.
 3.38.2   --  Bylaws of Paxson Communications of St. Louis, Inc.+
 3.39.1   --  Articles of Incorporation of Paxson Minneapolis License, Inc.
 3.39.2   --  Bylaws of Paxson Minneapolis License, Inc.+
 3.40.1   --  Articles of Incorporation of Paxson Communications of Cookeville, Inc.
 3.40.2   --  Bylaws of Paxson Communications of Cookeville, Inc.+
 3.41.1   --  Articles of Incorporation of Paxson Cookeville License, Inc.
 3.41.2   --  Bylaws of Paxson Cookeville License, Inc.+
 3.42.1   --  Articles of Incorporation of Paxson Communications of Ft. Pierce-34, Inc.
 3.42.2   --  Bylaws of Paxson Communications of Ft. Pierce-34, Inc.+
 3.43.1   --  Articles of Incorporation of Paxson Communications of Orlando-56, Inc.
 3.43.2   --  Bylaws of Paxson Communications of Orlando-56, Inc.+
 3.44.1   --  Articles of Incorporation of Paxson Communications of Houston-49, Inc.
 3.44.2   --  Bylaws of Paxson Communications of Houston-49, Inc.+
 3.45.1   --  Articles of Incorporation of Paxson Houston License, Inc.
 3.45.2   --  Bylaws of Paxon Houston License, Inc.+
 3.46.1   --  Certificate of Incorporation of Infomall TV Network, Inc.
 3.46.2   --  Bylaws of Infomall TV Network, Inc.
 3.47.1   --  Articles of Incorporation of Paxson St. Louis License, Inc.
 3.47.2   --  Bylaws of Paxson St. Louis License, Inc.+
 3.48.1   --  Certificate of Incorporation of Infomall Cable Network, Inc.
 3.48.2   --  Bylaws of Infomall Cable Network, Inc.+
 3.49.1   --  Articles of Incorporation of Paxson Communications of Cleveland-67, Inc.
 3.49.2   --  Bylaws of Paxson Communications of Cleveland-67, Inc.+
 3.50.1   --  Articles of Incorporation of Paxson Communications of Washington-60, Inc.
 3.50.2   --  Bylaws of Paxson Communications of Washington-60, Inc.+
 3.51.1   --  Articles of Incorporation of Paxson Washington License, Inc.
 3.51.2   --  Bylaws of Paxson Washington License, Inc.+
 3.52.1   --  Articles of Incorporation of Paxson Communications of Phoenix-13, Inc.
 3.52.2   --  Bylaws of Paxson Communications of Phoenix-13, Inc.+
 3.53.1   --  Articles of Incorporation of Paxson Phoenix License, Inc.
 3.53.2   --  Bylaws of Paxson Phoenix License, Inc.+
 3.54.1   --  Articles of Incorporation of Infomall Los Angeles, Inc.
 3.54.2   --  Bylaws of Infomall Los Angeles, Inc.+
 3.55.1   --  Articles of Incorporation of Paxson Communications of Milwaukee-55, Inc.
 3.55.2   --  Bylaws of Paxson Communications of Milwaukee-55, Inc.+
 3.56.1   --  Articles of Incorporation of Paxson Communications of Denver-59, Inc.
 3.56.2   --  Bylaws of Paxson Communications of Denver-59, Inc.+
 3.57.1   --  Articles of Incorporation of Paxson Communications of New York-43, Inc.
 3.57.2   --  Bylaws of Paxson Communications of New York-43, Inc.+
 3.58.1   --  Articles of Incorporation of Paxson New York License, Inc.

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
 3.58.2   --  Bylaws of Paxson New York License, Inc.+
 3.59.1   --  Articles of Incorporation of Paxson Communications of Akron-23, Inc.
 3.59.2   --  Bylaws of Paxson Communications of Akron-23, Inc.+
 3.60.1   --  Articles of Incorporation of Paxson Akron License, Inc.
 3.60.2   --  Bylaws of Paxson Akron License, Inc.+
 3.61.1   --  Articles of Incorporation of Paxson Communications of Dayton-26, Inc.
 3.61.2   --  Bylaws of Paxson Communications of Dayton-26, Inc.+
 4.1      --  Indenture dated as of September 28, 1995 among the Company, The Bank of New York, as Trustee, and the Guarantors named therein (the "Indenture")
 4.2.1    --  Form of Original Note No. 1 for $115,000,000, CUSIP No. 704231-AA-7, with Guarantee of Guarantors listed therein
 4.2.2    --  Form of Original Note No. 2 for $115,000,000, CUSIP No. 704231-AA-7, with Guarantee of Guarantors listed therein
 4.3      --  Form of New Note with Form of New Guarantee
 4.4      --  Registration Rights Agreement dated as of September 28, 1995 by and among the
              Company, the Guarantors named therein and each of the Purchasers referred to therein
 5        --  Legal Opinion of Holland & Knight+
 8        --  Legal Opinion of Holland & Knight regarding Tax Matters+
 9        --  Amended and Restated Stockholders Agreement, dated as of December 22, 1994, by and among PCC and stockholders thereof**
10.1      --  Securities Purchase Agreement, dated as of September 22, 1995, by and among PCC, the Guarantors named therein and the Initial Purchasers named therein
10.2      --  Stock Purchase Agreement, dated as of December 15, 1993, by and among PCC and certain purchasers of PCC securities**
10.3      --  Stock Purchase Agreement dated as of December 22, 1994, by and among PCC and certain purchasers of PCC securities**
10.4      --  Amended and Restated Stockholders Agreement dated as of December 22, 1994, by and among PCC and certain stockholders thereof (incorporated by reference to Exhibit 9)
10.5      --  Exchange and Consent Agreement dated as of December 22, 1994 by and among PCC and certain stockholders thereof**
10.9      --  Asset Purchase Agreement, dated as of March 10, 1994, by and between
              Phipps-Potamkin Television Partners and PCC*
10.10     --  Asset Purchase Agreement, dated as of March 31, 1994, by and between Paxson
              Communications of Atlanta-14, Inc. and TV-14, Inc.*
10.11     --  Time Brokerage Agreement dated as of March 31, 1994, by and between TV-14, Inc. and
              Paxson Communications of Atlanta-14, Inc.*
10.12     --  Asset Purchase Agreement between Delaware Valley Broadcasters Limited Partnership and PCC dated October 14, 1994**
10.13     --  Asset Purchase Agreement between Paxson Communications of New London-26, Inc. and
              R&R Media Corp. dated November 25, 1994**
10.14     --  Asset Purchase Agreement between PCC and Sandino Telecasters, Inc. dated December
              5, 1994**
10.15     --  Asset Purchase Agreement by and among Paxson Communications of San Jose-65, Inc.
              and Friendly Bible Church, Inc. and United Christian Broadcasting, Inc. dated
              December 21, 1994**

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
10.16     --  Asset Purchase Agreement by and among Channel 56 of Orlando, Inc., Treasure Coast
              Communications, Inc. and PCC dated December 23, 1994**
10.17     --  Asset Purchase Agreement by and among PCC and San Jacinto Television Corp. and
              DuPont Investment Group 85, Ltd. dated January 20, 1995**
10.18     --  Asset Purchase Agreement by and among Paxson Communications of Boston-60, Inc. and
              Paugus Television, Inc. and The Roger L. Putnam Trust and The Estate of Percival
              Lowell**
10.19     --  Warrant Agreement dated as of December 15, 1993 by and among PCC and William Watson as Warrant Agent*
10.20     --  Asset Purchase Agreement by and among Paxson Broadcasting of Tampa, L.P. and Largo
              Broadcasting Company dated July 20, 1994**
10.21     --  Asset Purchase Agreement between Paxson Broadcasting of Orlando, L.P. and Florida
              Media, Inc. dated September 23, 1994**
10.22     --  Asset Purchase Agreement between PCC and Tri-Talk Radio, L.C. dated February 24,
              1995**
10.23     --  Agreement between United Broadcast Group, Ltd. and Paxson Communications of
              Dallas-68, Inc. dated December 14, 1994 and related Joint Request for Approval of
              Settlement Agreement**
10.24     --  Warrant Agreement dated as of December 22, 1994 by and among PCC and William Watson as Warrant Agent**
10.25     --  Form of Employment Agreement dated as of June 30, 1994, by and between PCC and
              Lowell W. Paxson*
10.26     --  Paxson Communications Corp. Profit Sharing Plan*
10.27     --  Form of Paxson Communications Corp. Stock Incentive Plan*
10.28     --  Paxson Broadcasting/Communications Second Amendment To Credit Agreement, dated as of March 31, 1995***
10.29     --  Asset Purchase Agreement, dated as of March 31, 1995, by and among The Christian
              Network, Inc. and LeSea Broadcasting Corporation and PCC***
10.30     --  Stock Purchase Agreement, dated as of April 30, 1995, by and among Channel 59 of
              Denver, Inc. and David M. Drucker and Charles Ergen and PCC***
10.31     --  Asset Purchase Agreement, dated as of April 30, 1995, by and among Channel 59 of
              Denver, Inc. and Echonet Corporation and PCC***
10.32     --  First Letter Agreement, dated as of December 2, 1994, to Asset Purchase Agreement by and between Paxson Communications Corp. and Sandino Telecasters, Inc., dated as of December 5, 1994****
10.33     --  Second Letter Agreement, dated as of December 5, 1994, to Asset Purchase Agreement by and between Paxson Communications Corp. and Sandino Telecasters, Inc., dated as of December 5, 1994****
10.34     --  Third Amendment, dated as of May 17, 1995, to Asset Purchase Agreement by and between Paxson Communications Corp. and Sandino Telecasters, Inc., dated as of
              December 5, 1994****
10.35     --  First Amendment, dated as of May 17, 1995, to Asset Purchase Agreement by and between Paxson Communications of Boston-60, Inc., Paugus Television, Inc., The
              Roger L. Putnam Trust and The Estate of Percival Lowell, dated as of January 20,
              1995****
10.36     --  Asset Purchase Agreement, dated January 31, 1995, between Gary A. Rosen in his capacity as Bankruptcy Trustee for Flying A Communications, Inc. and Paxson
              Communications Corp.*****

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
10.37     --  Real Estate Sale and Purchase Agreement, dated as of May 18, 1995, by and between
              F&M Bank -- Martinsburg and Paxson Communications of Washington-60, Inc.*****
10.38     --  Asset Purchase Agreement, dated as of June 1, 1995, by and between Channel 26 of
              Dayton, Inc. and Video Mall Communications, Inc. for Television Station WTJC-TV,
              Springfield, Ohio*****
10.39     --  Asset Purchase Agreement, dated as of May 23, 1995, by and among Whitehead Media,
              Inc., Morton J. Kent and Canton, Inc. for Television Station WOAC(TV) Canton,
              Ohio*****
10.41     --  Loan Agreement, dated as of September 22, 1994, among Paxson Communications Corp.
              and Whitehead Media, Inc.*****
10.42     --  Amendment to Loan Agreement, dated October 3, 1994, among Paxson Communications
              Corp. and Whitehead Media, Inc.*****
10.43     --  Second Amendment to Loan Agreement, dated August 4, 1995, among Paxson
              Communications Corporation and Whitehead Media, Inc.*****
10.44     --  Time Brokerage Agreement, dated September 22, 1994, effective as of August 4, 1995, between Whitehead Media, Inc. and Paxson Communications Corporation for Television
              Station WTVX-TV Fort Pierce, Florida******
10.45     --  Amendment to Time Brokerage Agreement, dated as of April 19, 1995, between
              Whitehead Media, Inc. and Paxson Communications Corporation for Television Station
              WTVX-TV Fort Pierce, Florida******
10.46     --  Non-compete Agreement dated August 18, 1995 between Paxson Communications
              Corporation and Lowell W. Paxson
10.47     --  Asset Purchase Agreement dated as of August 23, 1995 by and among Valuevision
              International, Inc., VVI Bridgeport, Inc., VVI Akron, Inc., and Paxson
              Communications Corporation
10.48     --  Time Brokerage Agreement dated August 31, 1995 by and between Channel 56 of
              Orlando, Inc. and Paxson Communications of Orlando-56 Inc. for Television Station
              WIRB(TV), Melbourne, Florida
10.49     --  Loan Agreement dated August 31, 1995 among Paxson Communications of Orlando-56,
              Inc. and Channel 56 of Orlando, Inc.
10.50     --  Time Brokerage Agreement dated August 31, 1995 by and between UHF Channel 59 Corp.
              and Paxson Communications of Denver-59, Inc. for Television Station KUBD(TV),
              Denver, Colorado
10.51     --  Loan Agreement dated August 31, 1995 by and between Paxson Communications of
              Denver-59, Inc. and Channel 59 of Denver, Inc.
10.52     --  Option Agreement dated August 31, 1995 by and among Paxson Communications of
              Denver-59, Inc., Channel 59 of Denver, Inc., and UHF Channel 59 Corp.
10.53     --  Asset Purchase Agreement dated August 31, 1995 by and between Channel 13 of
              Flagstaff, Inc., Michael C. Gelfand, and Del Ray Television Company, Inc.
10.54     --  Asset Purchase Agreement dated October 2, 1995 by and between Whitehead Media, Inc.
              and NGM Television Partners, Limited for Television Station WNGM-TV, Athens,
              Georgia
10.55     --  Time Brokerage Agreement dated October 16, 1995 by and between Channel 26 of
              Dayton, Inc. and Paxson Communications of Dayton-26, Inc. for Television Station
              WTJC(TV), Springfield, Ohio
10.56     --  Loan Agreement dated October 6, 1995 by and among Paxson Communications of
              Dayton-26, Inc. and Channel 26 of Dayton, Inc.
10.57     --  Option Agreement dated October 6, 1995 by and between Paxson Communications of
              Dayton-26, Inc. and Channel 26 of Dayton, Inc.

 EXHIBIT NO.                                      DESCRIPTION
------------- -----------------------------------------------------------------------------------
10.58     --  Asset Purchase Agreement dated August 25, 1995 by and between Channel 13 of St.
              Louis, Inc. and McEntee Broadcasting, Inc., for Television Station WCEE-TV, Mt.
              Vernon, Illinois
12        --  Statement re: Computation of Ratios
21        --  List of Subsidiaries
23        --  Consent of Holland & Knight (contained in Exhibit 5)
23.1      --  Consent of Price Waterhouse LLP, independent certified public accountants
23.2      --  Consent of Ryals, Brimmer, Burek & Keelan, independent certified public accountants
24        --  Powers of Attorney (included on signature pages of Registration Statement)
25        --  Statement of Eligibility of Trustee, The Bank of New York, on Form T-1
99.1      --  Form of Letter of Transmittal
99.2      --  Form of Notice of Guaranteed Delivery
99.3      --  Exchange Agent Agreement

---------------

      * Filed with the Company's Registration Statement of Form S-4, dated September 26,
        1994, Registration No. 33-84416 and incorporated herein by reference.
     ** Filed with the Company's Annual Report on Form 10-K, dated March 31, 1995 and incorporated herein by reference.
    *** Filed with the Company's Quarterly Report on Form 10-Q, dated May 12, 1995 and incorporated herein by reference.
   **** Filed with the Company's Report on Form 8-K dated June 1, 1995 and incorporated herein by reference.
  ***** Filed with the Company's Quarterly Report on Form 10-Q, dated August 14, 1995 and incorporated herein by reference.
 ****** Filed with the Company's Report on Form 8-K, dated August 21, 1995 and incorporated herein by reference.
      + To be filed by amendment.

     (b) Financial Statement Schedules

     All financial statement schedules are omitted because they are either not applicable or the required information is included in the financial statements or notes thereto appearing elsewhere in this Registration Statement.

     (c) Not Applicable.

ITEM 22.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b)(1) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on October 26, 1995.

                                          PAXSON COMMUNICATIONS
                                          CORPORATION

                                          By:     /s/  LOWELL W. PAXSON
                                            ------------------------------------
                                                      Lowell W. Paxson
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and any of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------
               /s/  LOWELL W. PAXSON           Chairman of the Board, Chief     October 26, 1995
---------------------------------------------    Executive Officer, and
                    Lowell W. Paxson             Director (Principal
                                                 Executive Officer)

                  /s/  ARTHUR D. TEK           Vice President, Chief            October 26, 1995
---------------------------------------------    Financial Officer, and
                       Arthur D. Tek             Director (Principal
                                                 Financial Officer)

             /s/  KENNETH M. GAMACHE           Controller (Principal            October 26, 1995
---------------------------------------------    Accounting Officer)
                  Kenneth M. Gamache

                 /s/  JAMES B. BOCOCK          President, Chief Operating       October 26, 1995
---------------------------------------------    Officer, and Director
                     James B. Bocock

              /s/  MICHAEL J. MAROCCO          Director                         October 26, 1995
---------------------------------------------
                   Michael J. Marocco

                 SIGNATURES                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------
          /s/  JOHN A. KORNREICH               Director                         October 26, 1995
---------------------------------------------
              John A. Kornreich

      /s/  J. PATRICK MICHAELS, JR.            Director                         October 26, 1995
---------------------------------------------
          J. Patrick Michaels, Jr.

         /s/  S. WILLIAM SCOTT                 Director                         October 26, 1995
---------------------------------------------
              S. William Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants listed directly below have duly caused this Registration Statement to be signed on each their behalfs, respectively, by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on October 26, 1995.

                                        PAXSON COMMUNICATIONS TELEVISION, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF FLORIDA, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS LP, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS MANAGEMENT
                                        COMPANY
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS MARKETING, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS NETWORKS, INC.
                                        (a Florida corporation)

                                        PAXSON OUTDOOR, INC.
                                        (a Florida corporation)

                                        PAXSON NETWORKS, INC.
                                        (a Florida corporation)

                                        EXCEL MARKETING ENTERPRISES, INC.
                                        (a Florida corporation)

                                        INFOMALL CABLE NETWORK, INC.
                                        (a Delaware corporation)

                                        INFOMALL TV NETWORK, INC.
                                        (a Delaware corporation)

                                        INFOMALL LOS ANGELES, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF AKRON-23, INC.
                                        (a Florida corporation)

                                        PAXSON AKRON LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
                                        (a Florida corporation)

                                        PAXSON ATLANTA LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF BOSTON-60, INC.
                                        (a Florida corporation)

                                        PAXSON BOSTON LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF
                                        CLEVELAND-67, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        COOKEVILLE, INC.
                                        (a Florida corporation)
                                        PAXSON COOKEVILLE LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF DALLAS-68, INC.
                                        (a Florida corporation)
                                        PAXSON DALLAS LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF DAYTON-26, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF DENVER-59, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        FT. PIERCE-34, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        HOUSTON-49, INC.
                                        (a Florida corporation)
                                        PAXSON HOUSTON LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        LOS ANGELES-30, INC.
                                        (a Florida corporation)
                                        PAXSON LOS ANGELES LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF MIAMI-35, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        MILWAUKEE-55, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        MINNEAPOLIS-45, INC.
                                        (a Florida corporation)
                                        PAXSON MINNEAPOLIS LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        NEW LONDON-26, INC.
                                        (a Florida corporation)
                                        PAXSON NEW LONDON LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF
                                        NEW YORK-43, INC.
                                        (a Florida corporation)

                                        PAXSON NEW YORK LICENSE, INC.
                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        ORLANDO-56, INC.

                                        (a Florida corporation)
                                        PAXSON COMMUNICATIONS OF
                                        PHILADELPHIA-61, INC.

                                        (a Florida corporation)
                                        PAXSON PHILADELPHIA LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
                                        (a Florida corporation)

                                        PAXSON PHOENIX LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF ST. LOUIS, INC.
                                        (a Florida corporation)

                                        PAXSON ST. LOUIS LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
                                        (a Florida corporation)

                                        PAXSON SAN JOSE LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF TAMPA-66, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF
                                        WASHINGTON-60, INC.

                                        (a Florida corporation)
                                        PAXSON WASHINGTON LICENSE, INC.
                                        (a Florida corporation)

                                        PAXSON COMMUNICATIONS OF WEST PALM
                                        BEACH-25, INC.
                                        (a Florida corporation)

                                        PAXSON WEST PALM BEACH LICENSE, INC.
                                        (a Florida corporation)

                                        By:            /s/  LOWELL W. PAXSON
                                        -------------------------------------------------
                                        Name: Lowell W. Paxson
                                            Title: Chairman of the Board and Director

                               POWER OF ATTORNEY

     Each of the Registrants listed directly above, for itself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and any of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                                TITLE                     DATE
---------------------------------------------  ------------------------------  -----------------
 /s/  LOWELL W. PAXSON                         Chairman of the Board and       October 26, 1995
---------------------------------------------    Director (Principal
      Lowell W. Paxson                           Executive Officer)

 /s/  ARTHUR D. TEK                            Treasurer (Principal Financial  October 26, 1995
---------------------------------------------    Officer)
      Arthur D. Tek

/s/  KENNETH M. GAMACHE                        Controller (Principal           October 26, 1995
---------------------------------------------    Accounting Officer)
     Kenneth M. Gamache

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants listed directly below have duly caused this Registration Statement to be signed on each their behalfs, respectively, by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on October 26, 1995.

                                          PAXSON BROADCASTING OF
                                            JACKSONVILLE, LIMITED PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON JACKSONVILLE LICENSE
                                            LIMITED PARTNERSHIP
                                          (a Florida partnership)

                                          PAXSON BROADCASTING OF MIAMI,
                                            LIMITED PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON MIAMI LICENSE LIMITED
                                            PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON BROADCASTING OF ORLANDO,
                                            LIMITED PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON ORLANDO LICENSE LIMITED
                                            PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON BROADCASTING OF TAMPA,
                                            LIMITED PARTNERSHIP
                                           (a Florida partnership)

                                          PAXSON TAMPA LICENSE LIMITED
                                            PARTNERSHIP
                                           (a Florida partnership)

                                          By: Paxson Communications of Florida,
                                            Inc., their general partner

                                          By:     /s/  LOWELL W. PAXSON

                                            ------------------------------------
                                            Name:  Lowell W. Paxson
                                            Title:  Director

                               POWER OF ATTORNEY

     Each of the Registrants listed directly above, for itself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ARTHUR D. TEK, and each and any of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURES                               TITLE                     DATE
---------------------------------------------  ----------------------------  -------------------
         /s/  LOWELL W. PAXSON                 Chairman of the Board and     October 26, 1995
---------------------------------------------    sole Director
              Lowell W. Paxson